                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-130684

PROSPECTUS SUPPLEMENT
(To Accompany Prospectus dated March 14, 2006)

                          $1,401,006,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2007-TOP25
                                AS ISSUING ENTITY
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TOP25

                             ----------------------

      The depositor is offering selected classes of its Series 2007-TOP25
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-TOP25 trust. The trust's primary assets will be 204 fixed rate mortgage loans secured by first liens on 213 multifamily and commercial properties. Distributions on the certificates will be made on the
12th day of each month, or if such 12th day is not a business day, on the next succeeding business day, commencing February 12, 2007 in accordance with the priorities described in this prospectus supplement under "Description of the
Offered Certificates -- Distributions." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates -- Distributions; Subordination; Allocation of Losses
and Certain Expenses." The Series 2007-TOP25 Certificates represent interests in and  obligations  of the  issuing  entity  only  and  are  not  interests  in or
obligations  of  the  depositor,   the  sponsors  or  any  of  their  respective
affiliates,  and neither the certificates nor the underlying  mortgage loans are insured  or  guaranteed  by any  governmental  agency or  private  insurer.  The depositor will not list the offered  certificates on any securities  exchange or any automated quotation system of any national securities association.

      INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-37 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 11 OF THE
PROSPECTUS.

                             ----------------------

           Characteristics of the certificates offered to you include:

               APPROXIMATE INITIAL
                   CERTIFICATE        APPROXIMATE INITIAL    PASS-THROUGH RATE          RATINGS
   CLASS           BALANCE(1)          PASS-THROUGH RATE      DESCRIPTION(2)      (FITCH/MOODY'S/DBRS)
-----------    -------------------    -------------------    -----------------    --------------------

CLASS A-1          $65,000,000              5.391%                 FIXED              AAA/Aaa/AAA
CLASS A-1A        $145,395,000              5.509%                 FIXED              AAA/Aaa/AAA
CLASS A-2          $77,700,000              5.507%                 FIXED              AAA/Aaa/AAA
CLASS A-AB         $62,300,000              5.508%                 FIXED              AAA/Aaa/AAA
CLASS A-3         $784,400,000              5.514%                 FIXED              AAA/Aaa/AAA
CLASS A-M         $155,451,000              5.544%                 FIXED              AAA/Aaa/AAA
CLASS A-J         $110,760,000              5.574%                 FIXED              AAA/Aaa/AAA

                             ----------------------

(1)   The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)   The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.391%. The pass-through rate for the
      Class A-1A Certificates will, at all times, be a per annum rate equal to the lesser of 5.509% and the weighted average net mortgage rate. The pass-through rate for the Class A-2 Certificates will, at all times, be fixed at its initial rate of 5.507%. The pass-through rate for the Class
      A-AB Certificates will, at all times, be fixed at its initial rate of
      5.508%. The pass-through rate for the Class A-3 Certificates will, at all times, be a per annum rate equal to the lesser of 5.514% and the weighted average net mortgage rate. The pass-through rate for the Class A-M
      Certificates will, at all times, be a per annum rate equal to the lesser of 5.544% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.574% and the weighted average net mortgage rate.

                             ----------------------

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

      Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., will act as co-lead managers and co-bookrunners with respect to the offered certificates.
Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., the
underwriters, will purchase the certificates offered to you from Morgan Stanley
Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about January 30, 2007. The Depositor expects to receive from this offering approximately $1,408,480,567, plus accrued interest from the cut-off date, before deducting expenses payable by the Depositor.

                             ----------------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.

                                January 19, 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-TOP25
Geographic Overview of Mortgage Pool

Washington
12 properties
$64,669,756
4.2% of total
Idaho
2 properties
$4,614,811
0.3% of total
Missouri
2 properties
$15,298,408
1.0% of total
Iowa
1 property
$3,027,320
0.2% of total
Minnesota
6 properties
$27,089,077
1.7% of total
Illinois
5 properties
$64,180,409
4.1% of total
Wisconsin
2 properties
$8,788,235
0.6% of total
Indiana
2 properties
$24,389,135
1.6% of total
Pennsylvania
6 properties
$23,998,805
1.5% of total
Connecticut
2 properties
$6,638,570
0.4% of total
Oregon
3 properties
$12,187,952
0.8% of total
Michigan
7 properties
$46,237,259
3.0% of total
New York
15 properties
$146,450,881
9.4% of total
New Jersey
5 properties
$81,664,205
5.3% of total
Ohio
8 properties
$30,001,230
1.9% of total
Nevada
5 properties
$74,176,249
4.8% of total
Northern California
13 properties
$93,094,152
6.0% of total
District of Columbia
1 property
$55,000,000
3.5% of total
Maryland
4 properties
$18,641,208
1.2% of total
Southern California
28 properties
$239,951,442
15.4% of total
West Virginia
1 property
$1,407,211
0.1% of total
Utah
1 property
$3,200,000
0.2% of total
Virginia
4 properties
$21,129,935
1.4% of total
North Carolina
4 properties
$33,073,829
2.1% of total
Arizona
9 properties
$35,051,752
2.3% of total
South Carolina
2 properties
$99,238,579
6.4% of total
Colorado
1 property
$4,985,867
0.3% of total
Georgia
7 properties
$34,664,959
2.2% of total
New Mexico
3 properties
$6,671,306
0.4% of total
Nebraska
6 properties
$8,801,844
0.6% of total
Mississippi
1 property
$1,677,705
0.1% of total
Kentucky
2 properties
$17,925,000
1.2% of total
Alaska
3 properties
$19,016,610
1.2% of total
Texas
25 properties
$101,527,039
6.5% of total
Kansas
2 properties
$16,950,000
1.1% of total
Louisiana
1 property
$1,696,713
0.1% of total
Tennessee
3 properties
$13,408,760
0.9% of total
Florida
9 properties
$93,988,141
6.0% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Belk

Mount Pleasant Towne Centre, Mount Pleasant, SC

Famous Footwear
Kirkland's Home

Marshalls

Shoppes at Park Place, Pinellas Park, FL

Four Seasons Hotel, Los Angeles, CA

One Thomas Circle, Washington DC

Village Square, Las Vegas, NV

360 Spear Street, San Francisco, CA

Shops at Kildeer, Kildeer, IL

436 North Bedford Drive, Beverly Hills, CA

The London NYC Hotel Land Interest, New York, NY

Sheraton Suites on the Hudson, Weehawken, NJ

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

      All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                         ------------------------------

      Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         ------------------------------

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

    (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

    (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

    (c)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
          Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United
Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals)
of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005
(all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND

APPENDIX I - Mortgage Pool
     Information (Tables), Loan Group 1
     (Tables) and Loan Group 2 Tables) ..........................................................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans .....................................................................II-1
APPENDIX III - Certain Characteristics
     of the Mortgage Loans in Loan Group 2 ....................................................III-1
APPENDIX IV - Significant Loan
     Summaries .................................................................................IV-1
APPENDIX V - Form of Statement to
     Certificateholders .........................................................................V-1
SCHEDULE A - Class A-AB Planned Principal
     Balance ....................................................................................A-1

                                       S-5

                                EXECUTIVE SUMMARY

            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                  CERTIFICATE STRUCTURE
--------------------------------------------------------------------------------------------------------------------------
                             APPROXIMATE
                               INITIAL       APPROXIMATE                           APPROXIMATE
APPROXIMATE                  CERTIFICATE       INITIAL                              PERCENT OF     WEIGHTED     PRINCIPAL
  CREDIT                     BALANCE OR      PASS-THROUGH         RATINGS             TOTAL         AVERAGE       WINDOW
  SUPPORT       CLASS      NOTIONAL AMOUNT       RATE       (FITCH/MOODY'S/DBRS)   CERTIFICATES   LIFE (YRS.)    (MONTHS)
--------------------------------------------------------------------------------------------------------------------------

  27.000%     CLASS A-1    $   65,000,000       5.391%          AAA/Aaa/AAA           4.18%          3.57          1-59
--------------------------------------------------------------------------------------------------------------------------
  27.000%     CLASS A-1A   $  145,395,000       5.509%          AAA/Aaa/AAA           9.35%          9.19         1-119
--------------------------------------------------------------------------------------------------------------------------
  27.000%     CLASS A-2    $   77,700,000       5.507%          AAA/Aaa/AAA           5.00%          6.76         81-82
--------------------------------------------------------------------------------------------------------------------------
  27.000%     CLASS A-AB   $   62,300,000       5.508%          AAA/Aaa/AAA           4.01%          7.37         59-113
--------------------------------------------------------------------------------------------------------------------------
  27.000%     CLASS A-3    $  784,400,000       5.514%          AAA/Aaa/AAA           50.46%         9.79        113-119
--------------------------------------------------------------------------------------------------------------------------
  17.000%     CLASS A-M    $  155,451,000       5.544%          AAA/Aaa/AAA           10.00%         9.90        119-120
--------------------------------------------------------------------------------------------------------------------------
  9.875%      CLASS A-J    $  110,760,000       5.574%          AAA/Aaa/AAA           7.13%          9.95        120-120
--------------------------------------------------------------------------------------------------------------------------
  8.125%      CLASS B      $   27,204,000       5.614%           AA/Aa2/AA            1.75%          9.95        120-120
--------------------------------------------------------------------------------------------------------------------------
  7.375%      CLASS C      $   11,658,000       5.653%        AA-/Aa3/AA(low)         0.75%          9.95        120-120
--------------------------------------------------------------------------------------------------------------------------
  5.750%      CLASS D      $   25,261,000       5.703%             A/A2/A             1.63%          9.95        120-120
--------------------------------------------------------------------------------------------------------------------------
  5.000%      CLASS E      $   11,659,000       5.667%          A-/A3/A(low)          0.75%          9.95        120-120
--------------------------------------------------------------------------------------------------------------------------
  4.125%      CLASS F      $   13,602,000       5.788%      BBB+/Baa1/BBB(high)       0.87%          9.95        120-120
--------------------------------------------------------------------------------------------------------------------------
  3.250%      CLASS G      $   13,602,000       5.788%          BBB/Baa2/BBB          0.87%          9.95        120-120
--------------------------------------------------------------------------------------------------------------------------
  2.500%      CLASS H      $   11,659,000       5.788%       BBB-/Baa3/BBB(low)       0.75%          9.95        120-120
--------------------------------------------------------------------------------------------------------------------------
    --        CLASS J-P    $   38,863,355       5.277%              --                 --             --            --
--------------------------------------------------------------------------------------------------------------------------
    --        CLASS X      $1,554,514,355       0.265%          AAA/Aaa/AAA            --             --            --
--------------------------------------------------------------------------------------------------------------------------

o     The notional amount of the Class X Certificates initially will be
      $1,554,514,355. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o     The percentages indicated under the column "Approximate Credit Support"
      with respect to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class
      A-3 Certificates represent the approximate credit support for the Class
      A-1, Class A-1A, Class A-2, Class A-AB and Class A-3 Certificates in the
      aggregate.

o     The initial certificate balance on the closing date may vary by up to 5%.
      Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o     The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class
      H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
      Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates collectively as the "privately offered certificates."

o     For purposes of making distributions to the Class A-1, Class A-1A, Class
      A-2, Class A-AB and Class A-3 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2 . Loan group 1 will consist of 172 mortgage loans, representing approximately 90.6% of the initial outstanding pool balance.
      Loan group 2 will consist of 32 mortgage loans, representing approximately
      9.4% of the initial outstanding pool balance, and approximately 57.2% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o     So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
      Class A-1A, Class A-2, Class A-AB, Class A-3 and Class X Certificates,
      interest distributions on the Class A-1, Class A-2, Class A-AB and Class
      A-3 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A
      Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X
      Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-AB,
      Class A-3, or Class X Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o     Generally, the Class A-1, Class A-2, Class A-AB and Class A-3 Certificates
      will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-3 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
      Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class
      A-2, Class A-AB and Class A-3 Certificates, pro rata, without regard to loan group.

                                       S-6

o     The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.391%. The pass-through rate for the
      Class A-1A Certificates will, at all times, be a per annum rate equal to the lesser of 5.509% and the weighted average net mortgage rate. The pass-through rate for the Class A-2 Certificates will, at all times, be fixed at its initial rate of 5.507%. The pass-through rate for the Class
      A-AB Certificates will, at all times, be fixed at its initial rate of
      5.508%. The pass-through rate for the Class A-3 Certificates will, at all times, be a per annum rate equal to the lesser of 5.514% and the weighted average net mortgage rate. The pass-through rate for the Class A-M
      Certificates will, at all times, be a per annum rate equal to the lesser of 5.544% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.574% and the weighted average net mortgage rate.

o     The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii)
      payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated
      maturity date; and (iv) a 0% CPR. See the assumptions set forth under
      "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o     Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o     The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o     It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

[  ]  Offered certificates.

[  ]  Certificates not offered pursuant to this prospectus supplement.

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                    WHAT YOU WILL OWN

GENERAL..........................................   Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by us on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily consist of 204 fixed rate mortgage loans secured by first mortgage liens on 213 commercial, manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES............................   Commercial Mortgage Pass-Through Certificates, Series 2007-TOP25.

MORTGAGE POOL....................................   The mortgage pool consists of 204 mortgage loans with an aggregate principal balance of all mortgage loans as of the cut-off date, of approximately $1,554,514,355, which may vary on the closing date by up to
                                                    5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                                    As of the cut-off date, the balances of the mortgage loans in the mortgage pool ranged from approximately $897,173 to approximately $95,200,000 and the mortgage loans had an approximate average balance of $7,620,168.

                                                    For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the mortgage pool backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                                                    Loan group 1 will consist of all of the mortgage loans other than twenty-nine (29) mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties. Loan group 1 will consist of one hundred seventy-two
                                                    (172) mortgage loans, with an initial outstanding loan group 1 balance of
                                                    $1,409,118,671, which may vary up to 5%. Loan group 1 represents approximately 90.6% of the initial outstanding pool balance.

                                                    Loan group 2 will consist of twenty-nine (29) of the mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties and have an initial outstanding loan group 2 balance of $145,395,685. Loan group 2 represents approximately 9.4% of the initial outstanding pool balance and approximately 57.2% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community.

                                       S-8

                                                    As of the cut-off date, the balances of the mortgage loans in loan group 1 ranged from approximately $897,173 to approximately $95,200,000 and the mortgage loans in loan group 1 had an approximate average balance of
                                                    $8,192,550. As of the cut-off date, the balances of the mortgage loans in loan group 2 ranged from approximately $1,258,886 to approximately
                                                    $21,000,000 and the mortgage loans in loan group 2 had an approximate average balance of $4,543,615.

                                                    The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

                                  ------------------            -------------------

                                      MORTGAGE
                                    LOAN SELLERS                     INVESTORS

                                  ------------------            -------------------
                                     |       |                        |     |
                                     |       |                        |     |
                          MORTGAGE   |       |                        |     |
                           LOANS     |       |  CASH             CASH |     |   CERTIFICATES
                                     |       |                        |     |
                                     |       |                        |     |
                                  -----------------             -------------------
                                                       CASH
                                                   <-----------
                                       DEPOSITOR                    UNDERWRITERS
                                                   ------------>

                                  -----------------             -------------------
                                     |       |     CERTIFICATES
                                     |       |
                         MORTGAGE    |       |
                          LOANS      |       |
                                     |       |  CERTIFICATES
                                     |       |
                                  -----------------

                                   ISSUING ENTITY

                                  -----------------

                                       S-9

                                                RELEVANT PARTIES AND DATES

ISSUING ENTITY...................................   Morgan Stanley Capital I Trust 2007-TOP25, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the paying agent. See "Transaction
                                                    Parties--The Issuing Entity" in this prospectus supplement.

DEPOSITOR........................................   Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor.
                                                    As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust.
                                                    Morgan Stanley Capital I Inc. is an affiliate of Morgan Stanley Mortgage
                                                    Capital Inc., a sponsor of this transaction and a mortgage loan seller, and Morgan Stanley & Co. Incorporated, one of the underwriters. See
                                                    "Transaction Parties--The Depositor" in this prospectus supplement.

MASTER SERVICER..................................   Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the trust. Wells Fargo will acquire the right to master service the mortgage loans that are sold to the trust by the other sponsors as a result of entering into servicing rights purchase agreements with such sponsors. See "Servicing of the Mortgage Loans--General" and "Transaction
                                                    Parties--Master Servicer" in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

                                                    The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. The master servicing fee rate for
                                                    Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.02% per annum. In addition, the master servicer will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

PRIMARY SERVICERS................................   Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans, representing 24.2% of the initial outstanding pool balance, sold to the trust by Principal Commercial Funding II, LLC
                                                    (including the 436 North Bedford Drive Mortgage Loan, which was co-originated with Morgan Stanley Mortgage Capital Inc.). Principal Global
                                                    Investors, LLC is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. In addition,
                                                    Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage

                                      S-10

                                                    loans sold to the trust by Wells Fargo Bank, National Association, Bear
                                                    Stearns Commercial Mortgage, Inc. and Morgan Stanley Mortgage Capital Inc.
                                                    See "Servicing of the Mortgage Loans--General" and "Transaction
                                                    Parties--Primary Servicer" in this prospectus supplement. Each of
                                                    Principal Global Investors, LLC and Wells Fargo Bank, National Association
                                                    will be entitled to receive a primary servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of the applicable primary servicing fee rate and the scheduled principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar month for that mortgage loan for which interest actually accrues on that mortgage loan).
                                                    The primary servicing fee is payable only from collections on the related mortgage loan. The primary servicing fee rate for Principal Global
                                                    Investors, LLC is 0.01% per annum. The primary servicing fee rate
                                                    (including any subservicing fees) for Wells Fargo Bank, National
                                                    Association will range, on a loan-by-loan basis, from 0.01% per annum to
                                                    0.10% per annum.

SPECIAL SERVICER.................................   ARCap Servicing, Inc., a Delaware corporation, will act as special servicer with respect to all of the mortgage loans in the trust.
                                                    Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a
                                                    "specially serviced mortgage loan." The special servicer's principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See "Servicing of the Mortgage Loans--General" and "Transaction Parties--The Special
                                                    Servicer" in this prospectus supplement.

                                                    The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for that month, and the scheduled principal balance of each specially serviced mortgage loan.

                                                    The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds and insurance proceeds)
                                                    including in connection with a repurchase of an A Note by the holder of the related B Note, unless otherwise provided in the related intercreditor agreement.

                                                    The workout fee is a fee payable with respect to any rehabilitated mortgage loan (which means a specially serviced mortgage loan as to which three consecutive scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), serviced companion mortgage loan or B Note, equal to 1.0% of the amount of each collection of interest
                                                    (other than default interest and any excess interest) and principal received (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan, serviced companion mortgage loan or B Note for so long as it remains a rehabilitated mortgage loan.

                                      S-11

                                                    In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

TRUSTEE AND CUSTODIAN............................   LaSalle Bank National Association, a national banking association, will act as trustee of the trust on behalf of the Series 2007-TOP25 certificateholders and as custodian. See "Transaction Parties--The
                                                    Trustee" in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                                                    The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00165% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent.

PAYING AGENT.....................................   Wells Fargo Bank, National Association will act as the paying agent, certificate registrar and authenticating agent for the certificates. Wells
                                                    Fargo Bank, National Association is also the master servicer, a sponsor and a mortgage loan seller. The paying agent will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. A portion of the trustee fee is payable to the paying agent. See "Transaction Parties--The
                                                    Paying Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER................................   The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement; provided, that with respect to any A/B Mortgage Loan, a holder of the related B Note will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the operating adviser under the pooling and servicing agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B
                                                    Note is the directing holder). The initial operating adviser will be ARCap
                                                    REIT, Inc., an affiliate of the special servicer.

SPONSORS.........................................   Wells Fargo Bank, National Association, a national banking association,
                                                    Bear Stearns Commercial Mortgage, Inc., a New York corporation, Principal
                                                    Commercial Funding II, LLC, a Delaware corporation, and Morgan Stanley
                                                    Mortgage Capital Inc., a New York corporation, are sponsors of this transaction. As sponsors, Wells Fargo Bank, National Association, Bear
                                                    Stearns Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc.
                                                    and Principal Commercial Funding II, LLC have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the

                                      S-12

                                                    depositor. The depositor will transfer the mortgage loans to the trust, and the trust will then issue the certificates. Wells Fargo Bank, National
                                                    Association is also the master servicer, paying agent, certificate registrar and authenticating agent with respect to the mortgage loans and the trust. Morgan Stanley Mortgage Capital Inc. is an affiliate of the depositor and Morgan Stanley & Co. Incorporated, one of the underwriters.
                                                    Bear Stearns Commercial Mortgage, Inc. is an affiliate of Bear, Stearns &
                                                    Co. Inc., one of the underwriters. Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust by
                                                    Principal Commercial Funding II, LLC, is the parent of Principal
                                                    Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
                                                    Funding II, LLC. See "Transaction Parties--The Sponsors, Mortgage Loan
                                                    Sellers and Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS............................   Wells Fargo Bank, National Association, will sell us ninety-seven (97)
                                                    mortgage loans (which includes 79 mortgage loans in loan group 1 and 18 mortgage loans in loan group 2), representing 30.2% of the initial outstanding pool balance (and representing 28.1% of the initial outstanding loan group 1 balance and 50.2% of the initial outstanding loan group 2 balance).

                                                    Bear Stearns Commercial Mortgage, Inc., will sell us twenty-seven (27)
                                                    mortgage loans (which includes 26 mortgage loans in loan group 1 and 1 mortgage loan in loan group 2), representing 24.9% of the initial outstanding pool balance (and representing 27.1% of the initial outstanding loan group 1 balance and 3.7% of the initial outstanding loan group 2 balance).

                                                    Principal Commercial Funding II, LLC, will sell us thirty-eight (38)
                                                    mortgage loans (which includes 28 mortgage loans in loan group 1 and 10 mortgage loans in loan group 2), representing 21.2% of the initial outstanding pool balance (and representing 21.0% of the initial outstanding loan group 1 balance and 22.5% of the initial outstanding loan group 2 balance).

                                                    Morgan Stanley Mortgage Capital Inc., will sell us forty-one (41) mortgage loans (which includes 38 mortgage loans in loan group 1 and 3 mortgage loans in loan group 2), representing 20.7% of the initial outstanding pool balance (and representing 20.4% of the initial outstanding loan group 1 balance and 23.5% of the initial outstanding loan group 2 balance).

                                                    Principal Commercial Funding II, LLC/Morgan Stanley Mortgage Capital Inc.,
                                                    co-originated one (1) mortgage loan, Mortgage Loan No. 8, the 436 North
                                                    Bedford Drive Mortgage Loan, representing 3.0% of the initial outstanding pool balance (and representing 3.3% of the initial outstanding loan group
                                                    1 balance).

                                                    See "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                                    Originators" in this prospectus supplement.

                                      S-13

ORIGINATORS......................................   Each mortgage loan seller or its affiliate originated or acquired the mortgage loans as to which it is acting as mortgage loan seller. See
                                                    "Transaction Parties--The Sponsors, Mortgage Loan Sellers and Originators"
                                                    in this prospectus supplement.

UNDERWRITERS.....................................   Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. Morgan
                                                    Stanley & Co. Incorporated is an affiliate of Morgan Stanley Mortgage
                                                    Capital Inc., one of the sponsors, and of the depositor. Bear, Stearns &
                                                    Co. Inc. is an affiliate of Bear Stearns Commercial Mortgage, Inc., one of the sponsors.

CUT-OFF DATE.....................................   January 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in January 2007 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on January 1, 2007, not the actual day on which such scheduled payments were due.

CLOSING DATE.....................................   On or about January 30, 2007.

DISTRIBUTION DATE................................   The 12th day of each month, or, if such 12th day is not a business day, the next succeeding business day, commencing in February 2007.

RECORD DATE......................................   With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                                    --------------------------------------------------------------------------

EXPECTED FINAL DISTRIBUTION DATES...............              Class A-1                       December 12, 2011
                                                    --------------------------------------------------------------------------
                                                             Class A-1A                       December 12, 2016
                                                    --------------------------------------------------------------------------
                                                              Class A-2                       November 12, 2013
                                                    --------------------------------------------------------------------------
                                                             Class A-AB                         June 12, 2016
                                                    --------------------------------------------------------------------------
                                                              Class A-3                       December 12, 2016
                                                    --------------------------------------------------------------------------
                                                              Class A-M                        January 12, 2017
                                                    --------------------------------------------------------------------------
                                                              Class A-J                        January 12, 2017
                                                    --------------------------------------------------------------------------

                                                    The Expected Final Distribution Date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the "Structuring
                                                    Assumptions." Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class may be earlier or later (and could be substantially later) than the expected final distribution date.

RATED FINAL DISTRIBUTION DATE....................   As to each class of certificates, the distribution date in November 2049, which is the first distribution date that follows, by at least 36 months, the maturity date for the mortgage loan having an anticipated repayment date that, as of the cut-off date, has the latest final maturity date.

                                      S-14

                                                    OFFERED CERTIFICATES

GENERAL..........................................   We are offering the following seven (7) classes of our Series 2007-TOP25
                                                    Commercial Mortgage Pass-Through Certificates:

                                                    o     Class A-1

                                                    o     Class A-1A

                                                    o     Class A-2

                                                    o     Class A-AB

                                                    o     Class A-3

                                                    o     Class A-M

                                                    o     Class A-J

                                                    The entire series will consist of a total of twenty-five (25) classes, the following eighteen (18) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X, Class B, Class C,
                                                    Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
                                                    Class M, Class N, Class O, Class P, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE..............................   Your certificates will have the approximate aggregate initial certificate balance presented on the cover page of this prospectus supplement, and this balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                                                    The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to the certificate balance of that class.

                                                    The Class X Certificates, which are private certificates, will not have a certificate balance; this class of certificates will instead represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount. The notional amount of the
                                                    Class X Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X, Class
                                                    R-I, Class R-II and Class R-III Certificates) outstanding from time to time. Any information provided in this prospectus supplement regarding the characteristics of the Class X Certificates, which are not offered pursuant to this prospectus supplement, is provided only to enhance your understanding of the offered certificates.

                                                    Accordingly, the notional amount of the Class X Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to the certificate

                                      S-15

                                                    balance of, any class of certificates (other than the Class X, Class R-I,
                                                    Class R-II and Class R-III Certificates) outstanding from time to time.

PASS-THROUGH RATES...............................   Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rates for each class of offered certificates are set forth on the cover page of this prospectus supplement.

                                                    Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                                    The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.391%. The pass-through rate for the
                                                    Class A-1A Certificates will, at all times, be a per annum rate equal to the lesser of 5.509% and the weighted average net mortgage rate. The pass-through rate for the Class A-2 Certificates will, at all times, be fixed at its initial rate of 5.507%. The pass-through rate for the Class
                                                    A-AB Certificates will, at all times, be fixed at its initial rate of
                                                    5.508%. The pass-through rate for the Class A-3 Certificates will, at all times, be a per annum rate equal to the lesser of 5.514% and the weighted average net mortgage rate. The pass-through rate for the Class A-M
                                                    Certificates will, at all times, be a per annum rate equal to the lesser of 5.544% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.574% and the weighted average net mortgage rate.

                                                    The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not include any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                                    The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately 0.265% per annum. The pass-through rate applicable to the Class X Certificates for each distribution date will equal the weighted average of the respective Class
                                                    X Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class X
                                                    Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of those components outstanding immediately prior to that distribution date).

                                      S-16

                                                    Each of those components will equal the certificate balance of one of the classes of Certificates with a principal balance.

                                                    The applicable Class X Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b)
                                                    the pass-through rate for such distribution date for the related class of
                                                    Certificates with a principal balance. Under no circumstances will any
                                                    Class X Strip Rate be less than zero.

                                                    The Class B Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.614% and the weighted average net mortgage rate. The Class C Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.653% and the weighted average net mortgage rate. The Class D Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.703%
                                                    and the weighted average net mortgage rate. The Class E Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate less 0.121%. The Class F, Class G and Class H
                                                    Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The pass-through rate applicable to the Class J, Class K, Class L, Class M, Class N, Class O and
                                                    Class P Certificates will, at all times, be a per annum rate equal to the lesser of 5.277% and the weighted average net mortgage rate.

DISTRIBUTIONS

      A.   AMOUNT AND ORDER
             OF DISTRIBUTIONS....................   On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans. These distributions may be based on amounts relating to mortgage loans in loan group 1, mortgage loans in loan group 2 or a combination of these loan groups, as described further in this prospectus supplement. Funds available for distribution to the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all servicing fees, trustee fees and related compensation. Distributions to you will be in an amount equal to your certificate's interest and principal entitlement, subject to:

                                                    (i)   payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class A-1, Class
                                                          A-1A, Class A-2, Class A-AB, Class A-3 and Class X Certificates,
                                                          which will have the same senior priority and be distributed pro rata and except that distributions to the Class A-M Certificates will be paid after distributions to the foregoing classes and except that the Class A-J Certificates will be paid after distributions to the
                                                          Class A-M Certificates), and

                                                    (ii)  if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of certificates having an earlier alphabetical designation (and, in the case of the
                                                          Class A-1/Class A-1A, Class A-2, Class A-AB and Class A-3
                                                          Certificates, generally in that order and with respect to principal from the mortgage loans in loan group 1 or loan group 2, as applicable, as more fully described in this prospectus supplement)

                                      S-17

                                                          until the principal balance of each such class has been reduced to zero; provided, however, that the Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement; and provided that the Class A-M
                                                          Certificates receive distributions of principal only after distributions of principal are made to the Class A-1, Class A-1A,
                                                          Class A-2, Class A-AB and Class A-3 Certificates and that the Class
                                                          A-J Certificates receive distributions of principal only after distributions are made to the Class A-M Certificates.

                                                    Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered
                                                    Certificates--Distributions" in this prospectus supplement.

                                                    Generally, the Class A-1, Class A-2, Class A-AB and Class A-3 Certificates
                                                    will have priority with respect to payments received in respect of mortgage loans included in loan group 1. Generally, the Class A-1A
                                                    Certificates will have priority with respect to payments received in respect of mortgage loans included in loan group 2.

      B.   INTEREST AND
             PRINCIPAL ENTITLEMENTS..............   A description of the interest entitlement payable to each class can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance.
                                                    In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of nonrecoverable advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

                                                    The Class R-I, Class R-II, Class R-III and Class X Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

                                                    o     the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) during the related collection period;

                                                    o     all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                                    o     the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and

                                                    o     the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

                                                    subject, however, to the adjustments described in this prospectus supplement. See the definition of "Principal Distribution Amount" in the
                                                    "Glossary of Terms."

                                      S-18

      C.   PREPAYMENT
             PREMIUMS/YIELD MAINTENANCE
             CHARGES.............................   The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the
                                                    Class X Certificates, on the one hand and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

      A.   GENERAL...............................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest in connection with any mortgage loan having an anticipated repayment date)
                                                    are allocated is depicted in ascending order.

                                                                   -----------------------------------------

                                                                        Class A-l, Class A-1A*, Class A-2,
                                                                             Class A-AB**, Class A-3
                                                                                  and Class X***

                                                                   -----------------------------------------
                                                                                       |
                                                                                       |
                                                                   -----------------------------------------

                                                                                    Class A-M

                                                                   -----------------------------------------
                                                                                       |
                                                                                       |
                                                                   -----------------------------------------

                                                                                    Class A-J

                                                                   -----------------------------------------
                                                                                       |
                                                                                       |
                                                                   -----------------------------------------

                                                                                   Classes B-P

                                                                   -----------------------------------------

                                                    NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER
                                                    OF OFFERED CERTIFICATES.

                                                    * The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-AB and Class A-3 Certificates
                                                    generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

                                                    ** The Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of those amounts attributable to loan group 1 and, after the principal balance of the Class A-1A
                                                    Certificates has been reduced to zero, the portion of those amounts attributable to loan group 2, in either case, to reduce the Certificate

                                      S-19

                                                    Balance of the Class A-AB Certificates to the Planned Principal Balance,
                                                    as described in this prospectus supplement.

                                                    *** Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X
                                                    Certificates. However, any mortgage loan losses will reduce the notional amount of the Class X Certificates.

      B.   SHORTFALLS IN
             AVAILABLE FUNDS.....................   The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                                    o     shortfalls resulting from compensation which the special servicer is entitled to receive;

                                                    o     shortfalls resulting from interest on advances made by the master servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the borrower; and

                                                    o     shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                                    Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset those shortfalls) will be allocated to each class of certificates in accordance with their respective interest entitlements as described in this prospectus supplement.

                                              INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

      A.   GENERAL...............................   All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in January 2007 have been deemed received on
                                                    January 1, 2007.

                                                    When information presented in this prospectus supplement with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement

      B.   PRINCIPAL BALANCES....................   The trust's primary assets will be two hundred four (204) mortgage loans
                                                    (which include 172 mortgage loans in loan group 1 and 32 mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately $1,554,514,355 (which includes $1,409,118,671 in loan group 1 and $145,395,685 in loan group 2). It

                                      S-20

                                                    is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance, will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $897,173 to approximately $95,200,000 (and the balances of the mortgage loans ranged from $897,173 to $95,200,00 in loan group 1 and from $1,258,886 to $21,000,000 in loan group 2) and the mortgage loans had an approximate average balance of $7,620,168 (and an approximate average balance of $8,192,550 in loan group 1 and $4,543,615 in loan group 2).

      C.   FEE SIMPLE/LEASEHOLD..................   Two hundred two (202) mortgaged properties, securing mortgage loans representing 82.6% of the initial outstanding pool balance (which include one hundred sixty-nine (169) mortgaged properties in loan group 1, securing mortgage loans representing 80.8% of the initial outstanding loan group 1 balance, and thirty-three (33) mortgaged properties in loan group
                                                    2, securing mortgage loans representing 100.0% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in those mortgaged properties.

                                                    Seven (7) mortgaged properties, securing mortgage loans representing 9.8%
                                                    of the initial outstanding pool balance (and representing 10.8% of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

                                                    Four (4) mortgaged properties, securing mortgage loans representing 7.6%
                                                    of the initial outstanding pool balance (and representing 8.3% of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of those mortgaged properties and a leasehold interest in the remaining portion of those mortgaged properties.

                                      S-21

      D.    PROPERTY TYPES.......................   The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                                    --------------------------------------------------------------------------
                                                                                  Percentage of
                                                                               Initial Outstanding      Number of Mortgaged
                                                    Property Type                  Pool Balance              Properties
                                                    --------------------------------------------------------------------------

                                                    Retail                            41.5%                      95
                                                    --------------------------------------------------------------------------
                                                    Office                            14.6%                      15
                                                    --------------------------------------------------------------------------
                                                    Hospitality                       13.9%                      16
                                                    --------------------------------------------------------------------------
                                                    Multifamily                       13.6%                      37
                                                    --------------------------------------------------------------------------
                                                    Industrial                         4.5%                      20
                                                    --------------------------------------------------------------------------
                                                    Other                              3.4%                      4
                                                    --------------------------------------------------------------------------
                                                    Self Storage                       3.3%                      15
                                                    --------------------------------------------------------------------------
                                                    Manufactured Housing
                                                    Community                          2.8%                      7
                                                    --------------------------------------------------------------------------
                                                    Mixed Use                          2.5%                      4
                                                    --------------------------------------------------------------------------

                                                    For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

      E.   PROPERTY LOCATION.....................   The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the six (6) geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                                                    --------------------------------------------------------------------------
                                                                              Percentage of Initial          Number of
                                                                                 Outstanding Pool            Mortgaged
                                                    Geographic Areas                 Balance                 Properties
                                                    --------------------------------------------------------------------------

                                                    California                        21.4%                      41
                                                    --------------------------------------------------------------------------
                                                           Southern                   15.4%                      28
                                                    --------------------------------------------------------------------------
                                                           Northern                    6.0%                      13
                                                    --------------------------------------------------------------------------
                                                    New York                           9.4%                      15
                                                    --------------------------------------------------------------------------
                                                    Texas                              6.5%                      25
                                                    --------------------------------------------------------------------------
                                                    South Carolina                     6.4%                      2
                                                    --------------------------------------------------------------------------
                                                    Florida                            6.0%                      9
                                                    --------------------------------------------------------------------------
                                                    New Jersey                         5.3%                      5
                                                    --------------------------------------------------------------------------

                                                    The remaining mortgaged properties are located throughout thirty (30)
                                                    other states and the District of Columbia. None of these property locations has a concentration of mortgaged properties that represents security for more than 4.8% of the initial outstanding pool balance, as

                                      S-22

                                                    of the cut-off date. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

                                                    For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

      F.   OTHER MORTGAGE
             LOAN FEATURES.......................   As of the cut-off date, the mortgage loans had the following characteristics:

                                                    o     The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan had been thirty days or more past due in the past year;

                                                    o     Twenty-one (21) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership
                                                          (which include fifteen (15) groups of mortgage loans in loan group
                                                          1, representing 25.6% of the initial loan group 1 balance, four (4)
                                                          groups of mortgage loans in loan group 2, representing 20.9% of the initial loan group 2 balance and two (2) groups of mortgage loans that include mortgage loans in loan group 1 and loan group 2, representing 5.7% of the initial outstanding pool balance). Of these twenty-one (21) groups, the three (3) largest groups represent 5.7%,
                                                          4.2% and 3.7%, respectively, of the initial outstanding pool balance. See Appendix II attached to this prospectus supplement. The related borrower concentrations of the three (3) largest groups in loan group 1 represent 6.3%, 4.7% and 2.9%, respectively, of the initial outstanding loan group 1 balance; the three (3) largest groups in loan group 2 represent 8.7%, 5.8% and 4.2%, respectively, of the initial outstanding loan group 2 balance; and the two (2)
                                                          groups that contain mortgage loans in loan group 1 and loan group 2, representing 3.7% and 2.0%, respectively, of the initial outstanding pool balance;

                                                    o     Forty-nine (49) mortgaged properties, securing mortgage loans representing 13.7% of the initial outstanding pool balance (and representing 15.1% of the initial outstanding loan group 1 balance)
                                                          are each 100.0% leased to a single tenant;

                                                    o     All of the mortgage loans bear interest at fixed rates;

                                                    o     Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans; and

                                                    o     No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for the related mortgage loan).

                                      S-23

      G.   BALLOON LOANS/ARD LOANS...............   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                                    o     Two hundred one (201) mortgage loans, representing 99.3% of the initial outstanding pool balance, are "balloon loans" (which include one hundred sixty-nine (169) mortgage loans in loan group 1, representing 99.3% of the initial outstanding loan group 1 balance, and thirty-two (32) mortgage loans in loan group 2, representing
                                                          100.0% of the initial outstanding loan group 2 balance). For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or anticipated repayment date, as applicable. Fifteen (15) of these mortgage loans, representing 9.4% of the initial outstanding pool balance, are mortgage loans that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity
                                                          (and representing 10.3% of the initial outstanding loan group 1 balance). These mortgage loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date
                                                          (which is prior to the mortgage loan's stated maturity date) upon which these increases occur.

                                                    o     The remaining three (3) mortgage loans, representing 0.7% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance), are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

      H.   INTEREST ONLY LOANS...................   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                                    o     Forty-one (41) mortgage loans, representing 47.0% of the initial outstanding pool balance (which include thirty-seven (37) mortgage loans in loan group 1, representing 50.1% of the initial outstanding loan group 1 balance, and four (4) mortgage loans in loan group 2, representing 16.7% of the initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for their entire respective terms; and

                                                    o     Thirty-nine (39) mortgage loans, representing 22.2% of the initial outstanding pool balance (which include thirty-three (33) mortgage loans in loan group 1, representing 21.5% of the initial outstanding loan group 1 balance, and six (6) mortgage loans in loan group 2, representing 29.2% of the initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

      I.   PREPAYMENT/DEFEASANCE
             PROVISIONS..........................   As of the cut-off date, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                                    o     One hundred thirty-one (131) mortgage loans, representing 58.6% of the initial outstanding pool balance (which include one hundred fourteen (114) mortgage loans in loan group 1, representing 57.5% of the initial outstanding loan group 1 balance, and seventeen (17)

                                      S-24

                                                          mortgage loans in loan group 2, representing 69.4% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

                                                    o     Thirty-eight (38) mortgage loans, representing 14.1% of the initial outstanding pool balance (which include thirty (30) mortgage loans in loan group 1, representing 14.1% of the initial outstanding loan group 1 balance, and eight (8) mortgage loans in loan group 2, representing 14.3% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

                                                    o     Thirty (30) mortgage loans, representing 11.8% of the initial outstanding pool balance (which include twenty-four (24) mortgage loans in loan group 1, representing 12.0% of the initial outstanding loan group 1 balance, and six (6) mortgage loans in loan group 2, representing 10.1% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the
                                                          certificates, to defease the mortgage loan by pledging "government securities" as defined above;

                                                    o     One (1) mortgage loan, representing 6.1% of the initial outstanding pool balance (and representing 6.8% of the initial outstanding loan group 1 balance), has no lock-out period and permits voluntary principal prepayments if accompanied by a yield maintenance charge calculated on the basis of a yield maintenance formula and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above;

                                                    o     One (1) mortgage loan, representing 4.6% of the initial outstanding pool balance (and representing 5.1% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period through, and including, May 31, 2016, provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a

                                      S-25

                                                          yield maintenance formula and 1.0% of the amount prepaid, and after
                                                          May 31, 2016 through, and including, October 31, 2016 provides for a prepayment premium or yield maintenance charge calculated on the basis of a yield maintenance formula;

                                                    o     One (1) mortgage loan, representing 3.5% of the initial outstanding pool balance (and representing 3.9% of the initial outstanding loan group 1 balance), has no lock-out period and permits voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of (i) the greater of a yield maintenance formula and 3.0% of the amount prepaid with respect to any prepayment made prior to October 1, 2009, and (ii)
                                                          the greater of a yield maintenance formula and 1.0% of the amount prepaid with respect to any prepayment made on or after October 1,
                                                          2009; and

                                                    o     Two (2) mortgage loans, representing 1.2% of the initial outstanding pool balance (which include one (1) mortgage loan in loan group 1, representing 0.7% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing 6.2% of the initial outstanding loan group 2 balance), have no lock-out period and permit voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                                    Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to
                                                    Appendix II attached to this prospectus supplement for more details about the various yield maintenance formulas.

                                                    With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                                    o     One (1) mortgage loan, representing 4.6% of the initial outstanding pool balance (and representing 5.0% of the initial outstanding loan group 1 balance), permits the release of one (1) or more parcels at any time upon prepayment of an amount equal to 110% of the allocated loan amount of the parcel being released, plus a prepayment premium, if, in each case, the debt service coverage ratio is at least 1.26x with respect to the remaining portion of the mortgaged property;

                                                    o     One (1) mortgage loan, representing 1.3% of the initial outstanding pool balance (and representing 1.4% of the initial outstanding loan group 1 balance), is secured by multiple mortgaged properties and permits the release of one of the mortgaged properties from the lien of the related mortgage loan after the applicable lock-out period if certain conditions are satisfied, including (i) the partial defeasance of the mortgage loan in an amount equal to 115% of the

                                      S-26

                                                          allocated loan amount of the parcel being released, (ii) the aggregate debt service coverage ratio with respect to the remaining mortgaged properties following the release being equal to or greater than the greater of (a) 1.70x (assuming a debt service constant of
                                                          6.26%) or (b) the aggregate debt service coverage ratio existing prior to the defeasance, as determined by the lender, and (iii) the outstanding balance of the undefeased note will not exceed 65% of the fair market value of the remaining mortgaged properties, as determined by the lender;

                                                    o     One (1) mortgage loan, representing 0.6% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance), permits two releases of any one or more buildings of the mortgaged property (provided that certain buildings must be released together) at any time upon prepayment of an amount equal to
                                                          110% of the allocated loan amount of the portion of the mortgaged property being released plus a prepayment premium, if the
                                                          loan-to-value ratio of the remaining portion of the mortgaged property following the release is not greater than 60% and the debt service coverage ratio with respect to the remaining portion of the mortgaged property following the release is not less than 1.30x;

                                                    o     Two (2) mortgage loans, representing 0.4% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group 1 balance), are secured by multiple mortgaged properties and permit the release of either of the mortgaged properties after the applicable lock-out period in conjunction with (i) a partial defeasance, or (ii) a prepayment, if accompanied by a prepayment premium of an amount equal to 125% of the allocated loan amount of the property being released, and, in each case, with respect to the remaining mortgaged properties, (a) the debt service coverage ratio is at least 1.27x or 1.53x, as the case may be, (b) the
                                                          loan-to-value ratio is not greater than 62.4% or 63%, as the case may be, and (c) confirmation of "no downgrade" from applicable the ratings agencies is received; and

                                                    o     One (1) mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 1.5% of the initial outstanding loan group 2 balance), is secured by multiple mortgaged properties and permits the release of either of the mortgaged properties at any time upon a prepayment of an amount equal to 120% of the allocated loan amount of the property being released, plus a prepayment premium, if, in each case, the loan-to-value ratio is not greater than 70% with respect to the remaining mortgaged property.

                                                    See Appendix II attached to this prospectus supplement for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above.

                                                    Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1) to thirteen

                                      S-27

                                                    (13) payment dates prior to and including the maturity date or the anticipated repayment date.

                                                    In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions.
                                                    In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

                                                    See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

      J.   MORTGAGE LOAN RANGES
             AND WEIGHTED AVERAGES...............   As of the cut-off date, the mortgage loans had the following additional characteristics:

             I.   MORTGAGE INTEREST
                  RATES                             Mortgage interest rates ranging from 5.190% per annum to 7.470% per annum
                                                    (and ranging from 5.200% per annum to 7.470% per annum for loan group 1 and from 5.190% per annum to 6.700% per annum for loan group 2), and a weighted average mortgage interest rate of 5.821% per annum (and 5.827%
                                                    per annum for loan group 1 and 5.763% per annum for loan group 2);

             II.  ORIGINAL TERMS                    Original terms to scheduled maturity ranging from sixty (60) months to two hundred forty (240) months (and ranging from sixty (60) months to two hundred forty (240) months for loan group 1 and from eighty-four (84)
                                                    months to one hundred eighty (180) months for loan group 2), and a weighted average original term to scheduled maturity of one hundred nineteen (119) months (and weighted average remaining term to scheduled maturity of one hundred eighteen (118) months for loan group 1 and one hundred twenty-one (121) months for loan group 2);

             III. REMAINING TERMS                   Remaining terms to scheduled maturity ranging from fifty-six (56) months to two hundred thirty-nine (239) months (and ranging from fifty-six (56)
                                                    months to two hundred thirty-nine (239) months for loan group 1 and from eighty-two (82) months to one hundred seventy-nine (179) months for loan group 2), and a weighted average remaining term to scheduled maturity of one hundred seventeen (117) months (and weighted average remaining term to scheduled maturity of one hundred seventeen (117) months for loan group 1 and one hundred nineteen (119) months for loan group 2);

             IV.  REMAINING
                  AMORTIZATION TERMS                Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from one hundred seventy-six (176) months to three hundred sixty (360) months (and ranging from one hundred seventy-six (176) months to three hundred sixty (360)
                                                    months for loan group 1 and from two hundred thirty-six (236) months to three hundred sixty (360) months for loan group 2), and a weighted average remaining amortization term of three hundred forty-one (341) months (and three hundred thirty-nine (339) months for loan group 1 and three hundred fifty-five (355) months for loan group 2);

                                      S-28

             V.   LOAN-TO-VALUE RATIOS              Loan-to-value ratios, calculated as described in this prospectus supplement, range from 10.0% to 80.0% (and range from 11.3% to 80.0% for loan group 1 and from 10.0% to 79.3% for loan group 2), and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 62.4% (and 63.0% for loan group 1 and 57.1% for loan group
                                                    2);

                                                    For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted in July 2005 or after January 2006;

                                                    For detailed methodologies, see "Description of the Mortgage
                                                    Pool--Assessments of Property Value and Condition--Appraisals" in this prospectus supplement;

             VI.  DEBT SERVICE
                  COVERAGE RATIOS                   Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.07x to 7.88x (and ranging from 1.07x to 7.88x for loan group 1 and from 1.13x to 7.59x for loan group 2), and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.79x (and 1.74x for loan group 1 and 2.26x for loan group 2). These calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement; and

                                                    With respect to three (3) mortgage loans (Mortgage Loan Nos. 19, 23, 38), representing 2.5% of the initial outstanding pool balance, the mortgage loans are secured by residential cooperative properties that have debt service coverage ratios of 7.24x, 7.59x and 7.88x, respectively. Excluding these mortgage loans, the pool of mortgage loans has a weighted average debt service coverage ratio of 1.64x.

             VII. DEBT SERVICE COVERAGE
                  RATIOS POST IO PERIOD             Debt Service Coverage Ratio Post IO Period, determined according to the methodology presented in this prospectus supplement, ranging from 1.07x to
                                                    7.88x (and ranging from 1.07x to 7.88x for loan group 1 and from 1.13x to
                                                    7.59x for loan group 2), and a weighted average Debt Service Coverage
                                                    Ratio Post IO Period, calculated as described in this prospectus supplement, of 1.72x (and 1.68x for loan group 1 and 2.18x for loan group
                                                    2). Excluding Mortgage Loan Nos. 19, 23 and 38, which are secured by residential cooperative properties, and have Debt Service Coverage Ratios
                                                    Post IO Period of 7.24x, 7.59x and 7.88x, respectively, the pool of mortgage loans has a weighted average Debt Service Coverage Ratio Post IO
                                                    Period of 1.57x.

                                                    "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
                                                    means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See "Description of the
                                                    Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

                                      S-29

      K.     NON-SERVICED MORTGAGE
                  LOANS..........................   The 225 South Sixth Street Pari Passu Loan, which, as of the cut-off date, had an unpaid principal balance of $10,000,000 and represents 0.6% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, another note that is not included in the trust (the "225 South Sixth
                                                    Companion Loan") and which had an outstanding principal balance as of the cut-off date of approximately $152,500,000 (the 225 South Sixth Street
                                                    Companion Loan and the 225 South Sixth Street Pari Passu Loan are referred to collectively in this prospectus supplement as the "225 South Sixth
                                                    Street Loan Group").

                                                    The 225 South Sixth Street Companion Loan has the same interest rate, maturity date and amortization terms as the 225 South Sixth Street Pari
                                                    Passu Loan.

                                                    The 225 South Sixth Street Loan Group is currently being serviced and administered pursuant to the BSCMSI 2006-TOP24 Pooling and Servicing
                                                    Agreement. The BSCMSI 2006-TOP24 Pooling and Servicing Agreement provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations. See
                                                    "Servicing of the Mortgage Loans--Servicing of the 225 South Sixth Street
                                                    Loan Group" in this prospectus supplement.

                                                    The terms of the BSCMSI 2006-TOP24 Pooling and Servicing Agreement provide that:

                                                    o     LaSalle Bank National Association, which is the trustee under the
                                                          BSCMSI 2006-TOP24 Pooling and Servicing Agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged property securing the 225 South Sixth Street Pari Passu Loan;

                                                    o     Wells Fargo Bank, National Association, which is the master servicer for the 225 South Sixth Street Loan Group under the BSCMSI
                                                          2006-TOP24 Pooling and Servicing Agreement, will, in that capacity, be the master servicer for the 225 South Sixth Street Pari Passu
                                                          Loan, subject to replacement pursuant to the terms of the BSCMSI
                                                          2006-TOP24 Pooling and Servicing Agreement;

                                                    o     ARCap Servicing, Inc., which is the special servicer under the
                                                          BSCMSI 2006-TOP24 Pooling and Servicing Agreement, will, in that capacity, be the special servicer for the 225 South Sixth Street
                                                          Pari Passu Loan, subject to replacement pursuant to the terms of the
                                                          BSCMSI 2006-TOP24 Pooling and Servicing Agreement.

                                                    See "Servicing of the Mortgage Loans--Servicing of the 225 South Sixth
                                                    Street Loan Group" in this prospectus supplement.

                                                    References in this prospectus supplement, however, to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the pooling and

                                      S-30

                                                    servicing agreement related to the offered certificates unless the context clearly indicates otherwise.

ADVANCES

      A.   PRINCIPAL AND
                INTEREST ADVANCES................   Subject to a recoverability determination described in this prospectus supplement, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer and the trustee will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a principal and interest advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                                    For an REO Property, subject to a recoverability determination described in this prospectus supplement, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

      B.   SERVICING ADVANCES....................   Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer and the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents, and subject to a substantially similar recoverability determination set forth in the related non-serviced mortgage loan pooling and servicing agreement, if any, each of such parties under that agreement will be required to make servicing advances of such type with respect to any non-serviced mortgage loans.

      C.   INTEREST ON ADVANCES..................   All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

      D.   BACK-UP ADVANCES......................   Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer.

      E.   RECOVERABILITY........................   None of the master servicer, the special servicer or the trustee will be required to make any advance if the master servicer, the special servicer
                                                    (or another master servicer, special servicer, trustee or any fiscal agent with respect to a non-serviced pari passu companion mortgage loan) or the trustee, as the case may be, reasonably determines that the advance would not be recoverable in accordance with the servicing standard (in the case of the master servicer or special servicer) or in accordance with its business judgment (in the case of the

                                      S-31

                                                    trustee). The trustee may rely on any such determination made by the master servicer or the special servicer.

      F.   ADVANCES DURING AN
                APPRAISAL REDUCTION EVENT........   The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                                                    See "Description of the Offered Certificates--Advances" in this prospectus supplement.

                                              ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS..........................................   The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch, Inc., Moody's Investors
                                                    Service, Inc. and Dominion Bond Rating Service, Inc.

                                                    --------------------------------------------------------------------------
                                                                                                                Ratings
                                                             Class                                        Fitch/Moody's/DBRS
                                                    --------------------------------------------------------------------------
                                                    Classes A-1, A-1A, A-2, A-AB and A-3                      AAA/Aaa/AAA
                                                    --------------------------------------------------------------------------
                                                    Class A-M                                                 AAA/Aaa/AAA
                                                    --------------------------------------------------------------------------
                                                    Class A-J                                                 AAA/Aaa/AAA
                                                    --------------------------------------------------------------------------

                                                    A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding, except that a rating agency may stop performing ratings surveillance at any time if, among other reasons, that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the rating agencies perform ratings surveillance.

                                                    See "Ratings" in this prospectus supplement and "Ratings" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION.............................   On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the initial outstanding pool balance, the holders of a majority of the controlling class, the special servicer, the master servicer and any holder of a majority interest in the Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans,

                                      S-32

                                                    and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement.
                                                    Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

REPURCHASE OR SUBSTITUTION.......................   Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described under
                                                    "Description of the Mortgage Pool--Representations and Warranties" and
                                                    "--Repurchases and Other Remedies." If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under "Description of the Mortgage Pool--Repurchases and Other
                                                    Remedies", then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan, provided, however, if a representation or warranty has been breached with respect to the 436 North Bedford Drive Mortgage Loan which was co-originated by Principal Commercial Funding II, LLC and Morgan Stanley
                                                    Mortgage Capital Inc., each of Principal Commercial Funding II, LLC and
                                                    Morgan Stanley Mortgage Capital Inc. will be obligated to take those remedial actions only with respect to its 50% interest in such mortgage loan that it sold to the trust. It is possible that under certain circumstances only one of Principal Commercial Funding II, LLC and Morgan
                                                    Stanley Mortgage Capital Inc. will repurchase or otherwise comply with any repurchase obligations. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust fund by the holders of a B
                                                    Note or mezzanine loan under certain circumstances. See "Description of the Mortgage Pool-- Subordinate and Other Financing" and "Servicing of the
                                                    Mortgage Loans--Servicing of the 225 South Sixth Street Loan Group" in
                                                    this prospectus supplement.

SALE OF DEFAULTED LOANS..........................   Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class of certificates, (ii) the special servicer, and (iii)
                                                    any mortgage loan seller (other than Wells Fargo Bank, National
                                                    Association), with respect to each mortgage loan it sold to the Depositor, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least sixty (60) days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment)
                                                    at a price equal to the fair value of such mortgage loan as determined by the special servicer for such mortgage loan (provided, that if such mortgage loan is being purchased by the special servicer or by a holder of certificates of the controlling class, the trustee will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see
                                                    "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in
                                                    this prospectus supplement.

                                      S-33

DENOMINATIONS....................................   The Class A-1, Class A-1A, Class A-2, Class A-AB, Class A-3, Class A-M and
                                                    Class A-J Certificates will be offered in minimum denominations of
                                                    $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT................................   Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name.
                                                    You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream
                                                    Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.

                                                    You may hold your certificates through:

                                                    o     The Depository Trust Company in the United States; or

                                                    o     Clearstream Banking or Euroclear in Europe.

                                                    Transfers within The Depository Trust Company, Clearstream Banking or
                                                    Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                                    All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The
                                                    Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

                                                    We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company,
                                                    Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS.......................................   Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment conduits"--REMIC I, REMIC II and
                                                    REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests"
                                                    in REMIC III. The portion of the trust consisting of the right to excess interest (interest on each mortgage loan with an anticipated repayment date accruing after such date at a rate in excess of the rate that applied prior to such date) and the related sub-accounts will be treated as a grantor trust for federal income tax purposes.

                                                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                                      S-34

                                                    o     The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                                    o     Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                                    o     We anticipate that the offered certificates will be issued at a premium for federal income tax purposes.

                                                    See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974......................   Subject to the satisfaction of important conditions described under
                                                    "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENT.................................   The offered certificates will not constitute "mortgage related securities"
                                                    for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                                    amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.
                                                    See "Legal Investment" in this prospectus supplement

                                      S-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-36

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS                   Payments under the mortgage loans are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                                    You should consider all of the mortgage loans to be nonrecourse loans.
                                                    Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                                    In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

                                      S-37

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                        The mortgage loans are secured by various types of income-producing commercial, multifamily and manufactured housing community properties.
                                                    Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                                    Two hundred three (203) mortgage loans, representing 99.8% of the initial outstanding pool balance (which include one hundred seventy-one (171)
                                                    mortgage loans in loan group 1, representing 99.8% of the initial outstanding loan group 1 balance, and thirty-two (32) mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                                    The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                                    The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                                    o     the age, design and construction quality of the property;

                                                    o     the lack of any operating history in the case of a newly built or renovated mortgaged property;

                                                    o     perceptions regarding the safety, convenience and attractiveness of the property;

                                                    o     the proximity and attractiveness of competing properties;

                                                    o     the adequacy of the property's management and maintenance;

                                                    o     increases in operating expenses (including common area maintenance charges) at the property and in relation to competing properties;

                                                    o     an increase in the capital expenditures needed to maintain the property or make improvements;

                                                    o     the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                                    o     a decline in the financial condition of a major tenant;

                                                    o     an increase in vacancy rates; and

                                      S-38

                                                    o     a decline in rental rates as leases are renewed or entered into with new tenants.

                                                    Other factors are more general in nature, such as:

                                                    o     national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
                                                          unemployment rates);

                                                    o     local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                                                    o     demographic factors;

                                                    o     decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major corporations and financial institutions and other factors);

                                                    o     changes in consumer tastes and preferences; and

                                                    o     retroactive changes in building codes.

                                                    The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                                    o     the length of tenant leases;

                                                    o     the creditworthiness of tenants;

                                                    o     the level of tenant defaults;

                                                    o     the ability to convert an unsuccessful property to an alternative use;

                                                    o     new construction in the same market as the mortgaged property;

                                                    o     rent control and stabilization laws or other laws impacting operating costs;

                                                    o     the number and diversity of tenants;

                                                    o     the rate at which new rentals occur;

                                                    o     the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

                                                    o     in the case of residential cooperative properties, the payments received by the cooperative corporation from its
                                                          tenants/shareholders, including any special assessments against the property.

                                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

                                      S-39

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND
MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND
SHOULD BE EVALUATED SEPARATELY
FROM THE PERFORMANCE OF THE
MORTGAGE LOANS IN ANY OF
OUR OTHER TRUSTS                                    While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis.
                                                    Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

                                                    As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY                    The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

                                      S-40

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES                       Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                                    o     converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                                                    o     zoning or other restrictions also may prevent alternative uses.

                                                    The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances such as non-operation for a period in excess of certain timeframes. If this type of mortgaged property was liquidated and a lower liquidation value was obtained, less funds would be available for distributions on your certificates. See "Mortgaged Properties Securing The Mortgage Loans That
                                                    Are Not In Compliance With Zoning And Building Code Requirements And Use
                                                    Restrictions Could Adversely Affect Payments On Your Certificates."

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                                              Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                                    o     changes in the local, regional or national economy;

                                                    o     changes in governmental regulations, fiscal policy, zoning or tax laws;

                                                    o     potential environmental legislation or liabilities or other legal liabilities;

                                                    o     proximity and attractiveness of competing properties;

                                                    o     new construction of competing properties in the same market;

                                                    o     convertibility of a property to an alternative use;

                                                    o     the availability of refinancing;

                                                    o     changes in interest rate levels;

                                                    o     the age, quality, functionality and design of the project;

                                                    o     increases in operating costs;

                                      S-41

                                                    o     an increase in the capital expenditures needed to maintain the properties or make improvements; and

                                                    o     increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                                   A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease. Forty-nine (49) of the mortgaged properties, securing 13.7% of the initial outstanding pool balance (securing mortgage loans representing 15.1% of the initial outstanding loan group 1 balance)
                                                    are leased to single tenants, and with respect to two (2) of those mortgaged properties, securing 0.8% of the initial outstanding pool balance (securing 0.9% of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower.

                                                    Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                                    o     the financial effect of the absence of rental income may be severe;

                                                    o     more time may be required to re-lease the space; and

                                                    o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                                    Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix II attached to this prospectus supplement for the lease expiration date for each of the top three (3) tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

                                                    Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                                    In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

                                                    For further information with respect to tenant concentrations, see
                                                    Appendix II attached to this prospectus supplement.

                                      S-42

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                                If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                                    Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                                                    In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any
                                                    "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

                                                    Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Thirty-seven (37) of the mortgaged properties, securing mortgage loans representing approximately 30.7% of the initial outstanding pool balance (excluding multifamily, manufactured housing community, self storage, hospitality and certain other property types) (and representing 30.7% of the initial outstanding loan group 1 balance), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray those costs. We cannot assure you, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

                                      S-43

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                                The effect of mortgage pool loan losses will be more severe:

                                                    o     if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                                                    o     if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                                    Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                                    Twenty-one (21) groups of mortgage loans were made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent 5.7%, 4.2% and
                                                    3.7%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the three (3) largest groups in loan group 1 represent 6.3%, 4.7% and 2.9%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the three (3)
                                                    largest groups in loan group 2 represent 8.7%, 5.8% and 4.2%, respectively, of the initial outstanding loan group 2 balance, and two (2)
                                                    groups that contain mortgage loans in loan group 1 and loan group 2, representing 3.7% and 2.0%, respectively, of the initial outstanding pool balance.

                                                    The ten (10) largest mortgage loans in the aggregate represent 36.3% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 1.6% of the initial outstanding pool balance.

                                                    The largest mortgage loan represents 6.1% of the initial outstanding pool balance. The second largest mortgage loan represents 4.6% of the initial outstanding pool balance. The third largest mortgage loan represents 4.6%
                                                    of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 3.8% of the initial outstanding pool balance.

                                                    The largest mortgage loan in loan group 1 represents 6.8% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 5.1% of the initial outstanding loan group 1 balance.
                                                    The third largest mortgage loan in loan group 1 represents 5.0% of the initial outstanding loan group 1 balance. Each of the other mortgage loans represents less than or equal to 4.2% of the initial outstanding loan group 1 balance.

                                      S-44

                                                    The largest mortgage loan in loan group 2 represents 14.4% of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents 9.6% of the initial outstanding loan group 2 balance.
                                                    The next largest mortgage loan in loan group 2 represents 9.3% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents less than or equal to 6.2% of the initial outstanding loan group 2 balance.

                                                    In some cases, the sole or significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos. 41, 100, 101, 103, 120 and
                                                    124, the tenant at all of the related mortgaged properties is the parent of the related borrower. For further information with respect to tenant concentrations, see Appendix II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                        A concentration of mortgaged property types also can pose increased risks.
                                                    A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                                    o     retail properties represent 41.5%;

                                                    o     office properties represent 14.6%;

                                                    o     hospitality properties represent 13.9%;

                                                    o     multifamily properties represent 13.6%;

                                                    o     industrial properties represent 4.5%;

                                                    o     other properties represent 3.4%;

                                                    o     self storage properties represent 3.3%;

                                                    o     manufactured housing community properties represent 2.8%; and

                                                    o     mixed use properties represent 2.5%.

                                                    For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                        Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or

                                      S-45

                                                    adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                                    The mortgaged properties are located in thirty-six (36) different states and the District of Columbia (which include 32 states and the District of
                                                    Columbia for loan group 1 and 15 states for loan group 2). In particular, investors should note that approximately 21.4% of the mortgaged properties, based on the initial outstanding pool balance (22.3% of the initial outstanding loan group 1 balance and 13.3% of the initial outstanding loan group 2 balance), are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be adequately covered by insurance (such as earthquakes and flooding) than properties located in other parts of the country. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                                    In addition, 9.4%, 6.5%, 6.4%, 6.0% and 5.3% of the mortgaged properties, based on the initial outstanding pool balance, are located in New York,
                                                    Texas, South Carolina, Florida and New Jersey, respectively, and concentrations of mortgaged properties, in each case, representing less than or equal to 4.8% of the initial outstanding pool balance, also exist in several other states.

                                                    For information regarding the location of the properties securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                          Ninety-five (95) of the mortgaged properties, securing mortgage loans representing 41.5% of the initial outstanding pool balance (and representing 45.8% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.

                                                    An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. Seventy-two (72) of the mortgaged properties, securing 36.8% of the initial outstanding pool balance (and securing 40.6%
                                                    of the initial outstanding loan group 1 balance), are

                                      S-46

                                                    properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                                    The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                                    o     an anchor store's failure to renew its lease;

                                                    o     termination of an anchor store's lease;

                                                    o     the bankruptcy or economic decline of an anchor store or self-owned anchor or its parent company; or

                                                    o     the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                                                    There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                                    Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                          Fifteen (15) of the mortgaged properties, securing mortgage loans representing 14.6% of the initial outstanding pool balance (and representing 16.1% of the initial outstanding loan group 1 balance), are office properties.

                                                    A large number of factors may affect the value of these office properties, including:

                                                    o     the quality of an office building's tenants;

                                                    o     the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology

                                      S-47

                                                          and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                                                    o     the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

                                                    o     the desirability of the area as a business location;

                                                    o     the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

                                                    o     the suitability of a space for re-leasing without significant build-out costs.

                                                    Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                                    Some or all of the tenants in certain of the office properties referenced above are medical offices. The performance of a property with significant medical office tenants may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a property with significant medical office tenants. In addition, the performance of a property with significant medical office tenants may depend on reimbursements for patient fees from private or
                                                    government-sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, properties with significant medical office tenants may appeal to a narrow market of tenants and the value of such a property may be adversely affected by the availability of competing office properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES                     Sixteen (16) of the mortgaged properties, securing mortgage loans representing 13.9% of the initial outstanding pool balance (and representing 15.3% of the initial outstanding loan group 1 balance), are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

                                                    o     adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room and reduce occupancy levels;

                                                    o     the construction of competing hotels or resorts;

                                                    o     continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                                    o     franchise affiliation (or lack thereof);

                                      S-48

                                                    o     a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel; and

                                                    o     changes in travel patterns, terrorist attacks, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

                                                    Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                                    Moreover, the hotel and lodging industry is generally seasonal in nature.
                                                    This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                                    The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                                    A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company and,

                                                    o     the public perception of the franchise or management company or hotel chain service mark;

                                                    o     the duration of the franchise licensing agreement or management agreement; and

                                                    o     which in certain cases may have a term that expires prior to the loan maturity.

                                                    Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.
                                                    Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES                     Thirty-seven (37) of the mortgaged properties, securing mortgage loans representing 13.6% of the initial outstanding pool balance (which include seven (7) mortgaged properties securing mortgage loans in loan group 1, representing 5.4% of the initial outstanding loan group

                                      S-49

                                                    1 balance, and thirty (30) mortgaged properties securing mortgage loans in loan group 2, representing 92.6% of the initial outstanding loan group 2 balance), are multifamily properties.

                                                    A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                                    o     the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                                    o     the location of the property;

                                                    o     the ability of management to provide adequate maintenance and insurance;

                                                    o     the types of services and amenities provided at the property;

                                                    o     the property's reputation;

                                                    o     the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

                                                    o     the presence of competing properties;

                                                    o     adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

                                                    o     the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or industry) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

                                                    o     in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

                                                    o     state and local regulations (which may limit the ability to increase rents); and

                                                    o     government assistance/rent subsidy programs (which may influence tenant mobility).

                                                    In addition to state regulation of the landlord tenant relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or

                                      S-50

                                                    the proceeds of a sale or refinancing of the related multifamily property.

                                                    Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program.
                                                    The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing assistance program contracts may not be assigned to the related borrower or purchaser of the property until after the origination date of the mortgage loan. We cannot assure you that these contracts will ultimately be assigned. These programs may include, among others:

                                                    o     rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

                                                    o     tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                                    The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES
                                                    Twenty (20) of the mortgaged properties, securing mortgage loans representing 4.5% of the initial outstanding pool balance (and representing 4.9% of the initial outstanding loan group 1 balance), are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                                    o     reduced demand for industrial space because of a decline in a particular industry segment;

                                                    o     increased supply of competing industrial space because of relative ease in constructing buildings of this type;

                                                    o     a property becoming functionally obsolete;

                                      S-51

                                                    o     insufficient supply of labor to meet demand;

                                                    o     changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

                                                    o     location of the property in relation to access to transportation;

                                                    o     suitability for a particular tenant;

                                                    o     building design and adaptability;

                                                    o     a change in the proximity of supply sources; and

                                                    o     environmental hazards.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE FACILITIES
                                                    Fifteen (15) of the mortgaged properties, securing mortgage loans representing 3.3% of the initial outstanding pool balance (and representing 3.7% of the initial outstanding loan group 1 balance), are self storage facilities. Various factors may adversely affect the value and successful operation of a self storage facility including:

                                                    o     competition, because both acquisition and development costs and break-even occupancy are relatively low;

                                                    o     conversion of a self storage facility to an alternative use generally requires substantial capital expenditures;

                                                    o     security concerns; and

                                                    o     user privacy and ease of access to individual storage space may increase environmental risks (although lease agreements generally prohibit users from storing hazardous substances in the units).

                                                    The environmental assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units of the self storage properties. Accordingly, there is no assurance that all of the units included in the self storage properties are free from hazardous substances or will remain so in the future.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES                                Seven (7) mortgaged properties, securing mortgage loans representing 2.8%
                                                    of the initial outstanding pool balance (which include four (4) mortgaged properties in loan group 1, representing 2.3% of the initial outstanding loan group 1 balance, and three (3) mortgaged properties in loan group 2, representing 7.4% of the initial outstanding loan group 2 balance), are manufactured housing community properties. Various factors may adversely affect the economic performance of manufactured housing community properties, which could adversely

                                      S-52

                                                    affect payments on your certificates, including:

                                                    o     the physical attributes of the community (e.g., age, condition and design);

                                                    o     the location of the community;

                                                    o     the services and amenities provided by the community and its management (including maintenance and insurance);

                                                    o     the strength and nature of the local economy (which may limit the amount that may be charged, the timely payments of those amounts, and may reduce occupancy levels);

                                                    o     state and local regulations (which may affect the property owner's ability to increase amounts charged or limit the owner's ability to convert the property to an alternate use);

                                                    o     competing residential developments in the local market, such as other manufactured housing communities, apartment buildings and single family homes;

                                                    o     the property's reputation;

                                                    o     the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities; and

                                                    o     the property may not be readily convertible to an alternate use.

THEATER PROPERTIES HAVE
PARTICULAR RISKS
                                                    Certain of the mortgaged properties are megaplex movie theaters leased to a theater operator. Operators of these types of properties are exposed to certain unique risks.

                                                    Significant factors determining the value of a theater property include:

                                                    o     the ability to secure film license agreements for first-run movies;

                                                    o     the ability to maintain high attendance levels;

                                                    o     the ability to achieve sales of food and beverages to attendees; and

                                                    o     the strength and experience of the operator.

                                                    Certain physical attributes of the building may also impact property value. These physical attributes include:

                                                    o     location, visibility and accessibility to transportation arteries;

                                                    o     number of screens and seating capacity;

                                                    o     adequacy of patron parking; and

                                                    o     quality and modernity of sound and projection systems.

                                      S-53

                                                    The performance of a theater property can also be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas. A slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property.

                                                    In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators.

                                                    Movie theater properties are also subject to the risk that because they are "special purpose" properties they may not be immediately converted to a new use.

                                                    All of these factors may increase the possibility that the related borrower will be unable to meet its obligations under the mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                                   One or more of the mortgaged properties securing the mortgage loans in the pool may be primarily secured by the related borrower's fee simple ownership in one or more condominium units.

                                                    The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.
                                                    Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board. There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board

                                      S-54

                                                    generally may obtain a lien against any unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

                                                    Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums.
                                                    The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES                       Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                        Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.
                                                    Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with

                                      S-55

                                                    releases of, or other exposure to hazardous substances related to the properties.

                                                    The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                                    In addition, under certain circumstances, a lender (such as the trust)
                                                    could be liable for the costs of responding to an environmental hazard.
                                                    Any potential environmental liability could reduce or delay payments on the offered certificates.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                                Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed. With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date, the applicable mortgage loan seller either (a) represented that with respect to each such mortgaged property (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property.
                                                    These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                                    Forty-three (43) of the mortgaged properties, securing mortgage loans representing 5.3% of the initial outstanding pool balance (which include thirty-four (34) mortgaged properties in loan group 1, representing 4.5%
                                                    of the initial outstanding loan group 1 balance, and nine (9) mortgaged properties in loan group 2, representing 13.7% of

                                      S-56

                                                    the initial outstanding loan group 2 balance), are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe this policy under
                                                    "Description of the Mortgage Pool--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                                    We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                                                    o     future laws, ordinances or regulations will not impose any material environmental liability; or

                                                    o     the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                                    In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.
                                                    There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

                                                    Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan. Certain of the mortgaged properties may have environmental contamination that has been remediated and for which no-further action letters have been issued or may be the subject of ongoing remediation.

                                      S-57

                                                    In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower.
                                                    Although the mortgaged properties are required to be inspected periodically, there are no generally accepted standards for the assessment of any existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                                    Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS                           Two hundred one (201) mortgage loans, representing 99.3% of the initial outstanding pool balance (which include one hundred sixty-nine (169)
                                                    mortgage loans in loan group 1, representing 99.3% of the initial outstanding loan group 1 balance, and thirty-two (32) mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), are balloon loans. Fifteen (15) of these mortgage loans, representing 9.4% of the initial outstanding pool balance (and representing 10.3% of the initial outstanding loan group 1 balance), are mortgage loans, which are also referred to in this prospectus supplement as "ARD Loans", that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur. Also included in these balloon loans are forty-one (41) mortgage loans, representing 47.0% of the initial outstanding pool balance (which include thirty-seven (37) mortgage loans in loan group 1, representing 50.1% of the initial outstanding loan group
                                                    1 balance, and four (4) mortgage loans in loan group 2, representing 16.7%
                                                    of the initial outstanding loan group 2 balance), that provide for monthly payments of interest only for their entire respective terms and thirty-nine (39) mortgage loans, representing 22.2% of the initial outstanding pool balance (which include thirty-three (33) mortgage loans in loan group 1, representing 21.5% of the initial outstanding loan group
                                                    1 balance, and six (6) mortgage loans in loan group 2, representing 29.2%
                                                    of the initial outstanding loan group 2 balance), that currently provide for monthly payments of interest only for a portion of their respective terms ranging

                                      S-58

                                                    from 12 months to 60 months and then provide for the monthly payment of principal and interest over their respective remaining terms. For purposes of this prospectus supplement, we consider a mortgage loan to be a
                                                    "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated. Balloon loans involve greater risk than fully amortizing loans because a borrower's ability to repay the loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                                    o     the availability of, and competition for, credit for commercial real estate projects;

                                                    o     prevailing interest rates;

                                                    o     the fair market value of the related mortgaged property;

                                                    o     the borrower's equity in the related mortgaged property;

                                                    o     the borrower's financial condition;

                                                    o     the operating history and occupancy level of the mortgaged property;

                                                    o     tax laws; and

                                                    o     prevailing general and regional economic conditions.

                                                    The availability of funds in the credit markets fluctuates over time.

                                                    No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                       One (1) mortgage loan, representing 0.6% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance), currently has additional financing in place that is secured by the mortgaged property related to such mortgage loan. Mortgage Loan No. 31
                                                    (the "225 South Sixth Street Pari Passu Loan"), having an outstanding principal balance as of the cut-off date of $10,000,000, representing 0.6%
                                                    of the initial outstanding pool balance, is secured by the same mortgaged property on a pari passu basis with another note (the "225 South Sixth
                                                    Street Companion Loan") that had an outstanding principal balance as of the cut-off date of $152,500,000. In addition, the 225 South Sixth Street
                                                    Loan Group has related mezzanine financing in the original principal amount of $25,000,000, which is secured by the equity ownership interests in the borrower but not by the related mortgaged property. See
                                                    "Description of the

                                      S-59

                                                    Mortgage Pool-- Subordinate and Other Financing" and "Servicing of the
                                                    Mortgage Loans--Servicing of the 225 South Sixth Street Loan Group" in
                                                    this prospectus supplement.

                                                    Borrowers under two (2) mortgage loans, Mortgage Loan Nos. 19 and 38, representing 1.6% of the initial outstanding pool balance (and representing 1.8% of the initial outstanding loan group 1 balance), have incurred additional financing that is not secured by the related mortgaged property.

                                                    In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

                                                    Thirteen (13) of the mortgage loans, representing 22.5% of the initial outstanding pool balance (and representing 24.8% of the initial outstanding loan group 1 balance), permits the borrower to enter into additional financing that is secured by a pledge of equity interests in the borrower, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                                    Six (6) of the mortgage loans, representing 2.4% of the initial outstanding pool balance (which include five (5) mortgage loans in loan group 1, representing 2.2% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing 3.7% of the initial outstanding loan group 2 balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that, in each case, certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                                    One (1) mortgage loan, representing 0.9% of the initial outstanding pool balance (and representing 9.6% of the initial outstanding loan group 2 balance), permits the borrower to either enter into additional subordinate financing that is secured by the related mortgaged property, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes to Appendix II to this prospectus supplement or permits the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower.

                                                    In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                                    In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally

                                      S-60

                                                    equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance charge or prepayment premium.
                                                    Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium.

                                                    We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                                    Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                                    When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                                    Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                                    Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or

                                      S-61

                                                    an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                                    Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
                                                    (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
                                                    the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                                    For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                               Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                                    o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                                    o     reduce monthly payments due under a mortgage loan;

                                                    o     change the rate of interest due on a mortgage loan; or

                                                    o     otherwise alter the terms of the mortgage loan, including the repayment schedule.

                                                    Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage

                                      S-62

                                                    lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                                    The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                                    As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                                    A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                                       Certain of the mortgage loans may have sponsors that have previously filed bankruptcy or have been subject to foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is not permitted to directly or indirectly manage the related borrower. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS
                                                    Certain of the mortgage loans lack many provisions that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

                                      S-63

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                                While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                               The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                                    o     responding to changes in the local market;

                                                    o     planning and implementing the rental structure;

                                                    o     operating the property and providing building services;

                                                    o     managing operating expenses; and

                                                    o     assuring that maintenance and capital improvements are carried out in a timely fashion.

                                                    Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                                    A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                      S-64

                                                    We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                                      Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part, regardless of whether the prepayment is voluntary or involuntary. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                                    Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                                The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                                Certain groups of mortgage loans may be structured so that the aggregate amount of indebtedness is secured by multiple real properties, through cross-collateralization with other mortgage loans or otherwise. This arrangement attempts to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower (i.e. in the case of cross-collateralized mortgage loans) could be challenged as fraudulent conveyances if:

                                      S-65

                                                    o     one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                                                    o     the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; and

                                                    o     the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

                                                    Among other things, a legal challenge to the granting of the liens may focus on:

                                                    o     the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

                                                    o     the overall cross-collateralization.

                                                    If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to
                                                    cross-collateralization.

                                                    Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of
                                                    cross-collateralized mortgage loans.

                                                    Moreover, one (1) mortgage loan secured by multiple mortgaged properties, representing 1.3% of the initial outstanding pool balance (and representing 1.4% of the initial outstanding loan group 1 balance), is secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under this mortgage loan, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

                                      S-66

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                                   Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                                Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                                    o     a title insurer will have the ability to pay title insurance claims made upon it;

                                                    o     the title insurer will maintain its present financial strength; or

                                                    o     a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                        Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the mortgage loan sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                                    Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to

                                      S-67

                                                    be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                                    Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                                   From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued
                                                    use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan.
                                                    Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                                     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C.
                                                    area and Pennsylvania. In its aftermath, there was considerable uncertainty in the world financial markets. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States. According to publicly available reports, the financial markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air

                                      S-68

                                                    travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

                                                    It is impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the
                                                    United States will be involved in any other future military actions.
                                                    The continued presence of United States military personnel in Iraq and
                                                    Afghanistan may prompt further terrorist attacks against the United
                                                    States.

                                                    It is uncertain what effects the aftermath of such military operations of the United States in Iraq, any future terrorist activities in the United
                                                    States or abroad and/or any consequent actions on the part of the United
                                                    States Government and others, including military action, will have on: (a)
                                                    United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the United States, (d)
                                                    particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE
WILMA ON THE MORTGAGE LOANS
AND YOUR INVESTMENT                                 The damage caused by Hurricane Katrina, Hurricane Rita and Hurricane Wilma
                                                    and related windstorms, floods and tornadoes in areas of Louisiana,
                                                    Mississippi, Texas and Florida in August, September and October 2005 may
                                                    adversely affect certain of the mortgaged properties. As of the cut-off date, thirty-six (36) of the mortgaged properties, securing mortgage loans representing 12.8% of the initial outstanding pool balance (which include thirty-three (33) mortgage loans in loan group 1, representing 13.6% of the initial outstanding loan group 1 balance, and three (3) mortgage loans in loan group 2, representing 5.3% of the initial outstanding loan group 2 balance), were secured by mortgaged properties located in Louisiana,
                                                    Mississippi, Texas and Florida. Although it is too soon to assess the full impact of Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the
                                                    United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina, Hurricane Rita and Hurricane Wilma suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane Katrina, Hurricane Rita and Hurricane

                                      S-69

                                                    Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                       The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in
                                                    California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                                    Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase their cost.

                                                    As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                                    In light of the September 11, 2001 terrorist attacks in New York City, the
                                                    Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002
                                                    was enacted, which established the Terrorism Insurance Program. Under the
                                                    Terrorism Insurance Program, the federal government shares the risk of loss associated with certain future terrorist acts.

                                                    The Terrorism Insurance Program was originally scheduled to expire on
                                                    December 31, 2005. However, on December 22, 2005, the

                                      S-70

                                                    Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

                                                    The Terrorism Insurance Program is administered by the Secretary of the
                                                    Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                                    In addition, with respect to any act of terrorism occurring after March
                                                    31, 2006, no compensation will be paid under the Terrorism Insurance
                                                    Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

                                                    The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                                    Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 are also voided.

                                                    To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on mortgage loans may result. In addition, the failure to maintain that type of insurance may constitute a default under a mortgage loan, which could result in the acceleration and foreclosure of that mortgage loan. Alternatively, the increased costs of maintaining that type of insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                                    Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. If those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE                     The loan documents for each mortgage loan generally require that (A) "all risk" insurance policies be maintained in an amount equal to either (i)
                                                    not less than the full replacement cost of the related

                                      S-71

                                                    mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require.
                                                    Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value"
                                                    is both inexact and heavily dependent on facts and circumstances.
                                                    Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                                    Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                                   Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                                            Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller's satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

                                      S-72

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES                         An appraisal certified by the applicable appraiser to be in compliance with FIRREA was conducted in respect of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                                        As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order
                                                    (provided that the Class A-M Certificates will be senior in right to the
                                                    Class A-J Certificates), with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                        As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-M
                                                    Certificates will be senior in right to the Class A-J Certificates).
                                                    Losses

                                      S-73

                                                    on the mortgage loans will be allocated to the Class P, Class O, Class N,
                                                    Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E,
                                                    Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class
                                                    A-1A, Class A-2, Class A-AB and Class A-3 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal distributable on those certificates.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                                If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties.
                                                    Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                                   Some states, including California, have laws prohibiting more than one
                                                    "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

                                      S-74

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                                   Twenty-one (21) groups of mortgage loans (which include fifteen (15)
                                                    groups of mortgage loans in loan group 1, representing 25.6% of the initial loan group 1 balance, four (4) groups of mortgage loans in loan group 2, representing 20.9% of the initial loan group 2 balance and two
                                                    (2) groups of mortgage loans that include mortgage loans in loan group 1 and loan group 2, representing 5.7% of the initial outstanding pool balance), the three (3) largest of which represent 5.7%, 4.2% and 3.7%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups in loan group 1 represent 6.3%, 4.7% and
                                                    2.9%, respectively, of the initial outstanding loan group 1 balance, the three (3) largest groups in loan group 2 represent 8.7%, 5.8% and 4.2% of the initial outstanding loan group 2 balance, and the two (2) groups that contain mortgage loans in loan group 1 and loan group 2, represent 3.7%
                                                    and 2.0%, respectively, of the initial outstanding pool balance.

                                                    The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                                In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions.
                                                    Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                                    Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not

                                      S-75

                                                    possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

                                                    Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                                     Borrowers under sixteen (16) mortgage loans, representing 3.7% of the initial outstanding pool balance (which include fifteen (15) mortgage loans in loan group 1, representing 3.8% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing
                                                    2.9% of the initial outstanding loan group 2 balance, and which include
                                                    Mortgage Loan Nos. 20, 71, 84, 89, 105, 115, 116, 119, 121, 125, 126, 143,
                                                    158, 180, 199 and 202) own the related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. In addition, Mortgage Loan No. 91, which had an outstanding principal balance as of the cut-off date of $4,092,654, representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group 1 balance), permits the existing borrower to prospectively sell its interest in the related mortgaged property to a tenant-in-common ownership structure.

                                                    The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related tenant-in-common borrower is a special purpose entity
                                                    (in some cases bankruptcy-remote), reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the

                                      S-76

                                                    enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A
PILOT PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS                                  Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a
                                                    PILOT program) or other tax abatement arrangements. Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                                   There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES                Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the
                                                    Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                        Conflicts between various certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class,

                                      S-77

                                                    outstanding from time to time (or with respect to an A/B Mortgage Loan, the holder of the related B Note to the extent set forth in the related intercreditor agreement), and such holders may have interests in conflict with those of the holders of the other certificates. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.

                                                    The master servicer, any primary servicer, the special servicer or an affiliate of any of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates.
                                                    However, the pooling and servicing agreement and each primary servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicer or the special servicer, as applicable. The initial special servicer under the pooling and servicing agreement will be ARCap Servicing, Inc.; the initial operating adviser under the pooling and servicing agreement will be ARCap
                                                    REIT, Inc.

                                                    Conflicts between certificateholders and the Non-Serviced Mortgage Loan
                                                    Master Servicer and/or the Non-Serviced Mortgage Loan Special Servicer.
                                                    Any non-serviced mortgage loan will be serviced and administered pursuant to the related non-serviced mortgage loan pooling and servicing agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations. Consequently, non-serviced mortgage loans will not be serviced and administered pursuant to the terms of the pooling and servicing agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing non-serviced mortgage loans, directly or through representatives, have certain rights under the related non-serviced mortgage loan pooling and servicing agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special servicer with respect to such mortgage loans. Those legal and/or beneficial owners may have interests that conflict with your interests.

                                      S-78

                                                    Conflicts between certificateholders and the holders of subordinate notes.
                                                    Pursuant to the terms of the related intercreditor agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan in a material manner without the consent of the holder of the related subordinate note, subject to the expiration of the subordinate note holder's consent rights. The holders of the subordinate notes (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

                                                    Conflicts between certificateholders and primary servicer. The primary servicer for certain of the mortgage loans will be Principal Global
                                                    Investors, LLC, an affiliate of a mortgage loan seller. The primary servicer for certain of the mortgage loans will be Wells Fargo Bank,
                                                    National Association, a mortgage loan seller. It is anticipated that the master servicer will delegate many of its servicing obligations with respect to these mortgage loans to such primary servicers pursuant to primary servicing agreements. Under these circumstances, the primary servicers, because it is either a seller or an affiliate of a seller, may have interests that conflict with the interests of the holders of the certificates.

                                                    Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties.
                                                    The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                                    Conflicts between the trust and the mortgage loan sellers. The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.
                                                    Conflicts of interest may arise between the trust and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

                                      S-79

                                                    The mortgage loan sellers, or their affiliates or subsidiaries, may acquire a portion of the certificates. Under those circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

                                                    In addition, any subordinate indebtedness secured by the related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates or subsidiaries thereof. The holders of such subordinate indebtedness or such mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

                                                    Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

                                                    Other Conflicts. The depositor is an affiliate of Morgan Stanley Mortgage
                                                    Capital Inc., a mortgage loan seller and a sponsor, and Morgan Stanley &
                                                    Co. Incorporated, one of the underwriters. Bear Stearns Commercial
                                                    Mortgage, Inc., one of the mortgage loan sellers and a sponsor, is an affiliate of Bear Stearns & Co. Inc., one of the underwriters. Wells Fargo
                                                    Bank, National Association is a mortgage loan seller, a sponsor, the master servicer, the paying agent, the certificate registrar and the authenticating agent. Principal Commercial Funding II, LLC, a mortgage loan seller and sponsor, is affiliated with Principal Global Investors,
                                                    LLC, one of the primary servicers. LaSalle Bank National Association and
                                                    Morgan Stanley Mortgage Capital Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Morgan
                                                    Stanley Mortgage Capital Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement,
                                                    LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan Stanley
                                                    Mortgage Capital Inc. to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files. LaSalle
                                                    Bank National Association and Bear Stearns Commercial Mortgage Inc. are
                                                    parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Bear Stearns Commercial Mortgage Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Bear Stearns Commercial Mortgage Inc. to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-

                                      S-80

                                                    backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES                      The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller's material breach of representations and warranties or material defects in a mortgage loan's documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans as further discussed in the footnotes to Appendix II attached to this prospectus supplement.

                                                    The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                                    Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                                    o     the terms of the mortgage loans;

                                                    o     the length of any prepayment lock-out period;

                                                    o     the level of prevailing interest rates;

                                                    o     the availability of mortgage credit;

                                                    o     the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, primary servicer or special servicer to enforce the related provisions;

                                                    o     the failure to meet requirements for release of escrows/reserves that result in a prepayment;

                                                    o     the occurrence of casualties or natural disasters; and

                                                    o     economic, demographic, tax or legal factors.

                                                    Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or

                                      S-81

                                                    condemnation unless an event of default has occurred or (ii) in connection with the resolution of a specially serviced mortgage loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the trust
                                                    (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

                                                    Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or (ii) involuntary prepayments or repurchases will not occur.

                                                    In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

RELEASE OF COLLATERAL                               Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II attached to this prospectus supplement. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment.

                                                    In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions.
                                                    In addition, certain of the mortgage loans permit the related borrower to substitute collateral under certain circumstances.

                                                    See Appendix II attached to this prospectus supplement for further details regarding the various release provisions.

                                      S-82

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS
ON YOUR CERTIFICATE                                 The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                                    o     the interest rate for such certificate;

                                                    o     the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                                                    o     the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                                    o     the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
                                                          Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

                                                    o     the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

                                                    o     the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                                    o     the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                                                    In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                                   The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                                    o     the aggregate amount of distributions on them;

                                      S-83

                                                    o     their yields to maturity;

                                                    o     their rates of principal payments; and

                                                    o     their weighted average lives.

                                                    The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
                                                    Certificates). Losses on the mortgage loans will be allocated to the Class
                                                    P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G,
                                                    Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
                                                    Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1
                                                    Certificates, the Class A-1A Certificates, the Class A-2 Certificates, the
                                                    Class A-AB Certificates and the Class A-3 Certificates, pro rata, and with respect to losses of interest only, the Class X Certificates based on their respective entitlements.

                                                    If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                                    If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                                    Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                                    Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                                    Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

                                      S-84

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER,
THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                                To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if applicable (and the related master servicer, the special servicer, the trustee or any fiscal agent in respect of any non-serviced mortgage loans), will be entitled to receive interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan.
                                                    This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                                   In addition, seven (7) of the mortgaged properties, securing mortgage loans representing 9.8% of the initial outstanding pool balance (and representing 10.8% of the initial outstanding loan group 1 balance), are subject to a first mortgage lien on a leasehold interest under a ground lease.

                                                    Four (4) of the mortgaged properties, securing mortgage loans representing
                                                    7.6% of the initial outstanding pool balance (and representing 8.3% of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged property.

                                                    Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
                                                    Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some

                                      S-85

                                                    cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                                    In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                                    In a decision by the United States Court of Appeals for the Seventh
                                                    Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
                                                    Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.
                                                    Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.
                                                    Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section
                                                    363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                      S-86

                                                    Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                                  In the event of the insolvency of any mortgage loan seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                                    Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                       Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so.
                                                    Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                                   The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net
                                                    Mortgage Rate" in the "Glossary of Terms." Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                      S-87

                                                    In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-88

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

        Bear Stearns Commercial Mortgage, Inc., a New York corporation
("BSCMI"), is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated or acquired and underwrote all of the mortgage loans sold to the depositor by BSCMI. BSCMI originates, acquires and underwrites loans through its New York City and Los Angeles offices.

        BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

        BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. In its fiscal year ended November 30, 2006, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $39 billion, of which approximately $30 billion has been securitized. Of the approximately $30 billion of securitized commercial mortgage loans, approximately $18 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

        BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in its fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the
U.S. Virgin Islands.

        As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Inc.,
Principal Commercial Funding, LLC and/or Principal Commercial Funding II, LLC
generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial
Mortgage Securities Inc., an affiliate of BSCMI (the "BSCMSI Depositor"), and
Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage
Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Nationwide Life Insurance Company, Principal Commercial
Funding, LLC and/or Principal Commercial Funding II, LLC generally are mortgage loan sellers, and the BSCMSI Depositor or Bear Stearns Commercial Mortgage
Securities II Inc. acts as depositor. As of January 1, 2007, BSCMI securitized approximately $7 billion of commercial mortgage loans through the TOP program and approximately $7 billion of commercial mortgage loans through the PWR program.

        Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

        General. All of the BSCMI mortgage loans were originated or acquired by
BSCMI or an affiliate of BSCMI. In each case, the loans were underwritten generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

        Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

        Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

        Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan-to-value ratios for each indicated property type:

      PROPERTY TYPE                       DSCR GUIDELINE    LTV RATIO GUIDELINE
      -------------                       --------------    -------------------
      Multifamily                             1.20x                 80%
      Office                                  1.25x                 75%
      Anchored Retail                         1.20x                 80%
      Unanchored Retail                       1.30x                 75%
      Self-storage                            1.30x                 75%
      Hotel                                   1.40x                 70%
      Industrial                              1.25x                 70%
      Manufactured Housing Community          1.25x                 75%

        Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

        Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

        Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

        Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

      PROPERTY TYPE                           RESERVE GUIDELINE
      -------------                           -----------------
      Multifamily                             $250 per unit
      Office                                  $0.20 per square foot
      Retail                                  $0.15 per square foot
      Self-storage                            $0.15 per square foot
      Hotel                                   5% of gross revenue
      Industrial                              $0.10 - $0.15 per square foot
      Manufactured Housing Community          $50 per pad

        Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

        Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Inc.

        Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California, Irvine, California, Irving, Texas, Herndon, Virginia and
Alpharetta, Georgia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations.
Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

        MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

        Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with

respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31, 2006.

                                                           TOTAL MSMC
                                                         MORTGAGE LOANS    TOTAL MSMC
                             TOTAL MSMC MORTGAGE LOANS  SECURITIZED WITH    MORTGAGE
              TOTAL MSMC         SECURITIZED WITH        NON-AFFILIATED      LOANS
YEAR        MORTGAGE LOANS*     AFFILIATED DEPOSITOR        DEPOSITOR     SECURITIZED
------      ---------------  -------------------------  ----------------  ------------

                              (APPROXIMATE AMOUNTS IN BILLIONS OF $)
                              --------------------------------------

2006             16.9                   8.9                   1.9             10.7
2005             12.9                   8.2                   1.5             9.6
2004              7.6                   5.1                   1.3             6.4
2003              6.4                   3.5                   1.3             4.8

        *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

        MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

        Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

        The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

        Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

        Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

        The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

        Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

        MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

        Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us.

        Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

        Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

Wells Fargo Bank's Commercial Mortgage Securitization Program

        Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which

Morgan Stanley Capital I Inc. and Bear Stearns Commercial Mortgage Securities
Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI
Depositor or Bear Stearns Commercial Mortgage Securities II Inc. act as
depositor and the "HQ" and "LIFE" programs in which Morgan Stanley Capital I
Inc. acts as depositor.

        Between the inception of its commercial mortgage securitization program in 1995 and December 31, 2006, Wells Fargo Bank originated approximately 3,553 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.4 billion, which were included in approximately 50 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

        Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction Parties--Master
Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

        Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

        An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

        A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

        Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's
underwriting criteria generally require a minimum debt service coverage ratio of
1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher
LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the

borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

        For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of
Underwritten Net Cash Flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

        Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding II, LLC

        Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

        PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

        PCFII began participating in the securitization of mortgage loans in
2006. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor and the "IQ" and "HQ" programs in which Morgan Stanley
Capital I Inc. has acted as depositor.

        Since the inception of PCF's mortgage loan securitization program in
1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December
31, 2006, was approximately $10.3 billion. As of such date, these securitized loans included approximately 1,468 mortgage loans, all of which were fixed rate and which have been included in approximately 40 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor.

                                      S-95

PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

        The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

        Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

Underwriting Standards

        PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

        The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

        All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

        Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the

borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

        The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

        Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

        The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

        Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley Inc. and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585
Broadway, 37th Floor, New York, New York 10036. Our telephone number is (212)
761-4000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

        The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1,
2002 and terminating December 31, 2006, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributes a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans. Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii)
indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and (v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current
Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

THE ISSUING ENTITY

        The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2007-TOP25 (the "Trust"). The Trust will be a New
York common law trust that will be formed on the Closing Date pursuant to the
Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as described in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Certificate Registrar and Authenticating
Agent," "--The Master Servicer," and "--The Special Servicer" and "Servicing of
the Mortgage Loans."

        The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

        The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

        Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a
"business trust."

        The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the "Bankruptcy Code") are
generally to the effect that:

        (1)   If such mortgage loan seller (other than Wells Fargo) were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a)
of the Bankruptcy Code, and thus (b) the depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code;

        (2)   With respect to the mortgage loans sold to the Trust by Wells
Fargo, if in the event of the insolvency of Wells Fargo and the appointment of the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for Wells Fargo, pursuant to Section 11(c) of the Federal Deposit
Insurance Act (the "FDIA"), a court, in a properly presented and decided case, would hold that the FDIC could not (i) in the exercise of its authority under 12
U.S.C. ss. 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller (or its receivership) the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii)
seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. ss.
1823(e); and

        (3)   If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the depositor to the Trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the Trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code.

        Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are Subject
To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The
Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

        LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee or paying agent on approximately 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 31, 2006, LaSalle served as trustee or paying agent on over 460 commercial mortgage-backed security transactions. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services
- Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2007-TOP25, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P,
"Aa3" by Moody's and "AA-" by Fitch.

        The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations or short-term deposits are at all times rated not less than "Prime-1" by Moody's and not less than "R-1 (middle)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least one nationally recognized statistical rating organization, and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by
Fitch) and "AA(low)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least two nationally recognized statistically rating organization, and "Aa3" by Moody's or otherwise acceptable to the Rating
Agencies as evidenced by a

confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

Duties of the Trustee

        The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing
Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing
Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

        In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

        The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

        The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or

                                    S-100

duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the
Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

        The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any
Class of certificates with a rating as evidenced in writing by any Rating
Agency, then the Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than
50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

        Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

        As compensation for the performance of its duties as trustee, LaSalle
Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00165% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

        LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000

                                    S-101

residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

        Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

        Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

        The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

        Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 350 series of commercial mortgage-backed securities and, as of September
30, 2006, was acting as paying agent with respect to more than $310 billion of outstanding commercial mortgage-backed securities.

        There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

                                    S-102

        In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

        Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

        Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. Wells Fargo will acquire the right to master service the mortgage loans that are sold to the Trust by the other sponsors as a result of entering into servicing rights purchase agreements with such sponsors. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45
Fremont Street, 2nd Floor, San Francisco, California 94105.

        Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

        As of December 31, 2006, the commercial mortgage servicing group of
Wells Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately
$99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.
According to the Mortgage Bankers Association of America, as of June 30, 2006,
Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

        Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

        A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

        Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a

                                    S-103

Master Servicer and the Depositor" in the prospectus and under "Servicing of the
Mortgage Loans--General" in this prospectus supplement.

        The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligations under the Trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

        Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P,
"AA+" by Fitch and "AA" by DBRS.

        Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

        The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

        Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans, including the 436 North Bedford Drive
Mortgage Loan, sold to the Depositor by Principal Commercial Funding II, LLC.
PGI, a Delaware limited liability company, is a wholly owned subsidiary of
Principal Life Insurance Company. PGI is the parent of Principal Commercial
Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC.
The principal servicing offices of PGI are located at 801 Grand Avenue, Des
Moines, Iowa 50392.

        PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

        As of December 31, 2006, PGI was responsible for servicing approximately
3,092 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.4 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

        As of December 31, 2006, PGI was a primary servicer in approximately 43 commercial mortgage-backed securitization transactions, servicing approximately
1,489 loans with an aggregate outstanding principal balance of approximately
$10.2 billion.

        PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

        o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

                                    S-104

        o     providing certain CMSA reports to the master servicer;

        o     processing certain borrower requests (and obtaining, when
              required, consent of the master servicer and/or special servicer, as applicable); and

        o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

        PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

        The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

        ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the
Specially Serviced Mortgage Loans and REO Properties. ASI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Charter Mac Corporation, a wholly-owned subsidiary of CharterMac, a publicly traded company. ARCap REIT, Inc., an affiliate of ASI, is anticipated to be the Operating Adviser with respect to the transaction described in this prospectus supplement. The principal offices of ASI are located at 5221 N.
O'Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

        Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General". ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

        ASI has a special servicer rating of "CSS1" from Fitch. ASI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of December 31, 2006, ASI was the named special servicer in approximately 62 commercial mortgage-backed securities transactions representing approximately 9,519 loans, with an aggregate outstanding principal balance of approximately $71.83 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 44 assets with an outstanding principal balance of approximately $201.2 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through December 31, 2006, ASI has resolved 263 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.465 billion.

        The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the

                                    S-105

special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

        ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and
Servicing Agreement, applicable law and the applicable servicing standard.

        ASI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. ASI was formed in 2002 for the purpose of supporting the related business of ARCap REIT, Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 62 transactions consisting of approximately 9,519 loans with an approximate outstanding aggregate principal balance of $71.83 billion as of December 31, 2006.

        The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

        The Depositor is an affiliate of Morgan Stanley Mortgage Capital Inc., a mortgage loan seller and sponsor, and Morgan Stanley & Co. Incorporated, one of the underwriters. Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller and sponsor is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the Trust by Principal Commercial Funding II, LLC, are affiliates. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer and the paying agent with respect to the mortgage loans included in the Trust. LaSalle Bank National Association is a
party to custodial agreements with both Morgan Stanley Mortgage Capital Inc. and
Bear Stearns Commercial Mortgage Inc. whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party. Pursuant to these custodial agreements,
LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc.
and Bear Stearns Commercial Mortgage Inc. For more information on these custodial agreements, see "Risk Factors--Conflicts of Interest May Have An
Adverse Effect On Your Certificates--Other Conflicts."

                                    S-106

                     DESCRIPTION OF THE OFFERED CERTIFICATES

        Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

        The Series 2007-TOP25 Commercial Mortgage Pass-Through Certificates will be issued on or about January 30, 2007 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

        The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

        o     the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of
              Principal Prepayments received prior to the Cut-off Date and
              Scheduled Payments of principal and interest due on or before the
              Cut-off Date;

        o     any mortgaged property acquired on behalf of the
              Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

        o     a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

        o     certain rights of the Depositor under, or assigned to the
              Depositor pursuant to, each of the Mortgage Loan Purchase
              Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

        The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

        The certificates will consist of various Classes, to be designated as:

        o     the Class A-1 Certificates, the Class A-1A Certificates, the Class
              A-2 Certificates, the Class A-AB Certificates and the Class A-3
              Certificates;

        o     the Class X Certificates;

        o     the Class A-M Certificates, the Class A-J Certificates, the Class
              B Certificates, the Class C Certificates, the Class D
              Certificates, the Class E Certificates, the Class F Certificates,
              the Class G Certificates, the Class H Certificates, the Class J
              Certificates, the Class K Certificates, the Class L Certificates,
              the Class M Certificates, the Class N Certificates, the Class O
              Certificates and the Class P Certificates; and

        o     the Class R-I Certificates, the Class R-II Certificates and the
              Class R-III Certificates.

        The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

        Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus

                                    S-107

under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

        All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related
Certificate Owners through DTC's Participants in accordance with DTC procedures.
Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

        Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

        Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

        Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-AB,
Class A-3, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the
Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                  APPROXIMATE INITIAL     APPROXIMATE                            APPROXIMATE
                       AGGREGATE       PERCENT OF INITIAL        RATINGS           CREDIT
  CLASS           CERTIFICATE BALANCE     POOL BALANCE     (FITCH/MOODY'S/DBRS)    SUPPORT
----------        -------------------  ------------------  --------------------  -----------

Class A-1            $  65,000,000            4.18%            AAA/Aaa/AAA         27.000%
Class A-1A           $ 145,395,000            9.35%            AAA/Aaa/AAA         27.000%
Class A-2            $  77,700,000            5.00%            AAA/Aaa/AAA         27.000%
Class A-AB           $  62,300,000            4.01%            AAA/Aaa/AAA         27.000%
Class A-3            $ 784,400,000           50.46%            AAA/Aaa/AAA         27.000%
Class A-M            $ 155,451,000           10.00%            AAA/Aaa/AAA         17.000%
Class A-J            $ 110,760,000            7.13%            AAA/Aaa/AAA         9.875%

                                    S-108

        The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class A-3
Certificates represent the approximate credit support for the Class A-1, Class
A-1A, Class A-2, Class A-AB and Class A-3 Certificates in the aggregate.

        The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of those certificate on that
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

        The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

        The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

        Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. Upon initial issuance, the Notional Amount of the Class X Certificates will be
$1,554,514,355, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

        The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

        The Pass-Through Rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.391%. The Pass-Through Rate for the Class A-1A
Certificates will, at all times, be a per annum rate equal to the lesser of
5.509% and the Weighted Average Net Mortgage Rate. The Pass-Through Rate for the
Class A-2 Certificates will, at all times, be fixed at its initial rate of
5.507%. The Pass-Through Rate for the Class A-AB Certificates will, at all times, be fixed at its initial rate of 5.508%. The Pass-Through Rate for the
Class A-3 Certificates will, at all times, be a per annum rate equal to the lesser of 5.514% and the Weighted Average Net Mortgage Rate. The Pass-Through
Rate for the Class A-M Certificates will, at all times, be a per annum rate equal to the lesser of 5.544% and the Weighted Average Net Mortgage Rate. The
Pass-Through Rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.574% and the Weighted Average Net Mortgage
Rate.

        The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.265% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the
Principal Balance Certificates.

        The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the
Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the
Pass-Through Rate for such Distribution Date for such Class of Principal Balance
Certificates. Under no circumstances will any Class X Strip Rate be less than zero.

        The Class B Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.614% and the Weighted Average Net Mortgage
Rate. The Class C Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.653% and the Weighted Average Net Mortgage
Rate. The Class D Certificates

                                    S-109

will, at all times, accrue interest at a per annum rate equal to the lesser of
5.703% and the Weighted Average Net Mortgage Rate. The Class E Certificates
will, at all times, accrue interest at per annum rate equal to the Weighted
Average Net Mortgage Rate less 0.121%. The Class F, Class G and Class H
Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Pass-Through Rate applicable to the
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
will, at all times, be a per annum rate equal to the lesser of 5.277% and the
Weighted Average Net Mortgage Rate.

        The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

        Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in February 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

        The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

        Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

        Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

        With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

        With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve

                                    S-110

Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (or
January or February if the related Distribution Date is the final Distribution
Date), the paying agent will withdraw an amount from the Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February
(commencing in 2007), and the withdrawn amount is to be included as part of the
Available Distribution Amount for such Distribution Date. In addition, an amount equal to one day's interest for each Interest Reserve Loan will be deposited into the Interest Reserve Account on the closing date and this amount will also be included as part of the Available Distribution Amount for the Distribution
Date in March 2007.

        Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

TYPE/RECIPIENT                               AMOUNT                           FREQUENCY              SOURCE OF PAYMENT
--------------                              --------                          ---------              -----------------

Fees

Servicing Fee /       The product of the portion of the per annum             Monthly.               Interest payment on the
Master Servicer       Master Servicing Fee Rate for the master servicer                              related mortgage loan.
                      applicable to such month, determined in the same
                      manner as the applicable mortgage rate is determined
                      for each mortgage loan for such month, and the
                      Scheduled Principal Balance of each mortgage loan,
                      reduced by any Compensating Interest Payment. The
                      Master Servicing Fee Rate will range, on a
                      loan-by-loan basis, from 0.01% per annum to 0.02% per
                      annum.

Additional            o   50% of assumption fees on non-Specially Serviced    Time to time.          The related fees or
Servicing                 Mortgage Loans;                                                            investment income.
Compensation /
Master Servicer       o   all late payment fees and net default interest
                          (other than on Specially Serviced Mortgage Loans)
                          not used to pay interest on Advances;

                      o   100% of application, loan modification,
                          forbearance and extension fees on non-Specially
                          Serviced Mortgage Loans;

                      o   all investment income earned on amounts on
                          deposit in the Collection Account and (if not
                          required to be paid to borrower) escrow accounts;

                      o   any Prepayment Interest Excess not used to offset
                          Prepayment Interest Shortfalls (other than on
                          Specially Serviced Mortgage Loans); and

                      o   the Primary Servicer is entitled to all or a
                          portion of the fees otherwise payable to the
                          master servicer set forth in the five bullet
                          points above that are paid on the mortgage loans
                          for which it acts as the primary servicer.

                                    S-111

TYPE/RECIPIENT                               AMOUNT                           FREQUENCY              SOURCE OF PAYMENT
--------------                              --------                          ---------              -----------------

Special               The product of the portion of a rate equal to 0.25%     Monthly.               Collections on the
Servicing Fee /       per annum applicable to such month, determined in the                          mortgage loans in the
Special Servicer      same manner as the applicable mortgage rate is                                 mortgage pool.
                      determined for each Specially Serviced Mortgage Loan
                      for such month, and the Scheduled Principal Balance
                      of each Specially Serviced Mortgage Loan.

Workout Fee /         1.0% of each collection of principal and interest on    Monthly.               The related collection
Special Servicer      each Rehabilitated Mortgage Loan.                                              of principal and/or
                                                                                                     interest.

Liquidation Fee /     1.0% of the Liquidation Proceeds received in            Upon receipt of        The related Liquidation
Special Servicer      connection with a full or partial liquidation of a      Liquidation            Proceeds, Condemnation
                      Specially Serviced Mortgage Loan or related REO         Proceeds,              Proceeds or Insurance
                      Property and/or any Condemnation Proceeds or            Condemnation           Proceeds
                      Insurance Proceeds received by the Trust (other than    Proceeds and
                      Liquidation Proceeds received in connection with a      Insurance Proceeds.
                      repurchase by a mortgage loan seller or purchase by a
                      mezzanine or subordinate lender within the time
                      periods specified in the definition of Liquidation
                      Fee in this prospectus supplement).

Additional            o   all late payment fees and net default interest      Time to time.          The related fee or
Special Servicing         (on Specially Serviced Mortgage Loans) not used                            investment income.
Compensation /            to pay interest on Advances;
Special Servicer
                      o   50% of assumption fees on non-Specially Serviced
                          Mortgage Loans that require special servicer
                          consent and 100% of such fees on Specially
                          Serviced Mortgage Loans;

                      o   100% of application, loan modification,
                          forbearance and extension fees on Specially
                          Serviced Mortgage Loans; and

                      o   all investment income received on funds in any
                          REO Account.

Trustee Fee /         The product of the portion of a rate equal to           Monthly.               Interest on each
Trustee & Paying      0.00165% per annum applicable to such month,                                   mortgage loan.
Agent                 determined in the same manner as the applicable
                      mortgage rate is determined for each mortgage loan
                      for such month, and the Scheduled Principal Balance
                      of each mortgage loan. A portion of the Trustee Fee
                      is payable to the paying agent.

Primary               The product of the applicable Primary Servicing Fee     Monthly.               Collections on the
Servicing Fees        Rate and the Scheduled Principal Balance of the                                related mortgage loan.
                      applicable mortgage loan immediately before the
                      related Due Date (prorated for the number of days
                      during the calendar month for that mortgage loan for
                      which interest actually accrues on that mortgage
                      loan). The Primary Servicing Fee Rate for Principal
                      Global Investors, LLC is 0.01% per annum. The Primary
                      Servicing Fee Rate (including any subservicing fees)
                      for Wells Fargo Bank, National Association will
                      range, on a loan-by-loan basis, from 0.01% per annum
                      to 0.10% per annum.

                                    S-112

TYPE/RECIPIENT                                  AMOUNT                        FREQUENCY              SOURCE OF PAYMENT
--------------                                 --------                       ---------              -----------------

Expenses

Servicing             To the extent of funds available, the amount of any     Time to time.          Recoveries on the
Advances / Master     Servicing Advances.                                                            related mortgage loan,
Servicer and                                                                                         or to the extent that
Trustee                                                                                              the party making the
                                                                                                     advance determines it is
                                                                                                     nonrecoverable, from
                                                                                                     collections in the
                                                                                                     Certificate Account.

Interest on           At Advance Rate.                                        When Advance is        First from late payment
Servicing                                                                     reimbursed.            charges and default
Advances / Master                                                                                    interest in excess of
Servicer and                                                                                         the regular interest
Trustee                                                                                              rate, and then from
                                                                                                     collections in the
                                                                                                     Certificate Account.

P&I Advances /        To the extent of funds available, the amount of any     Time to time.          Recoveries on the
Master Servicer       P&I Advances.                                                                  related mortgage loan,
and Trustee                                                                                          or to the extent that
                                                                                                     the party making the
                                                                                                     advance determines it is
                                                                                                     nonrecoverable, from
                                                                                                     collections in the
                                                                                                     Certificate Account.

Interest on P&I       At Advance Rate.                                        When Advance is        First from late payment
Advances / Master                                                             reimbursed.            charges and default
Servicer and                                                                                         interest in excess of
Trustee                                                                                              the regular interest
                                                                                                     rate, and then from all
                                                                                                     collections in the
                                                                                                     Certificate Account.

Indemnification       Amounts for which the trustee, the paying agent, the    Time to time.          All collections in the
Expenses /            master servicer and the special servicer are entitled                          Certificate Account.
Trustee, Paying       to indemnification.
Agent, Master
Servicer and
Special Servicer

Trust Expenses        Based on third party charges.                           Time to time.          All collections in the
not Advanced (may                                                                                    Certificate Account.
include
environmental
remediation
costs,
appraisals,
independent
contractor to
operate REO)

        The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and
Servicing Agreement.

                                    S-113

Application of the Available Distribution Amount

        On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)     to the holders of the Class A-1, Class A-1A, Class A-2, Class A-AB,
        Class A-3 and Class X Certificates, concurrently,

              o     to the holders of the Class A-1, Class A-2, Class A-AB and
                    Class A-3, the Distributable Certificate Interest Amount in
                    respect of each such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution
                    Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

              o     to the holders of the Class A-1A Certificates, the
                    Distributable Certificate Interest Amount in respect of such
                    Class for such Distribution Date (which shall be payable
                    from amounts in the Available Distribution Amount
                    attributable to Loan Group 2); and

              o     to the holders of the Class X Certificates, the
                    Distributable Certificate Interest Amount in respect of that
                    Class for such Distribution Date;

        provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior
Certificates or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those
Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii)    to the holders of the Class A-1, Class A-1A, Class A-2, Class A-AB and
        Class A-3 Certificates, the Principal Distribution Amount for such
        Distribution Date, concurrently:

        (A)   to the holders of the Class A-1A Certificates in an amount equal to the lesser of --

              o     the portion of the Principal Distribution Amount for that
                    Distribution Date that is attributable to Loan Group 2 and, on or after the Distribution Date on which the aggregate
                    Certificate Balance of the Class A-1, Class A-2, Class A-AB
                    and Class A-3 Certificates has been reduced to zero, the
                    portion of the Principal Distribution Amount for that
                    Distribution Date that is attributable to Loan Group 1 (net of any portion thereof that is distributable on that
                    Distribution Date to the holders of the Class A-1, Class
                    A-2, Class A-AB and/or Class A-3 Certificates), and

              o     the aggregate Certificate Balance of the Class A-1A
                    Certificates immediately prior to that Distribution Date;

        (B)   to the holders of the Class A-1, Class A-2, Class A-AB and Class
              A-3 Certificates collectively in an aggregate amount equal to the lesser of --

              o     the portion of the Principal Distribution Amount for that
                    Distribution Date that is attributable to Loan Group 1 and, on or after the Distribution Date on which the aggregate
                    Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution
                    Amount for that Distribution Date that is attributable to
                    Loan Group 2 (net of any portion thereof that is
                    distributable on that Distribution Date to the holders of
                    the Class A-1A Certificates), and

                                    S-114

              o     the aggregate Certificate Balance of the Class A-1, Class
                    A-2, Class A-AB and Class A-3 Certificates immediately prior to that Distribution Date;

                    which amount described in (B) above (the "Certificate Group
                    1 Principal Distribution Amount") will be further allocated among those holders in the following amounts and order of
                    priority:

              o     first, to the holders of the Class A-AB Certificates in an amount equal to the lesser of --

                    (1)   the Certificate Group 1 Principal Distribution Amount
                          for that Distribution Date, and

                    (2)   an amount sufficient to reduce the aggregate
                          Certificate Balance of the Class A-AB Certificates to
                          the Class A-AB Planned Principal Balance for that
                          Distribution Date;

              o     second, to the holders of the Class A-1 Certificates in an amount equal to the lesser of--

                    (1)   the Certificate Group 1 Principal Distribution Amount
                          for that Distribution Date, reduced by any portion of
                          that amount that is allocable to reduce the aggregate
                          Certificate Balance of the Class A-AB Certificates to
                          the Class A-AB Planned Principal Balance for that
                          Distribution Date as described in the preceding bullet
                          and paid to the holders of that Class on that
                          Distribution Date, and

                    (2)   the aggregate Certificate Balance of the Class A-1
                          Certificates immediately prior to that Distribution
                          Date;

              o     third, to the holders of the Class A-2 Certificates in an
                    amount equal to the lesser of --

                    (1)   the Certificate Group 1 Principal Distribution Amount
                          for that Distribution Date, reduced by any portion of
                          that amount that is allocable to reduce the aggregate
                          Certificate Balances of the Class A-AB Certificates
                          (to the Class A-AB Planned Principal Balance for that
                          Distribution Date) or the Class A-1 Certificates, in
                          each case as described in the preceding bullets and
                          paid to the holders of those Classes on that
                          Distribution Date, and

                    (2)   the aggregate Certificate Balance of the Class A-2
                          Certificates immediately prior to that Distribution
                          Date;

              o     fourth, to the holders of the Class A-AB Certificates in an amount (in addition to the amount allocated to them as
                    described in the first bullet above) equal to the lesser
                    of--

                    (1)   the Certificate Group 1 Principal Distribution Amount
                          for that Distribution Date, reduced by any portion of
                          that amount that is allocable to reduce the aggregate
                          Certificate Balances of the Class A-AB Certificates
                          (to the Class A-AB Planned Principal Balance for that
                          Distribution Date as described in the first bullet
                          above), or the Class A-1 or Class A-2 Certificates, in
                          each case as described in the preceding bullets and
                          paid to the holders of those Classes on that
                          Distribution Date, and

                    (2)   the aggregate Certificate Balance of the Class A-AB
                          Certificates immediately after the allocation made
                          pursuant to the first bullet above;

              o     finally, to the holders of the Class A-3 Certificates in an amount equal to the lesser of --

                                    S-115

                    (1)   the Certificate Group 1 Principal Distribution Amount
                          for that Distribution Date, reduced by any portion of
                          that amount that is allocable to the Class A-1, Class
                          A-2 or Class A-AB Certificates, in each case as
                          described in the preceding bullets and paid to the
                          holders of those Classes on that Distribution Date,
                          and

                    (2)   the aggregate Certificate Balance of the Class A-3
                          Certificates immediately prior to that Distribution
                          Date;

(iii)   to the holders of the Class A Senior Certificates and the Class X
        Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized
        Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the
        Notional Amount), plus interest on such Realized Losses or Expense
        Losses, at one-twelfth the applicable Pass-Through Rate;

(iv)    to the holders of the Class A-M Certificates, the Distributable
        Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(v)     upon payment in full of the aggregate Certificate Balance of the Class
        A-3 and Class A-1A Certificates, to the holders of the Class A-M
        Certificates, the Principal Distribution Amount for such Distribution
        Date until the aggregate Certificate Balance of the Class A-M
        Certificates has been reduced to zero; the portion of the Principal
        Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

(vi)    to the holders of the Class A-M Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(vii)   to the holders of the Class A-J Certificates, the Distributable
        Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(viii)  upon payment in full of the aggregate Certificate Balance of the Class
        A-M Certificates, to the holders of the Class A-J Certificates, the
        Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the
        Class A Senior and Class A-M Certificates;

(ix)    to the holders of the Class A-J Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

(x)     to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

        Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

        o     first, to the Class A-1, Class A-1A, Class A-2, Class A-AB and
              Class A-3 Certificates, in proportion to their respective
              Certificate Balances, in reduction of their respective Certificate
              Balances, until the aggregate Certificate Balance of each such
              Class is reduced to zero; and

                                    S-116

        o     second, to the Class A-1, Class A-1A, Class A-2, Class A-AB and
              Class A-3 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and
              Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

        On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates and the Residual
Certificates, in alphabetical order of Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and
(3) below, in that order, to the holders of the Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and
Class P Certificates:

        (1)   to pay interest to the holders of the particular Class of
              certificates, up to an amount equal to the Distributable
              Certificate Interest Amount in respect of such Class of
              certificates for such Distribution Date;

        (2)   if the aggregate Certificate Balance of each other Class of
              Subordinate Certificates, if any, with an earlier alphabetical
              Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

        (3)   to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense
              Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b)
              all unpaid interest on such amounts, at one-twelfth the
              Pass-Through Rate of such Classes.

        Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

        Excess Liquidation Proceeds will be deposited into the Reserve Account.
On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates --
in order of alphabetical Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates) -- for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense
Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

Class A-AB Planned Principal Balance

        On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the Certificate Group
1 Principal Distribution Amount (including after the principal balance of the
Class A-1A Certificates has been reduced to zero, the portions of the Principal
Distribution Amount for that Distribution Date that is attributable to Loan
Group 2) in either case, to reduce its Certificate Balance to the Planned
Principal Balance for such Distribution Date as described in
"--Distributions--Application of the Available Distribution Amount" above. The
"Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the
Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the

                                    S-117

related Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, there can be no assurance that the Certificate Balance of the Class
A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule A. In general, once the
Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, any remaining Certificate Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

        On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1,
Class A-2, Class A-AB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that
Distribution Date, (b) the Base Interest Fraction for the related Principal
Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in Loan Group 1 and collected during the related
Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

        On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the Base Interest Fraction for the related principal prepayment and the Class A-1A Certificates and (b) the amount of the Prepayment Premium or
Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in Loan Group 2 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

        No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

        Notwithstanding that any mortgaged property may be acquired as part of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until such REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

                                    S-118

Appraisal Reductions

        Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

        As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

        The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

        Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

        As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

                                    S-119

        Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

        Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the Trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the Trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

        Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

        Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-1A, Class A-2,
Class A-AB and Class A-3 Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the
Class X Certificates, pro rata with the Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

        Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

        Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

        Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional Trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent

                                    S-120

permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the
Non-Serviced Companion Mortgage Loans.

        Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional Trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

        Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

        If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest (as defined in this prospectus supplement), subject to certain limitations described in this prospectus supplement. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

        Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

        On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

        In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the
Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

        The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the Trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1.0% of the balance as of the Cut-off Date of the mortgage loans.

        The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due

                                    S-121

Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Trust. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

        Upon any such termination, the Purchase Price for the mortgage loans and the other property in the Trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

        ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

        On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

        o     the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

        o     a fraction, the numerator of which is the Scheduled Principal
              Balance of such mortgage loan as of the immediately preceding
              Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced
              Mortgage Loan or Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced
              Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable)
              and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

        In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

        With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

        The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in

                                    S-122

accordance with the Pooling and Servicing Agreement and any related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement.

        P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "-- Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

        Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

        Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

Servicing Advances

        Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

        With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

        o     insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

        o     items such as real estate taxes and assessments in respect of such
              REO Property that may result in the imposition of a lien;

        o     any ground rents in respect of such REO Property; and

        o     other costs and expenses necessary to maintain, manage or operate such REO Property.

                                    S-123

        Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

        The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

        In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

        Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that Distribution
Date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

                                    S-124

Nonrecoverable Advances

        The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

        In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

        Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date (in the aggregate and by Loan Group as appropriate):

        (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i)     the date of such Distribution  Date, and of the Record
                          Date,  Interest Accrual Period, and Determination Date
                          for such Distribution Date;

                  (ii)    the Available Distribution Amount for the Distribution
                          Date,  and  any  other  cash  flows  received  on  the
                          mortgage  loans and  applied to pay fees and  expenses
                          (including    the    components   of   the   Available
                          Distribution Amount or such other cash flows);

                  (iii)   the  aggregate  amount  of  servicing  fees,   Special
                          Servicing Fees, other special  servicing  compensation
                          and  Trustee  Fees paid to the  master  servicer,  the
                          Primary Servicer, the special servicer, the holders of
                          the rights to Excess  Servicing  Fees, the trustee and
                          the paying agent with respect to the Mortgage Pool;

                  (iv)    the amount of other fees and expenses accrued and paid
                          from the Trust,  including without  limitation Advance
                          reimbursement and interest on Advances, and specifying
                          the  purpose  of such fees or  expenses  and the party
                          receiving payment of those amounts, if applicable;

                  (v)     the  amount,  if  any,  of such  distributions  to the
                          holders   of   each   Class   of   Principal   Balance
                          Certificates   applied   to   reduce   the   aggregate
                          Certificate Balance of that Class;

                  (vi)    the  amount of such  distribution  to  holders of each
                          Class of  certificates  allocable  to (A) interest and
                          (B) Prepayment Premiums or Yield Maintenance Charges;

                                    S-125

                  (vii)   the amount of any shortfall in principal distributions
                          and any  shortfall in interest  distributions  to each
                          applicable Class of certificates;

                  (viii)  the amount of excess cash flow, if any  distributed to the holder of the Residual Certificates;

                  (ix)    the aggregate  Certificate  Balance or Notional Amount
                          of each Class of certificates  before and after giving
                          effect to the distribution  made on such  Distribution
                          Date;

                  (x)     the  Pass-Through  Rate  applicable  to each  Class of
                          certificates for such Distribution Date;

                  (xi)    the weighted average mortgage rate (and interest rates
                          by  distributional  groups or ranges) of the  mortgage
                          loans as of the related Determination Date;

                  (xii)   the  number  of  outstanding  mortgage  loans  and the
                          aggregate  principal  balance and Scheduled  Principal
                          Balance of the  mortgage  loans and  weighted  average
                          remaining term at the close of business on the related
                          Determination  Date, with respect to the Mortgage Pool
                          and with respect to each Loan Group;

                  (xiii)  the number and aggregate  Scheduled  Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                          (A)   delinquent 30 to 59 days,

                          (B)   delinquent 60 to 89 days,

                          (C)   delinquent 90 days or more,

                          (D)   as to which foreclosure proceedings have been
                                commenced, or

                          (E)   as to which bankruptcy proceedings have been
                                commenced;

                  (xiv)   the aggregate  amount and general purpose of Servicing
                          Advances  and  P&I  Advances  outstanding,  separately
                          stated,  that have been made by the  master  servicer,
                          the special  servicer  and the trustee with respect to
                          the Mortgage Pool and the aggregate amount and general
                          purpose of Servicing Advances and P&I Advances made by
                          the  applicable   Non-Serviced  Mortgage  Loan  Master
                          Servicer  in  respect  of  the  Non-Serviced  Mortgage
                          Loans;

                  (xv)    the  number  and  related  principal  balances  of any
                          mortgage  loans  modified,  extended  or  waived  on a
                          loan-by-loan  basis since the  previous  Determination
                          Date  (including a description  of any  modifications,
                          extensions  or waivers to mortgage  loan terms,  fees,
                          penalties or payments during the  distribution  period
                          as provided to the Paying Agent);

                  (xvi)   with  respect  to any  REO  Property  included  in the
                          Trust,  the principal  balance of the related mortgage
                          loan as of the date of acquisition of the REO Property
                          and the  Scheduled  Principal  Balance of the mortgage
                          loan;

                  (xvii)  as of the related Determination Date:

                  (A)     as  to  any  REO  Property  sold  during  the  related
                          Collection   Period,   the   date   of   the   related
                          determination  by such  special  servicer  that it has
                          recovered all payments  which it expects to be finally
                          recoverable  and the  amount of the  proceeds  of such
                          sale  deposited   into  the   applicable   Certificate
                          Account, and

                                    S-126

                  (B)     the aggregate  amount of other  revenues  collected by
                          each  special   servicer  with  respect  to  each  REO
                          Property  during  the  related  Collection  Period and
                          credited to the  applicable  Certificate  Account,  in
                          each case  identifying  such REO  Property by the loan
                          number of the related mortgage loan;

                  (xviii) the  aggregate  amount of Principal  Prepayments  made during the related Collection Period,  with respect to
                          the Mortgage Pool and with respect to each Loan Group;

                  (xix)   the  amount of  Unpaid  Interest,  Realized  Losses or
                          Expense Losses,  if any,  incurred with respect to the
                          mortgage loans,  including a break out by type of such
                          Realized Losses or Expense Losses, with respect to the
                          Mortgage Pool and with respect to each Loan Group;

                  (xx)    Material Breaches of mortgage loan representations and
                          warranties of which the trustee,  the master  servicer
                          or the special  servicer has received  written notice;
                          and

                  (xxi)   the amount of any Appraisal Reductions effected during
                          the related  Collection Period on a loan-by-loan basis
                          and the  total  Appraisal  Reductions  in effect as of
                          such  Distribution  Date, with respect to the Mortgage
                          Pool  (and in the  case of the  Non-Serviced  Mortgage
                          Loans, the amount of any appraisal reductions effected
                          under the related  Non-Serviced  Mortgage Loan Pooling
                          and Servicing Agreement).

        (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
              Appendix I.

        The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

        In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

        The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the Trust through the EDGAR system.
For assistance with the paying agent's website, investors may call 301-815-6600.
The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

        In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

        On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing

                                    S-127

Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

        The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

        The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

        o     the Pooling and Servicing Agreement and any amendments to it;

        o     all reports or statements delivered to holders of the relevant
              Class of certificates since the Closing Date;

        o     all officer's certificates delivered to the paying agent since the
              Closing Date;

        o     all accountants' reports delivered to the paying agent since the
              Closing Date;

        o     the mortgage loan files;

        o     any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

        o     any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

        Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

        The Trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-TOP25."

                                    S-128

Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street N.E., Washington, D.C.
20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Book-Entry Certificates

        Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

        The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in January 2007:

        The close of business on

        January 1 (except as described in this    (A)   Cut-off Date.
        prospectus supplement)

        January 31                                (B)   Record Date for all
                                                        Classes of Certificates.

        January 2 - February 5                    (C)   The Collection Period.
                                                        The master servicer
                                                        receives Scheduled
                                                        Payments due after the
                                                        Cut-off Date and any
                                                        Principal Prepayments
                                                        made after the Cut-off
                                                        Date and on or prior
                                                        to February 5.

        February 5                                (D)   Determination Date.

        February 9                                (E)   Master Servicer
                                                        Remittance Date.

        February 12                               (F)   Distribution Date.

        Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

        (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

                                    S-129

        (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

        (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to February 5, 2007 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

        (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

        (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

        (F)   The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

        The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any
Class may be earlier or later (and could be substantially later) than the expected final distribution date.

        The Rated Final Distribution Date of each Class of certificates is the
Distribution Date in November 2049.

        The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

        The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

        o     to cure any ambiguity;

        o     to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the
              statements made with respect to the certificates, the Trust or the
              Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

        o     to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each
              REMIC (or the grantor trust portion of the Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

                                    S-130

        o     to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing
              Agreement not inconsistent with the provisions therein;

        o     to modify, add to or eliminate the provisions in the Pooling and
              Servicing Agreement relating to transfers of Residual
              Certificates;

        o     to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

        o     to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

        o     any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

        No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the Trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

        The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and
Servicing Agreement.

        The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

        o     reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

        o     reduce the aforesaid percentages of aggregate certificate
              percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of certificates affected thereby;

        o     eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the
              Code; or

        o     adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class
              R-I, Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the Trust, without the consent of 100% of the holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of

                                    S-131

              counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

        Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Depositor, and the
Rating Agencies, on or before the date specified in the Pooling and Servicing
Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an
Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

        In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each
Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

        o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation
              AB applicable to it;

        o     a statement that the party used the criteria in Item 1122(d) of
              Regulation AB to assess compliance with the applicable servicing criteria;

        o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

        o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

        Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

        The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

        o     the Pass-Through Rate for such certificate;

                                    S-132

        o     the rate and timing of principal payments, including Principal
              Prepayments, and other principal collections on the mortgage loans
              (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of
              representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional
              Amount of such certificate;

        o     the rate, timing and severity of Realized Losses and Expense
              Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional
              Amount of such certificate or in reduction of amounts
              distributable thereon;

        o     the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
              Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

        o     the timing and severity of any Net Aggregate Prepayment Interest
              Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

        In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

        The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more
Classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a Pass-Through Rate equal to or based on the Weighted Average Net
Mortgage Rate, will) be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

        The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such Class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account

                                    S-133

of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-AB and Class A-3
Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2,
Class A-AB and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 2.

        A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class
A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the
Certificate Balances of the Class A-M through Class P Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of such Certificates, the Class A-1A
Certificates will receive principal distributions from the collections on the
Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-AB and Class A-3
Certificates without regard to Loan Group.

        Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the Trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

        Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust as described in this prospectus supplement under "Description of the
Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

        The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amount of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

        In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect

                                    S-134

on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A
Senior, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, and Class X Certificates, the allocation of a portion of collected
Prepayment Premiums or Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks;
however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

        Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

        If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

        The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
Certificates) -- from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-1A, Class A-2, Class A-AB and Class A-3 Certificates. As
to each of such Classes, Realized Losses and Expense Losses will reduce (i)
first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii)
second, Unpaid Interest owing to such Class; and (iii) third, Distributable
Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-1A Certificates,
Class A-2 Certificates, Class A-AB Certificates and Class A-3 Certificates, and,
as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions,
Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

        The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal and amortization terms that require Balloon
Payments--the demographics and relative

                                    S-135

economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

        The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

        Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

        We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

        Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-AB, Class A-3, and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the weighted average life on the Class A-1, Class A-2, Class A-AB and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 2.

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

        The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

        The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay

                                    S-136

may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

        For the purposes of each table, the weighted average life of a certificate is determined by:

        o     multiplying the amount of each reduction in the Certificate
              Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

        o     summing the results; and

        o     dividing the sum by the aggregate amount of the reductions in the
              Certificate Balance of such certificate.

        The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
     CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%     50%     75%     100%
------------------------------  ------  ------  ------  ------  ------
Closing Date                     100%    100%    100%    100%    100%
January 2008                     91%     91%     91%     91%     91%
January 2009                     81%     81%     81%     81%     81%
January 2010                     69%     69%     69%     69%     69%
January 2011                     56%     56%     56%     56%     56%
January 2012                      0%      0%      0%      0%      0%
Weighted average life (years)    3.57    3.57    3.56    3.55    3.46

      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
     CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%     50%     75%     100%
------------------------------  ------  ------  ------  ------  ------
Closing Date                     100%    100%    100%    100%    100%
January 2008                     99%     99%     99%     99%     99%
January 2009                     99%     99%     99%     99%     99%
January 2010                     97%     97%     97%     97%     97%
January 2011                     96%     96%     96%     96%     96%
January 2012                     95%     95%     95%     95%     95%
January 2013                     94%     94%     94%     94%     94%
January 2014                     88%     88%     88%     88%     88%
January 2015                     87%     87%     87%     87%     87%
January 2016                     86%     86%     86%     86%     86%
January 2017                      0%      0%      0%      0%      0%
Weighted average life (years)    9.19    9.18    9.16    9.14    8.97

                                    S-137

      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
     CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%     50%     75%     100%
------------------------------  ------  ------  ------  ------  ------
Closing Date                     100%    100%    100%    100%    100%
January 2008                     100%    100%    100%    100%    100%
January 2009                     100%    100%    100%    100%    100%
January 2010                     100%    100%    100%    100%    100%
January 2011                     100%    100%    100%    100%    100%
January 2012                     100%    100%    100%    100%    100%
January 2013                     100%    100%    100%    100%    100%
January 2014                      0%      0%      0%      0%      0%
Weighted average life (years)    6.76    6.75    6.74    6.73    6.66

      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
     CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%     50%     75%     100%
------------------------------  ------  ------  ------  ------  ------
Closing Date                     100%    100%    100%    100%    100%
January 2008                     100%    100%    100%    100%    100%
January 2009                     100%    100%    100%    100%    100%
January 2010                     100%    100%    100%    100%    100%
January 2011                     100%    100%    100%    100%    100%
January 2012                     99%     99%     99%     99%     99%
January 2013                     79%     79%     79%     79%     79%
January 2014                     59%     59%     59%     59%     59%
January 2015                     41%     41%     41%     41%     41%
January 2016                     17%     11%      3%      0%      0%
January 2017                      0%      0%      0%      0%      0%
Weighted average life (years)    7.37    7.35    7.34    7.32    7.29

      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
     CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%     50%     75%     100%
------------------------------  ------  ------  ------  ------  ------
Closing Date                     100%    100%    100%    100%    100%
January 2008                     100%    100%    100%    100%    100%
January 2009                     100%    100%    100%    100%    100%
January 2010                     100%    100%    100%    100%    100%
January 2011                     100%    100%    100%    100%    100%
January 2012                     100%    100%    100%    100%    100%
January 2013                     100%    100%    100%    100%    100%
January 2014                     100%    100%    100%    100%    100%
January 2015                     100%    100%    100%    100%    100%
January 2016                     100%    100%    100%    99%     95%
January 2017                      0%      0%      0%      0%      0%
Weighted average life (years)    9.79    9.77    9.74    9.70    9.49

                                    S-138

      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
     CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%     50%     75%     100%
------------------------------  ------  ------  ------  ------  ------
Closing Date                     100%    100%    100%    100%    100%
January 2008                     100%    100%    100%    100%    100%
January 2009                     100%    100%    100%    100%    100%
January 2010                     100%    100%    100%    100%    100%
January 2011                     100%    100%    100%    100%    100%
January 2012                     100%    100%    100%    100%    100%
January 2013                     100%    100%    100%    100%    100%
January 2014                     100%    100%    100%    100%    100%
January 2015                     100%    100%    100%    100%    100%
January 2016                     100%    100%    100%    100%    100%
January 2017                      0%      0%      0%      0%      0%
Weighted average life (years)    9.90    9.89    9.88    9.87    9.78

      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
     CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%     50%     75%     100%
------------------------------  ------  ------  ------  ------  ------
Closing Date                     100%    100%    100%    100%    100%
January 2008                     100%    100%    100%    100%    100%
January 2009                     100%    100%    100%    100%    100%
January 2010                     100%    100%    100%    100%    100%
January 2011                     100%    100%    100%    100%    100%
January 2012                     100%    100%    100%    100%    100%
January 2013                     100%    100%    100%    100%    100%
January 2014                     100%    100%    100%    100%    100%
January 2015                     100%    100%    100%    100%    100%
January 2016                     100%    100%    100%    100%    100%
January 2017                      0%      0%      0%      0%      0%
Weighted average life (years)    9.95    9.95    9.95    9.95    9.80

                                    S-139

                      DESCRIPTION OF THE MORTGAGE POOL

GENERAL

        The Mortgage Pool will consist of two hundred four (204) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,554,514,355, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $897,173 to $95,200,000, and the mortgage loans have an average Cut-off Date Balance of $7,620,168.

        For purposes of calculating distributions on certain Classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

        Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than twenty-nine (29) mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred seventy-two (172) mortgage loans, with an Initial Loan Group 1 Balance of $1,409,118,671, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 90.6% of the Initial Pool Balance.

        Loan Group 2 will consist of twenty-nine (29) of the mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $145,395,685. Loan Group 2 represents approximately 9.4% of the initial outstanding pool balance and approximately 57.2% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community.

        The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $897,173 to $95,200,000 and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $8,192,550. The Cut-off Date Balances of the
mortgage loans in Loan Group 2 range from $1,258,886 to $21,000,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of
$4,543,615.

        Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

        A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo
Bank, National Association and Principal Commercial Funding II, LLC are set
forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Bear Stearns Commercial Mortgage, Inc.--Underwriting
Standards," "--Morgan Stanley Mortgage Capital Inc.--Underwriting Standards,"
"--Wells Fargo Bank, National Association--Underwriting Standards" and
"--Principal Commercial Funding II, LLC--Underwriting Standards," respectively.

        The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

        The mortgage loans were originated between August 25, 2005 and December
20, 2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

                                    S-140

        Two hundred two (202) mortgaged properties, securing mortgage loans representing 82.6% of the Initial Pool Balance (which include one hundred sixty-nine (169) mortgaged properties in Loan Group 1, securing mortgage loans representing 80.8% of the Initial Loan Group 1 Balance, and thirty-three (33)
mortgaged properties in Loan Group 2, securing mortgage loans representing
100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Seven (7) mortgaged properties, securing mortgage loans representing 9.8% of the Initial Pool Balance (securing mortgage loans representing 10.8% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties.
Four (4) mortgaged properties, securing mortgage loans representing 7.6% of the
Initial Pool Balance (securing mortgage loans representing 8.3% of the Initial
Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged properties.

        On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase
Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

        The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred one (201)
mortgage loans, representing 97.4% of the Initial Pool Balance (which include one hundred sixty-nine (169) mortgage loans in Loan Group 1, representing 97.1%
of the Initial Loan Group 1 Balance, and thirty-two (32) mortgage loans in Loan
Group 2, representing 100.0% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a
360-day year. Three (3) mortgage loans, representing 2.6% of the Initial Pool
Balance (and representing 2.9% of the Initial Loan Group 1 Balance), accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

        The mortgage loans consist of the following property types:

        o     Retail - Ninety-five (95) of the mortgaged properties, which secure 41.5% of the Initial Pool Balance (securing mortgage loans representing 45.8% of the Initial Loan Group 1 Balance), are retail properties;

        o     Office - Fifteen (15) of the mortgaged properties, which secure
              14.6% of the Initial Pool Balance (securing mortgage loans representing 16.1% of the Initial Loan Group 1 Balance), are office properties;

        o     Hospitality - Sixteen (16) of the mortgaged properties, which secure 13.9% of the Initial Pool Balance (securing mortgage loans representing 15.3% of the Initial Loan Group 1 Balance), are hospitality properties;

        o     Multifamily - Thirty-seven (37) of the mortgaged properties, which secure 13.6% of the Initial Pool Balance (which include seven (7)
              mortgaged properties in Loan Group 1, securing mortgage loans representing 5.4% of the Initial Loan Group 1 Balance, and thirty
              (30) mortgaged properties in Loan Group 2, securing mortgage loans representing 92.6% of the Initial Loan Group 2 Balance), are multifamily properties;

                                    S-141

        o     Industrial - Twenty (20) of the mortgaged properties, which secure
              4.5% of the Initial Pool Balance (securing mortgage loans
              representing 4.9% of the Initial Loan Group 1 Balance), are industrial properties;

        o     Other - Four (4) of the mortgaged properties, which secure 3.4% of the Initial Pool Balance (securing mortgage loans representing
              3.7% of the Initial Loan Group 1 Balance), are a type of property other than those set forth in this paragraph.

        o     Self Storage - Fifteen (15) of the mortgaged properties, which secure 3.3% of the Initial Pool Balance (securing mortgage loans representing 3.7% of the Initial Loan Group 1 Balance), are self storage properties.

        o     Manufactured Housing Community - Seven (7) of the mortgaged properties, which secure 2.8% of the Initial Pool Balance (which include four (4) mortgaged properties in Loan Group 1, securing mortgage loans representing 2.3% of the Initial Loan Group 1
              Balance, and three (3) mortgaged properties in Loan Group 2, securing mortgage loans representing 7.4% of the Initial Loan
              Group 2 Balance), are manufactured housing community properties;
              and

        o     Mixed Use - Four (4) of the mortgaged properties, which secure
              2.5% of the Initial Pool Balance (securing mortgage loans
              representing 2.8% of the Initial Loan Group 1 Balance), are mixed use properties.

        For information regarding the property types in Loan Group 1 or Loan
        Group 2, see Appendix I to this prospectus supplement.

Property Location

        The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York, Texas,
South Carolina, Florida, and New Jersey.

        o     Forty-one (41) mortgaged properties, representing security for
              21.4% of the Initial Pool Balance, are located in California
              (which include thirty-seven (37) mortgaged properties in Loan
              Group 1, representing security for 22.3% of the Initial Loan Group
              1 Balance, and four (4) mortgaged properties in Loan Group 2, representing security for 13.3% of the Initial Loan Group 2
              Balance). Of the mortgaged properties located in California, twenty-eight (28) of such mortgaged properties, representing security for 15.4% of the Initial Pool Balance, are located in
              Southern California (which include twenty-five (25) mortgaged properties in Loan Group 1, representing security for 16.0% of the
              Initial Loan Group 1 Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 10.4% of the Initial
              Loan Group 2 Balance), and thirteen (13) mortgaged properties, representing security for 6.0% of the Initial Pool Balance, are located in Northern California (which include twelve (12)
              mortgaged properties in Loan Group 1, representing security for
              6.3% of the Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan Group 2, representing security for 2.9% of the
              Initial Loan Group 2 Balance). Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

        o     Fifteen (15) mortgaged properties, representing security for 9.4%
              of the Initial Pool Balance, are located in New York (which include twelve (12) mortgaged properties in Loan Group 1,
              representing security for 8.9% of the Initial Loan Group 1
              Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 14.4% of the Initial Loan Group 2
              Balance);

        o     Twenty-five (25) mortgaged properties, representing security for
              6.5% of the Initial Pool Balance, are located in Texas (which include twenty-three (23) mortgaged properties in Loan Group 1, representing security for 6.8% of the Initial Loan Group 1
              Balance, and two (2) mortgaged properties in Loan Group 2, representing security for 4.2% of the Initial Loan Group 2
              Balance);

                                    S-142

        o     Two (2) mortgaged properties, representing security for 6.4% of the Initial Pool Balance, are located in South Carolina (and representing security for 7.0% of the Initial Loan Group 1
              Balance);

        o     Nine (9) mortgaged properties, representing security for 6.0% of the Initial Pool Balance, are located in Florida (and representing security for 6.7% of the Initial Loan Group 1 Balance); and

        o     Five (5) mortgaged properties, representing security for 5.3% of the Initial Pool Balance, are located in New Jersey (and
              representing security for 5.8% of the Initial Loan Group 1
              Balance).

        For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

        Two hundred (200) of the mortgage loans, representing 91.4% of the
Initial Pool Balance (which include one hundred sixty-nine (169) mortgage loans in Loan Group 1, representing 90.7% of the Initial Loan Group 1 Balance, and thirty-one (31) mortgage loans in Loan Group 2 representing 98.1% of the Initial
Loan Group 2 Balance), have Due Dates on the 1st day of each calendar month. Two
(2) of the mortgage loans, representing 4.7% of the Initial Pool Balance (which include one (1) mortgage loan in Loan Group 1, representing 5.0% of the Initial
Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2 representing
1.9% of the Initial Loan Group 2 Balance), have Due Dates on the 3rd day of each calendar month. One (1) mortgage loan, representing 3.2% of the Initial Pool
Balance (and representing 3.5% of the Initial Loan Group 1 Balance), has a Due
Date on the 8th day of each calendar month. One (1) mortgage loan, representing
0.6% of the Initial Pool Balance (and representing 0.7% of the Initial Loan
Group 1 Balance), has a Due Date on the 9th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) two hundred one (201) mortgage loans, representing 98.5% of the Initial Pool Balance (which include one hundred sixty-nine (169) mortgage loans in Loan Group 1, representing 98.3% of the
Initial Loan Group 1 Balance, and thirty-two (32) mortgage loans in Loan Group 2 representing 100.0% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days; (ii) one (1) mortgage loan, representing 1.3% of the Initial Pool
Balance (and representing 1.4% of the Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of 10 calendar days; (iii) one (1) mortgage loan, representing 0.1% of the Initial Pool Balance
(and representing 0.1% of the Initial Loan Group 1 balance), with a grace period prior to the imposition of late payment charges of 15 calendar days; and (iv)
one (1) mortgage loan, representing 0.1% of the Initial Pool Balance (and representing 0.1% if the Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of 16 calendar days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement, which are based on the related mortgage loan documents.

Amortization

        The mortgage loans have the following amortization features:

        o     Two hundred one (201) mortgage loans, representing 99.3% of the
              Initial Pool Balance (which include one hundred sixty-nine (169)
              mortgage loans in Loan Group 1, representing 99.3% of the Initial
              Loan Group 1 Balance, and thirty-two (32) mortgage loans in Loan
              Group 2 representing 100.0% of the Initial Loan Group 2 Balance), are Balloon Loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or Anticipated Repayment Date, as applicable. Fifteen (15) of these mortgage loans, representing
              9.4% of the Initial Pool Balance (and representing 10.3% of the
              Initial Loan Group 1 Balance), are mortgage loans that have an
              Anticipated Repayment Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated
              maturity date) upon which these increases occur.

                                    S-143

        o     Also included in these Balloon Loans are forty-one (41) mortgage loans, representing 47.0% of the Initial Pool Balance (which include thirty-seven (37) mortgage loans in Loan Group 1,
              representing 50.1% of the Initial Loan Group 1 Balance, and four
              (4) mortgage loans in Loan Group 2 representing 16.7% of the
              Initial Loan Group 2 Balance), that provide for monthly payments of interest only for their entire respective terms and thirty-nine
              (39) mortgage loans, representing 22.2% of the Initial Pool
              Balance (which include thirty-three (33) mortgage loans in Loan
              Group 1, representing 21.5% of the Initial Loan Group 1 Balance, and six (6) mortgage loans in Loan Group 2 representing 29.2% of the Initial Loan Group 2 Balance), that currently provide for monthly payments of interest only for a portion of their
              respective terms ranging from 12 months to 60 months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Prepayment Restrictions

        As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

        o     One hundred thirty-one (131) mortgage loans, representing 58.6% of the Initial Pool Balance (which include one hundred fourteen (114)
              mortgage loans in Loan Group 1, representing 57.5% of the Initial
              Loan Group 1 Balance, and seventeen (17) mortgage loans in Loan
              Group 2 representing 69.4% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments during the Lock-out
              Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

        o     Thirty-eight (38) mortgage loans, representing 14.1% of the
              Initial Pool Balance (which include thirty (30) mortgage loans in
              Loan Group 1, representing 14.1% of the Initial Loan Group 1
              Balance, and eight (8) mortgage loans in Loan Group 2,
              representing 14.3% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or
              Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

        o     Thirty (30) mortgage loans, representing 11.8% of the Initial Pool
              Balance (which include twenty-four (24) mortgage loans in Loan
              Group 1, representing 12.0% of the Initial Loan Group 1 Balance, and six (6) mortgage loans in Loan Group 2, representing 10.1% of the Initial Loan Group 2 Balance), prohibit voluntary Principal
              Prepayments during a Lock-out Period, and following the Lock-out
              Period provide for a Prepayment Premium or Yield Maintenance
              Charge calculated on the basis of the greater of a yield
              maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities"
              as defined above;

        o     One (1) mortgage loan, representing 6.1% of the Initial Pool
              Balance (and representing 6.8% of the Initial Loan Group 1
              Balance), has no Lock-out Period and permits voluntary Principal
              Prepayments if accompanied by a Yield Maintenance Charge
              calculated on the basis of a yield maintenance formula and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities"
              as defined above;

        o     One (1) mortgage loan, representing 4.6% of the Initial Pool
              Balance (and representing 5.1% of the Initial Loan Group 1
              Balance), prohibits voluntary Principal Prepayments during a
              Lock-out Period, and following the Lock-out Period through, and including, May 31, 2016, provides for a Prepayment Premium or
              Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and after May 31, 2016 through, and including, October 31,

                                    S-144

              2016 provides for a Prepayment Premium or Yield Maintenance Charge
              calculated on the basis of a yield maintenance formula;

        o     One (1) mortgage loan, representing 3.5% of the Initial Pool
              Balance (and representing 3.9% of the Initial Loan Group 1
              Balance), has no Lock-out Period and permits voluntary Principal
              Prepayments if accompanied by a Prepayment Premium or Yield
              Maintenance Charge calculated on the basis of (i) the greater of a yield maintenance formula and 3.0% of the amount prepaid with respect to any prepayment made prior to October 1, 2009, and (ii)
              the greater of a yield maintenance formula and 1.0% of the amount prepaid with respect to any prepayment made on or after October 1,
              2009; and

        o     Two (2) mortgage loans, representing 1.2% of the Initial Pool
              Balance (which include one (1) mortgage loan in Loan Group 1, representing 0.7% of the Initial Loan Group 1 Balance, and one (1)
              mortgage loan in Loan Group 2, representing 6.2% of the Initial
              Loan Group 2 Balance), have no Lock-out Period and permit
              voluntary Principal Prepayments if accompanied by a Prepayment
              Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

        Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

        With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

        o     One (1) mortgage loan, representing 4.6% of the Initial Pool
              Balance (and representing 5.0% of the Initial Loan Group 1
              Balance), permits the release of one (1) or more parcels at any time upon prepayment of an amount equal to 110% of the allocated loan amount of the parcel being released, plus a Prepayment
              Premium, if, in each case, the debt service coverage ratio is at least 1.26x with respect to the remaining portion of the mortgaged property;

        o     One (1) mortgage loan, representing 1.3% of the Initial Pool
              Balance (and representing 1.4% of the Initial Loan Group 1
              Balance), is secured by multiple mortgaged properties and permits the release of one of the mortgaged properties from the lien of the related mortgage loan after the applicable Lock-out Period if certain conditions are satisfied, including (i) the partial defeasance of the mortgage loan of an amount equal to 115% of the allocated loan amount of the parcel being released, (ii) the aggregate debt service coverage ratio with respect to the
              remaining mortgaged properties following the release being equal to or greater than the greater of (a) 1.70x (assuming a debt service constant of 6.26%) or (b) the aggregate debt service coverage ratio existing prior to the defeasance, as determined by the lender, and (iii) the outstanding balance of the undefeased note will not exceed 65% of the fair market value of the remaining mortgaged properties, as determined by the lender;

        o     One (1) mortgage loan, representing 0.6% of the Initial Pool
              Balance (and representing 0.7% of the Initial Loan Group 1
              Balance), permits two releases of any one or more buildings of the mortgaged property (provided that certain buildings must be released together) at any time upon prepayment of an amount equal to 110% of the allocated loan amount of the portion of the mortgaged property being released plus a Prepayment Premium, if the loan-to-value ratio of the remaining portion of the mortgaged property following the release is not greater than 60% and the debt service coverage ratio with respect to the remaining portion of the mortgaged property following the release is not less than
              1.30x;

         o    Two (2) mortgage loans, representing 0.4% of the Initial Pool
              Balance (and representing 0.4% of the Initial Loan Group 1
              Balance), are secured by multiple mortgaged properties and permit the release of either of the mortgaged properties after the applicable Lock-out Period in conjunction with (i) a partial

                                    S-145

              defeasance, or (ii) a prepayment, if accompanied by a Prepayment
              Premium of an amount equal to 125% of the allocated loan amount of the property being released, and, in each case, with respect to the remaining mortgaged properties, (a) the debt service coverage ratio is at least 1.27x or 1.53x, as the case may be, (b) the loan-to-value ratio is not greater than 62.4% or 63%, as the case may be, and (c) confirmation of "no downgrade" from the applicable ratings agencies is received; and

         o    One (1) mortgage loan, representing 0.1% of the Initial Pool
              Balance (and representing 1.5% of Initial Loan Group 2 Balance), is secured by multiple mortgaged properties and permits the release of either of the mortgaged properties at any time upon a prepayment of an amount equal to 120% of the allocated loan amount of the property being released, plus a Prepayment Premium, if, in each case, the loan-to-value ratio is not greater than 70% with respect to the remaining mortgaged property.

        Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment Premium or defeasance requirements commencing one (1) to thirteen (13) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

        The method of calculation of any Prepayment Premium or Yield Maintenance
Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

        In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

        See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge
which will vary for any mortgage loan.

Non-Recourse Obligations

        The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

        The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

        In addition, some of the mortgage loans, any Serviced Companion Mortgage
Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right

                                    S-146

it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

        One (1) mortgage loan, representing 0.6% of the Initial Pool Balance
(and representing 0.7% of the Initial Loan Group 1 Balance), currently has additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 31 (the "225 South
Sixth Street Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $10,000,000, representing 0.6% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another note (the "225 South Sixth Street Companion Loan"), which had an outstanding principal balance as of the Cut-off Date of $152,500,000. In addition, the 225
South Sixth Street Loan Group has related mezzanine financing in the original principal amount of $25,000,000, which is secured by the equity ownership interests in the borrower but not by the related mortgaged property.

        Borrowers under two (2) mortgage loans, Mortgage Loan Nos. 19 and 38, representing 1.6% of the Initial Pool Balance (and representing 1.8% of the
Initial Loan Group 1 Balance), have incurred additional financing that is not secured by the related mortgaged property.

        In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

        Thirteen (13) of the mortgage loans, representing 22.5% of the Initial
Pool Balance (and representing 24.8% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional financing that is secured by a pledge of equity interests in the borrower, provided that certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

        Six (6) of the mortgage loans, representing 2.4% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
2.2% of the Initial Loan Group 1 Balance, and one (1) mortgage loans in Loan
Group 2, representing 3.7% of the Initial Loan Group 2 Balance), permit the related borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that, in each case, certain debt service coverage ratio ("DSCR") and loan-to-value ("LTV") tests are satisfied, as further discussed in the footnotes to Appendix II to this prospectus supplement.

        One (1) mortgage loan, representing 0.9% of the Initial Pool Balance
(and representing 9.6% of the Initial Loan Group 2 Balance), permits the borrower to either enter into additional subordinate financing that is secured by the related mortgaged property, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes to Appendix II to this prospectus supplement or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower.

        In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

        In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment
Premium. Accordingly, such purchase (if made prior to the maturity date or
Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

                                    S-147

        The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

        For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

        We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

        Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Loan Purpose

        Sixty-nine (69) of the mortgage loans, representing 31.2% of the Initial
Pool Balance (which include sixty-three (63) mortgage loans in Loan Group 1, representing 33.1% of the Initial Loan Group 1 Balance, and six (6) mortgage loans in Loan Group 2, representing 13.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred thirty-five (135) of the mortgage loans, representing 68.8% of the Initial Pool Balance (which include one hundred nine (109) mortgage loans in Loan Group 1, representing
66.9% of the Initial Loan Group 1 Balance, and twenty-six (26) mortgage loans in
Loan Group 2, representing 87.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

        Seven (7) of the mortgage loans, representing 5.9% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
5.9% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan
Group 2, representing 5.5% of the Initial Loan Group 2 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods and are to be released only upon the satisfaction of certain conditions by the borrower. If the applicable borrower does not satisfy the conditions for release of the monies or letters of credit by the applicable release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan. Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

        Fifteen (15) mortgage loans, representing 9.4% of the Initial Pool
Balance (and representing 10.3% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

                                    S-148

Cash Management Agreements/Lockboxes

        Fifty-two (52) of the mortgage loans, representing 51.5% of the Initial
Pool Balance (which include fifty-one (51) mortgage loans in Loan Group 1, representing 56.5% of the Initial Loan Group 1 Balance, and one (1) mortgage loans in Loan Group 2, representing 2.9% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

        Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

        o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash
              management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

        o     Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
              forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the
              Trust; the revenue is then applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

        o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

        o     Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the
              Trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the Trust
              according to the related mortgage loan documents.

        o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

        In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter"

                                    S-149

receipts may be deposited into the lockbox account by the property manager.
Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

        In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

Environmental Assessments

        An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

        In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

        In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain

                                    S-150

statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

        Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

        In the case of forty-three (43) mortgaged properties, securing mortgage loans representing approximately 5.3% of the Initial Pool Balance (which include thirty-four (34) mortgaged properties in Loan Group 1, securing mortgage loans representing 4.5% of the Initial Loan Group 1 Balance, and nine (9) mortgaged properties in Loan Group 2, securing mortgage loans representing 13.7% of the
Initial Loan Group 2 Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the Trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of approximately
$3,815,567. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

        In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

        o     if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

        o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

        o     if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

        The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower

                                    S-151

was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.
No individual claim under the group policy may exceed $4,787,500 and the total claims under the group policy is subject to a maximum of $29,067,000. There is no deductible under the policy.

        The secured creditor impaired property policy requires that the appropriate party associated with the Trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

        The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

ADDITIONAL MORTGAGE LOAN INFORMATION

        Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

        For purposes of the tables in Appendix I and for the information presented in Appendix II, Appendix III and Appendix IV:

        (1)   References to "DSCR" are references to "Debt Service Coverage
              Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
              Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
              Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any
              mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement.
              For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects (i) with respect to any Serviced Pari Passu
              Mortgage Loan, the aggregate indebtedness evidenced by the
              Serviced Pari Passu Mortgage Loan and the related Serviced
              Companion Mortgage Loan, and (ii) with respect to any Non-Serviced
              Mortgage Loan, the aggregate indebtedness evidenced by the
              Non-Serviced Mortgage Loan and the related Non-Serviced Companion
              Mortgage Loan. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service Coverage
              Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

              In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
              (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.

                                    S-152

              The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
              In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
              Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

              The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

              Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
              mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

              The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
              Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

        (2)   References to "DSCR Post IO Period" are references to "Debt
              Service Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
              Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or
              "DSCR Post IO Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage
              Ratio Post IO Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

        (3)   References in the tables to "Cut-off Date LTV" are references to
              "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
              Appendix IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value,"
              "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the
              "Glossary of Terms" in this prospectus supplement. For

                                    S-153

              purposes of the information presented in this prospectus
              supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related
              Serviced Companion Mortgage Loan, and (ii) with respect to any
              Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced
              Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The loan-to-value
              information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

              The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

              When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

              No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

        (4)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

        The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

        Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

        The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

                                    S-154

        If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

        o     the outstanding principal balance of the related mortgage loan;
              and

        o     the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

        If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

        In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the Trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in

                                    S-155

order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage
On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

        On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

        The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

        The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

        In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

        (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

        (2)   such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

        (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

        (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

        (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

        (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

                                    S-156

        (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

        (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

        (9)   the mortgage loan seller has received no notice of the
commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

        (10)  the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

        (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

        (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

        (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

        (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

        (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

        (16)  the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

        (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

        (18)  to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

                                    S-157

        (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

        (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

        If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

        If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

        o     repurchase the affected mortgage loan from the Trust at the
              Purchase Price; or

        o     at its option, if within the two-year period commencing on the
              Closing Date, replace such mortgage loan with a Qualifying
              Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
              Qualifying Substitute Mortgage Loan as of the date of
              substitution, after application of all payments due on or before such date, whether or not received.

        The related mortgage loan seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

                                    S-158

        The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

        If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or
Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such
Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller
(such approval not to be unreasonably withheld).

        Notwithstanding anything to the contrary contained in this prospectus supplement, if a representation or warranty has been breached with respect to the 436 North Bedford Drive Mortgage Loan, which was co-originated by Principal
Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc., each of
Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc.
will be obligated to take those remedial actions only with respect to its 50%
interest in such mortgage loan that it sold to the trust. It is possible that under certain circumstances only one of Principal Commercial Funding II, LLC and
Morgan Stanley Mortgage Capital Inc. will repurchase or otherwise comply with any repurchase obligations.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

        The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be

                                    S-159

constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

        With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

        The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

        Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

        Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

        On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans (including the 436 North Bedford Drive Mortgage Loan which was co-originated by Principal Commercial Funding II, LLC and Morgan
Stanley Mortgage Capital Inc.) sold by it or its affiliates to the Trust. The
Primary Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the

                                    S-160

termination of the Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the
Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

        Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the Depositor's prior consent to the extent set forth in the Pooling and
Servicing Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

        The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

        o     a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
              Adviser, the Depositor and the trustee;

        o     the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

        o     the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
              qualification of the then current ratings on the certificates.

        Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

        The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

        The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

        The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

                                    S-161

        Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in
this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the Trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

        A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

        The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

        The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

        The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE 225 SOUTH SIXTH STREET LOAN GROUP

        Mortgage Loan No. 31 (referred to herein as the "225 South Sixth Street
Pari Passu Loan") is secured by the related mortgaged property (the "225 South
Sixth Street Mortgage"). The 225 South Sixth Street Pari Passu Loan had an
outstanding principal balance as of the Cut-off Date of $10,000,000, representing 0.6% of the Initial Pool Balance (and representing 0.7% of the initial Loan Group 1 balance), and is an asset of the trust. The 225 South Sixth
Street Pari Passu Loan is secured by the same mortgaged property on a pari passu basis with another note (the "225 South Sixth Street Companion Loan", and together with the 225 South Sixth Street Pari Passu Loan, the "225 South Sixth
Street Loan Group") that had an outstanding principal balance as of the Cut-Off
Date of $152,500,000. The interest rate and maturity date on the 225 South Sixth
Street Pari Passu Loan and the 225 South Sixth Street Companion Loan are
identical. The 225 Sixth Street Companion Loan is not an asset of the trust.

        The 225 South Sixth Street Companion Loan is included in a securitization known as the Bear Stearns Commercial Mortgage Securities Trust
2006-TOP24 ("BSCMSI 2006-TOP24"). The 225 South Sixth Street Loan Group is
currently being serviced pursuant to the BSCMSI 2006-TOP24 Pooling and Servicing
Agreement. Terms of the intercreditor agreement between the holders of the 225
South Sixth Street Pari Passu Loan and the holder of the 225 South Sixth Street
Companion Loan provides that for so long as the 225 South Sixth Street Pari
Passu Loan is included in a securitization, the BSCMSI 2006-TOP24 Master
Servicer or BSCMSI 2006-TOP24 Special Servicer, if applicable, will be obligated to administer the 225 South Sixth Street Pari Passu Loan and the 225 South

                                    S-162

Sixth Street Companion Loan consistently with the terms of the related intercreditor agreement and the BSCMSI 2006-TOP24 Pooling and Servicing
Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the 225 South Sixth Street Pari Passu Loan
unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 225 South Sixth Street Pari Passu Loan. The BSCMSI
2006-TOP24 Master Servicer or the BSCMSI 2006-TOP24 Trustee, as applicable, are required to make Servicing Advances on the 225 South Sixth Street Loan
Group unless the BSCMSI 2006-TOP24 Master Servicer, the BSCMSI 2006-TOP24
Special Servicer or the BSCMSI 2006-TOP24 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the 225
South Sixth Street Loan Group.

        General. The holders of the 225 South Sixth Street Loan Group have entered into an intercreditor agreement, which generally provides (among other things) for the following:

        o     the loans comprising the 225 South Sixth Street Loan Group are of equal priority with each other and no portion of any of them will have priority or preference over the other;

        o     the BSCMSI 2006-TOP24 Pooling and Servicing Agreement and the
              related intercreditor agreement will exclusively govern the servicing and administration of the 225 South Sixth Street Loan
              Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the 225 South Sixth Street
              Loan Group will be effected in accordance with the BSCMSI
              2006-TOP24 Pooling and Servicing Agreement) and the BSCMSI
              2006-TOP24 Trustee (or the BSCMSI 2006-TOP24 Master Servicer or
              BSCMSI 2006-TOP24 Special Servicer on its behalf) has the
              exclusive right to exercise remedies with respect to the 225 South
              Sixth Street Loan Group, including, without limitation, seeking foreclosure;

        o     the controlling class representative appointed pursuant to the
              BSCMSI 2006-TOP24 Pooling and Servicing Agreement will act as controlling class representative with respect to the 225 South
              Sixth Street Loan Group and have all rights with respect to the
              225 South Sixth Street Loan Group set forth in the BSCMSI
              2006-TOP24 Pooling and Servicing Agreement; and

        o     all payments, proceeds and other recoveries on or in respect of the 225 South Sixth Street Pari Passu Loan and/or the 225 South
              Sixth Street Companion Loan (in each case, subject to the rights of the BSCMSI 2006-TOP24 Master Servicer, the BSCMSI 2006-TOP24
              Special Servicer, the BSCMSI 2006-TOP24 Depositor or the BSCMSI
              2006-TOP24 Trustee to payments and reimbursements pursuant to and in accordance with the terms of the BSCMSI 2006-TOP24 Pooling and
              Servicing Agreement) will be applied to the loans comprising the
              225 South Sixth Street Loan Group on a pari passu basis according to their respective outstanding principal balances.

        Fair Value Purchase Option. Under the BSCMSI 2006-TOP24 Pooling and
Servicing Agreement, if the 225 South Sixth Street Pari Passu Loan is subject to a fair value purchase option as described below under "--Sale of Defaulted
Mortgage Loans", then any holder of that option, in connection with the exercise of such option, will also be required to purchase the 225 South Sixth Street
Pari Passu Loan at the purchase price determined by the BSCMSI 2006-TOP24
Special Servicer.

        Consent Rights of the Holder of the 225 South Sixth Street Pari Passu
Loan. The holder of the 225 South Sixth Street Pari Passu Loan has certain consultation rights with respect to the 225 South Sixth Street Loan Group and the related mortgaged property under the BSCMSI 2006-TOP24 Pooling and Servicing
Agreement and related intercreditor agreement. The holder of the 225 South Sixth
Street Pari Passu Loan has two periods, each consisting of 5 business days, to consult with the BSCMSI 2006-TOP24 Special Servicer, after which, if no agreement is reached, the BSCMSI 2006-TOP24 Special Servicer will be entitled to take such action as is consistent with the servicing standard under the BSCMSI
2006-TOP24 Pooling and Servicing Agreement. The parent of the borrower under the
225 South Sixth Street Loan Group also has additional subordinated mezzanine financing (the "225 South Sixth Street Mezzanine Loan") in place with an original principal balance of $25,000,000 that is not secured by the 225 South
Sixth Street mortgaged property. The 225 South Sixth Street Mezzanine Loan is secured by a first

                                    S-163

priority perfected security interest in the ownership interests of the related borrower under the 225 South Sixth Street Loan Group. The 225 South Sixth Street
Mezzanine Loan is not an asset of the Trust.

        Rights of the Holder of 225 South Sixth Street Mezzanine Loan. Pursuant
to the terms of an intercreditor agreement, the holder of the 225 South Sixth
Street Mezzanine Loan has certain rights with respect to the 225 South Sixth
Street Loan Group, including, among others, the following:

        Option to Cure Defaults Under the 225 South Sixth Street Loan Group. The
holder of the 225 South Sixth Street Mezzanine Loan has the right to cure monetary events of default with respect to the 225 South Sixth Street Loan
Group, within 5 business days of receipt by the holder of the 225 South Sixth
Street Mezzanine Loan of notice of the monetary event of default. Generally, the holder of the 225 South Sixth Street Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the
225 South Sixth Street Loan Group for more than six consecutive months. If the default is of a non-monetary nature, the holder of the 225 South Sixth Street
Mezzanine Loan shall have the same period of time as the 225 South Sixth Street
Loan Group borrower to cure such non-monetary default, provided, however that if such non-monetary default is susceptible to cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the 225 South Sixth Street Mezzanine Loan, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

        Option to Purchase the 225 South Sixth Street Loan Group. If (a) the 225
South Sixth Street Loan Group has been accelerated or (b) any proceeding to foreclose or otherwise enforce the 225 South Sixth Street Mortgage or other security for the 225 South Sixth Street Loan Group has been commenced, upon ten business days prior written notice, the holder of the 225 South Sixth Street
Mezzanine Loan has the right to purchase, in whole but not in part, the 225
South Sixth Street Loan Group for a price equal to the outstanding principal balance of the 225 South Sixth Street Loan Group, plus accrued and unpaid interest on the 225 South Sixth Street Loan Group, plus any advances made by the holders of the 225 South Sixth Street Loan Group, plus any interest charged by the holders of the 225 South Sixth Street Loan Group on any advances for monthly payments of principal and/or interest on the 225 South Sixth Street Loan Group and/or on any advances, and any prepayment fees or premiums that would be due if the related borrower were prepaying the 225 South Sixth Street Loan Group at the time of such purchase and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holders of the 225
South Sixth Street Loan Group in enforcing the terms of the related 225 South
Sixth Street Loan Group documents and a liquidation fee if the 225 South Sixth
Street Loan Group is purchased 60 or more days after such 225 South Sixth Street
Loan Group becomes a specially serviced mortgage loan. The foregoing option to purchase the 225 South Sixth Street Loan Group automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

        Consent Rights. Under the intercreditor agreement, the consent of the holder of the 225 South Sixth Street Mezzanine Loan is required for the holders of the 225 South Sixth Street Loan Group to take any of the following actions or make any modifications to the 225 South Sixth Street Loan Group documents permitting it to take any of the following actions:

        o     increase the interest rate or principal amount of the 225 South
              Sixth Street Loan Group except for increases in principal to cover workout costs (including closing costs in connection therewith)
              and protective advances made by the holders of the 225 South Sixth
              Street Loan Group;

        o     increase in any other material respect any monetary obligations of the borrower under the 225 South Sixth Street Loan Group
              documents;

        o     shorten the scheduled maturity date of the 225 South Sixth Street
              Loan Group (other than by acceleration of the 225 South Sixth
              Street Loan Group pursuant to the 225 South Sixth Street Loan
              Group documents);

                                    S-164

        o     convert or exchange the 225 South Sixth Street Loan Group into or for any other indebtedness or subordinate any of the 225 South
              Sixth Street Loan Group to any indebtedness of the borrower under the 225 South Sixth Street Loan Group;

        o     permit the holders of the 225 South Sixth Street Loan Group to accept a grant of any lien on or security interest in any
              collateral or property of the borrower under the 225 South Sixth
              Street Loan Group or any other person not originally granted or contemplated to be granted a lien or security interest under the
              225 South Sixth Street Loan Group documents;

        o     modify or amend the terms and provisions of the 225 South Sixth
              Street Loan Group cash management agreement with respect to the amount, manner, timing and method (including priority of payments)
              of the application of payments under the 225 South Sixth Street
              Loan Group documents or the 225 South Sixth Street Mezzanine Loan documents;

        o     cross-default the 225 South Sixth Street Loan Group with any other indebtedness;

        o     permit the holders of the 225 South Sixth Street Loan Group to obtain any equity interest in the borrower under the 225 South
              Sixth Street Loan Group or the borrower under 225 South Sixth
              Street Mezzanine Loan, or any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the 225 South Sixth Street Mortgage;

        o     spread the lien of the 225 South Sixth Street Loan Group to encumber additional real property;

        o     extend the period during which voluntary prepayments are
              prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the 225
              South Sixth Street Loan Group when none is now required under the
              225 South Sixth Street Loan Group documents or after the current maturity date of the 225 South Sixth Street Loan Group or increase the amount of such prepayment fee, premium or yield maintenance charge;

        o     result in the termination of, or increase the required strike price with respect to any interest rate protection agreement required under the 225 South Sixth Street Loan Group documents or modify or amend the requirements of the 225 South Sixth Street
              Loan Group documents relating to any interest rate protection agreement;

        o     modify or amend the definition of "Event of Default" under the 225
              South Sixth Street Loan Group documents;

        o     modify or amend the provisions of the 225 South Sixth Street Loan
              Group documents limiting transfers of interests (direct or indirect) in the borrower under the 225 South Sixth Street Loan
              Group or the 225 South Sixth Street Mortgage;

        o     modify the provisions of the 225 South Sixth Street Loan Group documents relating to the establishment of reserve accounts and the amounts to be deposited into such accounts; or

        o     release any collateral for the 225 South Sixth Street Loan Group;

        provided, however, in no event shall the holders of the 225 South Sixth
Street Loan Group be obligated to obtain consent from the holder of the 225
South Sixth Street Mezzanine Loan to any of the modifications listed above in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the 225 South Sixth Street Loan Group following the occurrence of an event of default under the 225 South Sixth Street Loan Group, except that under no condition shall the holders of the 225 South Sixth Street
Loan Group commit the following actions without written consent of the holder of the 225 South Sixth Street Mezzanine Loan:

                                    S-165

        o     increase the principal amount of the 225 South Sixth Street Loan
              Group except for increases in principal to cover workout costs
              (including closing costs in connection therewith) and protective advances made by such holders of the 225 South Sixth Street Loan
              Group; or

        o     extend the period during which voluntary prepayments are
              prohibited or impose any prepayment fee or premium or Yield
              Maintenance Charge in connection with a prepayment of the 225
              South Sixth Street Loan Group when none is now required under the
              225 South Sixth Street Loan Group documents or after the current maturity date of the 225 South Sixth Street Loan Group or increase the amount of such prepayment fee, premium or yield maintenance charge.

        Notwithstanding the foregoing, the holders of the 225 South Sixth Street
Loan Group shall not commit any of the other actions enumerated above if the holder of the 225 South Sixth Street Mezzanine Loan has cured or is in the process of curing any such event of default (and with respect to non-monetary events of default that it is not capable of curing, such events of defaults will not materially adversely affect the 225 South Sixth Street Mortgage or the cash flow and the holder of the 225 South Sixth Mezzanine Loan is diligently pursuing its remedies to acquire the equity in the borrower).

THE MASTER SERVICER

Master Servicer Compensation

        The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

        The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

        In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

        In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

        If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the

                                    S-166

master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default
occurs primarily by reason of the occurrence of a default of the Primary
Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

        The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

        Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the
Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating Agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as the Operating
Adviser has consented to such primary servicing or subservicing arrangement.

        However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

                                    S-167

        The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

THE SPECIAL SERVICER

Special Servicer Compensation

        The special servicer will be entitled to receive:

        o     a Special Servicing Fee;

        o     a Workout Fee; and

        o     a Liquidation Fee.

        The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

        The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

        In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

        As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

        If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

        The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and

                                    S-168

responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement. The Pooling and
Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

        The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

        In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

        An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

        o     any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

        o     any foreclosure or comparable conversion of the ownership of a mortgaged property;

        o     any proposed sale of a defaulted mortgage loan or A/B Mortgage
              Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

        o     any determination to bring an REO Property into compliance with applicable environmental laws;

        o     any release of or acceptance of substitute or additional
              collateral for a mortgage loan or A/B Mortgage Loan;

        o     any acceptance of a discounted payoff;

        o     any waiver or consent to a waiver of a "due-on-sale" or
              "due-on-encumbrance" clause;

        o     any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
              Mortgage Loan;

        o     any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

        o     any franchise changes or management company changes to which the special servicer is required to consent;

                                    S-169

        o     certain releases of any escrow accounts, reserve accounts or letters of credit; and

        o     any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B
              Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

        In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

        At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

        The Operating Adviser shall be responsible for its own expenses.

        We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

        Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the Operating Adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

        Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

        Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

        o     reduce the amounts owing under any Specially Serviced Mortgage
              Loan by forgiving principal, accrued interest and/or any
              Prepayment Premium or Yield Maintenance Charge;

        o     reduce the amount of the Scheduled Payment on any Specially
              Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

        o     forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

        o     extend the maturity date of any Specially Serviced Mortgage Loan;
              and/or

        o     accept a Principal Prepayment during any Lock-out Period;

                                    S-170

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

        In no event, however, will the special servicer be permitted to:

        o     extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
              Distribution Date or, in the case of an ARD Loan, three years prior to the Rated Final Distribution Date; or

        o     if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
              Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

        Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Expenses" in this prospectus supplement.

        The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

        The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

        The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the Trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

        The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

                                    S-171

        Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and the holder of the 225 South Sixth Street Mezzanine Loan has a purchase
Option with respect to the 225 South Sixth Street Pari Passu Loan to the extent described in "Servicing of the Mortgage Loans--Servicing of the 225 South Sixth
Street Loan Group."

FORECLOSURES

        The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

        If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

        If the Trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate
-- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different

                                    S-172

method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                  MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

        For United States federal income tax purposes, portions of the Trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICS--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the Trust other than that portion of the Trust consisting of the rights to
Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

        o     the making of proper elections;

        o     the accuracy of all representations made with respect to the mortgage loans;

        o     ongoing compliance with all provisions of the Pooling and
              Servicing Agreement and other related documents and no amendments to them;

        o     ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
              Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

        o     ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
              Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust.

        The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

        The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest

                                    S-173

described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S.
obligations.

        Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

        The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

        We anticipate that the offered certificates will be issued at a premium for federal income tax purposes. Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder.

        Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisers regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

        The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the Trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

        Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisers concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

                                    S-174

ADDITIONAL CONSIDERATIONS

        The special servicer is authorized, when doing so is consistent with maximizing the Trust's net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property. Any such taxes imposed on the Trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

        Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III and the Excess Interest
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

        For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

        The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 21.4% of the Initial
Pool Balance) that are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

        Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                        CERTAIN ERISA CONSIDERATIONS

        ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the
Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and most non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

        Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan

                                    S-175

unless certain exceptions apply. If the assets of the Trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the Trust. If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Trust assets.

        Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

        In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

        With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

        o     the initial purchase, the holding, and the subsequent resale by
              Plans of certificates evidencing interests in pass-through trusts;
              and

        o     transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
              obligations that meet the conditions and requirements of the
              Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

        The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

        o     the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
              transaction with an unrelated party;

        o     the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

        o     the trustee cannot be an affiliate of any member of the Restricted
              Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5%

                                    S-176

              of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

        o     the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
              the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        o     the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
              Securities and Exchange Commission under the 1933 Act.

        A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

        Before purchasing any such Class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

        Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

        o     the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust;

        o     the Plan's investment in each Class of certificates does not exceed 25% of all of the certificates outstanding of that Class at the time of the acquisition; and

        o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

        We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust.

INSURANCE COMPANY GENERAL ACCOUNTS

        Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business

                                    S-177

Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

        Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

        Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

        Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              LEGAL INVESTMENT

        The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

        No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisers to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                    S-178

                               USE OF PROCEEDS

        We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                            PLAN OF DISTRIBUTION

        We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated and Bear, Stearns & Co. Inc. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each
Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

    UNDERWRITERS         CLASS A-1     CLASS A-1A     CLASS A-2     CLASS A-AB
---------------------  -------------  -------------  ------------  -------------

Morgan Stanley & Co.    $32,500,000   $ 72,697,500   $38,850,000    $31,150,000
   Incorporated

Bear, Stearns & Co.     $32,500,000   $ 72,697,500   $38,850,000    $31,150,000
   Inc.

     Total...........   $65,000,000   $145,395,000   $77,700,000    $62,300,000

    UNDERWRITERS         CLASS A-3      CLASS A-M     CLASS A-J
---------------------  -------------  -------------  ------------
 Morgan Stanley & Co.  $392,200,000   $ 77,725,500   $55,380,000
    Incorporated

 Bear, Stearns & Co.   $392,200,000   $ 77,725,500   $55,380,000
    Inc.

      Total..........  $784,400,000   $155,451,000   $110,760,000

        Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

        The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,408,480,567, plus accrued interest on the certificates.

        The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

        One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Morgan Stanley
Mortgage Capital Inc., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers.

                                    S-179

See "Risk Factors--Conflicts of Interest May Have An Adverse Effect On Your
Certificates" in this prospectus supplement.

        In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the
Underwriter of a greater number of certificates than it is required to purchase from Morgan Stanley Mortgage Capital Inc. in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the
Underwriter if the certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. We expect that an affiliate of Morgan
Stanley & Co. Incorporated will purchase approximately $15,000,000 of the Class
A-3 Certificates for its own account.

        The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about January 30, 2007, which is the seventh business day following the date of pricing of the certificates.

        Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

        The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

        We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

        One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

        The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital, Inc., a mortgage loan seller.

                                LEGAL MATTERS

        The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the
Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader,
Wickersham & Taft LLP, New York, New York, for Morgan Stanley Mortgage Capital
Inc. by Latham & Watkins LLP, New York, New York, for Wells Fargo Bank, National
Association, in its capacity as sponsor and mortgage loan seller, by Andrews &
Kurth LLP, for Wells Fargo Bank, National Association, in its capacity as master servicer, by Sidley Austin LLP, New York, New York, for Principal Commercial
Funding II, LLC, by Dechert LLP, New York, New York, for Wells Fargo Bank,
National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington Lobdell & Hickman LLP, and for
LaSalle Bank National Association, by Kennedy Covington Lobdell & Hickman LLP.

                                    S-180

                                   RATINGS

        It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch, Moody's and DBRS.

CLASS                                   FITCH      MOODY'S      DBRS
------------------------------------  ---------  -----------  --------
Class A-1...........................     AAA         Aaa        AAA
Class A-1A..........................     AAA         Aaa        AAA
Class A-2...........................     AAA         Aaa        AAA
Class A-AB..........................     AAA         Aaa        AAA
Class A-3...........................     AAA         Aaa        AAA
Class A-M...........................     AAA         Aaa        AAA
Class A-J...........................     AAA         Aaa        AAA

        It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows, by at least 36 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

        The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

        There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                    S-181

                              GLOSSARY OF TERMS

        The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

        Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

        "225 South Sixth Street Companion Loan" means the loan that is secured by the 225 South Sixth Street Pari Passu Mortgage on a pari passu basis with the
225 South Sixth Street Pari Passu Loan.

        "225 South Sixth Street Loan Group" means, collectively, the 225 South
Sixth Street Pari Passu Loan and the 225 South Sixth Street Companion Loan.

        "225 South Sixth Street Mezzanine Loan" means, with respect to the 225
South Sixth Street Pari Passu Loan, the related mezzanine loan.

        "225 South Sixth Street Mortgage" means the mortgage securing the 225
South Sixth Street Pari Passu Loan and the 225 South Sixth Street Companion
Loan.

        "225 South Sixth Street Pari Passu Loan" means Mortgage Loan No. 31, which is secured on a pari passu basis with the 225 South Sixth Street Companion
Loan pursuant to the 225 South Sixth Street Pari Passu Mortgage.

        "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the Trust.

        "A/B Mortgage Loan" means any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the Trust. References in this prospectus supplement to an A/B
Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. There are no A/B Mortgage Loans included in the Trust.

        "Accrued Certificate Interest" means, in respect of each Class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        "Additional Servicer" means each affiliate of the master servicer, the
Depositor, MSMC, BSCMI, PCFII, Wells Fargo Bank, or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Depositor, MSMC, BSCMI, PCFII, Wells Fargo Bank or any
Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

        "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II and Appendix III.

                                    S-182

        "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

        "Advances" means Servicing Advances and P&I Advances, collectively.

        "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

        "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

        "Appraisal Event" means not later than the earliest of the following:

o     the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o     the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o     the effective date of any modification to a Money Term of a mortgage loan,
      Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
      Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o     the date 30 days following the date a mortgaged property becomes an REO
      Property.

        "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

      the sum of:

o     the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
      Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o     to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o     all related unreimbursed Advances and interest on such Advances at the
      Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
      Mortgage Loan that have since been reimbursed to the advancing party by the Trust out of principal collections but not by the related mortgagor;
      and

o     to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow
      Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

      over

                                    S-183

o     90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
      (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of any Non-Serviced Mortgage Loan, any Appraisal Reduction will be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and in the case of the 225 South Sixth Street Loan Group, will be calculated in respect of the 225 South Sixth Street Loan Group taken as a whole and any such Appraisal Reduction will be allocated to the 225 South
Sixth Street Pari Passu Loan and the 225 South Sixth Street Companion Loan, pro
rata based on their respective principal balances.

        "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

        "Assumed Scheduled Payment" means an amount deemed due in respect of:

o     any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
      maturity date; or

o     any mortgage loan as to which the related mortgaged property has become an
      REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the Trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

        "Available Distribution Amount" means in general, for any Distribution
Date:

        (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
              represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
              represents one or more of the following:

              o     Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

              o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

              o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                    Servicer, the trustee and the paying

                                    S-184

                    agent as compensation or in reimbursement of outstanding
                    Advances or as Excess Servicing Fees);

              o     amounts deposited in the Certificate Account in error;

              o     if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts of one day's interest with respect to the Interest
                    Reserve Loans to be deposited into the Interest Reserve
                    Account;

              o     in the case of the REO Property related to an A/B Mortgage
                    Loan or Loan Pair, all amounts received with respect to such
                    A/B Mortgage Loan or Loan Pair, as applicable, that are
                    required to be paid to the holder of the related B Note or
                    Serviced Companion Mortgage Loan pursuant to the terms of
                    the related B Note or Serviced Companion Mortgage Loan and the related intercreditor agreement; and

              o     any portion of such amounts payable to the holders of any
                    Serviced Companion Mortgage Loan or B Note;

        (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

        (3)   if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest Reserve
              Amounts then on deposit in the Interest Reserve Account.

        "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement. There are no B Notes associated with any A/B Mortgage
Loan in the Trust.

        "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment
Dates, as the case may be, unless previously prepaid.

        "Balloon LTV" - See "Balloon LTV Ratio."

        "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

        "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

        "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

        "Base Interest Fraction" means, with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of certificates, and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that

                                    S-185

under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest
Fraction shall be equal to 1.0.

        "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

        "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

        "BSCMSI 2006-TOP24" means the securitization known as the Bear Stearns
Commercial Mortgage Securities Trust Series 2006-TOP24.

        "BSCMSI 2006-TOP24 Depositor" means the "depositor" under the BSCMSI
2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Bear Stearns Commercial Mortgage Securities Inc.

        "BSCMSI 2006-TOP24 Master Servicer" means the "master servicer" under the BSCMSI 2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

        "BSCMSI 2006-TOP24 Operating Adviser" means the operating adviser appointed under the BSCMSI 2006-TOP24 Pooling and Servicing Agreement.

        "BSCMSI 2006-TOP24 Paying Agent" means the "paying agent" under the
BSCMSI 2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

        "BSCMSI 2006-TOP24 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement entered into between the BSCMSI 2006-TOP24 Depositor, the BSCMSI 2006-TOP24 Master Servicer, the BSCMSI 2006-TOP24 Special Servicer,
the BSCMSI 2006-TOP24 Paying Agent and the BSCMSI 2006-TOP24 Trustee.

        "BSCMSI 2006-TOP24 Special Servicer" means the "special servicer" under the BSCMSI 2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ARCap Servicing, Inc.

        "BSCMSI 2006-TOP24 Trustee" means the "trustee" under the BSCMSI
2006-TOP24 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

        "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

        "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the Trust.

        "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

        "Certificate Group 1 Principal Distribution Amount" means, for any
Distribution Date, an amount equal to the lesser of (A) the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (ii) on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount attributable

                                    S-186

to Loan Group 2 (net of any portion thereof that is distributable on that
Distribution Date to the holders of the Class A-1A Certificates), and (B) the
Aggregate Certificate Balance of the Class A-1, Class A-2, Class A-AB and Class
A-3 Certificates outstanding immediately before such Distribution Date.

        "Certificate Owner" means an entity acquiring an interest in an offered certificate.

        "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

        "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-1A Certificates, the Class A-2 Certificates, the Class A-AB
Certificates, and the Class A-3 Certificates.

        "Clearstream Bank" means Clearstream Bank, societe anonyme.

        "Closing Date" means on or about January 30, 2007.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

        "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

        "Compensating Interest Payment" means any payment of Compensating
Interest.

        "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

        "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

                                    S-187

        "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

        "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

        "CPR" - See "Constant Prepayment Rate" above.

        "Cut-off Date" means January 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in January 2007 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on January 1, 2007, not the actual day which such Scheduled Payments were due.

        "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

        "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

        "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

        "DBRS" means Dominion Bond Rating Service, Inc.

        "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

        "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

        "Depositor" means Morgan Stanley Capital I Inc.

        "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

                                    S-188

        "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

        "Distributable Certificate Interest Amount" means, in respect of any
Class of certificates for any Distribution Date, the sum of:

o     Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero)
      by:

                o     any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

                o     Realized Losses and Expense Losses, in each case
                      specifically allocated with respect to such Distribution
                      Date to reduce the Distributable Certificate Interest
                      Amount payable in respect of such Class or Classes in
                      accordance with the terms of the Pooling and Servicing
                      Agreement; plus

o     the portion of the Distributable Certificate Interest Amount for such
      Class or Classes remaining unpaid as of the close of business on the preceding Distribution Date; plus

o     if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
      Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
      Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
      Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

        "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

        "Distribution Date" means the 12th day of each month, or if any such
12th day is not a business day, on the next succeeding business day.

        "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

        "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

        "DSCR" - See "Debt Service Coverage Ratio."

        "DTC" means The Depository Trust Company.

        "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

        "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's, "F-1" by Fitch, and "R-1(middle)"
by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by at least two nationally recognized statistical rating organizations
(which may include S&P, Fitch and/or Moody's), in the case of accounts in which funds are held for

                                    S-189

30 days or less or (B) long-term unsecured debt obligations are rated at least
"A2" by Moody's, at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by
Fitch), and at least "AA(low)" by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and Moody's) by at least two nationally recognized statistical rating organizations (which may include S&P,
Fitch and/or Moody's)) if the deposits are to be held in the account more than
30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the trustee or the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or, in the case of the trustee, the trustee's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate
Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.
Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo
Bank, National Association, each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's, "F-1" in the case of Fitch and "R-1(middle)" in the case of
DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and Moody's) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa2" in the case of Moody's, at least "A+"
in the case of Fitch, and at least "AA(low)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and
Moody's) by at least two nationally recognized statistical rating organizations
(which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for more than 30 days.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

        "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

        "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

        "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o     any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o     any failure by the master servicer to make a required deposit to the
      Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o     any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
      Agreement (other than with respect to the duties described under
      "Description of the Offered Certificates - Evidence as to Compliance" in
      this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange
      Act of 1934, which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of
      Default), which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
      provided, further that such cure period may not exceed 90 days;

                                    S-190

o     any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o     the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o     the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o     the master servicer receives actual knowledge that Moody's has (i)
      qualified, downgraded or withdrawn its rating or ratings of one or more
      Classes of certificates, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or
      (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o     the trustee shall receive notice from Fitch or DBRS to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by
      Fitch or DBRS, as applicable, to any Class of certificates; or

o     the master servicer has been downgraded to a servicer rating level below
      CMS3, or its then equivalent, by Fitch.

        Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates
-- Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with
Regulation AB and the Securities Exchange Act of 1934 or the failure of the
Master Servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

        "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

        "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

        "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in

                                    S-191

full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage
Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

        "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

        "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.12% per annum.

        "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

        "Expense Losses" means, among other things:

        o     any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

        o     all Special Servicer Compensation payable to the special servicer from amounts that are part of the Trust;

        o     other expenses of the Trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the Trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the Trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and
              administration of the Trust; and

        o     any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

        "Financial Market Publishers" means TREPP, LLC and Intex Solutions,
Inc., or any successor entities thereof.

        "Fitch" means Fitch, Inc.

        "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

        "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,409,118,671.

        "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $145,395,685.

        "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,554,514,355.

                                    S-192

        "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

        "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

        "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

        "Interest Only Certificates" means the Class X Certificates.

        "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

        "Interest Reserve Amount" means (a) all amounts deposited in the
Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February, plus (b) for the Distribution Date in February
2007, an initial deposit equal to one day's interest for each Interest Reserve
Loan (which additional deposit is equal to $243,280.57 in the aggregate).

        "Interest Reserve Loan" - See "Non-30/360 Loan" below.

        "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the Trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

        "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

        "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

        "Loan Group 1" means that distinct loan group consisting of one hundred seventy-two (172) mortgage loans, representing 90.6% of the Initial Pool
Balance, comprised of all of the mortgage loans other than twenty-nine (29)
mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties.

        "Loan Group 2" means that distinct loan group consisting of thirty-two
(32) mortgage loans, representing 9.4% of the Initial Pool Balance (and representing approximately 57.2% of the Initial Pool Balance of all the mortgage loans secured by multifamily and manufactured housing community properties), comprised of twenty-nine (29) mortgage loans that are secured by multifamily properties and three (3) mortgage loans that are secured by manufactured housing community properties.

                                    S-193

        "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

        "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

        "MAI" means Member of the Appraisal Institute.

        "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

        "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note.

        "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the Non-Serviced
Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in
connection with the Master Servicing Fee as set forth in the Pooling and
Servicing Agreement. The Master Servicing Fee Rate for Wells Fargo Bank,
National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.02% per annum.

        "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

        "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

        "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgage File" means the following documents, among others:

        o     the original mortgage note (or lost note affidavit), endorsed
              (without recourse) in blank or to the order of the trustee;

        o     the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
              (unless such document(s) have not been returned by the applicable recorder's office);

        o     the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the
              mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

        o     an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

        o     an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

                                    S-194

        o     an original or copy of the related lender's title insurance policy
              (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

        o     when relevant, the related ground lease or a copy of it.

        "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

        "Mortgage Pool" means the two hundred four (204) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,554,514,355, which may vary on the Closing Date by up to 5%.

        "MSMC" means Morgan Stanley Mortgage Capital Inc.

        "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

        "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

        "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year)
      and February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest
      Reserve Account for the preceding January, if applicable, and February
      (commencing in 2007).

        "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the Trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

                                    S-195

        "Non-Serviced Companion Mortgage Loan" means a loan not included in the
Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan. The only Non-Serviced Companion Mortgage Loan related to the trust is the 225 South Sixth Street Companion Loan.

        "Non-Serviced Mortgage Loan" means a mortgage loan included in the Trust but serviced under another agreement. The only Non-Serviced Mortgage Loan in the
Trust is the 225 South Sixth Street Pari Passu Loan.

        "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the Trust.

        "Non-Serviced Mortgage Loan Group" means a loan group comprised of
Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans, and/or
Non-Serviced Mortgage Loan B Notes. The only Non-Serviced Mortgage Loan Group related to the Trust is the 225 South Sixth Street Loan Group.

        "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

        "Non-Serviced Mortgage Loan Mortgage" means the mortgage securing a
Non-Serviced Mortgage Loan. The only Non-Serviced Mortgage Loan Mortgage related to the Trust is the 225 South Sixth Street Mortgage.

        "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced. The only Non-Serviced Mortgage Loan Pooling and Servicing Agreement
related to the Trust is the BSCMSI 2006-TOP24 Pooling and Servicing Agreement.

        "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

        "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

        "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

        "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

        "OID" means original issue discount.

        "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial Operating Adviser will be ARCap REIT, Inc., an affiliate of the special servicer.

        "Option" means the option to purchase from the Trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

        "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

                                    S-196

        "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

        "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

        "Participants" means DTC's participating organizations.

        "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

        "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) accrues interest.

        "PCFII" means Principal Commercial Funding II, LLC.

        "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

        "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

        "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

        "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

        "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

        "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

        "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of January 1, 2007, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master

                                    S-197

servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National
Association, as trustee and Wells Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent.

        "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

        "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o     the aggregate amount of interest that would have accrued at the Net
      Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal
      Balance of such mortgage loan if the mortgage loan had paid on its Due
      Date and such Principal Prepayment or Balloon Payment had not been made, over

o     the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
      Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
      if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

        "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

        "Primary Servicer" means Principal Global Investors, LLC.

        "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

        "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate (including any subservicing fees) for Wells Fargo
Bank, National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.10% per annum.

        "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-AB, Class A-3, Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates.

        "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

                                    S-198

o     the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o     all payments (including Principal Prepayments and the principal portion of
      Balloon Payments (but not in respect of any Serviced Companion Mortgage
      Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
      Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases)
      that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

        The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to reduce the Principal
Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates, and then to reduce the Principal Distribution Amount attributable to the other Loan Group) to the extent applicable:

o     if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related
      Distribution Date, and the Principal Distribution Amount will be reduced
      (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that
      Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal
      Distribution Amount (and will be allocated first to increase the Principal
      Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs);
      and

o     if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
      Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution
      Amount will be reduced (to not less than zero) by any of those Advances
      (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution
      Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs).

        So long as both the Class A-3 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-3 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will effectively be calculated in the aggregate for both Loan Groups.

        "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

                                    S-199

        "PTCE" means a DOL Prohibited Transaction Class Exemption.

        "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase
Agreement, all expenses reasonably incurred or to be incurred by the Primary
Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

        "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

        "Rated Final Distribution Date" as to each Class of certificates, means the Distribution Date in November 2049, which is the first Distribution Date that follows, by at least 36 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date.

        "Rating Agencies" means Fitch, Moody's and DBRS.

        "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o     the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o     the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
      Losses.

        If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

        "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                                    S-200

        "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

        "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

        "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

        "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and
Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

        "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

        "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

        "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

        "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

        "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

        "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

        "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

                                    S-201

        "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o     any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o     the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

        "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

        "Serviced Companion Mortgage Loan" means a loan not included in the
Trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the Trust.

        "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the Trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the Trust. There are no Serviced Pari Passu
Mortgage Loans related to the Trust.

        "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

        "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

        "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o     with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o     with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion
      Mortgage Loan and any B Note or, if a mortgage loan, any Serviced
      Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a

                                    S-202

      Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the
      Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage
      Loan), or (ii) the weighted average of the mortgage rates on the related A
      Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced
      Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

        o     any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

        o     the ownership of any certificate or any interest in any Serviced
              Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan,
              any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

        o     the master servicer's obligation to make Advances;

        o     the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

        o     any obligation of the master servicer (or any of its affiliates)
              to repurchase any mortgage loan from the Trust.

        "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a
Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

        "Specially Serviced Mortgage Loan" means the following:

o     any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
      Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

                                    S-203

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced
      Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or
      Serviced Companion Mortgage Loan (as the case may be).

        "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

        "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o     any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
      Agreement;

o     any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
      Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o     any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
      Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the
      Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o     any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the
      Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency,

                                    S-204

      readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o     the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o     the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o     the trustee shall have received notice from Fitch or DBRS, as applicable, that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any Class of certificates;

o     the special servicer has been downgraded to a servicer rating level below
      CSS3, or its then equivalent, by Fitch;

o     the servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of certificates, or (ii) placed one or more
      Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action; or

o     the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities
      Exchange Act of 1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing
      Agreement.

        "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

        "Structuring Assumptions" means the following assumptions:

o     the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o     the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o     the Closing Date for the sale of the certificates is January 30, 2007;

o     distributions on the certificates are made on the 12th day of each month, commencing in February 2007;

o     there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o     Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o     the Trust does not experience any Expense Losses;

                                    S-205

o     no Principal Prepayment on any mortgage loan is made during its Lock-out
      Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
      Charge, Prepayment Premium or a defeasance requirement, and otherwise
      Principal Prepayments are made on the mortgage loans at the indicated
      levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o     no Prepayment Interest Shortfalls occur;

o     no mortgage loan exercises its partial release option;

o     no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
      Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

o     no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Trust occurs;

o     each ARD Loan pays in full on its Anticipated Repayment Date; and

o     any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

        "Subordinate Certificates" means the Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

        "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable)
of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

        "Trust" means Morgan Stanley Capital I Trust 2007-TOP25.

        "Trustee Fee" means a monthly fee in an amount equal to, in any month, the product of the portion of a rate equal to 0.00165% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution
Account to the trustee and the paying agent as compensation for the performance of their duties.

        "UCF" - See "Underwritable Cash Flow."

        "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

        "Underwriters" means Morgan Stanley & Co. Incorporated and Bear, Stearns
& Co. Inc.

        "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

                                    S-206

        "Unpaid Interest" means, on any Distribution Date with respect to any
Class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

        "WAC" - See "Weighted Average Net Mortgage Rate."

        "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

        "Wells Fargo" means Wells Fargo Bank, National Association.

        "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

        "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans" and "Appendix III - Certain Characteristics of the Mortgage
Loans in Loan Group 2."

                                     S-207

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                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED     WEIGHTED
                                                               AGGREGATE    AGGREGATE     AVERAGE      AVERAGE     WEIGHTED
                                           NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE
LOAN SELLER                              MORTGAGE LOANS      BALANCE ($)   BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association         97            469,400,837       30.2        5.850         117         1.60
Bear Stearns Commercial Mortgage, Inc.         27            387,647,782       24.9        5.728         122         1.91
Principal Commercial Funding II, LLC           38            329,133,538       21.2        5.830         121         1.41
Morgan Stanley Mortgage Capital Inc.           41            321,582,198       20.7        5.823         108         2.35
Principal Commercial Funding II, LLC /
Morgan Stanley Mortgage Capital Inc.            1             46,750,000        3.0        6.210         118         1.34
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        204         $1,554,514,355      100.0%       5.821%        117         1.79X
============================================================================================================================

-------------------------------------------------------------------------------
                                           WEIGHTED       WEIGHTED     WEIGHTED
                                           AVERAGE         AVERAGE      AVERAGE
                                             DSCR       CUT-OFF DATE    BALLOON
LOAN SELLER                              AFTER IO (X)      LTV (%)      LTV (%)
-------------------------------------------------------------------------------

Wells Fargo Bank, National Association       1.51           66.3         57.7
Bear Stearns Commercial Mortgage, Inc.       1.89           58.0         56.6
Principal Commercial Funding II, LLC         1.37           69.1         64.8
Morgan Stanley Mortgage Capital Inc.         2.25           54.7         50.0
Principal Commercial Funding II, LLC /
Morgan Stanley Mortgage Capital Inc.         1.34           66.5         66.5
-------------------------------------------------------------------------------
TOTAL:                                       1.72X          62.4%        57.6%
===============================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED    WEIGHTED
                                                               AGGREGATE    AGGREGATE     AVERAGE      AVERAGE     WEIGHTED
                                           NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE
CUT-OFF DATE BALANCE ($)                 MORTGAGE LOANS      BALANCE ($)   BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                   5              4,843,649        0.3        6.361         118         1.51
1,000,001 - 2,000,000                          41             67,089,815        4.3        6.185         119         1.58
2,000,001 - 3,000,000                          44            112,372,370        7.2        5.993         115         1.61
3,000,001 - 4,000,000                          22             76,249,919        4.9        5.883         115         1.77
4,000,001 - 5,000,000                          20             88,646,122        5.7        5.974         127         1.70
5,000,001 - 6,000,000                          11             60,389,106        3.9        5.816         129         1.61
6,000,001 - 7,000,000                           6             40,474,372        2.6        5.843         128         1.60
7,000,001 - 8,000,000                           9             67,179,964        4.3        5.862         117         1.55
8,000,001 - 9,000,000                           7             60,542,251        3.9        5.797         118         1.73
9,000,001 - 10,000,000                          9             87,695,289        5.6        5.932         118         2.38
10,000,001 - 15,000,000                        11            142,153,030        9.1        5.724         106         2.18
15,000,001 - 20,000,000                         4             72,288,469        4.7        5.616         118         2.85
20,000,001 - 30,000,000                         6            136,815,000        8.8        5.747         119         1.80
30,000,001 <=                                   9            537,775,000       34.6        5.750         116         1.59
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        204         $1,554,514,355      100.0%       5.821%        117         1.79X
===========================================================================================================================

-------------------------------------------------------------------------------
                                           WEIGHTED       WEIGHTED     WEIGHTED
                                           AVERAGE        AVERAGE      AVERAGE
                                             DSCR       CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)                 AFTER IO (X)     LTV (%)      LTV (%)
-------------------------------------------------------------------------------

1 - 1,000,000                                1.51           51.6         40.7
1,000,001 - 2,000,000                        1.54           58.2         49.9
2,000,001 - 3,000,000                        1.54           61.6         54.1
3,000,001 - 4,000,000                        1.71           57.5         48.4
4,000,001 - 5,000,000                        1.66           57.3         45.5
5,000,001 - 6,000,000                        1.59           64.2         54.7
6,000,001 - 7,000,000                        1.51           59.9         51.6
7,000,001 - 8,000,000                        1.52           65.1         57.8
8,000,001 - 9,000,000                        1.73           61.8         51.2
9,000,001 - 10,000,000                       2.29           56.6         52.9
10,000,001 - 15,000,000                      2.13           60.0         56.0
15,000,001 - 20,000,000                      2.78           54.9         51.3
20,000,001 - 30,000,000                      1.71           61.4         59.0
30,000,001 <=                                1.51           67.4         66.0
-------------------------------------------------------------------------------
TOTAL:                                       1.72X          62.4%        57.6%
===============================================================================

Minimum: $897,173
Maximum: $95,200,000
Weighted Average: $7,620,168

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

----------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY    WEIGHTED    WEIGHTED
                                                    AGGREGATE    AGGREGATE     AVERAGE      AVERAGE     WEIGHTED
                             NUMBER OF           CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
STATE                   MORTGAGED PROPERTIES      BALANCE ($)   BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)
----------------------------------------------------------------------------------------------------------------

California - Southern            28               239,951,442       15.4        5.739         117         1.76
California - Northern            13                93,094,152        6.0        6.136         105         1.59
New York                         15               146,450,881        9.4        5.733         122         3.40
Texas                            25               101,527,039        6.5        5.974         117         1.77
South Carolina                    2                99,238,579        6.4        5.654         119         1.24
Florida                           9                93,988,141        6.0        5.907         119         1.35
New Jersey                        5                81,664,205        5.3        5.673         119         1.81
Nevada                            5                74,176,249        4.8        5.732         120         1.42
Washington                       12                64,669,756        4.2        5.933         118         1.83
Illinois                          5                64,180,409        4.1        5.611         119         1.53
District of Columbia              1                55,000,000        3.5        5.927         116         1.34
Michigan                          7                46,237,259        3.0        5.579         118         1.84
Arizona                           9                35,051,752        2.3        6.028         112         1.57
Georgia                           7                34,664,959        2.2        5.941         117         1.60
North Carolina                    4                33,073,829        2.1        5.694         119         1.57
Ohio                              8                30,001,230        1.9        5.996         118         1.66
Minnesota                         6                27,089,077        1.7        5.935         96          1.34
Indiana                           2                24,389,135        1.6        5.746         118         1.39
Pennsylvania                      6                23,998,805        1.5        5.951         118         1.77
Virginia                          4                21,129,935        1.4        5.799         118         1.62
Alaska                            3                19,016,610        1.2        5.465         72          2.07
Maryland                          4                18,641,208        1.2        5.909         138         1.84
Kentucky                          2                17,925,000        1.2        5.890         120         2.03
Kansas                            2                16,950,000        1.1        5.947         117         1.66
Missouri                          2                15,298,408        1.0        5.944         118         1.51
Tennessee                         3                13,408,760        0.9        5.835         119         1.56
Oregon                            3                12,187,952        0.8        5.826         119         2.06
Nebraska                          6                 8,801,844        0.6        5.791         119         1.55
Wisconsin                         2                 8,788,235        0.6        5.994         118         1.23
New Mexico                        3                 6,671,306        0.4        6.398         133         1.81
Connecticut                       2                 6,638,570        0.4        6.160         200         1.54
Colorado                          1                 4,985,867        0.3        5.750         81          1.74
Idaho                             2                 4,614,811        0.3        6.175         116         1.50
Utah                              1                 3,200,000        0.2        5.750         118         2.64
Iowa                              1                 3,027,320        0.2        5.750         119         1.70
Louisiana                         1                 1,696,713        0.1        5.750         118         1.75
Mississippi                       1                 1,677,705        0.1        6.270         119         1.28
West Virginia                     1                 1,407,211        0.1        5.930         119         1.36
----------------------------------------------------------------------------------------------------------------
TOTAL:                          213            $1,554,514,355      100.0%       5.821%        117         1.79X
================================================================================================================

--------------------------------------------------------------
                          WEIGHTED       WEIGHTED     WEIGHTED
                          AVERAGE        AVERAGE      AVERAGE
                            DSCR       CUT-OFF DATE   BALLOON
STATE                   AFTER IO (X)     LTV (%)      LTV (%)
--------------------------------------------------------------

California - Southern       1.75           61.2         58.9
California - Northern       1.41           62.9         55.4
New York                    3.39           43.0         39.5
Texas                       1.66           63.2         57.9
South Carolina              1.24           69.2         68.8
Florida                     1.35           73.9         71.8
New Jersey                  1.80           63.5         61.4
Nevada                      1.23           75.8         70.1
Washington                  1.66           55.3         48.6
Illinois                    1.30           70.3         64.4
District of Columbia        1.34           55.0         55.0
Michigan                    1.79           59.7         50.3
Arizona                     1.51           58.6         51.2
Georgia                     1.60           66.9         56.6
North Carolina              1.57           69.6         64.8
Ohio                        1.63           64.2         57.4
Minnesota                   1.28           68.5         62.5
Indiana                     1.18           77.4         68.9
Pennsylvania                1.69           61.8         58.5
Virginia                    1.62           67.6         58.6
Alaska                      2.07           57.1         55.8
Maryland                    1.84           49.2         38.2
Kentucky                    1.76           57.6         49.1
Kansas                      1.47           64.1         61.2
Missouri                    1.30           73.5         65.5
Tennessee                   1.56           74.9         61.9
Oregon                      2.06           55.0         47.9
Nebraska                    1.55           66.0         55.3
Wisconsin                   1.23           73.4         62.4
New Mexico                  1.62           51.7         45.1
Connecticut                 1.54           56.8         11.8
Colorado                    1.74           49.3         44.5
Idaho                       1.33           56.6         50.4
Utah                        2.64           39.4         39.4
Iowa                        1.70           65.1         55.0
Louisiana                   1.75           70.7         59.7
Mississippi                 1.28           74.2         63.6
West Virginia               1.36           70.0         59.4
--------------------------------------------------------------
TOTAL:                      1.72X          62.4%        57.6%
==============================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY    WEIGHTED    WEIGHTED
                                                                          AGGREGATE    AGGREGATE     AVERAGE      AVERAGE
                                                   NUMBER OF           CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                                 MORTGAGED PROPERTIES      BALANCE ($)   BALANCE (%)    RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Retail
             Anchored                                  26               436,193,290       28.1        5.721         118
             Free Standing                             27                81,917,785        5.3        6.045         126
             Unanchored                                23                72,513,195        4.7        6.056         124
             Shadow Anchored                           18                48,833,921        3.1        6.020         126
             Big Box                                    1                 5,240,000        0.3        5.950         119
---------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      95              $644,698,191       41.5%       5.824%        120
                                              -----------------------------------------------------------------------------
Office
             Urban                                      4               122,223,278        7.9        6.084          97
             Suburban                                   9                56,284,726        3.6        5.923         119
             Medical                                    2                48,253,388        3.1        6.220         120
---------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      15              $226,761,392       14.6%       6.073%        107
                                              -----------------------------------------------------------------------------
Hospitality
             Full Service                               5               146,419,939        9.4        5.477         119
             Limited Service                           10                57,777,575        3.7        5.925         119
             Extended Stay                              1                11,600,000        0.7        5.927         120
---------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      16              $215,797,513       13.9%       5.621%        119
                                              -----------------------------------------------------------------------------
Multifamily
             Garden                                    29               139,383,277        9.0        5.738         119
             High Rise                                  2                25,000,000        1.6        5.254         119
             Senior Housing                             1                21,000,000        1.4        5.695         119
             Mid Rise                                   2                18,260,202        1.2        5.635         118
             Low Rise                                   3                 7,464,200        0.5        5.960         118
---------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      37              $211,107,679       13.6%       5.675%        119
                                              -----------------------------------------------------------------------------
Industrial
             Warehouse                                  8                29,530,112        1.9        6.001         113
             Flex Industrial                            5                22,575,199        1.5        6.151         117
             Light Industrial                           7                17,466,484        1.1        6.012         118
---------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      20               $69,571,794        4.5%       6.052%        115
                                              -----------------------------------------------------------------------------
Other
             Leased Fee                                 3                41,192,265        2.6        5.986         132
             Parking Garage                             1                11,000,000        0.7        5.837          81
---------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                       4               $52,192,265        3.4%       5.954%        121
                                              -----------------------------------------------------------------------------
Self Storage
             Self Storage                              15                51,679,264        3.3        6.013         103
---------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      15               $51,679,264        3.3%       6.013%        103
                                              -----------------------------------------------------------------------------
Manufactured Housing Community
             Manufactured Housing Community             7                43,068,081        2.8        5.402         114
---------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                               7               $43,068,081        2.8%       5.402%        114
                                              -----------------------------------------------------------------------------
Mixed Use
             Retail/Multifamily                         1                25,000,000        1.6        5.745         120
             Office/Industrial                          2                12,819,704        0.8        5.867         120
             Retail/Office                              1                 1,818,472        0.1        5.950         119
---------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                       4               $39,638,175        2.5%       5.794%        120
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                                 213            $1,554,514,355      100.0%       5.821%        117
===========================================================================================================================

-----------------------------------------------------------------------------------------------
                                                           WEIGHTED       WEIGHTED     WEIGHTED
                                              WEIGHTED     AVERAGE        AVERAGE      AVERAGE
                                              AVERAGE        DSCR       CUT-OFF DATE   BALLOON
PROPERTY TYPE                                 DSCR (X)   AFTER IO (X)     LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------

Retail
             Anchored                           1.46         1.37           70.7         67.6
             Free Standing                      1.50         1.47           63.7         55.1
             Unanchored                         1.63         1.51           59.5         50.7
             Shadow Anchored                    1.60         1.47           61.0         53.3
             Big Box                            1.24         1.24           80.0         80.0
-----------------------------------------------------------------------------------------------
                        SUBTOTAL:               1.50X        1.40X         67.9%        63.1%
                                              -------------------------------------------------
Office
             Urban                              1.50         1.37           61.0         58.4
             Suburban                           1.87         1.79           54.4         48.7
             Medical                            1.38         1.38           65.1         64.4
-----------------------------------------------------------------------------------------------
                        SUBTOTAL:               1.57X        1.48X          60.2%       57.3%
                                              -------------------------------------------------
Hospitality
             Full Service                       2.21         2.21           59.3         57.3
             Limited Service                    1.71         1.71           69.5         57.2
             Extended Stay                      1.71         1.71           75.8         64.3
-----------------------------------------------------------------------------------------------
                        SUBTOTAL:               2.05X        2.05X          62.9%       57.6%
                                              -------------------------------------------------
Multifamily
             Garden                             1.48         1.44           65.8         61.1
             High Rise                          7.48         7.48           14.0         14.0
             Senior Housing                     1.96         1.63           63.8         56.3
             Mid Rise                           6.20         6.20           17.2         14.6
             Low Rise                           1.48         1.43           67.1         57.5
-----------------------------------------------------------------------------------------------
                        SUBTOTAL:               2.64X        2.59X          55.3%       50.9%
                                              -------------------------------------------------
Industrial
             Warehouse                          1.71         1.69           61.1         53.3
             Flex Industrial                    1.55         1.51           60.9         50.8
             Light Industrial                   1.56         1.56           63.8         57.4
-----------------------------------------------------------------------------------------------
                        SUBTOTAL:               1.62X        1.60X          61.7%       53.5%
                                              -------------------------------------------------
Other
             Leased Fee                         2.03         2.03           48.2         47.3
             Parking Garage                     1.79         1.79           55.6         55.6
-----------------------------------------------------------------------------------------------
                        SUBTOTAL:               1.98X        1.98X         49.8%        49.0%
                                              -------------------------------------------------
Self Storage
             Self Storage                       1.59         1.58           56.3         44.5
-----------------------------------------------------------------------------------------------
                        SUBTOTAL:               1.59X        1.58X          56.3%       44.5%
                                              -------------------------------------------------
Manufactured Housing Community
             Manufactured Housing Community     2.04         2.03           52.9         45.2
-----------------------------------------------------------------------------------------------
SUBTOTAL:                                       2.04X        2.03X          52.9%       45.2%
                                              -------------------------------------------------
Mixed Use
             Retail/Multifamily                 1.54         1.54           63.5         63.5
             Office/Industrial                  2.08         1.70           48.6         41.6
             Retail/Office                      2.69         2.69           39.6         33.7
-----------------------------------------------------------------------------------------------
                        SUBTOTAL:               1.77X        1.65X          57.6%       55.1%
-----------------------------------------------------------------------------------------------
TOTAL                                           1.79X        1.72X          62.4%       57.6%
===============================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

------------------------------------------------------------------------------------------------------
                                                        PERCENT BY   WEIGHTED    WEIGHTED
                                          AGGREGATE      AGGREGATE    AVERAGE     AVERAGE     WEIGHTED
                      NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
MORTGAGE RATE (%)   MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
------------------------------------------------------------------------------------------------------

5.001 - 5.500             13            221,711,916       14.3        5.349         115         3.09
5.501 - 6.000            114            984,587,722       63.3        5.779         117         1.59
6.001 - 6.500             68            331,593,049       21.3        6.217         118         1.52
6.501 - 7.000              8             15,023,733        1.0        6.601         117         1.46
7.001 - 7.500              1              1,597,935        0.1        7.470         178         1.73
------------------------------------------------------------------------------------------------------
TOTAL:                   204         $1,554,514,355      100.0%       5.821%        117         1.79X
======================================================================================================

----------------------------------------------------------
                      WEIGHTED       WEIGHTED     WEIGHTED
                      AVERAGE        AVERAGE      AVERAGE
                        DSCR       CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)   AFTER IO (X)     LTV (%)      LTV (%)
----------------------------------------------------------

5.001 - 5.500           3.03           50.7         48.2
5.501 - 6.000           1.52           64.7         60.5
6.001 - 6.500           1.45           63.8         56.1
6.501 - 7.000           1.46           56.1         45.7
7.001 - 7.500           1.73           43.7         34.2
----------------------------------------------------------
TOTAL:                  1.72X          62.4%        57.6%
==========================================================

Minimum: 5.190%
Maximum: 7.470%
Weighted Average: 5.821%

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED    WEIGHTED
                                                                 AGGREGATE    AGGREGATE     AVERAGE      AVERAGE     WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)    MORTGAGE LOANS      BALANCE ($)   BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

1 - 60                                            3             27,543,200        1.8        5.590          58         1.64
61 - 120                                        193          1,487,069,577       95.7        5.813         116         1.79
121 - 180                                         6             30,928,039        2.0        6.234         176         1.97
181 - 240                                         2              8,973,540        0.6        6.337         239         1.13
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          204         $1,554,514,355      100.0%       5.821%        117         1.79X
=============================================================================================================================

---------------------------------------------------------------------------------
                                             WEIGHTED       WEIGHTED     WEIGHTED
                                             AVERAGE        AVERAGE      AVERAGE
                                               DSCR       CUT-OFF DATE   BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)    AFTER IO (X)     LTV (%)      LTV (%)
---------------------------------------------------------------------------------

1 - 60                                         1.64           64.5         64.1
61 - 120                                       1.72           62.7         58.1
121 - 180                                      1.97           50.9         42.9
181 - 240                                      1.13           57.0          1.1
---------------------------------------------------------------------------------
TOTAL:                                         1.72X          62.4%        57.6%
=================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 119 mos.

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED    WEIGHTED
                                                                 AGGREGATE    AGGREGATE     AVERAGE      AVERAGE     WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS      BALANCE ($)   BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

1 - 60                                            3             27,543,200        1.8        5.590          58         1.64
61 - 120                                        193          1,487,069,577       95.7        5.813         116         1.79
121 - 180                                         6             30,928,039        2.0        6.234         176         1.97
181 - 240                                         2              8,973,540        0.6        6.337         239         1.13
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          204         $1,554,514,355      100.0%       5.821%        117         1.79X
=============================================================================================================================

---------------------------------------------------------------------------------
                                             WEIGHTED       WEIGHTED     WEIGHTED
                                             AVERAGE        AVERAGE      AVERAGE
                                               DSCR       CUT-OFF DATE   BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)   AFTER IO (X)     LTV (%)      LTV (%)
---------------------------------------------------------------------------------

1 - 60                                         1.64           64.5         64.1
61 - 120                                       1.72           62.7         58.1
121 - 180                                      1.97           50.9         42.9
181 - 240                                      1.13           57.0          1.1
---------------------------------------------------------------------------------
TOTAL:                                         1.72X          62.4%        57.6%
=================================================================================

Minimum: 56 mos.
Maximum: 239 mos.
Weighted Average: 117 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED    WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE     AVERAGE     WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)          MORTGAGE LOANS      BALANCE ($)   BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

Balloon Loans
        Interest Only                            41            729,957,000       47.0        5.734         117         1.88
        121 - 180                                 3             17,353,247        1.1        5.916         91          1.52
        181 - 240                                 2              5,456,639        0.4        5.822         116         1.56
        241 - 300                                21            142,950,479        9.2        6.178         105         1.61
        301 - 360                               134            648,320,062       41.7        5.828         118         1.73
-----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                       201         $1,544,037,428       99.3%       5.817%        116         1.79X

Fully Amortizing Loans
        121 - 180                                 1              1,503,388        0.1        6.540         176         2.65
        181 - 240                                 2              8,973,540        0.6        6.337         239         1.13
-----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         3            $10,476,928        0.7%       6.366%        230         1.34X
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          204         $1,554,514,355      100.0%       5.821%        117         1.79X
=============================================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED     WEIGHTED      WEIGHTED
                                               AVERAGE      AVERAGE       AVERAGE
                                                  DSCR   CUT-OFF DATE     BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)         AFTER IO (X)      LTV (%)       LTV (%)
---------------------------------------------------------------------------------

Balloon Loans
        Interest Only                         1.88           60.9          60.9
        121 - 180                             1.52           52.2          32.0
        181 - 240                             1.56           62.1          41.0
        241 - 300                             1.46           63.6          53.5
        301 - 360                             1.62           64.3          56.6
---------------------------------------------------------------------------------
SUBTOTAL:                                     1.72X          62.5%         58.0%

Fully Amortizing Loans
        121 - 180                             2.65           20.6           0.5
        181 - 240                             1.13           57.0           1.1
---------------------------------------------------------------------------------
SUBTOTAL:                                     1.34X          51.8%        100.0%
---------------------------------------------------------------------------------
TOTAL:                                        1.72X          62.4%         57.6%
=================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 342 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED    WEIGHTED
                                                                 AGGREGATE     AGGREGATE     AVERAGE     AVERAGE     WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE
REMAINING AMORTIZATION TERM (MOS.)         MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

Balloon Loans
        Interest Only                            41            729,957,000       47.0        5.734         117         1.88
        121 - 180                                 3             17,353,247        1.1        5.916          91         1.52
        181 - 240                                 2              5,456,639        0.4        5.822         116         1.56
        241 - 300                                21            142,950,479        9.2        6.178         105         1.61
        301 - 360                               134            648,320,062       41.7        5.828         118         1.73
-----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                       201         $1,544,037,428       99.3%       5.817%        116         1.79X

Fully Amortizing Loans
        121 - 180                                 1              1,503,388        0.1        6.540         176         2.65
        181 - 240                                 2              8,973,540        0.6        6.337         239         1.13
-----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         3            $10,476,928        0.7%       6.366%        230         1.34X
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          204         $1,554,514,355      100.0%       5.821%        117         1.79X
=============================================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED     WEIGHTED      WEIGHTED
                                               AVERAGE      AVERAGE       AVERAGE
                                                  DSCR    CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)         AFTER IO (X)     LTV (%)       LTV (%)
---------------------------------------------------------------------------------

Balloon Loans
        Interest Only                          1.88           60.9         60.9
        121 - 180                              1.52           52.2         32.0
        181 - 240                              1.56           62.1         41.0
        241 - 300                              1.46           63.6         53.5
        301 - 360                              1.62           64.3         56.6
---------------------------------------------------------------------------------
SUBTOTAL:                                      1.72X          62.5%        58.0%

Fully Amortizing Loans
        121 - 180                              2.65           20.6          0.5
        181 - 240                              1.13           57.0          1.1
---------------------------------------------------------------------------------
SUBTOTAL:                                      1.34X          51.8%       100.0%
---------------------------------------------------------------------------------
TOTAL:                                         1.72X          62.4%        57.6%
=================================================================================

Minimum: 176 mos.
Maximum: 360 mos.
Weighted Average: 341 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY   WEIGHTED     WEIGHTED
                                                                 AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)            MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

<= 1.20                                           9             40,404,678            2.6      5.966          146       1.15
1.21 - 1.30                                      33            288,431,191           18.6      5.843          118       1.25
1.31 - 1.40                                      30            294,083,821           18.9      5.923          116       1.36
1.41 - 1.50                                      19             82,396,962            5.3      5.929          118       1.46
1.51 - 1.60                                      29            183,602,026           11.8      5.830          116       1.56
1.61 - 1.70                                       9            101,808,554            6.5      6.012          101       1.64
1.71 - 1.80                                      18             91,843,061            5.9      5.944          113       1.75
1.81 <=                                          57            471,944,063           30.4      5.643          119       2.62
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          204         $1,554,514,355          100.0%     5.821%         117       1.79X
=============================================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED       WEIGHTED   WEIGHTED
                                               AVERAGE        AVERAGE    AVERAGE
                                                  DSCR   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)            AFTER IO (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------

<= 1.20                                           1.15           70.1       48.0
1.21 - 1.30                                       1.25           71.6       68.6
1.31 - 1.40                                       1.29           67.8       63.4
1.41 - 1.50                                       1.31           71.0       63.9
1.51 - 1.60                                       1.49           65.2       57.2
1.61 - 1.70                                       1.44           65.9       61.3
1.71 - 1.80                                       1.70           60.3       54.7
1.81 <=                                           2.56           49.9       47.0
---------------------------------------------------------------------------------
TOTAL:                                            1.72X          62.4%      57.6%
=================================================================================

Minimum: 1.07x
Maximum: 7.88x
Weighted Average: 1.79x

DEBT SERVICE COVERAGE RATIOS POST IO

-----------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY   WEIGHTED     WEIGHTED
                                                                 AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIOS POST IO (X)   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

<= 1.20                                          13            132,414,678            8.5      5.790          127       1.32
1.21 - 1.30                                      43            377,256,191           24.3      5.812          118       1.31
1.31 - 1.40                                      32            261,773,821           16.8      6.076          108       1.41
1.41 - 1.50                                      17             56,616,962            3.6      5.926          118       1.59
1.51 - 1.60                                      26            154,157,026            9.9      5.909          115       1.58
1.61 - 1.70                                      10             74,558,554            4.8      5.703          119       1.83
1.71 - 1.80                                      14             85,793,061            5.5      5.975          112       1.78
1.81 <=                                          49            411,944,063           26.5      5.617          120       2.71
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          204         $1,554,514,355          100.0%     5.821%         117       1.79X
=============================================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED       WEIGHTED   WEIGHTED
                                               AVERAGE        AVERAGE    AVERAGE
                                                  DSCR   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIOS POST IO (X)   AFTER IO (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------

<= 1.20                                           1.15           76.0       64.9
1.21 - 1.30                                       1.25           71.6       68.0
1.31 - 1.40                                       1.34           63.9       59.9
1.41 - 1.50                                       1.46           64.5       57.9
1.51 - 1.60                                       1.55           63.5       55.1
1.61 - 1.70                                       1.64           61.4       56.1
1.71 - 1.80                                       1.74           59.0       53.6
1.81 <=                                           2.69           48.9       46.4
---------------------------------------------------------------------------------
TOTAL:                                            1.72X          62.4%      57.6%
=================================================================================

Minimum: 1.07x
Maximum: 7.88x
Weighted Average: 1.72x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY   WEIGHTED     WEIGHTED
                                                                 AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
LOAN-TO-VALUE RATIO (%)                    MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

<=20.0                                            3             38,971,295            2.5      5.335          119       7.52
20.1 - 30.0                                       5             12,375,120            0.8      5.879          126       3.35
30.1 - 40.0                                       6             16,845,481            1.1      5.878          109       2.33
40.1 - 50.0                                      29            138,037,276            8.9      5.961          126       1.93
50.1 - 60.0                                      42            323,763,947           20.8      5.724          117       1.96
60.1 - 70.0                                      71            599,574,439           38.6      5.878          114       1.52
70.1 - 80.0                                      48            424,946,797           27.3      5.808          119       1.38
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          204         $1,554,514,355          100.0%     5.821%         117       1.79X
=============================================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED       WEIGHTED   WEIGHTED
                                               AVERAGE        AVERAGE    AVERAGE
                                                  DSCR   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                    AFTER IO (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------

<=20.0                                            7.52           12.5       12.0
20.1 - 30.0                                       3.35           25.7       21.6
30.1 - 40.0                                       2.33           38.3       34.2
40.1 - 50.0                                       1.87           45.6       38.9
50.1 - 60.0                                       1.92           54.6       51.0
60.1 - 70.0                                       1.46           65.9       61.6
70.1 - 80.0                                       1.28           75.5       69.3
---------------------------------------------------------------------------------
TOTAL:                                            1.72X          62.4%      57.6%
=================================================================================

Minimum: 10.0%
Maximum: 80.0%
Weighted Average: 62.4%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY   WEIGHTED     WEIGHTED
                                                                 AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)            MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                        4             24,448,223            1.6      5.860          166       4.91
10.1 - 20.0                                       3             25,976,794            1.7      5.282          119       7.28
20.1 - 30.0                                       5             19,816,434            1.3      5.911          137       2.68
30.1 - 40.0                                      20             68,934,509            4.4      6.005          110       1.82
40.1 - 50.0                                      40            194,309,299           12.5      5.782          120       1.96
50.1 - 60.0                                      72            429,616,941           27.6      5.858          118       1.77
60.1 - 70.0                                      49            577,048,955           37.1      5.826          113       1.49
70.1 - 80.0                                      11            214,363,200           13.8      5.758          119       1.32
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          204         $1,554,514,355          100.0%     5.821%         117       1.79X
=============================================================================================================================

---------------------------------------------------------------------------------
                                              WEIGHTED       WEIGHTED   WEIGHTED
                                               AVERAGE        AVERAGE    AVERAGE
                                                  DSCR   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)            AFTER IO (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------

0.0 - 10.0                                        4.91           27.9        5.2
10.1 - 20.0                                       7.28           14.4       13.9
20.1 - 30.0                                       2.68           35.3       25.1
30.1 - 40.0                                       1.81           44.9       35.7
40.1 - 50.0                                       1.87           51.8       45.4
50.1 - 60.0                                       1.73           60.2       54.9
60.1 - 70.0                                       1.42           68.8       65.3
70.1 - 80.0                                       1.23           77.4       74.8
---------------------------------------------------------------------------------
TOTAL:                                            1.72X          62.4%      57.6%
=================================================================================

Minimum: 0.0%
Maximum: 80.0%
Weighted Average: 57.6%

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

--------------------------------------------------------------------------------------------------------------
Prepayment Restrictions            JAN-07           JAN-08           JAN-09           JAN-10           JAN-11
--------------------------------------------------------------------------------------------------------------

Locked Out                          89.12%           89.07%           65.24%           58.41%           58.31%
Yield Maintenance Total             10.88%           10.93%           34.77%           41.59%           41.69%
Open                                 0.00%            0.00%            0.00%            0.00%            0.00%
--------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,554,514,355   $1,547,550,089   $1,540,163,655   $1,531,032,506   $1,520,332,740
% Initial Pool Balance             100.00%           99.55%           99.08%           98.49%           97.80%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Prepayment Restrictions            JAN-12           JAN-13           JAN-14           JAN-15           JAN-16
--------------------------------------------------------------------------------------------------------------

Locked Out                          58.10%           57.97%           57.64%           57.46%           56.70%
Yield Maintenance Total             41.90%           42.03%           42.36%           42.54%           39.34%
Open                                 0.00%            0.00%            0.00%            0.00%            3.96%
--------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,481,428,245   $1,467,397,139   $1,369,580,302   $1,355,959,877   $1,338,969,880
% Initial Pool Balance              95.30%           94.40%           88.10%           87.23%           86.13%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Prepayment Restrictions            JAN-17           JAN-18           JAN-19           JAN-20           JAN-21
--------------------------------------------------------------------------------------------------------------

Locked Out                          57.84%           58.08%           58.34%           58.64%           58.99%
Yield Maintenance Total             42.16%           41.92%           41.66%           41.35%           41.01%
Open                                 0.00%            0.00%            0.00%            0.00%            0.00%
--------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $33,438,592      $32,533,242      $31,567,921      $30,538,651      $29,443,996
% Initial Pool Balance               2.15%            2.09%            2.03%            1.96%            1.89%
--------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus Supplement.

(2)   See Appendix II of the Free Writing Prospectus Supplement for a
      description of the Yield Maintenance.

(3)   YM3, YM1, YM, DEF/YM1 and DEF/YM loans have been modeled as Yield
      Maintenance.

                                      I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

--------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY   WEIGHTED   WEIGHTED
                                                                AGGREGATE      AGGREGATE   AVERAGE     AVERAGE    WEIGHTED
                                           NUMBER OF         CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE
LOAN SELLER                              MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)
--------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association          79            396,343,986       28.1        5.854        117        1.58
Bear Stearns Commercial Mortgage, Inc.          26            382,247,782       27.1        5.729        121        1.90
Principal Commercial Funding II, LLC            28            296,366,000       21.0        5.842        121        1.39
Morgan Stanley Mortgage Capital Inc.            38            287,410,903       20.4        5.840        107        2.16
Principal Commercial Funding II, LLC /
Morgan Stanley Mortgage Capital Inc.             1             46,750,000        3.3        6.210        118        1.34
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172         $1,409,118,671      100.0%       5.827%       117        1.74x
==========================================================================================================================

---------------------------------------------------------------------------------
                                               WEIGHTED     WEIGHTED    WEIGHTED
                                                AVERAGE     AVERAGE      AVERAGE
                                                   DSCR   CUT-OFF DATE   BALLOON
LOAN SELLER                                AFTER IO (X)     LTV (%)      LTV (%)
---------------------------------------------------------------------------------

Wells Fargo Bank, National Association             1.49       67.5         58.9
Bear Stearns Commercial Mortgage, Inc.             1.88       58.2         56.8
Principal Commercial Funding II, LLC               1.35       69.6         65.8
Morgan Stanley Mortgage Capital Inc.               2.05       55.7         50.9
Principal Commercial Funding II, LLC /
Morgan Stanley Mortgage Capital Inc.               1.34       66.5         66.5
---------------------------------------------------------------------------------
TOTAL:                                             1.68x      63.0%        58.4%
=================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------------------------------
                                                                  PERCENT BY     WEIGHTED    WEIGHTED                 WEIGHTED
                                                      AGGREGATE    AGGREGATE     AVERAGE      AVERAGE    WEIGHTED     AVERAGE
                                   NUMBER OF       CUT-OFF DATE  CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE       DSCR
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS     BALANCE ($)   BALANCE (%)    RATE (%)   TERM (MOS.)  DSCR (X)   AFTER IO (X)
--------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                           5             4,843,649       0.3         6.361         118        1.51         1.51
1,000,001 - 2,000,000                  31            50,047,249       3.6         6.218         121        1.59         1.55
2,000,001 - 3,000,000                  39           100,079,136       7.1         6.002         115        1.63         1.56
3,000,001 - 4,000,000                  18            63,083,736       4.5         5.897         115        1.77         1.69
4,000,001 - 5,000,000                  15            67,605,599       4.8         6.014         132        1.76         1.70
5,000,001 - 6,000,000                   9            49,501,101       3.5         5.905         125        1.44         1.42
6,000,001 - 7,000,000                   4            26,980,494       1.9         5.963         132        1.73         1.60
7,000,001 - 8,000,000                   9            67,179,964       4.8         5.862         117        1.55         1.52
8,000,001 - 9,000,000                   6            51,542,251       3.7         5.831         118        1.70         1.70
9,000,001 - 10,000,000                  9            87,695,289       6.2         5.932         118        2.38         2.29
10,000,001 - 15,000,000                 9           114,681,734       8.1         5.724         103        1.60         1.57
15,000,001 - 20,000,000                 4            72,288,469       5.1         5.616         118        2.85         2.78
20,000,001 - 30,000,000                 5           115,815,000       8.2         5.756         119        1.78         1.73
30,000,001 <=                           9           537,775,000      38.2         5.750         116        1.59         1.51
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                172        $1,409,118,671     100.0%        5.827%        117        1.74x        1.68x
================================================================================================================================

------------------------------------------------------------
                                    WEIGHTED      WEIGHTED
                                    AVERAGE        AVERAGE
                                  CUT-OFF DATE     BALLOON
CUT-OFF DATE BALANCE ($)            LTV (%)        LTV (%)
------------------------------------------------------------

1 - 1,000,000                         51.6          40.7
1,000,001 - 2,000,000                 58.4          50.0
2,000,001 - 3,000,000                 60.1          52.8
3,000,001 - 4,000,000                 56.5          47.9
4,000,001 - 5,000,000                 57.5          44.6
5,000,001 - 6,000,000                 67.7          57.0
6,000,001 - 7,000,000                 55.0          45.6
7,000,001 - 8,000,000                 65.1          57.8
8,000,001 - 9,000,000                 64.2          51.8
9,000,001 - 10,000,000                56.6          52.9
10,000,001 - 15,000,000               64.3          60.5
15,000,001 - 20,000,000               54.9          51.3
20,000,001 - 30,000,000               61.0          59.4
30,000,001 <=                         67.4          66.0
------------------------------------------------------------
TOTAL:                                63.0%         58.4%
============================================================

Minimum: $897,173
Maximum: $95,200,000
Weighted Average: $8,192,550

                                      I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

-----------------------------------------------------------------------------------------------------------------------
                                                                         PERCENT BY   WEIGHTED    WEIGHTED
                                                           AGGREGATE      AGGREGATE   AVERAGE      AVERAGE     WEIGHTED
                                     NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE
STATE                          MORTGAGED PROPERTIES      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

California - Southern                   25               224,858,985       16.0        5.748         117         1.80
California - Northern                   12                88,805,245        6.3        6.136         104         1.58
New York                                12               125,482,358        8.9        5.759         120         3.00
South Carolina                           2                99,238,579        7.0        5.654         119         1.24
Texas                                   23                95,459,535        6.8        5.974         117         1.78
Florida                                  9                93,988,141        6.7        5.907         119         1.35
New Jersey                               5                81,664,205        5.8        5.673         119         1.81
Nevada                                   5                74,176,249        5.3        5.732         120         1.42
Illinois                                 5                64,180,409        4.6        5.611         119         1.53
District of Columbia                     1                55,000,000        3.9        5.927         116         1.34
Michigan                                 6                43,937,259        3.1        5.548         118         1.86
North Carolina                           4                33,073,829        2.3        5.694         119         1.57
Washington                               7                29,369,756        2.1        6.183         117         1.74
Arizona                                  7                28,912,771        2.1        6.013         119         1.50
Georgia                                  6                27,871,080        2.0        6.005         117         1.66
Minnesota                                6                27,089,077        1.9        5.935          96         1.34
Indiana                                  2                24,389,135        1.7        5.746         118         1.39
Pennsylvania                             6                23,998,805        1.7        5.951         118         1.77
Ohio                                     6                23,036,645        1.6        6.047         118         1.73
Alaska                                   3                19,016,610        1.3        5.465          72         2.07
Maryland                                 4                18,641,208        1.3        5.909         138         1.84
Kentucky                                 2                17,925,000        1.3        5.890         120         2.03
Kansas                                   2                16,950,000        1.2        5.947         117         1.66
Tennessee                                3                13,408,760        1.0        5.835         119         1.56
Virginia                                 2                12,470,571        0.9        6.037         118         1.43
Oregon                                   2                10,392,000        0.7        5.675         120         2.17
Wisconsin                                2                 8,788,235        0.6        5.994         118         1.23
New Mexico                               3                 6,671,306        0.5        6.398         133         1.81
Connecticut                              2                 6,638,570        0.5        6.160         200         1.54
Colorado                                 1                 4,985,867        0.4        5.750          81         1.74
Idaho                                    2                 4,614,811        0.3        6.175         116         1.50
Mississippi                              1                 1,677,705        0.1        6.270         119         1.28
West Virginia                            1                 1,407,211        0.1        5.930         119         1.36
Nebraska                                 1                   998,751        0.1        6.110         119         1.40
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                 180            $1,409,118,671      100.0%       5.827%        117         1.74x
=======================================================================================================================

-------------------------------------------------------------------------
                                    WEIGHTED       WEIGHTED     WEIGHTED
                                    AVERAGE        AVERAGE       AVERAGE
                                      DSCR       CUT-OFF DATE    BALLOON
STATE                             AFTER IO (X)     LTV (%)       LTV (%)
-------------------------------------------------------------------------

California - Southern                 1.79           60.9         58.9
California - Northern                 1.40           64.0         56.4
New York                              2.99           46.2         42.5
South Carolina                        1.24           69.2         68.8
Texas                                 1.68           62.7         58.1
Florida                               1.35           73.9         71.8
New Jersey                            1.80           63.5         61.4
Nevada                                1.23           75.8         70.1
Illinois                              1.30           70.3         64.4
District of Columbia                  1.34           55.0         55.0
Michigan                              1.82           58.8         49.2
North Carolina                        1.57           69.6         64.8
Washington                            1.63           51.8         43.5
Arizona                               1.44           62.4         54.2
Georgia                               1.66           64.8         54.9
Minnesota                             1.28           68.5         62.5
Indiana                               1.18           77.4         68.9
Pennsylvania                          1.69           61.8         58.5
Ohio                                  1.69           61.4         56.0
Alaska                                2.07           57.1         55.8
Maryland                              1.84           49.2         38.2
Kentucky                              1.76           57.6         49.1
Kansas                                1.47           64.1         61.2
Tennessee                             1.56           74.9         61.9
Virginia                              1.43           72.1         63.6
Oregon                                2.17           56.6         49.3
Wisconsin                             1.23           73.4         62.4
New Mexico                            1.62           51.7         45.1
Connecticut                           1.54           56.8         11.8
Colorado                              1.74           49.3         44.5
Idaho                                 1.33           56.6         50.4
Mississippi                           1.28           74.2         63.6
West Virginia                         1.36           70.0         59.4
Nebraska                              1.40           57.4         44.8
-------------------------------------------------------------------------
TOTAL:                                1.68x          63.0%        58.4%
=========================================================================

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY     WEIGHTED      WEIGHTED
                                                                          AGGREGATE    AGGREGATE      AVERAGE       AVERAGE
                                                   NUMBER OF           CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING
PROPERTY TYPE                                 MORTGAGED PROPERTIES      BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------

Retail
             Anchored                                  26               436,193,290       31.0         5.721          118
             Free Standing                             27                81,917,785        5.8         6.045          126
             Unanchored                                23                72,513,195        5.1         6.056          124
             Shadow Anchored                           18                48,833,921        3.5         6.020          126
             Big Box                                    1                 5,240,000        0.4         5.950          119
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      95              $644,698,191       45.8%        5.824%         120
                                              --------------------------------------------------------------------------------
Office
             Urban                                      4               122,223,278        8.7         6.084           97
             Suburban                                   9                56,284,726        4.0         5.923          119
             Medical                                    2                48,253,388        3.4         6.220          120
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      15              $226,761,392       16.1%        6.073%         107
                                              --------------------------------------------------------------------------------
Hospitality
             Full Service                               5               146,419,939       10.4         5.477          119
             Limited Service                           10                57,777,575        4.1         5.925          119
             Extended Stay                              1                11,600,000        0.8         5.927          120
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      16              $215,797,513       15.3%        5.621%         119
                                              --------------------------------------------------------------------------------
Multifamily
             Garden                                     5                51,400,000        3.6         5.604          119
             High Rise                                  2                25,000,000        1.8         5.254          119
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                       7               $76,400,000        5.4%        5.489%         119
                                              --------------------------------------------------------------------------------
Industrial
             Warehouse                                  8                29,530,112        2.1         6.001          113
             Flex Industrial                            5                22,575,199        1.6         6.151          117
             Light Industrial                           7                17,466,484        1.2         6.012          118
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      20               $69,571,794        4.9%        6.052%         115
                                              --------------------------------------------------------------------------------
Other
             Leased Fee                                 3                41,192,265        2.9         5.986          132
             Parking Garage                             1                11,000,000        0.8         5.837           81
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                       4               $52,192,265        3.7%        5.954%         121
                                              --------------------------------------------------------------------------------
Self Storage
             Self Storage                              15                51,679,264        3.7         6.013          103
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                      15               $51,679,264        3.7%        6.013%         103
                                              --------------------------------------------------------------------------------
Mixed Use
             Retail/Multifamily                         1                25,000,000        1.8         5.745          120
             Office/Industrial                          2                12,819,704        0.9         5.867          120
             Retail/Office                              1                 1,818,472        0.1         5.950          119
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                       4               $39,638,175        2.8%        5.794%         120
                                              --------------------------------------------------------------------------------
Manufactured Housing Community
             Manufactured Housing Community             4                32,380,076        2.3         5.359          112
------------------------------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                       4               $32,380,076        2.3%        5.359%         112
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                 180            $1,409,118,671      100.0%        5.827%         117
==============================================================================================================================

------------------------------------------------------------------------------------------------------
                                                               WEIGHTED       WEIGHTED       WEIGHTED
                                                WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                AVERAGE          DSCR       CUT-OFF DATE     BALLOON
PROPERTY TYPE                                   DSCR (X)     AFTER IO (X)      LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------------

Retail
             Anchored                             1.46           1.37           70.7           67.6
             Free Standing                        1.50           1.47           63.7           55.1
             Unanchored                           1.63           1.51           59.5           50.7
             Shadow Anchored                      1.60           1.47           61.0           53.3
             Big Box                              1.24           1.24           80.0           80.0
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 1.50X          1.40X          67.9%          63.1%
                                              --------------------------------------------------------
Office
             Urban                                1.50           1.37           61.0           58.4
             Suburban                             1.87           1.79           54.4           48.7
             Medical                              1.38           1.38           65.1           64.4
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 1.57X          1.48X          60.2%          57.3%
                                              --------------------------------------------------------
Hospitality
             Full Service                         2.21           2.21           59.3           57.3
             Limited Service                      1.71           1.71           69.5           57.2
             Extended Stay                        1.71           1.71           75.8           64.3
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 2.05X          2.05X          62.9%          57.6%
                                              --------------------------------------------------------
Multifamily
             Garden                               1.32           1.32           68.7           68.7
             High Rise                            7.48           7.48           14.0           14.0
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 3.34X          3.34X          50.8%          50.8%
                                              --------------------------------------------------------
Industrial
             Warehouse                            1.71           1.69           61.1           53.3
             Flex Industrial                      1.55           1.51           60.9           50.8
             Light Industrial                     1.56           1.56           63.8           57.4
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 1.62X          1.60X          61.7%          53.5%
                                              --------------------------------------------------------
Other
             Leased Fee                           2.03           2.03           48.2           47.3
             Parking Garage                       1.79           1.79           55.6           55.6
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 1.98X          1.98X          49.8%          49.0%
                                              --------------------------------------------------------
Self Storage
             Self Storage                         1.59           1.58           56.3           44.5
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 1.59X          1.58X          56.3%          44.5%
                                              --------------------------------------------------------
Mixed Use
             Retail/Multifamily                   1.54           1.54           63.5           63.5
             Office/Industrial                    2.08           1.70           48.6           41.6
             Retail/Office                        2.69           2.69           39.6           33.7
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 1.77X          1.65X          57.6%          55.1%
                                              --------------------------------------------------------
Manufactured Housing Community
             Manufactured Housing Community       1.95           1.94           55.0           46.6
------------------------------------------------------------------------------------------------------
                        SUBTOTAL:                 1.95X          1.94X          55.0%          46.6%
------------------------------------------------------------------------------------------------------
TOTAL                                             1.74X          1.68X          63.0%          58.4%
======================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
MORTGAGE RATE (%)                         MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                   11             202,252,616       14.4          5.344         114          2.80
5.501 - 6.000                                   93             878,230,219       62.3          5.783         117          1.58
6.001 - 6.500                                   61             315,806,915       22.4          6.221         118          1.51
6.501 - 7.000                                    6              11,230,986        0.8          6.588         124          1.51
7.001 - 7.500                                    1               1,597,935        0.1          7.470         178          1.73
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
MORTGAGE RATE (%)                          AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

5.001 - 5.500                                  2.74             53.5             51.1
5.501 - 6.000                                  1.51             64.8             61.0
6.001 - 6.500                                  1.45             64.1             56.3
6.501 - 7.000                                  1.51             59.7             47.4
7.001 - 7.500                                  1.73             43.7             34.2
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
==========================================================================================

Minimum: 5.200%
Maximum: 7.470%
Weighted Average: 5.827%

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1 - 60                                           3              27,543,200        2.0          5.590          58          1.64
61 - 120                                       162           1,347,073,892       95.6          5.818         116          1.74
121 - 180                                        5              25,528,039        1.8          6.362         175          1.86
181 - 240                                        2               8,973,540        0.6          6.337         239          1.13
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)    AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

1 - 60                                         1.64             64.5             64.1
61 - 120                                       1.68             63.2             58.9
121 - 180                                      1.86             52.2             42.4
181 - 240                                      1.13             57.0              1.1
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
==========================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 118 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1 - 60                                           3              27,543,200        2.0          5.590          58          1.64
61 - 120                                       162           1,347,073,892       95.6          5.818         116          1.74
121 - 180                                        5              25,528,039        1.8          6.362         175          1.86
181 - 240                                        2               8,973,540        0.6          6.337         239          1.13
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)   AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

1 - 60                                         1.64             64.5             64.1
61 - 120                                       1.68             63.2             58.9
121 - 180                                      1.86             52.2             42.4
181 - 240                                      1.13             57.0              1.1
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
==========================================================================================

Minimum: 56 mos.
Maximum: 239 mos.
Weighted Average: 117 mos.

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)         MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
        Interest Only                           37             705,657,000       50.1          5.738         117          1.88
        121 - 180                                3              17,353,247        1.2          5.916          91          1.52
        181 - 240                                1               1,689,135        0.1          5.760         117          1.57
        241 - 300                               21             142,950,479       10.1          6.178         105          1.61
        301 - 360                              107             530,991,881       37.7          5.836         119          1.60
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      169          $1,398,641,743       99.3%         5.823%        116          1.74X

FULLY AMORTIZING LOANS
        121 - 180                                1               1,503,388        0.1          6.540         176          2.65
        181 - 240                                2               8,973,540        0.6          6.337         239          1.13
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        3             $10,476,928        0.7%         6.366%        230          1.34X
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)          AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

BALLOON LOANS
        Interest Only                          1.88             61.3             61.3
        121 - 180                              1.52             52.2             32.0
        181 - 240                              1.57             51.2             33.7
        241 - 300                              1.46             63.6             53.5
        301 - 360                              1.48             65.7             58.0
------------------------------------------------------------------------------------------
SUBTOTAL:                                      1.68X            63.1%            58.8%

FULLY AMORTIZING LOANS
        121 - 180                              2.65             20.6              0.5
        181 - 240                              1.13             57.0              1.1
------------------------------------------------------------------------------------------
SUBTOTAL:                                      1.34X            51.8%           100.0%
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
==========================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 340 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
REMAINING AMORTIZATION TERM (MOS.)        MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
        Interest Only                           37             705,657,000       50.1          5.738         117          1.88
        121 - 180                                3              17,353,247        1.2          5.916          91          1.52
        181 - 240                                1               1,689,135        0.1          5.760         117          1.57
        241 - 300                               21             142,950,479       10.1          6.178         105          1.61
        301 - 360                              107             530,991,881       37.7          5.836         119          1.60
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      169          $1,398,641,743       99.3%         5.823%        116          1.74X

FULLY AMORTIZING LOANS
        121 - 180                                1               1,503,388        0.1          6.540         176          2.65
        181 - 240                                2               8,973,540        0.6          6.337         239          1.13
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        3             $10,476,928        0.7%         6.366%        230          1.34X
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
REMAINING AMORTIZATION TERM (MOS.)         AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

BALLOON LOANS
        Interest Only                          1.88             61.3             61.3
        121 - 180                              1.52             52.2             32.0
        181 - 240                              1.57             51.2             33.7
        241 - 300                              1.46             63.6             53.5
        301 - 360                              1.48             65.7             58.0
------------------------------------------------------------------------------------------
SUBTOTAL:                                      1.68X            63.1%            58.8%

FULLY AMORTIZING LOANS
        121 - 180                              2.65             20.6              0.5
        181 - 240                              1.13             57.0              1.1
------------------------------------------------------------------------------------------
SUBTOTAL:                                      1.34X            51.8%           100.0%
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
===========================================================================================

Minimum: 176 mos.
Maximum: 360 mos.
Weighted Average: 339 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
DEBT SERVICE COVERAGE RATIO (X)           MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                          5              27,667,382        2.0          6.048         158          1.15
1.21 - 1.30                                     31             283,263,037       20.1          5.836         119          1.25
1.31 - 1.40                                     27             278,793,991       19.8          5.933         115          1.36
1.41 - 1.50                                     15              63,038,076        4.5          5.906         118          1.46
1.51 - 1.60                                     23             167,371,926       11.9          5.828         116          1.56
1.61 - 1.70                                      5              91,095,333        6.5          6.025         98           1.63
1.71 - 1.80                                     17              90,146,348        6.4          5.947         112          1.74
1.81 <=                                         49             407,742,577       28.9          5.648         119          2.51
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
DEBT SERVICE COVERAGE RATIO (X)            AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

<= 1.20                                        1.15             70.4             43.1
1.21 - 1.30                                    1.25             71.7             68.8
1.31 - 1.40                                    1.28             67.8             63.5
1.41 - 1.50                                    1.33             69.7             62.9
1.51 - 1.60                                    1.49             65.0             57.6
1.61 - 1.70                                    1.41             67.3             63.1
1.71 - 1.80                                    1.69             60.1             54.6
1.81 <=                                        2.46             50.9             48.1
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
==========================================================================================

Minimum: 1.07x
Maximum: 7.88x
Weighted Average: 1.74x

DEBT SERVICE COVERAGE RATIOS POST IO

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
DEBT SERVICE COVERAGE RATIOS POST IO (X)  MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                          9             119,677,382        8.5          5.790         128          1.34
1.21 - 1.30                                     38             353,988,037       25.1          5.796         119          1.30
1.31 - 1.40                                     27             243,183,991       17.3          6.098         107          1.41
1.41 - 1.50                                     16              55,358,076        3.9          5.930         118          1.59
1.51 - 1.60                                     22             141,226,926       10.0          5.919         115          1.58
1.61 - 1.70                                      5              42,845,333        3.0          5.656         119          1.80
1.71 - 1.80                                     13              84,096,348        6.0          5.980         112          1.78
1.81 <=                                         42             368,742,577       26.2          5.622         119          2.57
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
DEBT SERVICE COVERAGE RATIOS POST IO (X)   AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

<= 1.20                                        1.15             76.7             65.5
1.21 - 1.30                                    1.25             71.5             68.1
1.31 - 1.40                                    1.34             63.8             60.0
1.41 - 1.50                                    1.45             64.5             58.0
1.51 - 1.60                                    1.55             63.1             55.1
1.61 - 1.70                                    1.64             61.9             58.4
1.71 - 1.80                                    1.74             58.7             53.5
1.81 <=                                        2.55             50.6             48.1
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
==========================================================================================

Minimum: 1.07x
Maximum: 7.88x
Weighted Average: 1.68x

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
LOAN-TO-VALUE RATIO (%)                   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<=20.0                                           2              25,000,000        1.8          5.254         119          7.48
20.1 - 30.0                                      5              12,375,120        0.9          5.879         126          3.35
30.1 - 40.0                                      4               9,503,296        0.7          5.924         118          2.30
40.1 - 50.0                                     23             113,555,622        8.1          5.973         125          1.94
50.1 - 60.0                                     39             314,975,942       22.4          5.730         117          1.96
60.1 - 70.0                                     60             548,186,041       38.9          5.894         113          1.51
70.1 - 80.0                                     39             385,522,650       27.4          5.800         119          1.38
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
LOAN-TO-VALUE RATIO (%)                    AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

<=20.0                                         7.48             14.0             14.0
20.1 - 30.0                                    3.35             25.7             21.6
30.1 - 40.0                                    2.30             37.7             32.0
40.1 - 50.0                                    1.87             45.6             37.9
50.1 - 60.0                                    1.92             54.6             51.1
60.1 - 70.0                                    1.46             66.0             62.1
70.1 - 80.0                                    1.28             75.6             69.7
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
==========================================================================================

Minimum: 11.3%
Maximum: 80.0%
Weighted Average: 63.0%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE     AGGREGATE     AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)           MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                       3              10,476,928        0.7          6.366         230          1.34
10.1 - 20.0                                      3              25,976,794        1.8          5.282         119          7.28
20.1 - 30.0                                      5              19,816,434        1.4          5.911         137          2.68
30.1 - 40.0                                     15              53,507,465        3.8          5.992         111          1.77
40.1 - 50.0                                     35             168,656,995       12.0          5.805         119          1.95
50.1 - 60.0                                     58             376,784,748       26.7          5.872         118          1.79
60.1 - 70.0                                     43             541,836,106       38.5          5.826         112          1.50
70.1 - 80.0                                     10             212,063,200       15.0          5.754         119          1.32
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         172          $1,409,118,671      100.0%         5.827%        117          1.74X
=================================================================================================================================

------------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED         WEIGHTED
                                             AVERAGE           AVERAGE          AVERAGE
                                               DSCR         CUT-OFF DATE        BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)            AFTER IO (X)        LTV (%)          LTV (%)
------------------------------------------------------------------------------------------

0.0 - 10.0                                     1.34             51.8              1.0
10.1 - 20.0                                    7.28             14.4             13.9
20.1 - 30.0                                    2.68             35.3             25.1
30.1 - 40.0                                    1.76             46.0             35.3
40.1 - 50.0                                    1.85             51.9             45.4
50.1 - 60.0                                    1.76             59.5             54.7
60.1 - 70.0                                    1.43             68.5             65.3
70.1 - 80.0                                    1.23             77.3             74.9
------------------------------------------------------------------------------------------
TOTAL:                                         1.68X            63.0%            58.4%
==========================================================================================

Minimum: 0.0%
Maximum: 80.0%
Weighted Average: 58.4%

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JAN-07           JAN-08           JAN-09           JAN-10           JAN-11
------------------------------------------------------------------------------------------------------------------

Locked Out                              88.63%           88.58%           63.89%           57.30%           57.21%
Yield Maintenance Total                 11.37%           11.42%           36.11%           42.70%           42.79%
Open                                     0.00%            0.00%            0.00%            0.00%            0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $1,409,118,671   $1,403,168,917   $1,396,867,861   $1,389,285,142   $1,380,318,339
% Initial Pool Balance                 100.00%           99.58%           99.13%           98.59%           97.96%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JAN-12           JAN-13           JAN-14           JAN-15           JAN-16
------------------------------------------------------------------------------------------------------------------

Locked Out                              56.98%           56.85%           56.18%           56.00%           55.20%
Yield Maintenance Total                 43.02%           43.15%           43.83%           44.00%           40.43%
Open                                     0.00%            0.00%            0.00%            0.00%            4.37%
------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $1,343,251,138   $1,331,148,715   $1,240,946,660   $1,229,407,626   $1,214,624,042
% Initial Pool Balance                  95.33%           94.47%           88.07%           87.25%           86.20%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JAN-17           JAN-18           JAN-19           JAN-20           JAN-21
------------------------------------------------------------------------------------------------------------------

Locked Out                              68.98%           69.64%           70.38%           71.24%           72.23%
Yield Maintenance Total                 31.02%           30.36%           29.62%           28.76%           27.77%
Open                                     0.00%            0.00%            0.00%            0.00%            0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $28,038,592      $27,133,242      $26,167,921      $25,138,651      $24,043,996
% Initial Pool Balance                   1.99%            1.93%            1.86%            1.78%            1.71%
------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus Supplement.

(2)   See Appendix II of the Free Writing Prospectus Supplement for a
      description of the Yield Maintenance.

(3)   YM3, YM1, YM, DEF/YM1 and DEF/YM loans have been modeled as Yield
      Maintenance.

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED      WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING      AVERAGE
LOAN SELLER                               MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association           18             73,056,850       50.2          5.827         115          1.75
Morgan Stanley Mortgage Capital Inc.              3             34,171,295       23.5          5.683         118          3.95
Principal Commercial Funding II, LLC             10             32,767,539       22.5          5.724         119          1.59
Bear Stearns Commercial Mortgage, Inc.            1              5,400,000        3.7          5.629         179          2.51
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           32           $145,395,685      100.0%         5.763%        119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE         AVERAGE
                                               DSCR         CUT-OFF DATE       BALLOON
LOAN SELLER                                AFTER IO (X)        LTV (%)         LTV (%)
---------------------------------------------------------------------------------------

Wells Fargo Bank, National Association         1.63             59.9            51.6
Morgan Stanley Mortgage Capital Inc.           3.86             46.3            42.5
Principal Commercial Funding II, LLC           1.59             64.1            56.2
Bear Stearns Commercial Mortgage, Inc.         2.51             45.0            45.0
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED      WEIGHTED
                                                                 AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING      AVERAGE
CUT-OFF DATE BALANCE ($)                  MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                           10              17,042,566       11.7          6.090         114          1.56
2,000,001 - 3,000,000                            5              12,293,234        8.5          5.923         118          1.43
3,000,001 - 4,000,000                            4              13,166,183        9.1          5.820         117          1.78
4,000,001 - 5,000,000                            5              21,040,522       14.5          5.845         111          1.53
5,000,001 - 6,000,000                            2              10,888,005        7.5          5.408         148          2.39
6,000,001 - 7,000,000                            2              13,493,878        9.3          5.604         119          1.35
8,000,001 - 9,000,000                            1               9,000,000        6.2          5.600         119          1.89
10,000,001 - 15,000,000                          2              27,471,295       18.9          5.721         118          4.59
20,000,001 - 30,000,000                          1              21,000,000       14.4          5.695         119          1.96
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%         5.763%        119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
CUT-OFF DATE BALANCE ($)                   AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

1,000,001 - 2,000,000                          1.51             57.4            49.6
2,000,001 - 3,000,000                          1.35             74.4            64.7
3,000,001 - 4,000,000                          1.78             62.4            50.7
4,000,001 - 5,000,000                          1.53             56.8            48.5
5,000,001 - 6,000,000                          2.39             48.4            44.0
6,000,001 - 7,000,000                          1.35             69.7            63.7
8,000,001 - 9,000,000                          1.89             48.0            48.0
10,000,001 - 15,000,000                        4.47             42.0            37.3
20,000,001 - 30,000,000                        1.63             63.8            56.3
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: $1,258,886
Maximum: $21,000,000
Weighted Average: $4,543,615

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED      WEIGHTED
                                            NUMBER OF            AGGREGATE     AGGREGATE      AVERAGE      AVERAGE      WEIGHTED
                                            MORTGAGED         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING      AVERAGE
STATE                                       PROPERTIES         BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Washington                                       5              35,300,000       24.3          5.726         119          1.91
New York                                         3              20,968,522       14.4          5.576         134          5.80
California - Southern                            3              15,092,457       10.4          5.618         119          1.22
California - Northern                            1               4,288,907        2.9          6.140         117          1.67
Missouri                                         2              15,298,408       10.5          5.944         118          1.51
Virginia                                         2               8,659,364        6.0          5.457         118          1.90
Nebraska                                         5               7,803,093        5.4          5.750         119          1.57
Ohio                                             2               6,964,584        4.8          5.826         118          1.41
Georgia                                          1               6,793,878        4.7          5.680         119          1.37
Arizona                                          2               6,138,980        4.2          6.101          82          1.85
Texas                                            2               6,067,504        4.2          5.975         116          1.52
Utah                                             1               3,200,000        2.2          5.750         118          2.64
Iowa                                             1               3,027,320        2.1          5.750         119          1.70
Michigan                                         1               2,300,000        1.6          6.160         117          1.42
Oregon                                           1               1,795,952        1.2          6.700         117          1.38
Louisiana                                        1               1,696,713        1.2          5.750         118          1.75
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          33            $145,395,685      100.0%         5.763%        119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
STATE                                      AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

Washington                                     1.69             58.3            52.8
New York                                       5.80             23.3            21.5
California - Southern                          1.22             65.6            59.7
California - Northern                          1.67             40.8            34.9
Missouri                                       1.30             73.5            65.5
Virginia                                       1.90             61.1            51.4
Nebraska                                       1.57             67.1            56.7
Ohio                                           1.41             73.5            62.2
Georgia                                        1.37             75.5            63.6
Arizona                                        1.85             40.9            37.1
Texas                                          1.44             71.7            54.8
Utah                                           2.64             39.4            39.4
Iowa                                           1.70             65.1            55.0
Michigan                                       1.22             76.7            69.6
Oregon                                         1.38             45.8            39.8
Louisiana                                      1.75             70.7            59.7
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED     WEIGHTED
                                                NUMBER OF           AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                                MORTGAGED        CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
PROPERTY TYPE                                   PROPERTIES        BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily
           Garden                                   24             87,983,277       60.5         5.817          120          1.57
           Senior Housing                            1             21,000,000       14.4         5.695          119          1.96
           Mid Rise                                  2             18,260,202       12.6         5.635          118          6.20
           Low Rise                                  3              7,464,200        5.1         5.960          118          1.48
------------------------------------------------------------------------------------------------------------------------------------
                         SUBTOTAL:                  30           $134,707,679       92.6%        5.781%         119          2.25X
                                             ---------------------------------------------------------------------------------------
Manufactured Housing Community
           Manufactured Housing Community            3             10,688,005        7.4         5.532          118          2.32
------------------------------------------------------------------------------------------------------------------------------------
                         SUBTOTAL:                   3            $10,688,005        7.4%        5.532%         118          2.32X
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              33           $145,395,685      100.0%        5.763%         119          2.26X
====================================================================================================================================

-------------------------------------------------------------------------------------
                                               WEIGHTED        WEIGHTED     WEIGHTED
                                                AVERAGE        AVERAGE       AVERAGE
                                                 DSCR        CUT-OFF DATE    BALLOON
PROPERTY TYPE                                AFTER IO (X)      LTV (%)       LTV (%)
-------------------------------------------------------------------------------------

Multifamily
           Garden                                1.52            64.2         56.7
           Senior Housing                        1.63            63.8         56.3
           Mid Rise                              6.20            17.2         14.6
           Low Rise                              1.43            67.1         57.5
-------------------------------------------------------------------------------------
                         SUBTOTAL:               2.16X           57.9%        51.0%
                                             ----------------------------------------
Manufactured Housing Community
           Manufactured Housing Community        2.32            46.7         41.0
-------------------------------------------------------------------------------------
                         SUBTOTAL:               2.32X           46.7%        41.0%
-------------------------------------------------------------------------------------
TOTAL:                                           2.18X           57.1%        50.3%
=====================================================================================

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                             NUMBER OF        CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
MORTGAGE RATE (%)                         MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                    2              19,459,301       13.4         5.398          118          6.09
5.501 - 6.000                                   21             106,357,503       73.2         5.743          120          1.69
6.001 - 6.500                                    7              15,786,134       10.9         6.132          118          1.57
6.501 - 7.000                                    2               3,792,747        2.6         6.637           99          1.31
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
MORTGAGE RATE (%)                          AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

5.001 - 5.500                                  6.09             21.8            18.2
5.501 - 6.000                                  1.60             63.7            56.3
6.001 - 6.500                                  1.46             58.6            51.7
6.501 - 7.000                                  1.31             45.6            40.7
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 5.190%
Maximum: 6.700%
Weighted Average: 5.763%

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

61 - 120                                        31             139,995,685       96.3         5.768          117          2.25
121 - 180                                        1               5,400,000        3.7         5.629          179          2.51
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)    AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

61 - 120                                       2.16             57.6            50.5
121 - 180                                      2.51             45.0            45.0
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 84 mos.
Maximum: 180 mos.
Weighted Average: 121 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

61 - 120                                        31             139,995,685       96.3         5.768          117          2.25
121 - 180                                        1               5,400,000        3.7         5.629          179          2.51
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)   AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

61 - 120                                       2.16             57.6            50.5
121 - 180                                      2.51             45.0            45.0
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 82 mos.
Maximum: 179 mos.
Weighted Average: 119 mos.

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)         MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
        Interest Only                            4              24,300,000       16.7         5.606          132          1.97
        181 - 240                                1               3,767,504        2.6         5.850          116          1.56
        301 - 360                               27             117,328,181       80.7         5.792          116          2.34
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)          AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

BALLOON LOANS
        Interest Only                          1.97             50.6            50.6
        181 - 240                              1.56             67.0            44.3
        301 - 360                              2.24             58.1            50.4
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 0 mos.
Maximum: 360 mos.
Weighted Average: 356 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
REMAINING AMORTIZATION TERM (MOS.)        MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
        Interest Only                            4              24,300,000       16.7         5.606          132          1.97
        181 - 240                                1               3,767,504        2.6         5.850          116          1.56
        241 - 360                               27             117,328,181       80.7         5.792          116          2.34
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
REMAINING AMORTIZATION TERM (MOS.)         AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

BALLOON LOANS
        Interest Only                          1.97             50.6            50.6
        181 - 240                              1.56             67.0            44.3
        241 - 360                              2.24             58.1            50.4
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 236 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
DEBT SERVICE COVERAGE RATIO (X)           MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                          4              12,737,296        8.8         5.787          119          1.15
1.21 - 1.30                                      2               5,168,154        3.6         6.175          103          1.23
1.31 - 1.40                                      3              15,289,830       10.5         5.733          119          1.35
1.41 - 1.50                                      4              19,358,886       13.3         6.003          118          1.48
1.51 - 1.60                                      6              16,230,099       11.2         5.850          118          1.56
1.61 - 1.70                                      4              10,713,221        7.4         5.906          118          1.68
1.71 - 1.80                                      1               1,696,713        1.2         5.750          118          1.75
1.81 <=                                          8              64,201,486       44.2         5.613          121          3.29
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
DEBT SERVICE COVERAGE RATIO (X)            AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

<= 1.20                                        1.15             69.5            58.7
1.21 - 1.30                                    1.23             65.0            56.4
1.31 - 1.40                                    1.35             66.9            60.9
1.41 - 1.50                                    1.26             75.1            67.3
1.51 - 1.60                                    1.51             66.8            54.1
1.61 - 1.70                                    1.68             54.6            46.3
1.71 - 1.80                                    1.75             70.7            59.7
1.81 <=                                        3.19             43.8            39.8
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 1.13x
Maximum: 7.59x
Weighted Average: 2.26x

DEBT SERVICE COVERAGE RATIOS POST IO

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
DEBT SERVICE COVERAGE RATIOS POST IO (X)  MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                          4              12,737,296        8.8         5.787          119          1.15
1.21 - 1.30                                      5              23,268,154       16.0         6.055          114          1.42
1.31 - 1.40                                      5              18,589,830       12.8         5.785          119          1.40
1.41 - 1.50                                      1               1,258,886        0.9         5.750          119          1.50
1.51 - 1.60                                      4              12,930,099        8.9         5.805          118          1.55
1.61 - 1.70                                      5              31,713,221       21.8         5.766          119          1.87
1.71 - 1.80                                      1               1,696,713        1.2         5.750          118          1.75
1.81 <=                                          7              43,201,486       29.7         5.574          122          3.94
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
DEBT SERVICE COVERAGE RATIOS POST IO (X)   AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

<= 1.20                                        1.15             69.5            58.7
1.21 - 1.30                                    1.24             73.4            65.6
1.31 - 1.40                                    1.35             65.5            59.4
1.41 - 1.50                                    1.50             64.6            54.5
1.51 - 1.60                                    1.55             68.8            54.5
1.61 - 1.70                                    1.65             60.7            52.9
1.71 - 1.80                                    1.75             70.7            59.7
1.81 <=                                        3.94             34.1            31.9
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 1.13x
Maximum: 7.59x
Weighted Average: 2.18x

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
LOAN-TO-VALUE RATIO (%)                   MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                          1              13,971,295        9.6         5.480          118          7.59
30.1 - 40.0                                      2               7,342,185        5.0         5.818           98          2.36
40.1 - 50.0                                      6              24,481,654       16.8         5.904          129          1.90
50.1 - 60.0                                      3               8,788,005        6.0         5.504          118          2.02
60.1 - 70.0                                     11              51,388,398       35.3         5.711          119          1.63
70.1 - 80.0                                      9              39,424,147       27.1         5.889          118          1.45
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
LOAN-TO-VALUE RATIO (%)                    AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

<= 20.0                                        7.59             10.0             8.4
30.1 - 40.0                                    2.36             39.0            36.9
40.1 - 50.0                                    1.90             45.5            43.1
50.1 - 60.0                                    1.93             54.5            46.6
60.1 - 70.0                                    1.49             64.8            56.1
70.1 - 80.0                                    1.34             74.9            65.2
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 10.0%
Maximum: 79.3%
Weighted Average: 57.1%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED     WEIGHTED
                                                                 AGGREGATE    AGGREGATE      AVERAGE       AVERAGE      WEIGHTED
                                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)           MORTGAGE LOANS       BALANCE ($)   BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                       1              13,971,295        9.6         5.480          118          7.59
30.1 - 40.0                                      5              15,427,044       10.6         6.049          108          2.00
40.1 - 50.0                                      5              25,652,304       17.6         5.631          128          2.00
50.1 - 60.0                                     14              52,832,192       36.3         5.757          119          1.66
60.1 - 70.0                                      6              35,212,849       24.2         5.826          118          1.39
70.1 - 80.0                                      1               2,300,000        1.6         6.180          115          1.46
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          32            $145,395,685      100.0%        5.763%         119          2.26X
=================================================================================================================================

---------------------------------------------------------------------------------------
                                             WEIGHTED         WEIGHTED        WEIGHTED
                                             AVERAGE           AVERAGE        AVERAGE
                                               DSCR         CUT-OFF DATE      BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)            AFTER IO (X)        LTV (%)        LTV (%)
---------------------------------------------------------------------------------------

0.0 - 10.0                                     7.59             10.0             8.4
30.1 - 40.0                                    2.00             41.1            36.9
40.1 - 50.0                                    2.00             50.7            45.3
50.1 - 60.0                                    1.51             65.4            56.3
60.1 - 70.0                                    1.28             73.6            65.9
70.1 - 80.0                                    1.24             79.3            72.0
---------------------------------------------------------------------------------------
TOTAL:                                         2.18X            57.1%           50.3%
=======================================================================================

Minimum: 8.4%
Maximum: 72.0%
Weighted Average: 50.3%

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JAN-07           JAN-08           JAN-09           JAN-10           JAN-11
------------------------------------------------------------------------------------------------------------------

Locked Out                              93.81%           93.77%           78.40%           69.30%           69.19%
Yield Maintenance Total                  6.19%            6.23%           21.61%           30.70%           30.81%
Open                                     0.00%            0.00%            0.00%            0.00%            0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $145,395,685     $144,381,172     $143,295,794     $141,747,364     $140,014,400
% Initial Pool Balance                 100.00%           99.30%           98.56%           97.49%           96.30%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JAN-12           JAN-13           JAN-14           JAN-15           JAN-16
------------------------------------------------------------------------------------------------------------------

Locked Out                              69.07%           68.94%           71.76%           71.59%           71.40%
Yield Maintenance Total                 30.93%           31.06%           28.24%           28.41%           28.60%
Open                                     0.00%            0.00%            0.00%            0.00%            0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $138,177,107     $136,248,423     $128,633,642     $126,552,251     $124,345,838
% Initial Pool Balance                  95.04%           93.71%           88.47%           87.04%           85.52%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JAN-17           JAN-18           JAN-19           JAN-20           JAN-21
------------------------------------------------------------------------------------------------------------------

Locked Out                               0.00%            0.00%            0.00%            0.00%            0.00%
Yield Maintenance Total                100.00%          100.00%          100.00%          100.00%          100.00%
Open                                     0.00%            0.00%            0.00%            0.00%            0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $5,400,000       $5,400,000       $5,400,000       $5,400,000       $5,400,000
% Initial Pool Balance                   3.71%            3.71%            3.71%            3.71%            3.71%
------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus Supplement.

(2)   See Appendix II of the Free Writing Prospectus Supplement for a
      description of the Yield Maintenance.

(3)   YM3, YM1, YM, DEF/YM1 and DEF/YM loans have been modeled as Yield
      Maintenance.

                                      I-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     MORTGAGE            CMSA           CMSA       LOAN       MORTGAGE
     LOAN NO.          LOAN NO.     PROPERTY NO.   GROUP   LOAN SELLER(1)
--------------------------------------------------------------------------

        1                 1            1-001         1          PCFII
        2                 2            2-001         1          BSCMI
        3                 3            3-001         1          PCFII
        4                 4            4-001         1           WFB
        5                 5            5-001         1          BSCMI
        6                 6            6-001         1          BSCMI
        7                 7            7-001         1          MSMC
        8                 8            8-001         1       PCFII/MSMC
        9                 9            9-001         1           WFB
        10                10           10-001        1          MSMC
        11                11           11-001        1          BSCMI
        12                12           12-001        1           WFB
        13                13           13-001        2           WFB
        14                14           14-001        1          BSCMI
        15                15           15-001        1          BSCMI
        16                16           16-001        1          PCFII

        17                             17-001        1          BSCMI
        17                             17-002        1          BSCMI
        17                             17-003        1          BSCMI
        18                18           18-001        1           WFB
        19                19           19-001        1          MSMC
        20                20           20-001        1          MSMC
        21                21           21-001        1          MSMC
        22                22           22-001        1          MSMC
        23                23           23-001        2          MSMC
        24                24           24-001        2          MSMC
        25                25           25-001        1          MSMC
        26                26           26-001        1          BSCMI
        27                27           27-001        1           WFB
        28                28           28-001        1          MSMC
        29                29           29-001        1          BSCMI
        30                30           30-001        1          BSCMI
        31                31           31-001        1          MSMC
        32                32           32-001        1          PCFII
        33                33           33-001        1          BSCMI

        34                             34-001        1          PCFII
        34                             34-002        1          PCFII
        34                             34-003        1          PCFII
        35                35           35-001        1           WFB
        36                36           36-001        1          MSMC
        37                37           37-001        1           WFB
        38                38           38-001        1          MSMC
        39                39           39-001        1          BSCMI
        40                40           40-001        2          PCFII
        41                41           41-001        1           WFB
        42                42           42-001        1           WFB
        43                43           43-001        1           WFB
        44                44           44-001        1           WFB
        45                45           45-001        1           WFB
        46                46           46-001        1           WFB
        47                47           47-001        1          PCFII
        48                48           48-001        1           WFB
        49                49           49-001        1          MSMC
        50                50           50-001        1          MSMC
        51                51           51-001        1          MSMC
        52                52           52-001        1           WFB
        53                53           53-001        1           WFB
        54                54           54-001        1          PCFII
        55                55           55-001        1          PCFII

        56                             56-001        1          MSMC
        56                             56-002        1          MSMC
        56                             56-003        1          MSMC
        57                57           57-001        1          PCFII
        58                58           58-001        2          PCFII
        59                59           59-001        1          BSCMI
        60                60           60-001        2          MSMC
        61                61           61-001        1          BSCMI
        62                62           62-001        1          BSCMI
        63                63           63-001        1          MSMC
        64                64           64-001        1          PCFII
        65                65           65-001        1          BSCMI
        66                66           66-001        2           WFB
        67                67           67-001        1          BSCMI
        68                68           68-001        2          BSCMI
        69                69           69-001        1           WFB
        70                70           70-001        1           WFB
        71                71           71-001        1           WFB
        72                72           72-001        1           WFB
        73                73           73-001        1          PCFII
        74                74           74-001        1           WFB
        75                75           75-001        1          MSMC
        76                76           76-001        1           WFB
        77                77           77-001        1           WFB
        78                78           78-001        1           WFB
        79                79           79-001        1          PCFII
        80                80           80-001        1          MSMC
        81                81           81-001        1          BSCMI
        82                82           82-001        1          PCFII
        83                83           83-001        2           WFB
        84                84           84-001        2           WFB
        85                85           85-001        2           WFB
        86                86           86-001        1          PCFII
        87                87           87-001        2           WFB
        88                88           88-001        1          BSCMI
        89                89           89-001        1          MSMC
        90                90           90-001        2           WFB
        91                91           91-001        1          BSCMI
        92                92           92-001        1           WFB
        93                93           93-001        1          BSCMI
        94                94           94-001        1          MSMC
        95                95           95-001        1           WFB
        96                96           96-001        1           WFB
        97                97           97-001        1           WFB
        98                98           98-001        2           WFB
        99                99           99-001        1           WFB
       100               100          100-001        1          PCFII
       101               101          101-001        1           WFB
       102               102          102-001        1          BSCMI
       103               103          103-001        1          MSMC
       104               104          104-001        1           WFB

       105                            105-001        1           WFB
       105                            105-002        1           WFB
       106               106          106-001        1          PCFII
       107               107          107-001        1          MSMC
       108               108          108-001        1           WFB
       109               109          109-001        2           WFB
       110               110          110-001        2           WFB
       111               111          111-001        1          MSMC
       112               112          112-001        1          BSCMI
       113               113          113-001        1           WFB
       114               114          114-001        2          PCFII
       115               115          115-001        1           WFB
       116               116          116-001        1          MSMC
       117               117          117-001        1          PCFII
       118               118          118-001        1          BSCMI
       119               119          119-001        1          PCFII
       120               120          120-001        1          PCFII
       121               121          121-001        1          PCFII
       122               122          122-001        1          PCFII
       123               123          123-001        1          MSMC
       124               124          124-001        1           WFB
       125               125          125-001        1          PCFII
       126               126          126-001        1          MSMC
       127               127          127-001        2          PCFII
       128               128          128-001        1          MSMC
       129               129          129-001        1           WFB
       130               130          130-001        1          MSMC
       131               131          131-001        1          MSMC
       132               132          132-001        2          PCFII
       133               133          133-001        1           WFB
       134               134          134-001        1           WFB
       135               135          135-001        1           WFB
       136               136          136-001        1          MSMC
       137               137          137-001        1          MSMC
       138               138          138-001        1           WFB
       139               139          139-001        1          BSCMI
       140               140          140-001        1          PCFII
       141               141          141-001        1          PCFII
       142               142          142-001        1           WFB
       143               143          143-001        1           WFB
       144               144          144-001        1           WFB
       145               145          145-001        1          BSCMI
       146               146          146-001        2           WFB
       147               147          147-001        2           WFB

       148                            148-001        1           WFB
       148                            148-002        1           WFB
       149               149          149-001        1           WFB

       150                            150-001        2          PCFII
       150                            150-002        2          PCFII
       151               151          151-001        1          MSMC
       152               152          152-001        1           WFB
       153               153          153-001        1           WFB
       154               154          154-001        1          PCFII
       155               155          155-001        1          MSMC
       156               156          156-001        1          PCFII
       157               157          157-001        1           WFB
       158               158          158-001        1           WFB
       159               159          159-001        1          MSMC
       160               160          160-001        2           WFB
       161               161          161-001        2           WFB
       162               162          162-001        1           WFB
       163               163          163-001        1           WFB
       164               164          164-001        1           WFB
       165               165          165-001        1          MSMC
       166               166          166-001        1           WFB
       167               167          167-001        1           WFB
       168               168          168-001        1          PCFII
       169               169          169-001        2          PCFII
       170               170          170-001        2           WFB
       171               171          171-001        1           WFB
       172               172          172-001        1           WFB
       173               173          173-001        2           WFB
       174               174          174-001        1           WFB
       175               175          175-001        1           WFB
       176               176          176-001        1           WFB
       177               177          177-001        2           WFB
       178               178          178-001        2           WFB
       179               179          179-001        1          PCFII
       180               180          180-001        1           WFB
       181               181          181-001        1           WFB
       182               182          182-001        1           WFB
       183               183          183-001        2          PCFII
       184               184          184-001        1           WFB
       185               185          185-001        2          PCFII
       186               186          186-001        1           WFB
       187               187          187-001        1           WFB
       188               188          188-001        1           WFB
       189               189          189-001        1           WFB
       190               190          190-001        1          MSMC
       191               191          191-001        1           WFB
       192               192          192-001        1           WFB
       193               193          193-001        1           WFB
       194               194          194-001        1          MSMC
       195               195          195-001        1           WFB
       196               196          196-001        1           WFB
       197               197          197-001        2          PCFII
       198               198          198-001        1           WFB
       199               199          199-001        1           WFB
       200               200          200-001        1          MSMC
       201               201          201-001        1           WFB
       202               202          202-001        1           WFB
       203               203          203-001        1           WFB
       204               204          204-001        1           WFB

TOTALS AND WEIGHTED AVERAGES:

  MORTGAGE                                                                                 LOAN PURPOSE
  LOAN NO.     PROPERTY NAME(2)                                                      (ACQUISITION/REFINANCE)
-------------------------------------------------------------------------------------------------------------

      1        Mount Pleasant Towne Centre                                                 Acquisition
      2        Four Seasons Hotel                                                           Refinance
      3        Shoppes at Park Place                                                        Refinance
      4        Village Square                                                               Refinance
      5        One Thomas Circle                                                           Acquisition
      6        Sheraton Suites on the Hudson                                                Refinance
      7        360 Spear Street                                                             Refinance
      8        436 North Bedford Drive                                                      Refinance
      9        Shops at Kildeer                                                            Acquisition
     10        The London NYC Hotel Land Interest                                           Refinance
     11        33 Union Square                                                              Refinance
     12        Town Square Shopping Center - Schererville                                   Refinance
     13        Brighton Court                                                               Refinance
     14        Wakefield Commons I & II                                                    Acquisition
     15        Providian Bancorp Office / Data Center                                      Acquisition
     16        Romeoville Towne Center                                                      Refinance
               Cole Portfolio Roll-Up
     17        Cole Portfolio - Lowe's Lubbock                                             Acquisition
     17        Cole Portfolio - Lowe's Midland                                             Acquisition
     17        Cole Portfolio - Kohl's Wichita                                             Acquisition
     18        Huron Estates                                                                Refinance
     19        24 Fifth Avenue Coop                                                         Refinance
     20        Aurora Center - Fairbanks                                                   Acquisition
     21        Beachwood Village Apartments                                                 Refinance
     22        Sun Harbour Apartments                                                       Refinance
     23        Gracie Gardens Coop                                                          Refinance
     24        Avion Ridge Apartments                                                       Refinance
     25        Fortress Building                                                            Refinance
     26        Stateline Center                                                            Acquisition
     27        Staybridge - San Antonio                                                     Refinance
     28        Prairie Garden Apartments                                                    Refinance
     29        Hilliard Market                                                             Acquisition
     30        1450 Harbor Blvd.                                                            Refinance
     31        225 South Sixth Street                                                      Acquisition
     32        Pomeroy IT Solutions                                                         Refinance
     33        Franklin Center                                                              Refinance
               Brown Trust Portfolio Roll-Up
     34        Brown Trust St Petersburg                                                    Refinance
     34        Brown Trust Largo                                                            Refinance
     34        Brown Trust Bradenton                                                        Refinance
     35        CalNational Bank Building                                                   Acquisition
     36        Blake Office Building                                                        Refinance
     37        MidTown Crossing - Rome, GA                                                  Refinance
     38        York Towers Coop                                                             Refinance
     39        Buckhorn Plaza                                                              Acquisition
     40        Pasa Fino Apartments                                                         Refinance
     41        McKinstry Building                                                           Refinance
     42        Clarion Hotel Nags Head Beach                                                Refinance
     43        Novi Meadows                                                                 Refinance
     44        Hampton Inn Rochester                                                       Acquisition
     45        Plaza Inn and Suites at Ashland Creek                                        Refinance
     46        Security Public Storage - San Mateo                                          Refinance
     47        3260 Buskirk Avenue                                                          Refinance
     48        Drury Inn & Suites - Paducah                                                 Refinance
     49        Ridge Road Towne Center                                                     Acquisition
     50        Newport Villa Apartments                                                     Refinance
     51        Shops at Sossaman                                                           Acquisition
     52        Howard Johnson Oceanfront South                                              Refinance
     53        The Fickling Building                                                        Refinance
     54        Hampton Inn Pennsville                                                       Refinance
     55        The Stadium Business Park I & II                                             Refinance
               MCA Self Storage Portfolio Roll-Up
     56        MCA Self Storage Portfolio - Kent East Hill                                  Refinance
     56        MCA Self Storage Portfolio - Century Square                                  Refinance
     56        MCA Self Storage Portfolio - Sunset Highway                                  Refinance
     57        Timber Crest                                                                 Refinance
     58        Greenbriar and Hawthorne Apartments                                          Refinance
     59        Hebron Parkway Plaza                                                        Acquisition
     60        Castle Heights Apartments                                                    Refinance
     61        Cherryvale Plaza                                                             Refinance
     62        Office Depot - Paramus                                                       Refinance
     63        Safeway Plaza - Kingman                                                     Acquisition
     64        2323 North Telegraph Road                                                    Refinance
     65        Fed Ex Kalamazoo                                                            Acquisition
     66        Sedgefield Manufactured Home Community                                       Refinance
     67        Patapsco Village                                                             Refinance
     68        Village One Apartments                                                       Refinance
     69        Country Inn & Suites Chattanooga                                            Acquisition
     70        Security Public Storage - Martinez                                           Refinance
     71        K-Mart 6364 Springfield Plaza                                                Refinance
     72        Country Inn & Suites Tiftonia                                               Acquisition
     73        Durango Springs Retail Shopping Center                                       Refinance
     74        River Valley MHP                                                             Refinance
     75        Food 4 Less Center Shops                                                    Acquisition
     76        Lockheed Martin Building                                                     Refinance
     77        Country Inn & Suites Dalton                                                 Acquisition
     78        Crosswind Corners Shopping Center                                            Refinance
     79        1750 Boston Post Road                                                        Refinance
     80        Pleasant Grove Marketplace                                                   Refinance
     81        New Paltz Plaza                                                              Refinance
     82        Gilbert Industrial Building                                                  Refinance
     83        Palm Terrace Apartments                                                     Acquisition
     84        Gardenside Apartments                                                        Refinance
     85        Wyndham Ridge Townhomes                                                     Acquisition
     86        Woodfield Restaurant Court                                                   Refinance
     87        Ridgeway Village Apartments                                                  Refinance
     88        Rite Aid - Hanover                                                          Acquisition
     89        Sportsman's Warehouse - Las Cruces                                          Acquisition
     90        Fallbrook Manor Apartments                                                  Acquisition
     91        Seaway Plaza                                                                 Refinance
     92        SuperPetz Shopping Center                                                    Refinance
     93        Giant Eagle Plaza                                                            Refinance
     94        Key West Plaza                                                               Refinance
     95        A-American Bakersfield Central                                               Refinance
     96        Comfort Inn Mentor                                                           Refinance
     97        3180 University Avenue                                                       Refinance
     98        Willows Apartments                                                           Refinance
     99        Country Inn & Suites Sycamore                                                Refinance
     100       Palmyrita Industrial                                                         Refinance
     101       Lamps Plus Retail                                                            Refinance
     102       Honey Creek Village                                                         Acquisition
     103       Hole Montes Building                                                         Refinance
     104       Heritage Center                                                             Acquisition
               750 Link Road & 7790-7820 Bell Road Portfolio Roll-Up
     105       750 Link Road & 7790-7820 Bell Road                                         Acquisition
     105       750 Link Road & 7790-7820 Bell Road                                         Acquisition
     106       Union Cattle Company Restaurant                                             Acquisition
     107       Best Western - Orlando                                                       Refinance
     108       810 Lawrence Drive Flex                                                      Refinance
     109       Cottonwood Coves                                                             Refinance
     110       Trillium Townhomes                                                           Refinance
     111       El Dorado Marketplace                                                       Acquisition
     112       Walgreens Queens Village Shopping Center                                     Refinance
     113       Country Inn & Suites Freeport                                                Refinance
     114       Country Club Apartments                                                      Refinance
     115       Walgreens - Las Vegas                                                       Acquisition
     116       Shops at Wal-Mart                                                           Acquisition
     117       2601 Airport Freeway                                                        Acquisition
     118       Office Depot - State College                                                 Refinance
     119       Xylon Commerce Center I & II                                                 Refinance
     120       1400 N. H Street                                                             Refinance
     121       2701 University Avenue Northeast                                             Refinance
     122       1705 Old Fort Parkway                                                       Acquisition
     123       DuVal Enterprises Building                                                   Refinance
     124       Tapia Brothers Industrial                                                   Acquisition
     125       Executive Center Valencia                                                   Acquisition
     126       CVS - Greenacres                                                            Acquisition
     127       Slate Hill Apartments                                                        Refinance
     128       Gold's Gym - San Antonio                                                    Acquisition
     129       Layton's Village Shopping Center                                             Refinance
     130       McKinney Retail Center                                                      Acquisition
     131       Alcott Apartments                                                            Refinance
     132       Lakeview Apartments                                                          Refinance
     133       Ware Road Industrial                                                         Refinance
     134       Steeplechase Crossing                                                       Acquisition
     135       A-American Foxborough                                                        Refinance
     136       Mason Place Shopping Center                                                  Refinance
     137       2819-27 John F. Kennedy Boulevard                                            Refinance
     138       Hub Parkway Industrial Building                                              Refinance
     139       CVS- Ithaca                                                                 Acquisition
     140       Lincoln Square                                                               Refinance
     141       Vine Street Business Park                                                    Refinance
     142       A-American Borrego                                                           Refinance
     143       The Tile Shop Industrial                                                     Refinance
     144       Walgreens - West Chester                                                     Refinance
     145       Rite Aid - Glassport                                                        Acquisition
     146       Western Hills Apartments                                                    Acquisition
     147       Timbergrove Manor Apartments                                                Acquisition
               The Boat Barn/A&B Dry Storage Portfolio Roll-Up
     148       The Boat Barn/A&B Dry Storage                                                Refinance
     148       The Boat Barn/A&B Dry Storage                                                Refinance
     149       Centennial Self Storage I                                                    Refinance
               Prairie View Apartments & River Road Apartments Portfolio Roll-Up
     150       Prairie View Apartments                                                      Refinance
     150       River Road Apartments                                                        Refinance
     151       Park Place Shopping Center                                                   Refinance
     152       Eagle Financial Center                                                       Refinance
     153       Staples - Grosse Pointe, MI                                                  Refinance
     154       The Southport Station Office Center                                          Refinance
     155       Walgreens - Lincoln City                                                    Acquisition
     156       10936 State Road 54                                                          Refinance
     157       Union Hills I Retail                                                         Refinance
     158       Holiday Plaza Shopping Center                                               Acquisition
     159       Blockbuster Video - Santa Monica, CA                                         Refinance
     160       Laurelwood Valley Mobile Home Park                                           Refinance
     161       Parkside Apartments                                                          Refinance
     162       K&G Fashion Superstore - Houston                                            Acquisition
     163       All American Self Storage Roseville                                          Refinance
     164       830- 846 Watson Avenue Industrial Park                                       Refinance
     165       Eckerd - Rolesville                                                         Acquisition
     166       Huffman Plaza                                                                Refinance
     167       Tanger Furniture Outlets                                                    Acquisition
     168       Lakeside Shopping Center                                                    Acquisition
     169       Somerset Apartments                                                          Refinance
     170       Tamra Colonial Estates                                                       Refinance
     171       Arnold Magnetic Technologies                                                Acquisition
     172       Liberty Plaza - Gun Barrel                                                  Acquisition
     173       Welch Estate Apartments                                                     Acquisition
     174       Piggly Wiggly - Omro, WI                                                    Acquisition
     175       Access Self Storage - Indianapolis                                           Refinance
     176       East County Line Center                                                     Acquisition
     177       Perrine Court Apartment                                                      Refinance
     178       32 Pines Apartments                                                          Refinance
     179       9150 South Dairy Ashford                                                    Acquisition
     180       Pine Springs Mobile Home Park                                               Acquisition
     181       Bridgestone-Firestone, Austin                                               Acquisition
     182       Chase Professional Building                                                  Refinance
     183       Northside Square Apartments                                                  Refinance
     184       Giant Oil - Las Ventanas                                                     Refinance
     185       503 West 150th Street                                                        Refinance
     186       Plum Tree Plaza                                                              Refinance
     187       Advance Auto - Philadelphia                                                 Acquisition
     188       2976 E. State Street Retail                                                 Acquisition
     189       40th Street Medical Plaza                                                    Refinance
     190       Shawnee Ridge II                                                            Acquisition
     191       Rite Aid - Steubenville                                                     Acquisition
     192       Rite Aid - Wellsburg, WV                                                    Acquisition
     193       Nipomo Westside                                                              Refinance
     194       Pacific State Bank                                                           Refinance
     195       Pensacola Self Storage                                                      Acquisition
     196       Moyock Commons                                                               Refinance
     197       The Apartment Company                                                        Refinance
     198       Elgin Retail                                                                 Refinance
     199       The Shops at Aldi                                                            Refinance
     200       Advance Auto Parts - Scottsbluff, NE                                        Acquisition
     201       Spring Valley Shopping Mall                                                  Refinance
     202       Aldige' & Noack Associates                                                   Refinance
     203       Checker Auto Parts Albuquerque                                              Acquisition
     204       Edinger Retail Center                                                       Acquisition

  MORTGAGE
  LOAN NO.     STREET ADDRESS                                                                                      CITY
------------------------------------------------------------------------------------------------------------------------------------

      1        1600 Palmetto Grande Drive                                                                          Mount Pleasant
      2        300 South Doheny Drive                                                                              Los Angeles
      3        7200 US Hwy 19 North                                                                                Pinellas Park
      4        9326-9440 West Sahara Avenue                                                                        Las Vegas
      5        One Thomas Circle                                                                                   Washington
      6        500 Harbor Boulevard                                                                                Weehawken
      7        360 Spear Street                                                                                    San Francisco
      8        436 North Bedford Drive                                                                             Beverly Hills
      9        20505 Rand Road                                                                                     Kildeer
     10        143-147 West 54th Street                                                                            New York
     11        33 Union Square                                                                                     New York
     12        110 - 144 Indianapolis Blvd                                                                         Schererville
     13        6520-196th Street SW                                                                                Lynnwood
     14        14460 New Falls of Neuse Road                                                                       Raleigh
     15        3801 South Collins Street                                                                           Arlington
     16        405 - 495 North Weber Road                                                                          Romeoville

     17        5022 W. Loop 289                                                                                    Lubbock
     17        3315 North Loop 250                                                                                 Midland
     17        6900 West Kellogg Drive                                                                             Wichita
     18        22000 Inkster Road                                                                                  Romulus
     19        24 Fifth Avenue                                                                                     New York
     20        413-423 Johansen Expressway                                                                         Fairbanks
     21        19132 Magnolia Street                                                                               Huntington Beach
     22        2929 West 190th Street                                                                              Redondo Beach
     23        515 E. 89th Street                                                                                  New York
     24        1778 Richardson Road                                                                                Arnold
     25        49-20 5th Street                                                                                    Long Island City
     26        7620 State Line Road                                                                                Prairie Village
     27        66 NE Loop 410                                                                                      San Antonio
     28        18156 Prairie Avenue                                                                                Torrance
     29        1786-1892 Hilliard Rome Road                                                                        Hilliard
     30        1450 Harbor Blvd.                                                                                   Weehawken
     31        225 South Sixth Street                                                                              Minneapolis
     32        1180 Elijah Creek Drive                                                                             Hebron
     33        142-27 Franklin Avenue                                                                              Flushing

     34        3451-9355 4th Street North; 5100 - 5180 66th Street North; 5000 - 5050 34th Street South            St Petersburg
     34        10451 Ulmerton Road                                                                                 Largo
     34        4951 Cortez Road                                                                                    Bradenton
     35        2566 Overland Avenue                                                                                Los Angeles
     36        4450 & 4500 10th Avenue SE                                                                          Lacey
     37        144-246 Shorter Ave                                                                                 Rome
     38        501 East 79th Street                                                                                New York
     39        60-76 Lunger Drive                                                                                  Bloomsburg
     40        12110 SE 312th Street                                                                               Auburn
     41        5005 Third Avenue S                                                                                 Seattle
     42        1601 S. Virginia Dare Trail                                                                         Kill Devil Hills
     43        26500 Napier Road                                                                                   Novi
     44        500 Center Place Drive                                                                              Rochester
     45        98 Central Ave.                                                                                     Ashland
     46        110 East 25th Avenue                                                                                San Mateo
     47        3260 Buskirk Avenue                                                                                 Pleasant Hill
     48        2930 James Sanders Blvd.                                                                            Paducah
     49        2355-2455 Ridge Road                                                                                Rockwall
     50        1549 Placentia Avenue                                                                               Newport Beach
     51        7641 E. Guadalupe Road                                                                              Mesa
     52        1801 Atlantic Avenue                                                                                Virginia Beach
     53        577 Mulberry Street                                                                                 Macon
     54        429 North Broadway                                                                                  Pennsville
     55        3930-3942 West Burnham Street & 4111 West Mitchell Street                                           Milwaukee

     56        10625 SE 240th Street                                                                               Kent
     56        11200 S. 324th Street                                                                               Federal Way
     56        4546 NE Sunset Blvd.                                                                                Renton
     57        18307 Kenrick Ave                                                                                   Lakeville
     58        21 Greenbriar                                                                                       Statesboro
     59        1025 East Hebron Parkway Road                                                                       Carrollton
     60        3325 Castle Heights Avenue                                                                          Los Angeles
     61        11706 Reisterstown Road                                                                             Reisterstown
     62        404 State Route 17 North                                                                            Paramus
     63        3930-3990 Stockton Hill Road                                                                        Kingman
     64        2323 North Telegraph Road                                                                           Monroe
     65        2612 Kersten Court                                                                                  Kalamazoo
     66        102 Water Oak Ln                                                                                    Ashland
     67        3450 Old Annapolis Road                                                                             Baltimore
     68        593 Broadway                                                                                        Menands
     69        7051 McCutcheon Rd.                                                                                 Chattanooga
     70        111 Muir Station Road                                                                               Martinez
     71        6364 Springfield Plaza                                                                              Springfield
     72        3725 Modern Industries Parkway                                                                      Chattanooga
     73        8520 - 8550 West Warm Springs Road                                                                  Las Vegas
     74        10910 Turner Boulevard                                                                              Longmont
     75        24430 Alessandro Boulevard                                                                          Moreno Valley
     76        9807 E. Valley Road                                                                                 Prescott Valley
     77        903 West Bridge Road                                                                                Dalton
     78        15353 - 15477 Hall Road                                                                             Macomb Township
     79        1750 Boston Post Road                                                                               Milford
     80        920 & 928 Pleasant Grove Boulevard                                                                  Roseville
     81        245 Main Street                                                                                     New Paltz
     82        2120 W. Guadalupe Road                                                                              Gilbert
     83        1420 Alturas Road                                                                                   Fallbrook
     84        30, 38, 44, 50 Gardenside Dr.                                                                       San Francisco
     85        1112 Ashberry Village Drive                                                                         Columbus
     86        1140-1180 Plaza Drive                                                                               Schaumburg
     87        6033 W. Bethany Home Road                                                                           Glendale
     88        SEC Eisenhower Dr. & Wilson Avenue                                                                  Hanover Borough
     89        200 North Telshor Boulevard                                                                         Las Cruces
     90        525 Alturas Road                                                                                    Fallbrook
     91        26493-26499 US Route 11                                                                             Watertown
     92        1604 & 1610 Sam Rittenberg Boulevard                                                                Charleston
     93        4500 Buffalo Road                                                                                   Harborcreek
     94        9900-9920 Key West Avenue                                                                           Gaithersburg
     95        3301 Truxton Avenue                                                                                 Bakersfield
     96        7701 Reynolds Road                                                                                  Mentor
     97        3180 University Avenue                                                                              San Diego
     98        1100 Willow Springs Road                                                                            Killeen
     99        1450 South Peace Rd.                                                                                Sycamore
     100       797-799 Palmyrita Avenue                                                                            Riverside
     101       30 North Stephanie St.                                                                              Henderson
     102       3520 Georgia Highway 20, SE                                                                         Conyers
     103       950 Encore Way                                                                                      Naples
     104       1515 Heritage Drive                                                                                 McKinney

     105       750 Link Road                                                                                       Fairfield
     105       7790-7820 Bell Road                                                                                 Windsor
     106       42 South De Lacey Avenue                                                                            Pasadena
     107       8750 East Colonial Drive                                                                            Orlando
     108       810 Lawrence Drive                                                                                  Newbury Park
     109       300 East Gordon Lane                                                                                Murray
     110       12 & 24 Stratford Drive, 5 & 16 Hardwick Drive, and 19 West Stonington                              Fishersville
     111       2951 E. Overland Road                                                                               Meridian
     112       109-62 Francis Lewis Boulevard                                                                      Queens Village
     113       1730 Dirck Dr.                                                                                      Freeport
     114       4201 Denice Court                                                                                   Sioux City
     115       900 North Rancho Drive                                                                              Las Vegas
     116       490 East Silverado Ranch Boulevard                                                                  Las Vegas
     117       2601 Airport Freeway                                                                                Bedford
     118       387 Benner Pike                                                                                     College Township
     119       8300 & 8340 89th Avenue North                                                                       Brooklyn Park
     120       1400 N. H Street                                                                                    San Bernardino
     121       2701 University Avenue Northeast                                                                    Minneapolis
     122       1705 Old Fort Parkway                                                                               Murfreesboro
     123       8-03 43rd Avenue                                                                                    Long Island City
     124       211 South 49th Avenue                                                                               Phoenix
     125       25600 Rye Canyon Road                                                                               Santa Clarita
     126       2998 South Jog Road                                                                                 Greenacres
     127       7560-7596 & 521-656 Slate Hill Drive                                                                Columbus
     128       12481 West IH-10                                                                                    San Antonio
     129       6820-6860 Olney-Laytonsville Road                                                                   Laytonsville
     130       2775 S. Central Expressway                                                                          McKinney
     131       9025 & 9031 Alcott Avenue                                                                           Los Angeles
     132       201 - 329 East 22nd Street                                                                          Columbus
     133       5701 South Ware Road                                                                                McAllen
     134       10511 and 10521 Jones Road                                                                          Houston
     135       12474 Industrial Boulevard                                                                          Victorville
     136       430 South Mason Road                                                                                Katy
     137       2819-27 John F. Kennedy Boulevard                                                                   Jersey City
     138       7620-7640 Hub Parkway                                                                               Valley View
     139       625 West Clinton Street                                                                             Ithaca
     140       3124-3156 Century Ave. N                                                                            Mahtomedi
     141       1059 & 1099 Vine Street                                                                             Sacramento
     142       14421 Borrego Road                                                                                  Victorville
     143       16216 Raymer Street                                                                                 Van Nuys
     144       7776 Cox Lane                                                                                       West Chester
     145       634 Monongahela Avenue                                                                              Glassport
     146       370 Hickory Lane                                                                                    Westland
     147       1600 West T.C. Jester Blvd.                                                                         Houston

     148       15450 Highway 3                                                                                     Webster
     148       8750 Old Galveston Road                                                                             Houston
     149       21905 State Route 410 East                                                                          Bonney Lake

     150       404 - 544 East 30th Street                                                                          Fremont
     150       902 - 906 Riverfront Road                                                                           Norfolk
     151       4500 State Highway 6 North                                                                          Houston
     152       10928 Eagle River Road                                                                              Eagle River
     153       17410 Mack Avenue                                                                                   Grosse Pointe
     154       107 John Street                                                                                     Southport
     155       4048 US Highway 101                                                                                 Lincoln City
     156       10936 State Road 54                                                                                 New Port Richey
     157       3414 W. Union Hills Drive                                                                           Phoenix
     158       707 East March Lane                                                                                 Stockton
     159       SWC Lincoln Blvd & Ocean Park Blvd                                                                  Santa Monica
     160       29401 Military Road South                                                                           Federal Way
     161       325 W. 5th Street                                                                                   Mesa
     162       13902 Northwest Freeway                                                                             Houston
     163       3050 Taylor Road                                                                                    Roseville
     164       830- 846 Watson Avenue & 831- 845 Mahar Avenue                                                      Wilmington
     165       402 South Main Street                                                                               Rolesville
     166       12350 Industry Way                                                                                  Anchorage
     167       38404 and 38384 Tanger Drive                                                                        North Branch
     168       1100 Wilcrest                                                                                       Houston
     169       2001 Connecticut Avenue                                                                             Joplin
     170       324-464 SE 194th Avenue                                                                             Portland
     171       107 Industry Rd                                                                                     Marietta
     172       1307 West Main Street                                                                               Gun Barrel City
     173       310 Elvira Drive                                                                                    Natchitoches
     174       142 Alder Avenue                                                                                    Omro
     175       8501 Rockville Road                                                                                 Indianapolis
     176       920-940 East County Line Road                                                                       Ridgeland
     177       11911 East Mansfield Avenue                                                                         Spokane Valley
     178       3010 South Pines Road                                                                               Spokane Valley
     179       9150 South Dairy Ashford                                                                            Houston
     180       6920 Clark Road                                                                                     Paradise
     181       13300 FM 620 North                                                                                  Austin
     182       8444-8448 Reseda Boulevard                                                                          Northridge
     183       3805 27th Street                                                                                    Columbus
     184       6570 Paradise Blvd.                                                                                 Albuquerque
     185       503 West 150th Street                                                                               New York
     186       22315 Highway 99 SE                                                                                 Edmonds
     187       312-320 East Chelten Avenue                                                                         Philadelphia
     188       2976 E. State Street                                                                                Eagle
     189       16601 N. 40th Street                                                                                Phoenix
     190       45 Satellite Boulevard                                                                              Suwanee
     191       138 North 5th Street                                                                                Steubenville
     192       126 12th Street                                                                                     Wellsburg
     193       537-551 W. Tefft St.                                                                                Nipomo
     194       501 West Kettleman Lane                                                                             Lodi
     195       4096 Highway 297 A                                                                                  Cantonment
     196       102 Moyock Commons Drive                                                                            Moyock
     197       901 Syracuse Avenue                                                                                 Norfolk
     198       3003 50th Street                                                                                    Lubbock
     199       2361 DeKalb Medical Parkway                                                                         Lithonia
     200       805 West 27th Street                                                                                Scottsbluff
     201       7798-7810 Spring Valley Road                                                                        Dallas
     202       12033 Ventura Place                                                                                 Studio City
     203       3721 Highway 528 Northwest                                                                          Albuquerque
     204       2330 W. Edinger Avenue                                                                              Santa Ana

  MORTGAGE
  LOAN NO.      STATE    ZIP CODE   PROPERTY TYPE                        PROPERTY SUB-TYPE                    UNITS/SF(3)
--------------------------------------------------------------------------------------------------------------------------

      1          SC       29464     Retail                               Anchored                                 443,251
      2          CA       90048     Hospitality                          Full Service                                 285
      3          FL       33781     Retail                               Anchored                                 325,270
      4          NV       89117     Retail                               Anchored                                 237,834
      5          DC       20005     Office                               Urban                                    225,440
      6          NJ       07086     Hospitality                          Full Service                                 347
      7          CA       94105     Office                               Urban                                    153,993
      8          CA       90210     Office                               Medical                                   76,451
      9          IL       60047     Retail                               Anchored                                 167,477
     10          NY       10019     Other                                Leased Fee                               334,125
     11          NY       10003     Mixed Use                            Retail/Multifamily                            19
     12          IN       46321     Retail                               Anchored                                 144,556
     13          WA       98036     Multifamily                          Senior Housing                               182
     14          NC       27614     Retail                               Anchored                                 160,949
     15          TX       76018     Office                               Suburban                                 239,905
     16          IL       60446     Retail                               Anchored                                 108,242

     17          TX       79424     Retail                               Free Standing                            130,497
     17          TX       79707     Retail                               Free Standing                            130,497
     17          KS       67209     Retail                               Anchored                                  86,584
     18          MI       48174     Manufactured Housing Community       Manufactured Housing Community               806
     19          NY       10011     Multifamily                          High Rise                                    419
     20          AK       99701     Retail                               Anchored                                 119,406
     21          CA       92646     Multifamily                          Garden                                       120
     22          CA       90278     Multifamily                          Garden                                       107
     23          NY       10128     Multifamily                          Mid Rise                                     274
     24          MO       63010     Multifamily                          Garden                                       168
     25          NY       11101     Self Storage                         Self Storage                              38,375
     26          KS       66208     Retail                               Anchored                                 101,990
     27          TX       78216     Hospitality                          Extended Stay                                136
     28          CA       90504     Multifamily                          Garden                                        82
     29          OH       43026     Retail                               Anchored                                 104,656
     30          NJ       07086     Other                                Parking Garage                           140,893
     31          MN       55402     Office                               Urban                                  1,390,894
     32          KY       41048     Mixed Use                            Office/Industrial                        296,081
     33          NY       11355     Other                                Leased Fee                                   320

     34          FL      Various    Retail                               Unanchored                                65,699
     34          FL       33778     Retail                               Shadow Anchored                            7,800
     34          FL       34210     Retail                               Free Standing                              7,000
     35          CA       90064     Office                               Suburban                                  50,193
     36          WA       98503     Office                               Suburban                                 109,576
     37          GA       30165     Retail                               Anchored                                 129,765
     38          NY       10021     Multifamily                          High Rise                                    112
     39          PA       17815     Retail                               Anchored                                  79,427
     40          WA       98092     Multifamily                          Garden                                       147
     41          WA       98134     Industrial                           Flex Industrial                           99,678
     42          NC       27948     Hospitality                          Full Service                                 105
     43          MI       48374     Manufactured Housing Community       Manufactured Housing Community               401
     44          NY       14615     Hospitality                          Limited Service                              118
     45          OR       97520     Hospitality                          Limited Service                               91
     46          CA       94403     Self Storage                         Self Storage                              84,653
     47          CA       94523     Retail                               Free Standing                             43,691
     48          KY       42001     Hospitality                          Limited Service                              142
     49          TX       75087     Retail                               Unanchored                                54,464
     50          CA       92663     Multifamily                          Garden                                        56
     51          AZ       85208     Retail                               Unanchored                                39,698
     52          VA       23451     Hospitality                          Full Service                                 107
     53          GA       31201     Office                               Urban                                    163,374
     54          NJ       08070     Hospitality                          Limited Service                              103
     55          WI       53215     Industrial                           Warehouse                                107,607

     56          WA       98031     Self Storage                         Self Storage                              70,950
     56          WA       98003     Self Storage                         Self Storage                              70,142
     56          WA       98059     Self Storage                         Self Storage                              63,750
     57          MN       55044     Retail                               Anchored                                  59,595
     58          GA       30458     Multifamily                          Garden                                       144
     59          TX       75010     Retail                               Shadow Anchored                           46,800
     60          CA       90034     Multifamily                          Garden                                        56
     61          MD       21136     Retail                               Shadow Anchored                           81,426
     62          NJ       07652     Retail                               Anchored                                  42,245
     63          AZ       86401     Retail                               Shadow Anchored                           36,526
     64          MI       48162     Retail                               Free Standing                             68,727
     65          MI       49048     Industrial                           Warehouse                                101,068
     66          VA       23005     Manufactured Housing Community       Manufactured Housing Community               262
     67          MD       21227     Retail                               Anchored                                 154,229
     68          NY       12204     Multifamily                          Garden                                       320
     69          TN       37421     Hospitality                          Limited Service                               82
     70          CA       94533     Self Storage                         Self Storage                              59,588
     71          VA       22150     Retail                               Big Box                                   72,897
     72          TN       37419     Hospitality                          Limited Service                               76
     73          NV       89113     Retail                               Unanchored                                13,400
     74          CO       80504     Manufactured Housing Community       Manufactured Housing Community               210
     75          CA       92553     Retail                               Shadow Anchored                           20,490
     76          AZ       86314     Industrial                           Flex Industrial                           50,332
     77          GA       30720     Hospitality                          Limited Service                               69
     78          MI       48044     Retail                               Unanchored                                66,765
     79          CT       06460     Retail                               Free Standing                             20,706
     80          CA       95678     Retail                               Unanchored                                15,643
     81          NY       12561     Retail                               Anchored                                 144,539
     82          AZ       85233     Industrial                           Light Industrial                          90,000
     83          CA       92028     Multifamily                          Garden                                        60
     84          CA       94131     Multifamily                          Mid Rise                                      54
     85          OH       43228     Multifamily                          Low Rise                                     172
     86          IL       60173     Other                                Leased Fee                                19,536
     87          AZ       85301     Multifamily                          Garden                                       200
     88          PA       17331     Retail                               Free Standing                             14,564
     89          NM       88011     Retail                               Shadow Anchored                           45,860
     90          CA       92028     Multifamily                          Garden                                        52
     91          NY       13601     Retail                               Anchored                                 135,395
     92          SC       29407     Retail                               Anchored                                 105,158
     93          PA       16510     Retail                               Anchored                                  90,861
     94          MD       20850     Retail                               Anchored                                  20,251
     95          CA       93301     Self Storage                         Self Storage                              70,430
     96          OH       44060     Hospitality                          Limited Service                              133
     97          CA       92104     Office                               Suburban                                  39,435
     98          TX       76549     Multifamily                          Garden                                       232
     99          IL       60178     Hospitality                          Limited Service                               73
     100         CA       92507     Industrial                           Warehouse                                210,000
     101         NV       89074     Retail                               Free Standing                             16,254
     102         GA       30013     Retail                               Anchored                                  75,864
     103         FL       34108     Office                               Suburban                                  23,759
     104         TX       75069     Office                               Suburban                                  41,751

     105         CA       94534     Industrial                           Light Industrial                          24,100
     105         CA       95492     Industrial                           Light Industrial                          19,640
     106         CA       91105     Retail                               Free Standing                              9,670
     107         FL       32817     Hospitality                          Full Service                                 118
     108         CA       91320     Industrial                           Flex Industrial                           47,716
     109         UT       84107     Manufactured Housing Community       Manufactured Housing Community               176
     110         VA       22939     Multifamily                          Garden                                        30
     111         ID       83642     Retail                               Unanchored                                18,256
     112         NY       11429     Retail                               Anchored                                  16,150
     113         IL       61032     Hospitality                          Limited Service                               66
     114         IA       51104     Multifamily                          Garden                                        88
     115         NV       89106     Retail                               Free Standing                             15,120
     116         NV       89123     Retail                               Shadow Anchored                            7,683
     117         TX       76021     Retail                               Free Standing                             25,436
     118         PA       16801     Retail                               Anchored                                  32,150
     119         MN       55445     Industrial                           Light Industrial                          71,142
     120         CA       92405     Industrial                           Light Industrial                          80,080
     121         MN       55418     Industrial                           Warehouse                                112,877
     122         TN       37129     Retail                               Free Standing                             25,984
     123         NY       11101     Industrial                           Flex Industrial                           56,766
     124         AZ       85043     Industrial                           Warehouse                                 87,236
     125         CA       91355     Mixed Use                            Office/Industrial                         50,893
     126         FL       33467     Retail                               Free Standing                             10,908
     127         OH       43085     Multifamily                          Garden                                        64
     128         TX       78230     Retail                               Unanchored                                40,000
     129         MD       20882     Retail                               Unanchored                                25,205
     130         TX       75069     Retail                               Unanchored                                15,127
     131         CA       90035     Multifamily                          Garden                                        21
     132         NE       68601     Multifamily                          Garden                                       100
     133         TX       78503     Industrial                           Warehouse                                 46,465
     134         TX       77065     Retail                               Unanchored                                19,043
     135         CA       92392     Self Storage                         Self Storage                              53,817
     136         TX       77450     Retail                               Unanchored                                23,464
     137         NJ       07306     Retail                               Unanchored                                10,005
     138         OH       44125     Industrial                           Flex Industrial                          134,628
     139         NY       14850     Retail                               Free Standing                             10,125
     140         MN       55110     Retail                               Unanchored                                19,768
     141         CA       95814     Industrial                           Warehouse                                121,279
     142         CA       92392     Self Storage                         Self Storage                              53,760
     143         CA       91406     Industrial                           Warehouse                                 26,977
     144         OH       45069     Retail                               Free Standing                             14,820
     145         PA       15045     Retail                               Anchored                                  14,564
     146         MI       48185     Multifamily                          Garden                                       144
     147         TX       77008     Multifamily                          Garden                                        96

     148         TX       77598     Self Storage                         Self Storage                              70,368
     148         TX       77034     Self Storage                         Self Storage                              55,746
     149         WA       98391     Self Storage                         Self Storage                              56,465

     150         NE       68025     Multifamily                          Garden                                        52
     150         NE       68701     Multifamily                          Garden                                        32
     151         TX       77084     Retail                               Unanchored                                40,285
     152         AK       99577     Office                               Suburban                                  45,485
     153         MI       48230     Retail                               Free Standing                             20,360
     154         CT       06890     Office                               Suburban                                  21,772
     155         OR       97367     Retail                               Free Standing                             14,550
     156         FL       34655     Retail                               Free Standing                              5,925
     157         AZ       85027     Retail                               Unanchored                                17,210
     158         CA       95207     Retail                               Unanchored                                17,244
     159         CA       90405     Retail                               Free Standing                              6,492
     160         WA       98003     Manufactured Housing Community       Manufactured Housing Community                64
     161         AZ       85201     Multifamily                          Garden                                        87
     162         TX       77040     Retail                               Shadow Anchored                           20,000
     163         CA       95678     Self Storage                         Self Storage                              76,996
     164         CA       90744     Industrial                           Light Industrial                          31,912
     165         NC       27571     Retail                               Free Standing                             13,824
     166         AK       99515     Mixed Use                            Retail/Office                             26,604
     167         MN       55056     Retail                               Shadow Anchored                          102,000
     168         TX       77042     Retail                               Unanchored                                28,594
     169         MO       64804     Multifamily                          Garden                                        67
     170         OR       97233     Multifamily                          Garden                                        70
     171         OH       45750     Industrial                           Light Industrial                          81,063
     172         TX       75156     Retail                               Shadow Anchored                           15,550
     173         LA       71457     Multifamily                          Garden                                        48
     174         WI       54963     Retail                               Free Standing                             22,506
     175         IN       46234     Self Storage                         Self Storage                              71,900
     176         MS       39157     Retail                               Shadow Anchored                            7,526
     177         WA       99206     Multifamily                          Garden                                        62
     178         WA       99206     Multifamily                          Low Rise                                      72
     179         TX       77099     Retail                               Free Standing                             13,500
     180         CA       95969     Manufactured Housing Community       Manufactured Housing Community                63
     181         TX       78717     Retail                               Shadow Anchored                            7,653
     182         CA       91324     Office                               Suburban                                  15,065
     183         NE       68601     Multifamily                          Garden                                        72
     184         NM       87114     Retail                               Free Standing                              3,500
     185         NY       10031     Multifamily                          Low Rise                                       8
     186         WA       98026     Retail                               Unanchored                                18,932
     187         PA       19144     Retail                               Shadow Anchored                            9,263
     188         ID       83616     Retail                               Shadow Anchored                            7,289
     189         AZ       85032     Office                               Medical                                   41,135
     190         GA       30024     Retail                               Unanchored                                 8,400
     191         OH       43952     Retail                               Free Standing                             11,335
     192         WV       26070     Retail                               Free Standing                             11,325
     193         CA       93444     Retail                               Shadow Anchored                           10,190
     194         CA       95240     Retail                               Free Standing                              5,039
     195         FL       32533     Self Storage                         Self Storage                              30,950
     196         NC       27958     Retail                               Shadow Anchored                           18,000
     197         NE       68701     Multifamily                          Garden                                        60
     198         TX       79413     Retail                               Unanchored                                10,010
     199         GA       30058     Retail                               Shadow Anchored                            8,560
     200         NE       69361     Retail                               Free Standing                              6,972
     201         TX       75254     Retail                               Unanchored                                11,549
     202         CA       91604     Retail                               Anchored                                  10,000
     203         NM       87114     Retail                               Shadow Anchored                            7,000
     204         CA       92704     Retail                               Unanchored                                 4,179

  MORTGAGE                                                                  PERCENT        PERCENT LEASED
  LOAN NO.              YEAR BUILT                 YEAR RENOVATED         LEASED(4)        AS OF DATE(4)         SECURITY TYPE(5)
----------------------------------------------------------------------------------------------------------------------------------

      1                    1999                         NAP                   96.1%          11/15/2006          Fee/Leasehold
      2                    1987                  1998 / 2000 - 2006           78.5%          10/31/2006          Leasehold
      3                    2006                         NAP                   93.5%          12/20/2006          Fee
      4                 1998 / 2005                     NAP                   94.5%          10/24/2006          Fee
      5                    1982                         2003                 100.0%          08/11/2006          Fee
      6                    1991                         1999                  77.6%          10/31/2006          Fee
      7                    1924                         2000                 100.0%          01/01/2006          Leasehold
      8                    1990                         NAP                   99.9%          10/19/2006          Fee
      9                    2001                         NAP                  100.0%          11/03/2006          Fee
     10                    1987                         NAP                  100.0%          01/01/2007          Fee
     11                    1900                     1960 / 1996              100.0%          11/29/2006          Fee
     12                    2001                         NAP                  100.0%          09/14/2006          Fee
     13                 1989 / 1991                     NAP                   97.8%          09/15/2006          Fee
     14                    1999                         2004                  99.1%          10/16/2006          Fee
     15                    1984                     1998 - 2001              100.0%          09/30/2006          Fee
     16                    1998                         NAP                   97.4%          12/04/2006          Fee

     17                    1996                         NAP                  100.0%          01/01/2007          Fee
     17                    1996                         NAP                  100.0%          01/01/2007          Fee
     17                    1996                         NAP                  100.0%          01/01/2007          Fee
     18          1974 - 1979 / 2002 - 2003              NAP                   96.8%          07/31/2006          Fee
     19                    1926                         NAP                   99.3%          06/28/2006          Leasehold
     20                    2005                         NAP                  100.0%          10/18/2006          Fee
     21                    1970                         NAP                   99.2%          10/31/2006          Fee
     22                    1971                         NAP                   99.0%          10/31/2006          Fee
     23                    1910                     1981 / 2001              100.0%          12/06/2006          Fee
     24                    2006                         NAP                   95.8%          09/06/2006          Fee
     25                    1931                         1987                  88.9%          07/01/2006          Fee
     26                    1993                         NAP                   91.2%          11/01/2006          Fee/Leasehold
     27                    2000                         NAP                   78.8%          08/30/2006          Fee
     28                    1971                         NAP                   98.6%          10/31/2006          Fee
     29                 2003 - 2006                     NAP                  100.0%          08/01/2006          Fee
     30                    2006                         NAP                  100.0%          01/01/2007          Fee
     31                    1992                         NAP                   75.8%          09/11/2006          Fee
     32             1995 / 1999 / 2006                  NAP                   93.2%          12/01/2006          Fee
     33                    1973                         NAP                  100.0%          01/01/2007          Fee

     34             1988 - 1990 / 2000                  NAP                   89.0%          10/26/2006          Fee
     34                    1988                         NAP                  100.0%          10/26/2006          Fee
     34                    1989                         NAP                  100.0%          10/26/2006          Fee
     35                    1985                         NAP                   91.1%          10/01/2006          Fee
     36                    1999                         NAP                  100.0%          09/21/2006          Fee
     37                 1993 / 2003                     NAP                   99.3%          06/30/2006          Fee
     38                    1960                         NAP                  100.0%          08/18/2006          Fee
     39                 2005 - 2006                     NAP                   93.3%          11/09/2006          Fee
     40                    2000                         NAP                  100.0%          11/15/2006          Fee
                                                1988 / 1996 / 2000 /
     41                    1950                         2004                 100.0%          07/01/2006          Fee
     42                    1974                     2003 - 2004               59.9%          07/31/2006          Fee
     43                    1981                         NAP                   94.5%          07/31/2006          Fee
     44                    1995                         NAP                   67.5%          08/31/2006          Fee
     45                    2002                         NAP                   60.7%          08/31/2006          Fee
     46                    1985                         NAP                   90.1%          10/19/2006          Fee
     47                    1999                         NAP                  100.0%          11/03/2006          Fee
     48                    1996                     2004 / 2006               57.7%          08/31/2006          Fee
     49                    2006                         NAP                   95.0%          10/17/2006          Fee
     50                    1973                         NAP                   98.2%          10/31/2006          Fee
     51                    2002                         NAP                   78.1%          11/06/2006          Fee
     52                    1983                     1999 / 2003               54.5%          07/31/2006          Fee
     53                    1969                         2002                  78.1%          09/01/2006          Fee
     54                    1999                         NAP                   80.1%          07/23/2006          Fee
     55                 2004 - 2005                     NAP                  100.0%          11/14/2006          Fee

     56                    1989                         NAP                   95.4%          09/26/2006          Fee
     56                    1990                         NAP                   99.2%          09/26/2006          Fee
     56                    1990                         NAP                   75.3%          09/26/2006          Fee
     57                    2004                         NAP                   89.0%          11/30/2006          Fee
     58                    1990                         NAP                  100.0%          11/30/2006          Fee
     59                    1998                         NAP                   94.6%          06/12/2006          Fee
     60                    1988                         NAP                  100.0%          10/31/2006          Fee
     61                    1981                         NAP                   97.5%          10/11/2006          Fee/Leasehold
     62                    1996                         NAP                  100.0%          01/01/2007          Leasehold
     63                 2004 - 2005                     NAP                   96.5%          08/31/2006          Fee
     64                    2005                         NAP                  100.0%          11/10/2006          Fee
     65                    2001                     2002 / 2005              100.0%          01/01/2007          Fee
     66                    1986                         NAP                  100.0%          09/05/2006          Fee
     67                    1983                         NAP                   97.5%          07/18/2006          Fee
     68                    1974                         NAP                   94.7%          10/05/2006          Fee
     69                    1994                         NAP                   78.6%          09/30/2006          Fee
     70                    1985                         NAP                   94.2%          10/17/2006          Fee
     71                    1981                         NAP                  100.0%          01/01/2007          Fee
     72                    1998                         NAP                   74.3%          09/30/2006          Fee
     73                    2006                         NAP                  100.0%          11/09/2006          Fee
     74                    1974                         NAP                   91.0%          08/22/2006          Fee
     75                    2006                         NAP                  100.0%          08/31/2006          Fee
     76                    2002                         2006                 100.0%          08/04/2006          Fee
     77                    1997                         NAP                   75.8%          09/30/2006          Fee
     78                    1987                         NAP                   93.0%          09/30/2006          Fee
     79                    2006                         NAP                  100.0%          11/21/2006          Fee
     80                    2006                         NAP                   87.9%          09/28/2006          Fee
     81                    1966                     1996 / 2006               95.9%          11/15/2006          Fee
     82                    1995                         NAP                  100.0%          11/01/2006          Fee
     83                    1978                         NAP                   96.7%          10/30/2006          Fee
     84                 1966 - 1967                     1998                 100.0%          09/01/2006          Fee
     85                    1987                     2005 - 2006               98.8%          09/28/2006          Fee
     86                    1995                         NAP                  100.0%          10/20/2006          Fee
     87                    1975                         NAP                   94.0%          09/13/2006          Fee
     88                    2006                         NAP                  100.0%          10/16/2006          Fee
     89                    2006                         NAP                  100.0%          08/01/2006          Fee
     90                    1978                         NAP                   96.2%          10/30/2006          Fee
     91                    1957                     1984 / 1990               90.5%          07/27/2006          Fee
     92             1967 / 1983 / 1987                  1989                  95.5%          09/13/2006          Fee
     93                    1987                         NAP                   93.5%          09/05/2006          Fee/Leasehold
     94                    2000                         NAP                  100.0%          09/06/2006          Leasehold
     95                    1971                         NAP                   98.7%          05/02/2006          Fee
     96                    1973                         2005                  51.1%          03/31/2006          Fee
     97                    1975                         2005                  82.0%          08/17/2006          Fee
     98                    1983                         NAP                   90.1%          08/21/2006          Fee
     99                    2000                         NAP                   71.4%          09/30/2006          Fee
     100                   1995                         NAP                  100.0%          11/09/2006          Fee
     101                   2006                         NAP                  100.0%          01/01/2007          Fee
     102                   1987                         NAP                   92.5%          09/15/2006          Fee
     103                   2000                         NAP                  100.0%          08/07/2006          Fee
     104                   2004                         NAP                  100.0%          10/30/2006          Fee

     105                   2003                         NAP                  100.0%          09/18/2006          Fee
     105                   1991                         NAP                   92.9%          09/20/2006          Fee
     106                   1927                  1995 / 2000 / 2003          100.0%          11/08/2006          Fee
     107                   1990                         2005                  53.3%          06/30/2006          Fee
     108                   1961                         2000                  68.1%          09/07/2006          Fee
     109                   1962                         NAP                   99.4%          10/27/2006          Fee
     110                2005 - 2006                     NAP                  100.0%          07/27/2006          Fee
     111                   2005                         NAP                   92.0%          10/31/2006          Fee
     112                   1990                         NAP                  100.0%          09/01/2006          Fee
     113                   1995                         2006                  77.2%          09/30/2006          Fee
     114                   1998                         NAP                   94.3%          11/22/2006          Fee
     115                   2001                         NAP                  100.0%          01/01/2007          Fee
     116                   2006                         NAP                  100.0%          04/26/2006          Fee
     117                   2006                         NAP                  100.0%          10/25/2006          Fee
     118                   1997                         NAP                  100.0%          01/01/2007          Leasehold
     119                   2002                         NAP                  100.0%          11/03/2006          Fee
     120                1959 / 1965                     2002                 100.0%          11/13/2006          Fee
     121                   1946                         1993                 100.0%          10/26/2006          Fee
     122                   2006                         NAP                  100.0%          10/31/2006          Fee
     123                   1915                         2002                  98.1%          07/10/2006          Fee
     124                   1989                         NAP                  100.0%          10/05/2006          Fee
     125                1979 - 1983                     NAP                   92.6%          10/27/2006          Fee
     126                   2005                         NAP                  100.0%          06/30/2006          Fee
     127                   1992                         NAP                  100.0%          11/10/2006          Fee
     128                   2005                         NAP                  100.0%          01/01/2007          Fee
     129                   1987                         NAP                  100.0%          09/20/2006          Fee
     130                   2005                         NAP                  100.0%          09/15/2006          Fee
     131                   1988                         NAP                  100.0%          10/31/2006          Fee
     132                1991 - 1993                     NAP                   97.0%          11/28/2006          Fee
     133                   2006                         NAP                  100.0%          09/06/2006          Fee
     134                   2002                         NAP                  100.0%          08/03/2006          Fee
     135                   1990                         NAP                   93.1%          07/11/2006          Fee
     136                   1994                         NAP                   93.3%          01/01/2007          Fee
     137                   1952                         NAP                  100.0%          05/01/2006          Fee
     138                   1975                         NAP                  100.0%          11/10/2006          Fee
     139                   2000                         NAP                  100.0%          09/01/2006          Fee
     140                   1973                         2005                  90.1%          11/03/2006          Fee
     141                   1988                         NAP                   79.4%          11/03/2006          Fee
     142                   1990                         NAP                   90.2%          05/02/2006          Fee
     143                   1970                         NAP                  100.0%          05/26/2006          Fee
     144                   2005                         NAP                  100.0%          01/01/2007          Leasehold
     145                   2006                         NAP                  100.0%          09/20/2006          Fee
     146                   1971                         NAP                   82.6%          08/16/2006          Fee
     147                   1968                         NAP                   89.6%          07/24/2006          Fee

     148                   1978                         NAP                   95.4%          09/30/2006          Fee
     148                   1970                         2006                  96.4%          09/30/2006          Fee
     149                   1997                         NAP                   99.1%          09/01/2006          Fee

     150                   1995                         NAP                   98.1%          11/28/2006          Fee
     150                   1995                         NAP                   96.9%          11/28/2006          Fee
     151                   1984                         NAP                   80.3%          07/31/2006          Fee
     152                   1984                         NAP                   91.9%          10/31/2006          Fee
     153                   1951                         1997                 100.0%          07/25/2005          Fee
     154                   1986                  1997 / 1998 / 2003           95.4%          11/21/2006          Fee
     155                   2006                         NAP                  100.0%          01/01/2007          Fee
     156                   2006                         NAP                  100.0%          11/13/2006          Fee
     157                   1983                         NAP                  100.0%          08/31/2006          Fee
     158                   1984                         NAP                  100.0%          09/05/2006          Fee
     159                   1997                         NAP                  100.0%          01/01/2007          Fee
     160                   1988                         NAP                  100.0%          09/30/2006          Fee
     161                   1962                         NAP                   96.6%          07/20/2006          Fee
     162                   2006                         NAP                  100.0%          01/01/2007          Fee
     163                   1984                         2005                  93.0%          08/31/2006          Fee
     164                1987 / 1990                     NAP                  100.0%          08/11/2006          Fee
     165                   2005                         NAP                  100.0%          01/01/2007          Fee
     166                   1985                         NAP                  100.0%          10/31/2006          Fee
     167                   1999                         NAP                  100.0%          06/01/2006          Fee
     168                   1986                         NAP                   93.3%          11/16/2006          Fee
     169                   1973                         1997                  95.5%          11/22/2006          Fee
     170                1974 / 1977                     NAP                  100.0%          07/13/2006          Fee
     171                   1982                         1997                 100.0%          01/01/2007          Fee
     172                   2003                         NAP                  100.0%          07/24/2006          Fee
     173                   1999                         NAP                   95.8%          08/25/2006          Fee
     174                   2002                         NAP                  100.0%          01/01/2007          Fee
     175                   1998                         2004                  85.2%          06/12/2006          Fee
     176                   2005                         NAP                  100.0%          09/30/2006          Fee
     177                   1981                         NAP                  100.0%          10/16/2006          Fee
     178                   1979                         NAP                   97.2%          10/16/2006          Fee
     179                   1995                         NAP                  100.0%          10/24/2006          Fee
     180                   1958                         NAP                   98.4%          05/24/2006          Fee
     181                   2006                         NAP                  100.0%          01/01/2007          Fee
     182                   1961                         1996                 100.0%          11/01/2006          Fee
     183                   1978                         1996                  94.4%          11/22/2006          Fee
     184                   2006                         NAP                  100.0%          01/01/2007          Fee
     185                   1910                         2005                 100.0%          10/26/2006          Fee
     186                   1987                         NAP                   79.4%          05/31/2006          Fee
     187                   2004                         NAP                  100.0%          07/26/2006          Fee
     188                   2005                         NAP                  100.0%          07/17/2006          Fee
     189                   1986                         2004                  98.3%          08/04/2006          Fee
     190                   2005                         NAP                  100.0%          07/12/2006          Fee
     191                   1997                         NAP                  100.0%          01/01/2007          Fee
     192                   1997                         NAP                  100.0%          01/01/2007          Fee
     193                   2002                         NAP                  100.0%          09/01/2006          Fee
     194                   2006                         NAP                  100.0%          01/01/2007          Fee
     195                   2003                         NAP                   90.5%          07/25/2006          Fee
     196                   1999                         NAP                  100.0%          10/10/2006          Fee
     197                   1989                         NAP                   93.3%          11/28/2006          Fee
     198                   2006                         NAP                  100.0%          09/11/2006          Fee
     199                   2005                         NAP                  100.0%          03/21/2006          Fee
     200                   2006                         NAP                  100.0%          09/08/2006          Fee
     201                   1968                         2003                 100.0%          08/29/2006          Fee
     202                   1986                         NAP                  100.0%          01/01/2007          Fee
     203                   2000                         NAP                  100.0%          07/05/2006          Fee
     204                   1999                         NAP                  100.0%          08/07/2006          Fee

  MORTGAGE                                   RELATED                      ORIGINAL            CUT-OFF DATE     % BY CUT-OFF
  LOAN NO.      LIEN POSITION             BORROWER LIST                    BALANCE              BALANCE(6)     DATE BALANCE
----------------------------------------------------------------------------------------------------------------------------

      1             First                      NAP                     $95,200,000             $95,200,000         6.1%
      2             First                      NAP                     $72,000,000             $72,000,000         4.6%
      3             First                      NAP                     $71,000,000             $71,000,000         4.6%
      4             First                      NAP                     $59,680,000             $59,680,000         3.8%
      5             First                     5, 9                     $55,000,000             $55,000,000         3.5%
      6             First                     6, 30                    $55,000,000             $55,000,000         3.5%
      7             First                      NAP                     $50,000,000             $50,000,000         3.2%
      8             First                      NAP                     $46,750,000             $46,750,000         3.0%
      9             First                      5,9                     $33,145,000             $33,145,000         2.1%
     10             First                      NAP                     $27,000,000             $27,000,000         1.7%
     11             First                      NAP                     $25,000,000             $25,000,000         1.6%
     12             First                      NAP                     $22,700,000             $22,700,000         1.5%
     13             First                      NAP                     $21,000,000             $21,000,000         1.4%
     14             First                      NAP                     $21,000,000             $21,000,000         1.4%
     15             First                  15, 29, 39                  $20,115,000             $20,115,000         1.3%
     16             First                      NAP                     $20,000,000             $20,000,000         1.3%
                                                                       $19,825,000             $19,825,000         1.3%
     17             First                  17, 88, 145                  $7,475,000              $7,475,000         0.5%
     17             First                  17, 88, 145                  $7,150,000              $7,150,000         0.5%
     17             First                  17, 88, 145                  $5,200,000              $5,200,000         0.3%
     18             First                  18, 43, 66                  $17,000,000             $16,963,469         1.1%
     19             First                      NAP                     $15,500,000             $15,500,000         1.0%
     20             First                      NAP                     $15,000,000             $15,000,000         1.0%
     21             First            21, 22, 28, 50, 60, 131           $15,000,000             $15,000,000         1.0%
     22             First            21, 22, 28, 50, 60, 131           $14,700,000             $14,700,000         0.9%
     23             First                      NAP                     $14,000,000             $13,971,295         0.9%
     24             First                      NAP                     $13,500,000             $13,500,000         0.9%
     25             First                      NAP                     $13,000,000             $12,911,734         0.8%
     26             First                    26, 59                    $11,750,000             $11,750,000         0.8%
     27             First                    27, 48                    $11,600,000             $11,600,000         0.7%
     28             First            21, 22, 28, 50, 60, 131           $11,500,000             $11,500,000         0.7%
     29             First                  15, 29, 39                  $11,220,000             $11,220,000         0.7%
     30             First                     6, 30                    $11,000,000             $11,000,000         0.7%
     31             First                      NAP                     $10,000,000             $10,000,000         0.6%
     32             First                      NAP                     $10,000,000             $10,000,000         0.6%
     33             First                      NAP                     $10,000,000             $10,000,000         0.6%
                                                                       $10,000,000             $10,000,000         0.6%
     34             First                      NAP                      $7,878,788              $7,878,788         0.5%
     34             First                      NAP                      $1,090,909              $1,090,909         0.1%
     34             First                      NAP                      $1,030,303              $1,030,303         0.1%
     35             First                      NAP                      $9,975,000              $9,975,000         0.6%
     36             First                      NAP                      $9,600,000              $9,600,000         0.6%
     37             First                      NAP                      $9,630,000              $9,595,289         0.6%
     38             First                      NAP                      $9,500,000              $9,500,000         0.6%
     39             First                  15, 29, 39                   $9,025,000              $9,025,000         0.6%
     40             First                      NAP                      $9,000,000              $9,000,000         0.6%
     41             First                      NAP                      $9,000,000              $8,953,662         0.6%
     42             First                    42, 52                     $8,900,000              $8,875,962         0.6%
     43             First                  18, 43, 66                   $8,850,000              $8,830,740         0.6%
     44             First                      NAP                      $8,500,000              $8,489,151         0.5%
     45             First                      NAP                      $8,250,000              $8,250,000         0.5%
     46             First                    46, 70                     $8,150,000              $8,142,737         0.5%
     47             First                      NAP                      $8,000,000              $8,000,000         0.5%
     48             First                    27, 48                     $7,925,000              $7,925,000         0.5%
     49             First                    49, 130                    $7,600,000              $7,600,000         0.5%
     50             First            21, 22, 28, 50, 60, 131            $7,500,000              $7,500,000         0.5%
     51             First                      NAP                      $7,500,000              $7,412,890         0.5%
     52             First                    42, 52                     $7,250,000              $7,230,571         0.5%
     53             First                      NAP                      $7,250,000              $7,223,278         0.5%
     54             First                      NAP                      $7,200,000              $7,194,266         0.5%
     55             First                      NAP                      $7,100,000              $7,093,959         0.5%
                                                                        $7,000,000              $6,973,718         0.4%
     56             First                      NAP                      $3,150,000              $3,138,173         0.2%
     56             First                      NAP                      $2,380,000              $2,371,064         0.2%
     56             First                      NAP                      $1,470,000              $1,464,481         0.1%
     57             First                      NAP                      $6,800,000              $6,800,000         0.4%
     58             First                      NAP                      $6,800,000              $6,793,878         0.4%
     59             First                    26, 59                     $6,750,000              $6,750,000         0.4%
     60             First            21, 22, 28, 50, 60, 131            $6,700,000              $6,700,000         0.4%
     61             First                    61, 67                     $6,500,000              $6,456,776         0.4%
     62             First                    62, 118                    $6,000,000              $5,969,940         0.4%
     63             First                      NAP                      $5,800,000              $5,800,000         0.4%
     64             First                      NAP                      $5,725,000              $5,718,842         0.4%
     65             First                      NAP                      $5,650,000              $5,628,378         0.4%
     66             First                  18, 43, 66                   $5,500,000              $5,488,005         0.4%
     67             First                    61, 67                     $5,500,000              $5,484,432         0.4%
     68             First                      NAP                      $5,400,000              $5,400,000         0.3%
     69             First              69, 72, 77, 99, 113              $5,325,000              $5,319,471         0.3%
     70             First                    46, 70                     $5,250,000              $5,245,333         0.3%
     71             First                      NAP                      $5,240,000              $5,240,000         0.3%
     72             First              69, 72, 77, 99, 113              $5,100,000              $5,094,704         0.3%
     73             First                      NAP                      $5,000,000              $4,996,249         0.3%
     74             First                      NAP                      $5,000,000              $4,985,867         0.3%
     75             First                      NAP                      $4,950,000              $4,950,000         0.3%
     76             First                      NAP                      $4,900,000              $4,891,508         0.3%
     77             First              69, 72, 77, 99, 113              $4,875,000              $4,869,938         0.3%
     78             First                      NAP                      $4,600,000              $4,600,000         0.3%
     79             First                      NAP                      $4,500,000              $4,491,352         0.3%
     80             First                      NAP                      $4,500,000              $4,482,188         0.3%
     81             First                      NAP                      $4,400,000              $4,400,000         0.3%
     82             First                      NAP                      $4,400,000              $4,400,000         0.3%
     83             First                    83, 90                     $4,300,000              $4,296,139         0.3%
     84             First                      NAP                      $4,300,000              $4,288,907         0.3%
     85             First                      NAP                      $4,225,000              $4,216,973         0.3%
     86             First                      NAP                      $4,200,000              $4,192,265         0.3%
     87             First                    87, 161                    $4,150,000              $4,142,185         0.3%
     88             First                  17, 88, 145                  $4,115,000              $4,115,000         0.3%
     89             First                      NAP                      $4,100,000              $4,100,000         0.3%
     90             First                    83, 90                     $4,100,000              $4,096,318         0.3%
     91             First                      NAP                      $4,100,000              $4,092,654         0.3%
     92             First                      NAP                      $4,050,000              $4,038,579         0.3%
     93             First                      NAP                      $4,000,000              $4,000,000         0.3%
     94             First                      NAP                      $4,000,000              $4,000,000         0.3%
     95             First                 95, 135, 142                  $3,830,000              $3,815,567         0.2%
     96             First                      NAP                      $3,825,000              $3,791,900         0.2%
     97             First                      NAP                      $3,800,000              $3,785,932         0.2%
     98             First                      NAP                      $3,800,000              $3,767,504         0.2%
     99             First              69, 72, 77, 99, 113              $3,750,000              $3,746,247         0.2%
     100            First                      NAP                      $3,500,000              $3,500,000         0.2%
     101            First                      NAP                      $3,500,000              $3,500,000         0.2%
     102            First                      NAP                      $3,500,000              $3,490,602         0.2%
     103            First                      NAP                      $3,500,000              $3,464,720         0.2%
     104            First                      NAP                      $3,400,000              $3,400,000         0.2%
                                                                        $3,400,000              $3,400,000         0.2%
     105            First                      NAP                      $1,871,560              $1,871,560         0.1%
     105            First                      NAP                      $1,528,440              $1,528,440         0.1%
     106            First                      NAP                      $3,340,000              $3,337,254         0.2%
     107            First                      NAP                      $3,400,000              $3,313,407         0.2%
     108            First                      NAP                      $3,250,000              $3,241,210         0.2%
     109            First                      NAP                      $3,200,000              $3,200,000         0.2%
     110            First                      NAP                      $3,180,000              $3,171,359         0.2%
     111            First                      NAP                      $3,100,000              $3,100,000         0.2%
     112            First                      NAP                      $3,100,000              $3,100,000         0.2%
     113            First              69, 72, 77, 99, 113              $3,100,000              $3,096,898         0.2%
     114            First         114, 132, 150, 169, 183, 197          $3,030,000              $3,027,320         0.2%
     115            First                      NAP                      $3,000,000              $3,000,000         0.2%
     116            First                      NAP                      $3,000,000              $3,000,000         0.2%
     117            First                      NAP                      $3,000,000              $3,000,000         0.2%
     118            First                    62, 118                    $3,000,000              $3,000,000         0.2%
     119            First                   119, 121                    $3,000,000              $2,997,507         0.2%
     120            First                      NAP                      $3,000,000              $2,996,231         0.2%
     121            First                   119, 121                    $3,000,000              $2,994,621         0.2%
     122            First                      NAP                      $3,000,000              $2,994,585         0.2%
     123            First                      NAP                      $3,000,000              $2,988,819         0.2%
     124            First                      NAP                      $2,830,000              $2,830,000         0.2%
     125            First                      NAP                      $2,825,000              $2,819,704         0.2%
     126            First                      NAP                      $2,790,000              $2,782,525         0.2%
     127            First                      NAP                      $2,750,000              $2,747,611         0.2%
     128            First                      NAP                      $2,700,000              $2,700,000         0.2%
     129            First                      NAP                      $2,700,000              $2,700,000         0.2%
     130            First                    49, 130                    $2,700,000              $2,700,000         0.2%
     131            First            21, 22, 28, 50, 60, 131            $2,700,000              $2,700,000         0.2%
     132            First         114, 132, 150, 169, 183, 197          $2,700,000              $2,697,612         0.2%
     133            First                      NAP                      $2,550,000              $2,543,200         0.2%
     134            First                      NAP                      $2,550,000              $2,540,952         0.2%
     135            First                 95, 135, 142                  $2,550,000              $2,540,390         0.2%
     136            First                      NAP                      $2,500,000              $2,500,000         0.2%
     137            First                      NAP                      $2,500,000              $2,500,000         0.2%
     138            First                      NAP                      $2,500,000              $2,500,000         0.2%
     139            First                      NAP                      $2,500,000              $2,500,000         0.2%
     140            First                      NAP                      $2,500,000              $2,498,009         0.2%
     141            First                      NAP                      $2,500,000              $2,497,867         0.2%
     142            First                 95, 135, 142                  $2,500,000              $2,490,579         0.2%
     143            First                      NAP                      $2,450,000              $2,442,086         0.2%
     144            First                      NAP                      $2,350,000              $2,348,001         0.2%
     145            First                  17, 88, 145                  $2,325,000              $2,325,000         0.1%
     146            First                      NAP                      $2,300,000              $2,300,000         0.1%
     147            First                      NAP                      $2,300,000              $2,300,000         0.1%
                                                                        $2,300,000              $2,297,116         0.1%
     148            First                      NAP                      $1,291,546              $1,289,926         0.1%
     148            First                      NAP                      $1,008,454              $1,007,189         0.1%
     149            First                      NAP                      $2,250,000              $2,248,015         0.1%
                                                                        $2,250,000              $2,248,010         0.1%
     150            First         114, 132, 150, 169, 183, 197          $1,400,000              $1,398,762         0.1%
     150            First         114, 132, 150, 169, 183, 197            $850,000                $849,248         0.1%
     151            First                      NAP                      $2,200,000              $2,200,000         0.1%
     152            First                   152, 166                    $2,200,000              $2,198,138         0.1%
     153            First                      NAP                      $2,200,000              $2,195,830         0.1%
     154            First                      NAP                      $2,150,000              $2,147,218         0.1%
     155            First                      NAP                      $2,142,000              $2,142,000         0.1%
     156            First                      NAP                      $2,100,000              $2,097,490         0.1%
     157            First                      NAP                      $2,080,000              $2,074,985         0.1%
     158            First                      NAP                      $2,050,000              $2,048,269         0.1%
     159            First                      NAP                      $2,000,000              $2,000,000         0.1%
     160            First                      NAP                      $2,000,000              $2,000,000         0.1%
     161            First                    87, 161                    $2,000,000              $1,996,795         0.1%
     162            First                      NAP                      $2,000,000              $1,996,300         0.1%
     163            First                      NAP                      $2,000,000              $1,994,938         0.1%
     164            First                      NAP                      $1,950,000              $1,943,524         0.1%
     165            First                      NAP                      $1,900,000              $1,900,000         0.1%
     166            First                   152, 166                    $1,820,000              $1,818,472         0.1%
     167            First                      NAP                      $1,802,000              $1,798,940         0.1%
     168            First                      NAP                      $1,800,000              $1,798,582         0.1%
     169            First         114, 132, 150, 169, 183, 197          $1,800,000              $1,798,408         0.1%
     170            First                      NAP                      $1,800,000              $1,795,952         0.1%
     171            First                      NAP                      $1,732,500              $1,729,223         0.1%
     172            First                      NAP                      $1,700,000              $1,700,000         0.1%
     173            First                      NAP                      $1,700,000              $1,696,713         0.1%
     174            First                      NAP                      $1,700,000              $1,694,275         0.1%
     175            First                      NAP                      $1,700,000              $1,689,135         0.1%
     176            First                      NAP                      $1,679,000              $1,677,705         0.1%
     177            First                   177, 178                    $1,650,000              $1,650,000         0.1%
     178            First                   177, 178                    $1,650,000              $1,650,000         0.1%
     179            First                      NAP                      $1,600,000              $1,600,000         0.1%
     180            First                      NAP                      $1,600,000              $1,600,000         0.1%
     181            First                      NAP                      $1,600,000              $1,598,878         0.1%
     182            First                      NAP                      $1,600,000              $1,598,719         0.1%
     183            First         114, 132, 150, 169, 183, 197          $1,600,000              $1,598,585         0.1%
     184            First                      NAP                      $1,600,000              $1,597,935         0.1%
     185            First                      NAP                      $1,600,000              $1,597,227         0.1%
     186            First                      NAP                      $1,600,000              $1,594,361         0.1%
     187            First                      NAP                      $1,540,000              $1,533,805         0.1%
     188            First                      NAP                      $1,520,000              $1,514,811         0.1%
     189            First                      NAP                      $1,523,000              $1,503,388         0.1%
     190            First                      NAP                      $1,500,000              $1,496,240         0.1%
     191            First                      NAP                      $1,450,000              $1,447,521         0.1%
     192            First                      NAP                      $1,408,400              $1,407,211         0.1%
     193            First                      NAP                      $1,400,000              $1,398,824         0.1%
     194            First                      NAP                      $1,400,000              $1,393,911         0.1%
     195            First                      NAP                      $1,330,000              $1,330,000         0.1%
     196            First                      NAP                      $1,300,000              $1,297,868         0.1%
     197            First         114, 132, 150, 169, 183, 197          $1,260,000              $1,258,886         0.1%
     198            First                      NAP                      $1,200,000              $1,196,948         0.1%
     199            First                      NAP                      $1,200,000              $1,195,733         0.1%
     200            First                      NAP                      $1,000,000                $998,751         0.1%
     201            First                      NAP                      $1,000,000                $997,560         0.1%
     202            First                      NAP                        $980,000                $976,794         0.1%
     203            First                      NAP                        $975,000                $973,371         0.1%
     204            First                      NAP                        $900,000                $897,173         0.1%

                                                                    $1,555,761,900          $1,554,514,355        100.0%

  MORTGAGE         % OF APPLICABLE          CUT-OFF DATE BALANCE                       FIRST PAYMENT          FIRST PAYMENT
  LOAN NO.        LOAN GROUP BALANCE              PER UNIT OR SF     NOTE DATE           DATE (P&I)             DATE (IO)
----------------------------------------------------------------------------------------------------------------------------

      1                  6.8%                               $215    11/17/2006              NAP                01/01/2007
      2                  5.1%                           $252,632    12/01/2006              NAP                01/01/2007
      3                  5.0%                               $218    12/20/2006              NAP                02/03/2007
      4                  4.2%                               $251    12/11/2006           02/01/2012            02/01/2007
      5                  3.9%                               $244    08/18/2006              NAP                10/01/2006
      6                  3.9%                           $158,501    12/06/2006              NAP                02/01/2007
      7                  3.5%                               $325    11/22/2006           07/08/2009            01/08/2007
      8                  3.3%                               $612    10/19/2006              NAP                12/01/2006
      9                  2.4%                               $198    11/21/2006           01/01/2012            01/01/2007
     10                  1.9%                                $81    11/01/2006              NAP                12/01/2006
     11                  1.8%                         $1,315,789    12/11/2006              NAP                02/01/2007
     12                  1.6%                               $157    10/10/2006           12/01/2009            12/01/2006
     13                 14.4%                           $115,385    11/28/2006           01/01/2009            01/01/2007
     14                  1.5%                               $130    11/02/2006              NAP                01/01/2007
     15                  1.4%                                $84    11/21/2006              NAP                01/01/2007
     16                  1.4%                               $185    12/04/2006           02/01/2012            02/01/2007
                         1.4%                                $57    08/31/2006              NAP                11/01/2006
     17                  0.5%                                $57    08/31/2006              NAP                11/01/2006
     17                  0.5%                                $57    08/31/2006              NAP                11/01/2006
     17                  0.4%                                $57    08/31/2006              NAP                11/01/2006
     18                  1.2%                            $21,046    10/04/2006           12/01/2006                NAP
     19                  1.1%                            $36,993    11/15/2006              NAP                01/01/2007
     20                  1.1%                               $126    11/21/2006              NAP                01/01/2007
     21                  1.1%                           $125,000    11/29/2006              NAP                01/01/2007
     22                  1.0%                           $137,383    11/29/2006              NAP                01/01/2007
     23                  9.6%                            $50,990    10/31/2006           12/01/2006                NAP
     24                  9.3%                            $80,357    10/30/2006           06/01/2009            12/01/2006
     25                  0.9%                               $336    10/04/2006           12/01/2006                NAP
     26                  0.8%                               $115    10/05/2006           12/01/2011            12/01/2006
     27                  0.8%                            $85,294    12/08/2006           02/01/2007                NAP
     28                  0.8%                           $140,244    11/29/2006              NAP                01/01/2007
     29                  0.8%                               $107    11/09/2006              NAP                01/01/2007
     30                  0.8%                                $78    09/29/2006              NAP                11/01/2006
     31                  0.7%                               $117    08/16/2006              NAP                10/09/2006
     32                  0.7%                                $34    12/01/2006           02/01/2010            02/01/2007
     33                  0.7%                            $31,250    08/31/2006              NAP                10/01/2006
                         0.7%                               $124    10/26/2006              NAP                12/01/2006
     34                  0.6%                               $124    10/26/2006              NAP                12/01/2006
     34                  0.1%                               $124    10/26/2006              NAP                12/01/2006
     34                  0.1%                               $124    10/26/2006              NAP                12/01/2006
     35                  0.7%                               $199    12/04/2006           02/01/2007                NAP
     36                  0.7%                                $88    10/04/2006           12/01/2011            12/01/2006
     37                  0.7%                                $74    08/07/2006           10/01/2006                NAP
     38                  0.7%                            $84,821    11/28/2006              NAP                01/01/2007
     39                  0.6%                               $114    11/21/2006              NAP                01/01/2007
     40                  6.2%                            $61,224    11/15/2006              NAP                01/01/2007
     41                  0.6%                                $90    08/14/2006           10/01/2006                NAP
     42                  0.6%                            $84,533    10/11/2006           12/01/2006                NAP
     43                  0.6%                            $22,022    10/12/2006           12/01/2006                NAP
     44                  0.6%                            $71,942    11/08/2006           01/01/2007                NAP
     45                  0.6%                            $90,659    12/11/2006           02/01/2007                NAP
     46                  0.6%                                $96    11/21/2006           01/01/2007                NAP
     47                  0.6%                               $183    11/08/2006              NAP                01/01/2007
     48                  0.6%                            $55,810    12/08/2006           02/01/2007                NAP
     49                  0.5%                               $140    10/18/2006           12/01/2011            12/01/2006
     50                  0.5%                           $133,929    11/29/2006              NAP                01/01/2007
     51                  0.5%                               $187    01/31/2006           03/01/2006                NAP
     52                  0.5%                            $67,575    10/06/2006           12/01/2006                NAP
     53                  0.5%                                $44    08/24/2006           10/01/2006                NAP
     54                  0.5%                            $69,847    11/17/2006           01/01/2007                NAP
     55                  0.5%                                $66    11/14/2006           01/01/2007                NAP
                         0.5%                                $34    09/29/2006           11/01/2006                NAP
     56                  0.2%                                $34    09/29/2006           11/01/2006                NAP
     56                  0.2%                                $34    09/29/2006           11/01/2006                NAP
     56                  0.1%                                $34    09/29/2006           11/01/2006                NAP
     57                  0.5%                               $114    12/01/2006           02/01/2009            02/01/2007
     58                  4.7%                            $47,180    11/30/2006           01/01/2007                NAP
     59                  0.5%                               $144    11/09/2006           01/01/2012            01/01/2007
     60                  4.6%                           $119,643    11/29/2006              NAP                01/01/2007
     61                  0.5%                                $79    07/19/2006           09/01/2006                NAP
     62                  0.4%                               $141    06/29/2006           08/01/2006                NAP
     63                  0.4%                               $159    10/11/2006           12/01/2008            12/01/2006
     64                  0.4%                                $83    11/20/2006           01/01/2007                NAP
     65                  0.4%                                $56    09/01/2006           10/01/2006                NAP
     66                  3.8%                            $20,947    10/04/2006           12/01/2006                NAP
     67                  0.4%                                $36    10/13/2006           12/01/2006                NAP
     68                  3.7%                            $16,875    11/29/2006              NAP                01/01/2007
     69                  0.4%                            $64,872    11/30/2006           01/01/2007                NAP
     70                  0.4%                                $88    11/21/2006           01/01/2007                NAP
     71                  0.4%                                $72    11/10/2006              NAP                01/01/2007
     72                  0.4%                            $67,036    11/30/2006           01/01/2007                NAP
     73                  0.4%                               $373    11/09/2006           01/01/2007                NAP
     74                  0.4%                            $23,742    09/19/2006           11/01/2006                NAP
     75                  0.4%                               $242    11/02/2006           01/01/2010            01/01/2007
     76                  0.3%                                $97    10/03/2006           12/01/2006                NAP
     77                  0.3%                            $70,579    11/30/2006           01/01/2007                NAP
     78                  0.3%                                $69    11/01/2006           12/01/2008            12/01/2006
     79                  0.3%                               $217    11/21/2006           01/01/2007                NAP
     80                  0.3%                               $287    10/12/2006           12/01/2006                NAP
     81                  0.3%                                $30    11/16/2006              NAP                01/01/2007
     82                  0.3%                                $49    11/01/2006              NAP                01/01/2007
     83                  3.0%                            $71,602    11/20/2006           01/01/2007                NAP
     84                  2.9%                            $79,424    08/29/2006           11/01/2006                NAP
     85                  2.9%                            $24,517    10/10/2006           12/01/2006                NAP
     86                  0.3%                               $215    10/20/2006           12/01/2006                NAP
     87                  2.8%                            $20,711    10/19/2006           12/01/2006                NAP
     88                  0.3%                               $283    10/17/2006              NAP                12/01/2006
     89                  0.3%                                $89    11/06/2006           01/01/2010            01/01/2007
     90                  2.8%                            $78,775    11/20/2006           01/01/2007                NAP
     91                  0.3%                                $30    10/19/2006           12/01/2006                NAP
     92                  0.3%                                $38    09/27/2006           11/01/2006                NAP
     93                  0.3%                                $44    11/01/2006           12/01/2011            12/01/2006
     94                  0.3%                               $198    12/06/2006           02/01/2007                NAP
     95                  0.3%                                $54    08/30/2006           11/01/2006                NAP
     96                  0.3%                            $28,511    05/24/2006           07/01/2006                NAP
     97                  0.3%                                $96    08/25/2006           10/01/2006                NAP
     98                  2.6%                            $16,239    08/31/2006           10/01/2006                NAP
     99                  0.3%                            $51,318    11/21/2006           01/01/2007                NAP
     100                 0.2%                                $17    11/09/2006              NAP                01/01/2007
     101                 0.2%                               $215    11/28/2006           02/01/2007                NAP
     102                 0.2%                                $46    09/29/2006           11/01/2006                NAP
     103                 0.2%                               $146    09/19/2006           11/01/2006                NAP
     104                 0.2%                                $81    10/31/2006           01/01/2012            01/01/2007
                         0.2%                                $78    10/03/2006              NAP                12/01/2006
     105                 0.1%                                $78    10/03/2006              NAP                12/01/2006
     105                 0.1%                                $78    10/03/2006              NAP                12/01/2006
     106                 0.2%                               $345    11/08/2006           01/01/2007                NAP
     107                 0.2%                            $28,080    08/25/2005           10/01/2005                NAP
     108                 0.2%                                $68    09/21/2006           11/01/2006                NAP
     109                 2.2%                            $18,182    10/25/2006              NAP                12/01/2006
     110                 2.2%                           $105,712    09/18/2006           11/01/2006                NAP
     111                 0.2%                               $170    08/15/2006           10/01/2009            10/01/2006
     112                 0.2%                               $192    12/05/2006           02/01/2009            02/01/2007
     113                 0.2%                            $46,923    11/21/2006           01/01/2007                NAP
     114                 2.1%                            $34,401    11/22/2006           01/01/2007                NAP
     115                 0.2%                               $198    12/01/2006           02/01/2007                NAP
     116                 0.2%                               $390    09/19/2006              NAP                11/01/2006
     117                 0.2%                               $118    10/25/2006           12/01/2010            12/01/2006
     118                 0.2%                                $93    12/07/2006           02/01/2007                NAP
     119                 0.2%                                $42    11/03/2006           01/01/2007                NAP
     120                 0.2%                                $37    11/13/2006           01/01/2007                NAP
     121                 0.2%                                $27    10/26/2006           12/01/2006                NAP
     122                 0.2%                               $115    10/31/2006           12/01/2006                NAP
     123                 0.2%                                $53    08/30/2006           10/01/2006                NAP
     124                 0.2%                                $32    10/12/2006           12/01/2008            12/01/2006
     125                 0.2%                                $55    10/27/2006           12/01/2006                NAP
     126                 0.2%                               $255    09/22/2006           11/01/2006                NAP
     127                 1.9%                            $42,931    11/20/2006           01/03/2007                NAP
     128                 0.2%                                $68    08/24/2006           10/01/2011            10/01/2006
     129                 0.2%                               $107    11/21/2006              NAP                01/01/2007
     130                 0.2%                               $178    10/02/2006           12/01/2009            12/01/2006
     131                 0.2%                           $128,571    11/29/2006              NAP                01/01/2007
     132                 1.9%                            $26,976    11/28/2006           01/01/2007                NAP
     133                 0.2%                                $55    09/07/2006           11/01/2006                NAP
     134                 0.2%                               $133    08/07/2006           10/01/2006                NAP
     135                 0.2%                                $47    08/30/2006           11/01/2006                NAP
     136                 0.2%                               $107    11/06/2006           01/01/2009            01/01/2007
     137                 0.2%                               $250    10/20/2006           12/01/2011            12/01/2006
     138                 0.2%                                $19    11/15/2006           01/01/2012            01/01/2007
     139                 0.2%                               $247    11/15/2006           01/01/2012            01/01/2007
     140                 0.2%                               $126    11/03/2006           01/01/2007                NAP
     141                 0.2%                                $21    11/01/2006           01/01/2007                NAP
     142                 0.2%                                $46    08/30/2006           11/01/2006                NAP
     143                 0.2%                                $91    08/04/2006           10/01/2006                NAP
     144                 0.2%                               $158    11/02/2006           01/01/2007                NAP
     145                 0.2%                               $160    10/04/2006              NAP                12/01/2006
     146                 1.6%                            $15,972    09/20/2006           11/01/2009            11/01/2006
     147                 1.6%                            $23,958    07/31/2006           09/01/2009            09/01/2006
                         0.2%                                $18    11/14/2006           01/01/2007                NAP
     148                 0.1%                                $18    11/14/2006           01/01/2007                NAP
     148                 0.1%                                $18    11/14/2006           01/01/2007                NAP
     149                 0.2%                                $40    11/02/2006           01/01/2007                NAP
                         1.5%                            $26,762    11/28/2006           01/01/2007                NAP
     150                 1.0%                            $26,762    11/28/2006           01/01/2007                NAP
     150                 0.6%                            $26,762    11/28/2006           01/01/2007                NAP
     151                 0.2%                                $55    08/15/2006           10/01/2007            10/01/2006
     152                 0.2%                                $48    11/01/2006           01/01/2007                NAP
     153                 0.2%                               $108    11/01/2006           12/01/2006                NAP
     154                 0.2%                                $99    11/21/2006           01/01/2007                NAP
     155                 0.2%                               $147    10/31/2006              NAP                12/01/2006
     156                 0.1%                               $354    11/13/2006           01/01/2007                NAP
     157                 0.1%                               $121    09/11/2006           11/01/2006                NAP
     158                 0.1%                               $119    11/08/2006           01/01/2007                NAP
     159                 0.1%                               $308    10/12/2006           12/01/2008            12/01/2006
     160                 1.4%                            $31,250    12/01/2006           02/01/2007                NAP
     161                 1.4%                            $22,952    10/03/2006           12/01/2006                NAP
     162                 0.1%                               $100    10/04/2006           12/01/2006                NAP
     163                 0.1%                                $26    08/21/2006           11/01/2006                NAP
     164                 0.1%                                $61    08/09/2006           10/01/2006                NAP
     165                 0.1%                               $137    09/29/2006              NAP                11/01/2006
     166                 0.1%                                $68    11/01/2006           01/01/2007                NAP
     167                 0.1%                                $18    10/20/2006           12/01/2006                NAP
     168                 0.1%                                $63    11/16/2006           01/01/2007                NAP
     169                 1.2%                            $26,842    11/22/2006           01/01/2007                NAP
     170                 1.2%                            $25,656    08/25/2006           11/01/2006                NAP
     171                 0.1%                                $21    10/20/2006           12/01/2006                NAP
     172                 0.1%                               $109    11/02/2006           01/01/2012            01/01/2007
     173                 1.2%                            $35,348    10/06/2006           12/01/2006                NAP
     174                 0.1%                                $75    09/01/2006           10/01/2006                NAP
     175                 0.1%                                $23    09/27/2006           11/01/2006                NAP
     176                 0.1%                               $223    11/07/2006           01/01/2007                NAP
     177                 1.1%                            $26,613    10/27/2006           12/01/2008            12/01/2006
     178                 1.1%                            $22,917    11/02/2006           01/01/2009            01/01/2007
     179                 0.1%                               $119    10/24/2006           12/01/2011            12/01/2006
     180                 0.1%                            $25,397    05/24/2006           08/01/2011            08/01/2006
     181                 0.1%                               $209    11/22/2006           01/01/2007                NAP
     182                 0.1%                               $106    11/02/2006           01/01/2007                NAP
     183                 1.1%                            $22,203    11/22/2006           01/01/2007                NAP
     184                 0.1%                               $457    10/31/2006           12/01/2006                NAP
     185                 1.1%                           $199,653    10/26/2006           12/01/2006                NAP
     186                 0.1%                                $84    08/02/2006           10/01/2006                NAP
     187                 0.1%                               $166    07/26/2006           09/01/2006                NAP
     188                 0.1%                               $208    08/07/2006           10/01/2006                NAP
     189                 0.1%                                $37    08/02/2006           10/01/2006                NAP
     190                 0.1%                               $178    09/25/2006           11/01/2006                NAP
     191                 0.1%                               $128    10/26/2006           12/01/2006                NAP
     192                 0.1%                               $124    11/15/2006           01/01/2007                NAP
     193                 0.1%                               $137    11/08/2006           01/01/2007                NAP
     194                 0.1%                               $277    07/31/2006           09/01/2006                NAP
     195                 0.1%                                $43    08/31/2006           10/01/2008            10/01/2006
     196                 0.1%                                $72    10/12/2006           12/01/2006                NAP
     197                 0.9%                            $20,981    11/28/2006           01/01/2007                NAP
     198                 0.1%                               $120    09/06/2006           11/01/2006                NAP
     199                 0.1%                               $140    08/11/2006           10/01/2006                NAP
     200                 0.1%                               $143    11/13/2006           01/01/2007                NAP
     201                 0.1%                                $86    10/13/2006           12/01/2006                NAP
     202                 0.1%                                $98    10/27/2006           01/01/2007                NAP
     203                 0.1%                               $139    09/27/2006           12/01/2006                NAP
     204                 0.1%                               $215    08/10/2006           10/01/2006                NAP

  MORTGAGE                                         GRACE                                   LOCKBOX            LOCKBOX
  LOAN NO.        MATURITY DATE                  PERIOD(7)                  ARD LOAN        STATUS              TYPE
-----------------------------------------------------------------------------------------------------------------------------

      1            12/01/2016                        5                         No          In Place             Hard
      2            12/01/2016                        5                         No          In Place             Hard
      3            01/03/2017                        0                         No          In Place             Hard
      4            01/01/2017                        5                         No         Springing             Hard
      5            09/01/2016                        5                         No          In Place             Hard
      6            01/01/2017                        5                         No          In Place             Hard
      7            11/08/2013                        0                         No          In Place             Hard
      8            11/01/2016                        0                        Yes          In Place             Hard
      9            12/01/2016                        5                         No         Springing             Hard
     10            11/01/2016                        0                         No            None               NAP
     11            01/01/2017                        5                         No         Springing             Hard
     12            11/01/2016                        5                         No            None               NAP
     13            12/01/2016                        5                         No            None               NAP
     14            12/01/2016                        0                         No            None               NAP
     15            12/01/2016                        10                        No         Springing             Hard
     16            01/01/2017                        0                        Yes            None               NAP
                   09/01/2016
     17            09/01/2016                        0                        Yes         Springing             Hard
     17            09/01/2016                        0                        Yes         Springing             Hard
     17            09/01/2016                        0                        Yes         Springing             Hard
     18            11/01/2016                        5                         No            None               NAP
     19            12/01/2016                        5                         No            None               NAP
     20            12/01/2011                        5                        Yes         Springing             Hard
     21            12/01/2016                        5                         No            None               NAP
     22            12/01/2016                        5                         No            None               NAP
     23            11/01/2016                        5                         No            None               NAP
     24            11/01/2016                        5                         No            None               NAP
     25            11/01/2013                        5                         No            None               NAP
     26            11/01/2016                        5                         No         Springing             Hard
     27            01/01/2017                        5                         No         Springing             Hard
     28            12/01/2016                        5                         No            None               NAP
     29            12/01/2016                        5                         No            None               NAP
     30            10/01/2013                        5                         No            None               NAP
     31            09/09/2011                        0                         No          In Place             Hard
     32            01/01/2017                        2                         No            None               NAP
     33            09/01/2021                        5                         No         Springing             Hard
                   11/01/2016
     34            11/01/2016                        0                         No            None               NAP
     34            11/01/2016                        0                         No            None               NAP
     34            11/01/2016                        0                         No            None               NAP
     35            01/01/2017                        5                         No            None               NAP
     36            11/01/2016                        5                         No         Springing             Hard
     37            09/01/2016                        5                         No         Springing             Hard
     38            12/01/2016                        5                         No            None               NAP
     39            12/01/2016                        5                         No            None               NAP
     40            12/01/2016                        0                         No            None               NAP
     41            09/01/2016                        5                         No            None               NAP
     42            11/01/2016                        5                         No         Springing             Hard
     43            11/01/2016                        5                         No            None               NAP
     44            12/01/2016                        5                        Yes         Springing             Hard
     45            01/01/2017                        5                         No            None               NAP
     46            12/01/2016                        5                         No            None               NAP
     47            12/01/2016       5 days once per calendar year then 0       No            None               NAP
     48            01/01/2017                        5                         No         Springing             Hard
     49            11/01/2016                        5                         No            None               NAP
     50            12/01/2016                        5                         No            None               NAP
     51            02/01/2016                        5                         No            None               NAP
     52            11/01/2016                        5                         No         Springing             Hard
     53            09/01/2016                        5                         No            None               NAP
     54            12/01/2016                        0                         No         Springing             Hard
     55            12/01/2016                        0                         No            None               NAP
                   10/01/2016
     56            10/01/2016                        5                         No            None               NAP
     56            10/01/2016                        5                         No            None               NAP
     56            10/01/2016                        5                         No            None               NAP
     57            01/01/2017                        0                         No            None               NAP
     58            12/01/2016                        0                         No            None               NAP
     59            12/01/2016                        5                         No            None               NAP
     60            12/01/2016                        5                         No            None               NAP
     61            08/01/2021                        5                         No            None               NAP
     62            07/01/2021                        5                        Yes          In Place     Soft, Springing Hard
     63            11/01/2016                        5                         No         Springing             Hard
     64            12/01/2016                        0                        Yes            None               NAP
     65            09/01/2016                        5                        Yes         Springing             Hard
     66            11/01/2016                        5                         No            None               NAP
     67            11/01/2016                        5                         No            None               NAP
     68            12/01/2021                        5                         No            None               NAP
     69            12/01/2016                        5                         No            None               NAP
     70            12/01/2016                        5                         No            None               NAP
     71            12/01/2016                        5                         No            None               NAP
     72            12/01/2016                        5                         No            None               NAP
     73            12/01/2016                        0                         No            None               NAP
     74            10/01/2013                        5                         No            None               NAP
     75            12/01/2016                        5                         No            None               NAP
     76            11/01/2016                        5                         No         Springing             Hard
     77            12/01/2016                        5                         No            None               NAP
     78            11/01/2016                        5                         No            None               NAP
     79            12/01/2026                        0                         No            None               NAP
     80            11/01/2026                        5                         No            None               NAP
     81            12/01/2016                        5                         No            None               NAP
     82            12/01/2016                        0                         No            None               NAP
     83            12/01/2016                        5                         No            None               NAP
     84            10/01/2016                        5                         No            None               NAP
     85            11/01/2016                        5                         No         Springing             Hard
     86            11/01/2016                        0                         No            None               NAP
     87            11/01/2013                        5                         No            None               NAP
     88            11/01/2016                        0                         No            None               NAP
     89            12/01/2016                        5                         No         Springing             Hard
     90            12/01/2016                        5                         No            None               NAP
     91            11/01/2016                        5                         No          In Place             Hard
     92            10/01/2016                        5                         No            None               NAP
     93            11/01/2016                        5                         No            None               NAP
     94            01/01/2017                        5                         No            None               NAP
     95            10/01/2013                        5                         No            None               NAP
     96            06/01/2016                        5                        Yes         Springing             Hard
     97            09/01/2016                        5                         No            None               NAP
     98            09/01/2016                        5                         No            None               NAP
     99            12/01/2016                        5                         No            None               NAP
     100           12/01/2016                        0                         No            None               NAP
     101           01/01/2017                        5                         No            None               NAP
     102           10/01/2016                        5                         No          In Place             Hard
     103           10/01/2016                        5                         No            None               NAP
     104           12/01/2016                        5                         No            None               NAP
                   11/01/2016
     105           11/01/2016                        5                         No            None               NAP
     105           11/01/2016                        5                         No            None               NAP
     106           12/01/2016                        0                         No            None               NAP
     107           09/01/2015                        5                         No            None               NAP
     108           10/01/2016                        5                         No            None               NAP
     109           11/01/2016                        5                         No            None               NAP
     110           10/01/2016                        5                         No            None               NAP
     111           09/01/2016                        5                         No            None               NAP
     112           01/01/2017                        5                         No            None               NAP
     113           12/01/2016                        5                         No            None               NAP
     114           12/01/2016                        0                         No            None               NAP
     115           01/01/2017                        5                         No         Springing             Hard
     116           10/01/2016                        5                         No         Springing             Hard
     117           11/01/2016                        0                        Yes            None               NAP
     118           01/01/2017                        5                         No         Springing             Hard
     119           12/01/2016                        0                         No            None               NAP
     120           12/01/2016                        0                         No            None               NAP
     121           11/01/2016                        0                         No            None               NAP
     122           11/01/2016                        0                        Yes            None               NAP
     123           09/01/2016                        5                         No            None               NAP
     124           11/01/2016                        5                         No            None               NAP
     125           11/01/2016                        0                         No            None               NAP
     126           10/01/2016                        5                         No         Springing             Hard
     127           12/03/2016                        0                         No            None               NAP
     128           09/01/2016                        5                         No         Springing             Hard
     129           12/01/2016                        5                         No            None               NAP
     130           11/01/2016                        5                         No            None               NAP
     131           12/01/2016                        5                         No            None               NAP
     132           12/01/2016                        0                         No            None               NAP
     133           10/01/2011                        5                        Yes         Springing             Hard
     134           09/01/2016                        5                         No            None               NAP
     135           10/01/2013                        5                         No            None               NAP
     136           12/01/2016                        5                         No            None               NAP
     137           11/01/2016                        5                         No            None               NAP
     138           12/01/2016                        5                         No            None               NAP
     139           12/01/2016                        5                         No            None               NAP
     140           12/01/2016                        0                         No            None               NAP
     141           12/01/2016                        0                         No            None               NAP
     142           10/01/2013                        5                         No            None               NAP
     143           09/01/2016                        5                         No            None               NAP
     144           12/01/2016                        5                        Yes         Springing             Hard
     145           11/01/2016                        0                         No            None               NAP
     146           10/01/2016                        5                         No            None               NAP
     147           08/01/2016                        5                         No            None               NAP
                   12/01/2016
     148           12/01/2016                        5                         No            None               NAP
     148           12/01/2016                        5                         No            None               NAP
     149           12/01/2016                        5                         No            None               NAP
                   12/01/2016
     150           12/01/2016                        0                         No            None               NAP
     150           12/01/2016                        0                         No            None               NAP
     151           09/01/2016                        5                         No            None               NAP
     152           12/01/2016                        5                         No            None               NAP
     153           11/01/2016                        5                         No         Springing             Hard
     154           12/01/2016                        0                         No            None               NAP
     155           11/01/2016                        5                         No            None               NAP
     156           12/01/2016                        0                        Yes            None               NAP
     157           10/01/2016                        5                         No            None               NAP
     158           12/01/2016                        5                         No            None               NAP
     159           11/01/2016                        5                         No            None               NAP
     160           01/01/2017                        5                         No            None               NAP
     161           11/01/2013                        5                         No            None               NAP
     162           11/01/2016                        5                         No         Springing             Hard
     163           10/01/2016                        5                         No            None               NAP
     164           09/01/2016                        5                         No            None               NAP
     165           10/01/2016                        15                        No            None               NAP
     166           12/01/2016                        5                         No            None               NAP
     167           11/01/2016                        5                         No         Springing             Hard
     168           12/01/2016                        0                         No            None               NAP
     169           12/01/2016                        0                         No            None               NAP
     170           10/01/2016                        5                         No            None               NAP
     171           11/01/2016                        5                         No         Springing             Hard
     172           12/01/2016                        5                         No            None               NAP
     173           11/01/2016                        5                         No            None               NAP
     174           09/01/2016                        5                         No            None               NAP
     175           10/01/2016                        5                         No            None               NAP
     176           12/01/2016                        5                         No            None               NAP
     177           11/01/2016                        5                         No            None               NAP
     178           12/01/2016                        5                         No            None               NAP
     179           11/01/2016                        0                         No            None               NAP
     180           07/01/2016                        5                         No         Springing             Hard
     181           12/01/2016                        5                         No         Springing             Hard
     182           12/01/2016                        5                         No            None               NAP
     183           12/01/2016                        0                         No            None               NAP
     184           11/01/2021                        5                         No          In Place     Soft, Springing Hard
     185           11/01/2016                        0                         No            None               NAP
     186           09/01/2016                        5                         No            None               NAP
     187           08/01/2016                        5                         No         Springing             Hard
     188           09/01/2016                        5                         No            None               NAP
     189           09/01/2021                        5                         No            None               NAP
     190           10/01/2016                        5                         No            None               NAP
     191           11/01/2016                        5                         No         Springing             Hard
     192           12/01/2016                        5                        Yes         Springing             Hard
     193           12/01/2016                        5                         No            None               NAP
     194           08/01/2016                        5                         No            None               NAP
     195           09/01/2016                        5                         No            None               NAP
     196           11/01/2016                        16                        No            None               NAP
     197           12/01/2016                        0                         No            None               NAP
     198           10/01/2016                        5                         No            None               NAP
     199           09/01/2016                        5                         No            None               NAP
     200           12/01/2016                        5                         No         Springing             Hard
     201           11/01/2016                        5                         No            None               NAP
     202           12/01/2016                        5                         No            None               NAP
     203           11/01/2016                        5                         No         Springing             Hard
     204           09/01/2016                        5                         No            None               NAP

  MORTGAGE     ORIGINAL TERM      REMAINING TERM          ORIGINAL         REMAINING        MORTGAGE            MONTHLY
  LOAN NO.       TO MATURITY       TO MATURITY         AMORT. TERM(8)     AMORT. TERM           RATE      PAYMENT (P&I)
------------------------------------------------------------------------------------------------------------------------

      1             120                119                   IO               IO              5.650%                NAP
      2             120                119                   IO               IO              5.325%                NAP
      3             120                120                   IO               IO              5.883%                NAP
      4             120                120                  360               360             5.660%           $344,872
      5             120                116                   IO               IO              5.927%                NAP
      6             120                120                   IO               IO              5.512%                NAP
      7              83                 82                  300               300             6.315%           $331,846
      8             120                118                   IO               IO              6.210%                NAP
      9             120                119                  360               360             5.440%           $186,948
     10             120                118                   IO               IO              5.850%                NAP
     11             120                120                   IO               IO              5.745%                NAP
     12             120                118                  360               360             5.745%           $132,399
     13             120                119                  360               360             5.695%           $121,818
     14             120                119                   IO               IO              5.481%                NAP
     15             120                119                   IO               IO              5.943%                NAP
     16             120                120                  360               360             5.710%           $116,207
                    119                116                   IO               IO              6.111%                NAP
     17             119                116                   IO               IO              6.111%                NAP
     17             119                116                   IO               IO              6.111%                NAP
     17             119                116                   IO               IO              6.111%                NAP
     18             120                118                  360               358             5.260%            $93,980
     19             120                119                   IO               IO              5.250%                NAP
     20              60                 59                   IO               IO              5.340%                NAP
     21             120                119                   IO               IO              5.647%                NAP
     22             120                119                   IO               IO              5.647%                NAP
     23             120                118                  360               358             5.480%            $79,315
     24             120                118                  360               360             5.970%            $80,679
     25              84                 82                  180               178             5.900%           $109,000
     26             120                118                  360               360             5.875%            $69,506
     27             120                120                  360               360             5.928%            $69,008
     28             120                119                   IO               IO              5.527%                NAP
     29             120                119                   IO               IO              5.963%                NAP
     30              84                 81                   IO               IO              5.837%                NAP
     31              60                 56                   IO               IO              5.860%                NAP
     32             120                120                  300               300             5.860%            $63,577
     33             180                176                   IO               IO              6.359%                NAP
                    120                118                   IO               IO              6.110%                NAP
     34             120                118                   IO               IO              6.110%                NAP
     34             120                118                   IO               IO              6.110%                NAP
     34             120                118                   IO               IO              6.110%                NAP
     35             120                120                  360               360             5.860%            $58,910
     36             120                118                  360               360             5.980%            $57,433
     37             120                116                  360               356             6.090%            $58,295
     38             120                119                   IO               IO              5.260%                NAP
     39             120                119                   IO               IO              5.993%                NAP
     40             120                119                   IO               IO              5.600%                NAP
     41             120                116                  300               296             6.360%            $59,984
     42             120                118                  300               298             6.055%            $57,642
     43             120                118                  360               358             5.200%            $48,596
     44             120                119                  300               299             6.000%            $54,766
     45             120                120                  360               360             5.630%            $47,518
     46             120                119                  360               359             5.720%            $47,406
     47             120                119                   IO               IO              5.790%                NAP
     48             120                120                  360               360             5.928%            $47,146
     49             120                118                  360               360             5.860%            $44,884
     50             120                119                   IO               IO              5.527%                NAP
     51             120                109                  360               349             5.540%            $42,773
     52             120                118                  300               298             6.100%            $47,156
     53             120                116                  360               356             5.990%            $43,421
     54             120                119                  360               359             6.150%            $43,864
     55             120                119                  360               359             5.900%            $42,113
                    120                117                  300               297             6.370%            $46,697
     56             120                117                  300               297             6.370%            $21,014
     56             120                117                  300               297             6.370%            $15,877
     56             120                117                  300               297             6.370%             $9,806
     57             120                120                  360               360             5.770%            $39,769
     58             120                119                  360               359             5.680%            $39,381
     59             120                119                  360               360             5.592%            $38,716
     60             120                119                   IO               IO              5.527%                NAP
     61             180                175                  300               295             6.113%            $42,330
     62             180                174                  360               354             6.295%            $37,119
     63             120                118                  360               360             5.980%            $34,699
     64             120                119                  324               323             5.990%            $35,687
     65             120                116                  360               356             5.820%            $33,224
     66             120                118                  360               358             5.190%            $30,167
     67             120                118                  300               298             5.783%            $34,711
     68             180                179                   IO               IO              5.629%                NAP
     69             120                119                  336               335             5.770%            $31,987
     70             120                119                  360               359             5.730%            $30,571
     71             120                119                   IO               IO              5.950%                NAP
     72             120                119                  336               335             5.770%            $30,636
     73             120                119                  360               359             6.370%            $31,177
     74              84                 81                  360               357             5.750%            $29,179
     75             120                119                  360               360             5.700%            $28,730
     76             120                118                  360               358             6.240%            $30,138
     77             120                119                  336               335             5.770%            $29,284
     78             120                118                  360               360             6.260%            $28,353
     79             240                239                  240               239             6.270%            $32,944
     80             240                238                  240               238             6.405%            $33,300
     81             120                119                   IO               IO              5.565%                NAP
     82             120                119                   IO               IO              5.960%                NAP
     83             120                119                  360               359             5.690%            $24,930
     84             120                117                  360               357             6.140%            $26,169
     85             120                118                  360               358             5.830%            $24,871
     86             120                118                  360               358             5.970%            $25,100
     87              84                 82                  360               358             5.870%            $24,536
     88             120                118                   IO               IO              6.114%                NAP
     89             120                119                  360               360             5.980%            $24,529
     90             120                119                  360               359             5.690%            $23,770
     91             120                118                  360               358             6.093%            $24,827
     92             120                117                  360               357             5.760%            $23,660
     93             120                118                  360               360             5.416%            $22,501
     94             120                120                  360               360             5.750%            $23,343
     95              84                 81                  300               297             6.350%            $25,503
     96             120                113                  300               293             6.575%            $26,006
     97             120                116                  360               356             5.970%            $22,710
     98             120                116                  240               236             5.850%            $26,897
     99             120                119                  336               335             5.930%            $22,902
     100            120                119                   IO               IO              5.760%                NAP
     101            120                120                  360               360             6.020%            $21,029
     102            120                117                  360               357             5.971%            $20,919
     103            120                117                  180               177             5.950%            $29,441
     104            120                119                  360               360             5.650%            $19,626
                    120                118                   IO               IO              5.870%                NAP
     105            120                118                   IO               IO              5.870%                NAP
     105            120                118                   IO               IO              5.870%                NAP
     106            120                119                  360               359             6.030%            $20,089
     107            120                104                  300               284             5.310%            $20,495
     108            120                117                  360               357             5.940%            $19,360
     109            120                118                   IO               IO              5.750%                NAP
     110            120                117                  360               357             5.920%            $18,902
     111            120                116                  360               360             6.100%            $18,786
     112            120                120                  360               360             5.565%            $17,728
     113            120                119                  336               335             5.930%            $18,932
     114            120                119                  360               359             5.750%            $17,682
     115            120                120                  360               360             5.420%            $16,883
     116            120                117                   IO               IO              6.090%                NAP
     117            120                118                  360               360             6.100%            $18,180
     118            120                120                  300               300             5.922%            $19,186
     119            120                119                  360               359             5.990%            $17,967
     120            120                119                  300               299             6.080%            $19,476
     121            120                118                  360               358             6.090%            $18,160
     122            120                118                  360               358             6.060%            $18,102
     123            120                116                  360               356             5.940%            $17,871
     124            120                118                  360               360             6.430%            $17,757
     125            120                118                  360               358             5.890%            $16,738
     126            120                117                  360               357             5.980%            $16,692
     127            120                119                  360               359             5.820%            $16,171
     128            120                116                  360               360             5.950%            $16,101
     129            120                119                   IO               IO              5.910%                NAP
     130            120                118                  360               360             5.870%            $15,963
     131            120                119                   IO               IO              5.667%                NAP
     132            120                119                  360               359             5.750%            $15,756
     133             60                 57                  360               357             6.000%            $15,289
     134            120                116                  360               356             6.160%            $15,552
     135             84                 81                  300               297             6.350%            $16,980
     136            120                119                  360               360             5.900%            $14,828
     137            120                118                  360               360             5.620%            $14,384
     138            120                119                  360               360             5.750%            $14,589
     139            120                119                  360               360             5.825%            $14,709
     140            120                119                  360               359             6.150%            $15,231
     141            120                119                  360               359             5.890%            $14,812
     142             84                 81                  300               297             6.350%            $16,647
     143            120                116                  360               356             6.570%            $15,599
     144            120                119                  360               359             5.900%            $13,939
     145            120                118                   IO               IO              6.095%                NAP
     146            120                117                  360               360             6.160%            $14,027
     147            120                115                  360               360             6.180%            $14,057
                    120                119                  300               299             6.090%            $14,946
     148            120                119                  300               299             6.090%             $8,393
     148            120                119                  300               299             6.090%             $6,553
     149            120                119                  360               359             5.760%            $13,145
                    120                119                  360               359             5.750%            $13,130
     150            120                119                  360               359             5.750%             $8,170
     150            120                119                  360               359             5.750%             $4,960
     151            120                116                  360               360             6.180%            $13,446
     152            120                119                  360               359             5.920%            $13,077
     153            120                118                  360               358             5.840%            $12,965
     154            120                119                  300               299             5.930%            $13,761
     155            120                118                   IO               IO              5.850%                NAP
     156            120                119                  300               299             6.330%            $13,957
     157            120                117                  360               357             6.420%            $13,038
     158            120                119                  360               359             5.930%            $12,199
     159            120                118                  360               360             6.130%            $12,159
     160            120                120                  360               360             6.120%            $12,146
     161             84                 82                  360               358             6.580%            $12,747
     162            120                118                  360               358             5.950%            $11,927
     163            120                117                  360               357             6.220%            $12,275
     164            120                116                  360               356             6.450%            $12,261
     165            120                117                   IO               IO              5.820%                NAP
     166            120                119                  360               359             5.950%            $10,853
     167            120                118                  360               358             6.330%            $11,189
     168            120                119                  360               359             6.190%            $11,013
     169            120                119                  360               359             5.750%            $10,504
     170            120                117                  360               357             6.700%            $11,615
     171            120                118                  360               358             5.850%            $10,221
     172            120                119                  360               360             6.000%            $10,192
     173            120                118                  360               358             5.750%             $9,921
     174            120                116                  360               356             6.390%            $10,622
     175            120                117                  240               237             5.760%            $11,945
     176            120                119                  360               359             6.270%            $10,360
     177            120                118                  360               360             6.030%             $9,924
     178            120                119                  360               360             6.020%             $9,914
     179            120                118                  360               360             6.140%             $9,737
     180            120                114                  360               360             6.060%             $9,655
     181            120                119                  360               359             6.610%            $10,229
     182            120                119                  360               359             6.130%             $9,727
     183            120                119                  360               359             5.750%             $9,337
     184            180                178                  360               358             7.470%            $11,155
     185            120                118                  360               358             6.240%             $9,841
     186            120                116                  360               356             6.190%             $9,789
     187            120                115                  360               355             6.500%             $9,734
     188            120                116                  360               356             6.330%             $9,438
     189            180                176                  180               176             6.540%            $13,300
     190            120                117                  360               357             6.260%             $9,246
     191            120                118                  360               358             6.300%             $8,975
     192            120                119                  360               359             5.930%             $8,381
     193            120                119                  360               359             5.950%             $8,349
     194            120                115                  360               355             6.170%             $8,547
     195            120                116                  360               360             6.230%             $8,172
     196            120                118                  360               358             6.480%             $8,200
     197            120                119                  360               359             5.750%             $7,353
     198            120                117                  360               357             6.200%             $7,350
     199            120                116                  360               356             6.150%             $7,311
     200            120                119                  300               299             6.110%             $6,510
     201            120                118                  300               298             6.630%             $6,834
     202            120                119                  180               179             6.000%             $8,270
     203            120                118                  360               358             6.400%             $6,099
     204            120                116                  360               356             6.690%             $5,802

                    119                117                  342               341             5.821%

  MORTGAGE             MONTHLY       THIRD MOST RECENT    THIRD MOST RECENT     SECOND MOST RECENT    SECOND MOST RECENT
  LOAN NO.        PAYMENT (IO)                     NOI         NOI DATE                        NOI         NOI DATE
-------------------------------------------------------------------------------------------------------------------------

      1               $454,459              $5,888,713        12/31/2004                $5,938,087        12/31/2005
      2               $323,938              $7,666,500        12/31/2004               $10,324,500        12/31/2005
      3               $352,912                     NAP           NAP                           NAP            NAP
      4               $285,400                     NAP           NAP                           NAP            NAP
      5               $275,404              $4,590,138        12/31/2003                $4,184,594        12/31/2004
      6               $256,142              $5,218,728        12/31/2004                $6,470,658        12/31/2005
      7               $266,780              $5,012,329        12/31/2003                $4,653,651        12/31/2004
      8               $245,291              $3,414,598        12/31/2003                $3,648,715        12/31/2004
      9               $152,344                     NAP           NAP                    $2,718,615        12/31/2004
     10               $133,453                     NAP           NAP                           NAP            NAP
     11               $121,350              $1,341,495        12/31/2003                $1,432,722        12/31/2004
     12               $110,186              $1,862,501        12/31/2004                $1,956,165        12/31/2005
     13               $101,047              $2,368,386        12/31/2004                $2,541,687        12/31/2005
     14                $97,250                     NAP           NAP                           NAP            NAP
     15                $99,620              $2,502,623        12/31/2003                $2,284,437        12/31/2004
     16                $96,488              $1,640,057        12/31/2003                $1,748,110        12/31/2004
                      $102,361
     17                $38,595                     NAP           NAP                           NAP            NAP
     17                $36,917                     NAP           NAP                           NAP            NAP
     17                $26,849                $572,661        12/31/2003                  $565,986        12/31/2004
     18                    NAP              $1,913,047        12/31/2004                $2,019,039        12/31/2005
     19                $68,754                     NAP           NAP                      $192,867        12/31/2004
     20                $67,804                     NAP           NAP                           NAP            NAP
     21                $71,568              $1,099,447        12/31/2004                $1,125,142        12/31/2005
     22                $70,137              $1,107,983        12/31/2004                $1,119,224        12/31/2005
     23                    NAP                $812,855        12/31/2003                  $912,197        12/31/2004
     24                $68,095                     NAP           NAP                           NAP            NAP
     25                    NAP              $1,816,253        12/31/2004                $2,182,475        12/31/2005
     26                $58,325              $1,063,939        12/31/2004                $1,253,968        12/31/2005
     27                    NAP              $1,255,284        12/31/2004                $1,363,291        12/31/2005
     28                $53,703                $850,703        12/31/2004                  $882,795        12/31/2005
     29                $55,754                     NAP           NAP                      $134,949        12/31/2004
     30                $54,249                     NAP           NAP                           NAP            NAP
     31                $49,512             $13,267,369        12/31/2004               $13,506,490        12/31/2005
     32                $49,512                     NAP           NAP                           NAP            NAP
     33                $53,728                     NAP           NAP                           NAP            NAP
                       $51,624
     34                $40,673                $911,332        12/31/2003                  $821,931        12/31/2004
     34                 $5,632                $140,718        12/31/2003                  $133,618        12/31/2004
     34                 $5,319                $102,164        12/31/2003                  $116,515        12/31/2004
     35                    NAP                $900,390        12/31/2003                $1,058,955        12/31/2004
     36                $48,504              $1,473,388        12/31/2004                $1,527,673        12/31/2005
     37                    NAP              $1,041,774        12/31/2004                $1,119,756        12/31/2005
     38                $42,220                     NAP           NAP                    $1,660,394        12/31/2004
     39                $45,072                     NAP           NAP                           NAP            NAP
     40                $42,583                $889,893        12/31/2003                  $884,035        12/31/2004
     41                    NAP                $851,079        12/31/2004                  $922,145        12/31/2005
     42                    NAP                $929,741        12/31/2004                $1,029,521        12/31/2005
     43                    NAP              $1,261,303        12/31/2004                $1,220,202        12/31/2005
     44                    NAP                $973,320        12/31/2004                $1,060,443        12/31/2005
     45                    NAP              $1,130,808        12/31/2004                $1,402,139        12/31/2005
     46                    NAP                $836,350        12/31/2004                  $962,145        12/31/2005
     47                $39,136                $566,816        12/31/2003                  $560,901        12/31/2004
     48                    NAP              $1,077,813        12/31/2004                $1,153,373        12/31/2005
     49                $37,629                     NAP           NAP                           NAP            NAP
     50                $35,024                $570,989        12/31/2004                  $584,671        12/31/2005
     51                    NAP                     NAP           NAP                      $338,743        12/31/2004
     52                    NAP                $872,099        12/31/2004                  $896,123        12/31/2005
     53                    NAP                $925,221        12/31/2004                  $996,543        12/31/2005
     54                    NAP                $754,150        12/31/2003                $1,000,039        12/31/2004
     55                    NAP                     NAP           NAP                           NAP            NAP
                           NAP
     56                    NAP                $400,483        12/31/2004                  $435,756        12/31/2005
     56                    NAP                $393,757        12/31/2004                  $406,475        12/31/2005
     56                    NAP                $204,890        12/31/2004                  $192,972        12/31/2005
     57                $33,151                     NAP           NAP                           NAP            NAP
     58                    NAP                $415,224        12/31/2003                  $482,561        12/31/2004
     59                $31,892                $640,143        12/31/2004                  $646,533        12/31/2005
     60                $31,288                $488,776        12/31/2004                  $515,798        12/31/2005
     61                    NAP                     NAP           NAP                      $691,538        12/31/2004
     62                    NAP                $567,930        12/31/2003                  $565,319        12/31/2004
     63                $29,305                     NAP           NAP                           NAP            NAP
     64                    NAP                     NAP           NAP                           NAP            NAP
     65                    NAP                     NAP           NAP                           NAP            NAP
     66                    NAP                $829,607        12/31/2004                  $844,658        12/31/2005
     67                    NAP                $794,596        12/31/2004                  $864,727        12/31/2005
     68                $25,682                $911,151        12/31/2003                  $917,845        12/31/2004
     69                    NAP                $697,475        12/31/2004                  $701,326        12/31/2005
     70                    NAP                $518,654        12/31/2004                  $541,981        12/31/2005
     71                $26,343                     NAP           NAP                           NAP            NAP
     72                    NAP                $606,108        12/31/2004                  $638,396        12/31/2005
     73                    NAP                     NAP           NAP                           NAP            NAP
     74                    NAP                $549,992        12/31/2004                  $608,983        12/31/2005
     75                $23,839                     NAP           NAP                           NAP            NAP
     76                    NAP                     NAP           NAP                           NAP            NAP
     77                    NAP                $552,495        12/31/2004                  $606,606        12/31/2005
     78                $24,330                $711,475        12/31/2004                  $827,952        12/31/2005
     79                    NAP                     NAP           NAP                           NAP            NAP
     80                    NAP                     NAP           NAP                           NAP            NAP
     81                $20,688                     NAP           NAP                      $709,835        12/31/2004
     82                $22,157                $546,604        12/31/2003                  $602,494        12/31/2004
     83                    NAP                     NAP           NAP                      $350,449        12/31/2005
     84                    NAP                $558,139        12/31/2004                  $571,940        12/31/2005
     85                    NAP                     NAP           NAP                           NAP            NAP
     86                    NAP                $361,555        12/31/2003                  $375,117        12/31/2004
     87                    NAP                $458,091        12/31/2004                  $541,392        12/31/2005
     88                $21,257                     NAP           NAP                           NAP            NAP
     89                $20,715                     NAP           NAP                           NAP            NAP
     90                    NAP                     NAP           NAP                      $346,568        12/31/2005
     91                    NAP                $539,600        12/31/2003                  $468,261        12/31/2004
     92                    NAP                $661,069        12/31/2004                  $591,147        12/31/2005
     93                $18,304                $693,116        12/31/2003                  $679,916        12/31/2004
     94                    NAP                     NAP           NAP                      $501,117        12/31/2004
     95                    NAP                $381,233        12/31/2004                  $397,768        12/31/2005
     96                    NAP                $709,884        12/31/2004                  $583,800        12/31/2005
     97                    NAP                $439,427        12/31/2004                  $363,821        12/31/2005
     98                    NAP                $720,190        12/31/2004                  $724,325        12/31/2005
     99                    NAP                $356,764        12/31/2004                  $431,776        12/31/2005
     100               $17,033              $1,037,516        12/31/2003                $1,032,327        12/31/2004
     101                   NAP                     NAP           NAP                           NAP            NAP
     102                   NAP                     NAP           NAP                      $485,434        12/31/2004
     103                   NAP                     NAP           NAP                      $393,376        12/31/2004
     104               $16,231                     NAP           NAP                      $236,972        12/31/2005
                       $16,863
     105                $9,282                     NAP           NAP                           NAP            NAP
     105                $7,580                     NAP           NAP                           NAP            NAP
     106                   NAP                     NAP           NAP                           NAP            NAP
     107                   NAP                $594,575        12/31/2004                  $145,415        12/31/2005
     108                   NAP                $312,040        12/31/2004                  $376,739        12/31/2005
     109               $15,546                $493,937        12/31/2003                  $527,165        12/31/2004
     110                   NAP                     NAP           NAP                           NAP            NAP
     111               $15,977                     NAP           NAP                      $113,380        12/31/2005
     112               $14,576                $319,618        12/31/2003                  $326,985        12/31/2004
     113                   NAP                $354,794        12/31/2004                  $414,436        12/31/2005
     114                   NAP                $357,997        12/31/2003                  $405,531        12/31/2004
     115                   NAP                     NAP           NAP                      $418,817        12/31/2005
     116               $15,436                     NAP           NAP                           NAP            NAP
     117               $15,462                     NAP           NAP                           NAP            NAP
     118                   NAP                     NAP           NAP                      $252,946        12/31/2004
     119                   NAP                     NAP           NAP                           NAP            NAP
     120                   NAP                $114,164        12/31/2003                  $162,130        12/31/2004
     121                   NAP                     NAP           NAP                           NAP            NAP
     122                   NAP                     NAP           NAP                           NAP            NAP
     123                   NAP                $343,364        12/31/2003                  $306,474        12/31/2004
     124               $15,375                $142,350        12/31/2003                  $107,697        12/31/2004
     125                   NAP                $348,405        12/31/2003                  $380,005        12/31/2004
     126                   NAP                     NAP           NAP                           NAP            NAP
     127                   NAP                $255,038        12/31/2003                  $224,690        12/31/2004
     128               $13,573                     NAP           NAP                           NAP            NAP
     129               $13,482                $351,466        12/31/2004                  $393,312        12/31/2005
     130               $13,391                     NAP           NAP                           NAP            NAP
     131               $12,928                $250,531        12/31/2004                  $185,723        12/31/2005
     132                   NAP                $288,350        12/31/2003                  $329,521        12/31/2004
     133                   NAP                     NAP           NAP                           NAP            NAP
     134                   NAP                     NAP           NAP                      $191,498        12/31/2004
     135                   NAP                $297,179        12/31/2004                  $280,826        12/31/2005
     136               $12,462                $358,542        12/31/2004                  $353,659        12/31/2005
     137               $11,871                $289,626        12/31/2004                  $323,651        12/31/2005
     138               $12,146                $422,558        12/31/2004                  $407,511        12/31/2005
     139               $12,304                $231,761        12/31/2004                  $233,700        12/31/2005
     140                   NAP                $116,784        12/31/2003                  $113,367        12/31/2004
     141                   NAP                $529,095        12/31/2003                  $515,675        12/31/2004
     142                   NAP                $287,469        12/31/2004                  $256,873        12/31/2005
     143                   NAP                     NAP           NAP                      $241,221        12/31/2004
     144                   NAP                     NAP           NAP                           NAP            NAP
     145               $11,973                     NAP           NAP                           NAP            NAP
     146               $11,971                $279,503        12/31/2004                  $248,706        12/31/2005
     147               $12,010                $206,878        12/31/2004                  $294,781        12/31/2005
                           NAP
     148                   NAP                $153,324        12/31/2004                  $169,111        12/31/2005
     148                   NAP                $145,228        12/31/2004                  $137,807        12/31/2005
     149                   NAP                $255,626        12/31/2004                  $277,328        12/31/2005
                           NAP
     150                   NAP                $195,607        12/31/2003                  $203,067        12/31/2004
     150                   NAP                $103,266        12/31/2003                  $106,770        12/31/2004
     151               $11,487                $184,907        12/31/2004                  $176,797        12/31/2005
     152                   NAP                $389,784        12/31/2003                  $388,170        12/31/2004
     153                   NAP                     NAP           NAP                      $323,440        12/31/2004
     154                   NAP                $400,891        12/31/2003                  $434,233        12/31/2004
     155               $10,587                     NAP           NAP                           NAP            NAP
     156                   NAP                     NAP           NAP                           NAP            NAP
     157                   NAP                     NAP           NAP                           NAP            NAP
     158                   NAP                $197,841        12/31/2004                  $268,767        12/31/2005
     159               $10,359                     NAP           NAP                      $200,486        12/31/2004
     160                   NAP                $301,342        12/31/2004                  $307,361        12/31/2005
     161                   NAP                $156,128        12/31/2004                  $146,990        12/31/2005
     162                   NAP                     NAP           NAP                           NAP            NAP
     163                   NAP                $305,951        12/31/2004                  $313,468        12/31/2005
     164                   NAP                $191,925        12/31/2004                  $220,123        12/31/2005
     165                $9,343                     NAP           NAP                           NAP            NAP
     166                   NAP                $373,004        12/31/2003                  $384,866        12/31/2004
     167                   NAP                     NAP           NAP                           NAP            NAP
     168                   NAP                $168,419        12/31/2003                  $162,647        12/31/2004
     169                   NAP                $236,178        12/31/2003                  $248,047        12/31/2004
     170                   NAP                $143,957        12/31/2003                  $124,648        12/31/2004
     171                   NAP                     NAP           NAP                           NAP            NAP
     172                $8,618                     NAP           NAP                           NAP            NAP
     173                   NAP                $255,366        12/31/2004                  $259,804        12/31/2005
     174                   NAP                     NAP           NAP                      $178,500        12/31/2004
     175                   NAP                $211,399        12/31/2004                  $219,212        12/31/2005
     176                   NAP                     NAP           NAP                           NAP            NAP
     177                $8,406                $166,503        12/31/2004                  $189,072        12/31/2005
     178                $8,392                $146,664        12/31/2004                  $154,185        12/31/2005
     179                $8,300                     NAP           NAP                           NAP            NAP
     180                $8,192                $142,144        12/31/2003                  $123,751        12/31/2004
     181                   NAP                     NAP           NAP                           NAP            NAP
     182                   NAP                $144,155        12/31/2003                  $162,231        12/31/2004
     183                   NAP                $222,361        12/31/2003                  $222,609        12/31/2004
     184                   NAP                     NAP           NAP                           NAP            NAP
     185                   NAP                     NAP           NAP                           NAP            NAP
     186                   NAP                $209,239        12/31/2004                  $248,017        12/31/2005
     187                   NAP                     NAP           NAP                           NAP            NAP
     188                   NAP                     NAP           NAP                           NAP            NAP
     189                   NAP                $500,007        12/31/2004                  $550,606        12/31/2005
     190                   NAP                     NAP           NAP                           NAP            NAP
     191                   NAP                     NAP           NAP                           NAP            NAP
     192                   NAP                     NAP           NAP                           NAP            NAP
     193                   NAP                $127,511        12/31/2004                  $146,375        12/31/2005
     194                   NAP                     NAP           NAP                           NAP            NAP
     195                $7,001                $126,230        12/31/2004                  $149,804        12/31/2005
     196                   NAP                $161,097        12/31/2004                  $160,083        12/31/2005
     197                   NAP                $166,039        12/31/2003                  $193,127        12/31/2004
     198                   NAP                     NAP           NAP                           NAP            NAP
     199                   NAP                     NAP           NAP                           NAP            NAP
     200                   NAP                     NAP           NAP                           NAP            NAP
     201                   NAP                 $81,531        12/31/2004                  $117,037        12/31/2005
     202                   NAP                     NAP           NAP                           NAP            NAP
     203                   NAP                     NAP           NAP                           NAP            NAP
     204                   NAP                 $95,936        12/31/2003                   $99,005        12/31/2004

  MORTGAGE        MOST RECENT        MOST RECENT NOI
  LOAN NO.                NOI              DATE
--------------------------------------------------------

      1            $6,458,640        Ann. 06/30/2006
      2           $11,565,100        T-12 10/31/2006
      3                   NAP              NAP
      4                   NAP              NAP
      5            $4,305,951          12/31/2005
      6            $6,310,231        T-12 08/31/2006
      7            $5,008,548          12/31/2005
      8            $3,593,702          12/31/2005
      9            $3,094,454          12/31/2005
     10                   NAP              NAP
     11            $1,525,872          12/31/2005
     12            $1,948,208        T-12 07/01/2006
     13            $2,494,205        T-12 09/30/2006
     14            $1,798,659          12/31/2005
     15            $2,412,155          12/31/2005
     16            $1,734,438          12/31/2005

     17                   NAP              NAP
     17                   NAP              NAP
     17              $560,077          12/31/2005
     18            $2,150,903        T-12 06/30/2006
     19              $338,134          12/31/2005
     20                   NAP              NAP
     21            $1,200,199        T-12 09/30/2006
     22            $1,204,378        T-12 09/30/2006
     23              $990,390          12/31/2005
     24              $279,823        T-12 07/31/2006
     25            $2,381,607        T-12 06/30/2006
     26            $1,300,316    Ann. 6 mos. 06/30/2006
     27            $1,548,979        T-12 08/30/2006
     28              $926,940        T-12 09/30/2006
     29              $823,563          12/31/2005
     30                   NAP              NAP
     31           $13,216,613        T-12 05/31/2006
     32                   NAP              NAP
     33                   NAP              NAP

     34              $871,552          12/31/2005
     34              $125,076          12/31/2005
     34              $155,184          12/31/2005
     35              $706,820        T-12 08/31/2006
     36            $1,442,869        T-12 06/30/2006
     37            $1,140,379        T-12 05/31/2006
     38            $1,552,570          12/31/2005
     39                   NAP              NAP
     40              $960,840          12/31/2005
     41            $1,208,625    Ann. 6 mos. 06/21/2006
     42            $1,142,582        T-12 07/31/2006
     43            $1,248,286        T-12 06/30/2006
     44            $1,075,773        T-12 08/31/2006
     45            $1,560,399        T-12 08/31/2006
     46              $938,136        T-12 08/31/2006
     47              $607,017          12/31/2005
     48            $1,024,940        T-12 08/31/2006
     49               $12,510        T-8 08/31/2006
     50              $626,202        T-12 09/30/2006
     51              $534,300        T-12 10/31/2005
     52            $1,004,143        T-12 07/31/2006
     53            $1,009,923        T-12 04/30/2006
     54              $822,781          12/31/2005
     55                   NAP              NAP

     56              $466,514        T-12 08/31/2006
     56              $481,945        T-12 08/31/2006
     56              $280,350        T-12 08/31/2006
     57                   NAP              NAP
     58              $613,730          12/31/2005
     59              $684,132    Ann. 5 mos. 05/31/2006
     60              $550,758        T-12 09/30/2006
     61              $804,023          12/31/2005
     62              $567,070          12/31/2005
     63                   NAP              NAP
     64                   NAP              NAP
     65                   NAP              NAP
     66              $850,426        T-12 06/30/2006
     67              $935,546    Ann. 10 mos. 10/31/2006
     68              $949,718          12/31/2005
     69              $724,988        T-12 09/30/2006
     70              $569,216        T-12 09/30/2006
     71              $236,576        T-8 09/30/2006
     72              $628,606        T-12 09/30/2006
     73                   NAP              NAP
     74              $644,856        T-12 07/31/2006
     75                   NAP              NAP
     76                   NAP              NAP
     77              $612,072        T-12 09/30/2006
     78              $842,200        T-12 08/31/2006
     79                   NAP              NAP
     80                   NAP              NAP
     81              $967,959          12/31/2005
     82              $536,033          12/31/2005
     83              $366,969        T-12 10/31/2006
     84              $612,664        T-12 06/30/2006
     85                   NAP              NAP
     86              $398,533          12/31/2005
     87              $592,483        T-12 06/30/2006
     88                   NAP              NAP
     89                   NAP              NAP
     90              $352,079        T-12 10/31/2006
     91              $556,807          12/31/2005
     92              $604,089    Ann. 6 mos. 06/30/2006
     93              $606,993          12/31/2005
     94              $483,512          12/31/2005
     95              $424,597        T-12 06/30/2006
     96              $507,623        T-12 03/31/2006
     97              $360,519        T-12 06/30/2006
     98              $857,623        T-12 05/31/2006
     99              $497,120        T-12 09/30/2006
     100           $1,062,862          12/31/2005
     101                  NAP              NAP
     102             $513,926          12/31/2005
     103             $365,843          12/31/2005
     104             $477,375    Ann. 8 mos. 08/31/2006

     105                  NAP              NAP
     105                  NAP              NAP
     106                  NAP              NAP
     107             $681,642        T-12 08/31/2006
     108             $421,491        T-12 06/30/2006
     109             $529,765          12/31/2005
     110                  NAP              NAP
     111             $278,658        T-12 06/30/2006
     112             $335,963          12/31/2005
     113             $404,990        T-12 09/30/2006
     114             $413,090          12/31/2005
     115             $420,851    Ann. 6 mos. 06/30/2006
     116                  NAP              NAP
     117                  NAP              NAP
     118             $252,364          12/31/2005
     119             $361,750          12/31/2005
     120             $159,415          12/31/2005
     121                  NAP              NAP
     122                  NAP              NAP
     123             $277,251          12/31/2005
     124              $50,354          12/31/2005
     125             $416,792          12/31/2005
     126                  NAP              NAP
     127             $250,854          12/31/2005
     128             $572,179        Ann. 07/31/2006
     129             $398,777        T-12 07/31/2006
     130              $91,597        T-12 08/31/2006
     131             $245,895        T-12 09/30/2006
     132             $338,968          12/31/2005
     133                  NAP              NAP
     134             $222,758          12/31/2005
     135             $283,043        T-12 06/30/2006
     136             $361,869        T-12 06/30/2006
     137             $344,628        T-12 08/31/2006
     138             $413,255        T-12 09/30/2006
     139             $242,335    Ann. 9 mos. 09/30/2006
     140              $87,199          12/31/2005
     141             $519,338          12/31/2005
     142             $265,876        T-12 06/30/2006
     143             $259,476          12/31/2005
     144                  NAP              NAP
     145                  NAP              NAP
     146             $235,881          12/31/2006
     147             $304,333        T-12 04/30/2006

     148             $172,990        T-12 09/30/2006
     148             $139,018        T-12 09/30/2006
     149             $341,442    Ann. 9 mos. 09/30/2006

     150             $209,842          12/31/2005
     150             $106,258          12/31/2005
     151             $243,115      T-8 Ann. 06/30/2006
     152             $385,290          12/31/2005
     153             $315,542          12/31/2005
     154             $387,462          12/31/2005
     155                  NAP              NAP
     156                  NAP              NAP
     157             $232,563    Ann. 6 mos. 06/30/2006
     158             $251,711    Ann. 8 mos. 08/31/2006
     159             $196,995          12/31/2005
     160             $273,190        T-12 09/21/2006
     161             $192,757        T-12 06/30/2006
     162                  NAP              NAP
     163             $439,969        T-12 06/30/2006
     164             $224,569        T-12 06/30/2006
     165                  NAP              NAP
     166             $398,298          12/31/2005
     167                  NAP              NAP
     168             $193,470          12/31/2005
     169             $254,741          12/31/2005
     170             $208,332          12/31/2005
     171                  NAP              NAP
     172              $97,887          12/31/2005
     173             $251,451        T-12 08/31/2006
     174             $178,500          12/31/2005
     175             $220,973        T-12 04/30/2006
     176                  NAP              NAP
     177             $186,704        T-12 07/31/2006
     178             $174,750        T-12 08/31/2006
     179                  NAP              NAP
     180             $140,615          12/31/2005
     181                  NAP              NAP
     182             $176,083          12/31/2005
     183             $244,505          12/31/2005
     184                  NAP              NAP
     185                  NAP              NAP
     186             $309,348        T-12 04/30/2006
     187                  NAP              NAP
     188                  NAP              NAP
     189             $569,240        T-12 03/31/2006
     190              $75,398        T-12 07/31/2006
     191                  NAP              NAP
     192                  NAP              NAP
     193             $141,275        T-12 09/30/2006
     194                  NAP              NAP
     195             $152,181        T-12 05/31/2006
     196             $175,737        T-12 07/31/2006
     197             $178,421          12/31/2005
     198                  NAP              NAP
     199                  NAP              NAP
     200                  NAP              NAP
     201             $129,270        T-12 05/31/2006
     202                  NAP              NAP
     203                  NAP              NAP
     204             $106,334          12/31/2005

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  MORTGAGE     CMSA                                                                             UNDERWRITABLE   UNDERWRITABLE
  LOAN NO.   LOAN NO.      PROPERTY NAME(2)                                                               EGI        EXPENSES
------------------------------------------------------------------------------------------------------------------------------

      1         1          Mount Pleasant Towne Centre                                             $8,919,871      $2,269,737
      2         2          Four Seasons Hotel                                                     $62,096,277     $49,649,982
      3         3          Shoppes at Park Place                                                   $7,736,996      $2,273,075
      4         4          Village Square                                                          $6,681,082      $1,593,442
      5         5          One Thomas Circle                                                       $8,123,165      $3,477,537
      6         6          Sheraton Suites on the Hudson                                          $17,540,226     $10,990,764
      7         7          360 Spear Street                                                        $7,345,567      $1,968,727
      8         8          436 North Bedford Drive                                                 $5,411,651      $1,342,803
      9         9          Shops at Kildeer                                                        $3,981,435        $983,107
     10         10         The London NYC Hotel Land Interest                                      $3,493,750         $34,938
     11         11         33 Union Square                                                         $2,685,230        $445,896
     12         12         Town Square Shopping Center - Schererville                              $2,457,402        $534,976
     13         13         Brighton Court                                                          $5,598,462      $3,161,246
     14         14         Wakefield Commons I & II                                                $2,565,237        $613,662
     15         15         Providian Bancorp Office / Data Center                                  $3,482,897        $655,485
     16         16         Romeoville Towne Center                                                 $2,461,308        $665,404
                17         Cole Portfolio Roll-Up                                                  $2,394,093        $298,921
     17                    Cole Portfolio - Lowe's Lubbock                                           $818,216         $24,546
     17                    Cole Portfolio - Lowe's Midland                                           $788,462         $23,654
     17                    Cole Portfolio - Kohl's Wichita                                           $787,414        $250,721
     18         18         Huron Estates                                                           $3,525,498      $1,298,640
     19         19         24 Fifth Avenue Coop                                                   $10,500,185      $4,421,903
     20         20         Aurora Center - Fairbanks                                               $2,398,665        $735,334
     21         21         Beachwood Village Apartments                                            $1,774,678        $644,939
     22         22         Sun Harbour Apartments                                                  $1,687,441        $569,618
     23         23         Gracie Gardens Coop                                                    $11,502,335      $4,209,832
     24         24         Avion Ridge Apartments                                                  $1,806,016        $549,060
     25         25         Fortress Building                                                       $3,390,650      $1,359,456
     26         26         Stateline Center                                                        $1,911,955        $656,178
     27         27         Staybridge - San Antonio                                                $3,787,303      $2,220,637
     28         28         Prairie Garden Apartments                                               $1,289,575        $427,419
     29         29         Hilliard Market                                                         $2,186,154        $815,042
     30         30         1450 Harbor Blvd.                                                       $1,658,104        $406,153
     31         31         225 South Sixth Street                                                 $28,130,638     $13,406,956
     32         32         Pomeroy IT Solutions                                                    $2,408,250        $973,143
     33         33         Franklin Center                                                         $1,326,200         $39,786
                34         Brown Trust Portfolio Roll-Up                                           $1,678,002        $497,129
     34                    Brown Trust St Petersburg                                               $1,355,980        $404,399
     34                    Brown Trust Largo                                                         $164,646         $48,802
     34                    Brown Trust Bradenton                                                     $157,376         $43,928
     35         35         CalNational Bank Building                                               $1,505,994        $580,625
     36         36         Blake Office Building                                                   $1,719,960        $369,344
     37         37         MidTown Crossing - Rome, GA                                             $1,424,985        $315,951
     38         38         York Towers Coop                                                        $6,756,108      $2,717,682
     39         39         Buckhorn Plaza                                                          $1,198,453        $232,249
     40         40         Pasa Fino Apartments                                                    $1,632,458        $635,356
     41         41         McKinstry Building                                                      $1,468,922        $347,418
     42         42         Clarion Hotel Nags Head Beach                                           $2,633,581      $1,570,048
     43         43         Novi Meadows                                                            $2,033,053        $760,537
     44         44         Hampton Inn Rochester                                                   $2,738,017      $1,636,857
     45         45         Plaza Inn and Suites at Ashland Creek                                   $2,758,251      $1,368,954
     46         46         Security Public Storage - San Mateo                                     $1,309,711        $386,694
     47         47         3260 Buskirk Avenue                                                       $796,209        $168,368
     48         48         Drury Inn & Suites - Paducah                                            $2,670,155      $1,521,675
     49         49         Ridge Road Towne Center                                                 $1,225,952        $338,212
     50         50         Newport Villa Apartments                                                  $935,794        $343,783
     51         51         Shops at Sossaman                                                         $862,582        $169,781
     52         52         Howard Johnson Oceanfront South                                         $2,446,607      $1,440,407
     53         53         The Fickling Building                                                   $2,124,382      $1,048,975
     54         54         Hampton Inn Pennsville                                                  $2,959,508      $2,013,470
     55         55         The Stadium Business Park I & II                                        $1,045,685        $378,367
                56         MCA Self Storage Portfolio Roll-Up                                      $1,826,558        $812,125
     56                    MCA Self Storage Portfolio - Kent East Hill                               $741,071        $284,197
     56                    MCA Self Storage Portfolio - Century Square                               $613,051        $276,067
     56                    MCA Self Storage Portfolio - Sunset Highway                               $472,436        $251,861
     57         57         Timber Crest                                                              $932,606        $364,636
     58         58         Greenbriar and Hawthorne Apartments                                     $1,315,175        $602,330
     59         59         Hebron Parkway Plaza                                                    $1,068,605        $335,166
     60         60         Castle Heights Apartments                                                 $830,851        $315,803
     61         61         Cherryvale Plaza                                                        $1,478,547        $392,309
     62         62         Office Depot - Paramus                                                  $1,179,557        $586,560
     63         63         Safeway Plaza - Kingman                                                   $691,693        $152,490
     64         64         2323 North Telegraph Road                                                 $773,931        $281,829
     65         65         Fed Ex Kalamazoo                                                          $643,152         $19,295
     66         66         Sedgefield Manufactured Home Community                                  $1,131,038        $293,564
     67         67         Patapsco Village                                                        $1,237,509        $467,225
     68         68         Village One Apartments                                                  $2,062,662      $1,209,757
     69         69         Country Inn & Suites Chattanooga                                        $2,009,777      $1,268,246
     70         70         Security Public Storage - Martinez                                        $888,281        $283,943
     71         71         K-Mart 6364 Springfield Plaza                                             $420,437         $12,613
     72         72         Country Inn & Suites Tiftonia                                           $1,692,735      $1,037,844
     73         73         Durango Springs Retail Shopping Center                                    $601,413        $102,816
     74         74         River Valley MHP                                                        $1,060,855        $440,282
     75         75         Food 4 Less Center Shops                                                  $624,222        $177,125
     76         76         Lockheed Martin Building                                                  $614,959        $108,773
     77         77         Country Inn & Suites Dalton                                             $1,600,016        $975,522
     78         78         Crosswind Corners Shopping Center                                       $1,053,936        $317,751
     79         79         1750 Boston Post Road                                                     $572,323         $99,103
     80         80         Pleasant Grove Marketplace                                                $627,963        $180,098
     81         81         New Paltz Plaza                                                         $1,393,860        $398,162
     82         82         Gilbert Industrial Building                                               $812,141        $205,702
     83         83         Palm Terrace Apartments                                                   $625,267        $264,583
     84         84         Gardenside Apartments                                                     $812,134        $272,931
     85         85         Wyndham Ridge Townhomes                                                 $1,039,034        $523,996
     86         86         Woodfield Restaurant Court                                                $742,565        $356,630
     87         87         Ridgeway Village Apartments                                             $1,350,952        $677,831
     88         88         Rite Aid - Hanover                                                        $469,098         $15,073
     89         89         Sportsman's Warehouse - Las Cruces                                        $532,379         $15,971
     90         90         Fallbrook Manor Apartments                                                $593,831        $247,522
     91         91         Seaway Plaza                                                              $972,112        $301,137
     92         92         SuperPetz Shopping Center                                                 $761,729        $178,306
     93         93         Giant Eagle Plaza                                                         $928,925        $294,741
     94         94         Key West Plaza                                                            $772,767        $237,663
     95         95         A-American Bakersfield Central                                            $614,096        $218,363
     96         96         Comfort Inn Mentor                                                      $2,210,434      $1,672,424
     97         97         3180 University Avenue                                                    $847,687        $431,539
     98         98         Willows Apartments                                                      $1,276,712        $704,446
     99         99         Country Inn & Suites Sycamore                                           $1,468,221        $939,994
     100       100         Palmyrita Industrial                                                    $1,100,205        $180,707
     101       101         Lamps Plus Retail                                                         $441,446         $87,827
     102       102         Honey Creek Village                                                       $724,721        $214,179
     103       103         Hole Montes Building                                                      $575,102         $96,747
     104       104         Heritage Center                                                           $809,511        $327,936
               105         750 Link Road & 7790-7820 Bell Road Portfolio Roll-Up                     $413,899         $82,310
     105                   750 Link Road & 7790-7820 Bell Road                                       $228,858         $43,844
     105                   750 Link Road & 7790-7820 Bell Road                                       $185,041         $38,466
     106       106         Union Cattle Company Restaurant                                           $435,807        $108,707
     107       107         Best Western - Orlando                                                  $1,810,438      $1,310,070
     108       108         810 Lawrence Drive Flex                                                   $443,181        $124,305
     109       109         Cottonwood Coves                                                          $838,481        $337,712
     110       110         Trillium Townhomes                                                        $374,587         $87,726
     111       111         El Dorado Marketplace                                                     $407,487         $74,724
     112       112         Walgreens Queens Village Shopping Center                                  $478,158        $152,096
     113       113         Country Inn & Suites Freeport                                           $1,225,978        $819,997
     114       114         Country Club Apartments                                                   $671,868        $287,037
     115       115         Walgreens - Las Vegas                                                     $425,700          $8,514
     116       116         Shops at Wal-Mart                                                         $361,260         $73,970
     117       117         2601 Airport Freeway                                                      $392,195        $110,077
     118       118         Office Depot - State College                                              $488,698        $202,986
     119       119         Xylon Commerce Center I & II                                              $575,184        $236,539
     120       120         1400 N. H Street                                                          $420,235         $99,399
     121       121         2701 University Avenue Northeast                                          $524,891        $204,651
     122       122         1705 Old Fort Parkway                                                     $325,571         $51,861
     123       123         DuVal Enterprises Building                                                $895,751        $374,458
     124       124         Tapia Brothers Industrial                                                 $408,966        $123,882
     125       125         Executive Center Valencia                                                 $605,798        $219,958
     126       126         CVS - Greenacres                                                          $320,146          $9,604
     127       127         Slate Hill Apartments                                                     $445,125        $190,413
     128       128         Gold's Gym - San Antonio                                                  $663,377        $272,503
     129       129         Layton's Village Shopping Center                                          $539,722        $187,164
     130       130         McKinney Retail Center                                                    $435,441        $117,377
     131       131         Alcott Apartments                                                         $390,677        $153,409
     132       132         Lakeview Apartments                                                       $534,794        $213,668
     133       133         Ware Road Industrial                                                      $341,545         $83,964
     134       134         Steeplechase Crossing                                                     $350,819        $100,999
     135       135         A-American Foxborough                                                     $455,885        $178,631
     136       136         Mason Place Shopping Center                                               $474,003        $164,922
     137       137         2819-27 John F. Kennedy Boulevard                                         $420,416        $115,298
     138       138         Hub Parkway Industrial Building                                           $505,605        $137,559
     139       139         CVS- Ithaca                                                               $251,179         $17,206
     140       140         Lincoln Square                                                            $369,802        $127,904
     141       141         Vine Street Business Park                                                 $569,828        $177,635
     142       142         A-American Borrego                                                        $432,602        $174,056
     143       143         The Tile Shop Industrial                                                  $294,418         $51,351
     144       144         Walgreens - West Chester                                                  $389,070        $180,891
     145       145         Rite Aid - Glassport                                                      $280,729          $9,422
     146       146         Western Hills Apartments                                                  $754,519        $513,911
     147       147         Timbergrove Manor Apartments                                              $661,986        $428,015
               148         The Boat Barn/A&B Dry Storage Portfolio Roll-Up                           $526,524        $219,909
     148                   The Boat Barn/A&B Dry Storage                                             $277,214        $105,104
     148                   The Boat Barn/A&B Dry Storage                                             $249,310        $114,804
     149       149         Centennial Self Storage I                                                 $477,857        $180,032
               150         Prairie View Apartments & River Road Apartments Portfolio Roll-Up         $468,339        $202,851
     150                   Prairie View Apartments                                                   $294,447        $121,735
     150                   River Road Apartments                                                     $173,892         $81,116
     151       151         Park Place Shopping Center                                                $425,030        $151,687
     152       152         Eagle Financial Center                                                    $824,100        $354,816
     153       153         Staples - Grosse Pointe, MI                                               $384,764         $81,727
     154       154         The Southport Station Office Center                                       $561,231        $146,682
     155       155         Walgreens - Lincoln City                                                  $253,979          $7,619
     156       156         10936 State Road 54                                                       $321,087         $58,636
     157       157         Union Hills I Retail                                                      $279,933         $71,425
     158       158         Holiday Plaza Shopping Center                                             $363,354        $127,383
     159       159         Blockbuster Video - Santa Monica, CA                                      $287,560         $70,243
     160       160         Laurelwood Valley Mobile Home Park                                        $371,471         $85,411
     161       161         Parkside Apartments                                                       $542,699        $326,348
     162       162         K&G Fashion Superstore - Houston                                          $228,000          $6,840
     163       163         All American Self Storage Roseville                                       $696,674        $331,682
     164       164         830- 846 Watson Avenue Industrial Park                                    $268,747         $62,830
     165       165         Eckerd - Rolesville                                                       $281,522          $8,446
     166       166         Huffman Plaza                                                             $646,475        $260,698
     167       167         Tanger Furniture Outlets                                                  $620,767        $380,059
     168       168         Lakeside Shopping Center                                                  $334,996        $123,420
     169       169         Somerset Apartments                                                       $396,068        $163,055
     170       170         Tamra Colonial Estates                                                    $433,410        $220,308
     171       171         Arnold Magnetic Technologies                                              $299,752         $96,466
     172       172         Liberty Plaza - Gun Barrel                                                $241,559         $69,262
     173       173         Welch Estate Apartments                                                   $340,896        $120,964
     174       174         Piggly Wiggly - Omro, WI                                                  $173,145          $5,694
     175       175         Access Self Storage - Indianapolis                                        $415,812        $180,234
     176       176         East County Line Center                                                   $191,484         $31,551
     177       177         Perrine Court Apartment                                                   $344,420        $167,064
     178       178         32 Pines Apartments                                                       $357,745        $180,713
     179       179         9150 South Dairy Ashford                                                  $240,082         $60,119
     180       180         Pine Springs Mobile Home Park                                             $279,075        $120,717
     181       181         Bridgestone-Firestone, Austin                                             $235,078         $73,046
     182       182         Chase Professional Building                                               $209,864         $47,989
     183       183         Northside Square Apartments                                               $383,257        $171,484
     184       184         Giant Oil - Las Ventanas                                                  $232,180              $0
     185       185         503 West 150th Street                                                     $170,715         $26,214
     186       186         Plum Tree Plaza                                                           $276,780         $92,161
     187       187         Advance Auto - Philadelphia                                               $160,741          $3,215
     188       188         2976 E. State Street Retail                                               $180,844         $29,234
     189       189         40th Street Medical Plaza                                                 $858,661        $357,223
     190       190         Shawnee Ridge II                                                          $211,461         $50,069
     191       191         Rite Aid - Steubenville                                                   $147,016          $2,940
     192       192         Rite Aid - Wellsburg, WV                                                  $148,124          $2,962
     193       193         Nipomo Westside                                                           $226,165         $82,969
     194       194         Pacific State Bank                                                        $171,274          $6,851
     195       195         Pensacola Self Storage                                                    $229,510        $102,443
     196       196         Moyock Commons                                                            $181,495         $39,799
     197       197         The Apartment Company                                                     $299,297        $143,129
     198       198         Elgin Retail                                                              $171,790         $40,450
     199       199         The Shops at Aldi                                                         $176,352         $40,406
     200       200         Advance Auto Parts - Scottsbluff, NE                                      $115,516          $3,465
     201       201         Spring Valley Shopping Mall                                               $172,288         $51,634
     202       202         Aldige' & Noack Associates                                                $257,350         $56,209
     203       203         Checker Auto Parts Albuquerque                                            $103,729          $2,075
     204       204         Edinger Retail Center                                                     $139,040         $36,240

TOTALS AND WEIGHTED AVERAGES:

  MORTGAGE   UNDERWRITABLE    UNDERWRITABLE     UNDERWRITABLE       NOI              NCF            NCF POST IO       CUT-OFF DATE
  LOAN NO.             NOI    CAPITAL ITEMS         CASH FLOW    DSCR (X)(9)     DSCR (X)(9)    PERIOD DSCR (X)(10)            LTV
-----------------------------------------------------------------------------------------------------------------------------------

      1         $6,650,134          $53,754        $6,596,380       1.22            1.21                1.21                 69.5%
      2        $12,446,296       $2,173,370       $10,272,926       3.20            2.64                2.64                 52.6%
      3         $5,463,921         $113,921        $5,350,000       1.29            1.26                1.26                 78.9%
      4         $5,087,640         $297,735        $4,789,905       1.49            1.40                1.16                 80.0%
      5         $4,645,628         $207,931        $4,437,697       1.41            1.34                1.34                 55.0%
      6         $6,549,462         $701,609        $5,847,853       2.13            1.90                1.90                 64.7%
      7         $5,376,840         $174,013        $5,202,827       1.68            1.63                1.31                 68.5%
      8         $4,068,848         $136,891        $3,931,957       1.38            1.34                1.34                 66.5%
      9         $2,998,327         $126,408        $2,871,920       1.64            1.57                1.28                 70.1%
     10         $3,458,813               $0        $3,458,813       2.16            2.16                2.16                 42.7%
     11         $2,239,334             $841        $2,238,493       1.54            1.54                1.54                 63.5%
     12         $1,922,427          $95,815        $1,826,612       1.45            1.38                1.15                 79.4%
     13         $2,437,216          $54,600        $2,382,616       2.01            1.96                1.63                 63.8%
     14         $1,951,575          $75,972        $1,875,603       1.67            1.61                1.61                 70.0%
     15         $2,827,412         $236,906        $2,590,506       2.37            2.17                2.17                 52.2%
     16         $1,795,904          $77,286        $1,718,618       1.55            1.48                1.23                 73.5%
                $2,095,171         $164,086        $1,931,085       1.71            1.57                1.57                 64.6%
     17           $793,670          $62,051          $731,618       1.71            1.57                1.57                 64.6%
     17           $764,808          $60,258          $704,550       1.71            1.57                1.57                 64.6%
     17           $536,694          $41,777          $494,917       1.71            1.57                1.57                 64.6%
     18         $2,226,858          $40,300        $2,186,558       1.97            1.94                1.94                 57.5%
     19         $6,078,282         $104,750        $5,973,532       7.37            7.24                7.24                 15.6%
     20         $1,663,331         $108,740        $1,554,591       2.04            1.91                1.91                 61.9%
     21         $1,129,739          $30,000        $1,099,739       1.32            1.28                1.28                 70.1%
     22         $1,117,823          $26,750        $1,091,073       1.33            1.30                1.30                 70.1%
     23         $7,292,502          $68,000        $7,224,502       7.66            7.59                7.59                 10.0%
     24         $1,256,956          $42,000        $1,214,956       1.54            1.49                1.25                 75.1%
     25         $2,031,194           $5,756        $2,025,438       1.55            1.55                1.55                 55.7%
     26         $1,255,777          $66,079        $1,189,698       1.79            1.70                1.43                 63.9%
     27         $1,566,666         $151,492        $1,415,174       1.89            1.71                1.71                 75.8%
     28           $862,156          $20,500          $841,656       1.34            1.31                1.31                 70.1%
     29         $1,371,112          $64,692        $1,306,420       2.05            1.95                1.95                 53.0%
     30         $1,251,951          $88,310        $1,163,641       1.92            1.79                1.79                 55.6%
     31        $14,723,682       $1,861,312       $12,862,370       1.53            1.33                1.33                 65.0%
     32         $1,435,107         $138,600        $1,296,507       2.42            2.18                1.70                 51.0%
     33         $1,286,414               $0        $1,286,414       2.00            2.00                2.00                 57.8%
                $1,180,873          $69,931        $1,110,942       1.91            1.79                1.79                 60.6%
     34           $951,581          $55,223          $896,358       1.91            1.79                1.79                 60.6%
     34           $115,844           $8,129          $107,715       1.91            1.79                1.79                 60.6%
     34           $113,448           $6,579          $106,869       1.91            1.79                1.79                 60.6%
     35           $925,370          $95,899          $829,471       1.31            1.17                1.17                 76.7%
     36         $1,350,616         $121,629        $1,228,987       2.32            2.11                1.78                 47.8%
     37         $1,109,034          $99,103        $1,009,931       1.59            1.44                1.44                 75.0%
     38         $4,038,426          $43,792        $3,994,634       7.97            7.88                7.88                 11.3%
     39           $966,204          $43,036          $923,168       1.79            1.71                1.71                 62.6%
     40           $997,103          $32,781          $964,322       1.95            1.89                1.89                 48.0%
     41         $1,121,504         $121,975          $999,529       1.56            1.39                1.39                 65.8%
     42         $1,063,533         $131,679          $931,854       1.54            1.35                1.35                 74.6%
     43         $1,272,516          $20,050        $1,252,466       2.18            2.15                2.15                 51.9%
     44         $1,101,160         $109,521          $991,639       1.68            1.51                1.51                 74.7%
     45         $1,389,297         $110,330        $1,278,967       2.44            2.24                2.24                 58.1%
     46           $923,017          $12,698          $910,319       1.62            1.60                1.60                 59.7%
     47           $627,841          $15,290          $612,551       1.34            1.30                1.30                 72.7%
     48         $1,148,480         $106,806        $1,041,674       2.03            1.84                1.84                 66.0%
     49           $887,740          $60,454          $827,286       1.97            1.83                1.54                 60.1%
     50           $592,011          $14,000          $578,011       1.41            1.38                1.38                 64.1%
     51           $692,800          $51,211          $641,590       1.35            1.25                1.25                 64.2%
     52         $1,006,200         $122,330          $883,870       1.78            1.56                1.56                 66.3%
     53         $1,075,407          $32,675        $1,042,732       2.06            2.00                2.00                 49.1%
     54           $946,038         $118,380          $827,658       1.80            1.57                1.57                 69.2%
     55           $667,318          $49,863          $617,455       1.32            1.22                1.22                 73.9%
                $1,014,434          $46,067          $968,367       1.81            1.73                1.73                 41.3%
     56           $456,874          $16,318          $440,556       1.81            1.73                1.73                 41.3%
     56           $336,985          $14,449          $322,536       1.81            1.73                1.73                 41.3%
     56           $220,575          $15,300          $205,275       1.81            1.73                1.73                 41.3%
     57           $567,970          $24,527          $543,443       1.43            1.37                1.14                 70.8%
     58           $712,845          $63,648          $649,197       1.51            1.37                1.37                 75.5%
     59           $733,439          $46,874          $686,564       1.92            1.79                1.48                 65.2%
     60           $515,048          $14,000          $501,048       1.37            1.33                1.33                 63.8%
     61         $1,086,238          $46,749        $1,039,489       2.14            2.05                2.05                 42.5%
     62           $592,997          $33,845          $559,153       1.33            1.26                1.26                 63.5%
     63           $539,204          $36,892          $502,312       1.53            1.43                1.21                 68.2%
     64           $492,102          $13,744          $478,358       1.15            1.12                1.12                 77.8%
     65           $623,858          $23,758          $600,100       1.56            1.51                1.51                 61.9%
     66           $837,475          $13,100          $824,375       2.31            2.28                2.28                 51.7%
     67           $770,285         $134,748          $635,537       1.85            1.53                1.53                 48.8%
     68           $852,905          $80,000          $772,905       2.77            2.51                2.51                 45.0%
     69           $741,532          $80,391          $661,141       1.93            1.72                1.72                 74.9%
     70           $604,338           $8,938          $595,400       1.65            1.62                1.62                 60.2%
     71           $407,824          $14,579          $393,244       1.29            1.24                1.24                 80.0%
     72           $654,892          $67,709          $587,182       1.78            1.60                1.60                 74.9%
     73           $498,597           $5,174          $493,423       1.33            1.32                1.32                 65.7%
     74           $620,572          $10,500          $610,072       1.77            1.74                1.74                 49.3%
     75           $447,097          $23,769          $423,328       1.56            1.48                1.23                 66.9%
     76           $506,187          $29,658          $476,529       1.40            1.32                1.32                 68.9%
     77           $624,494          $64,001          $560,493       1.78            1.59                1.59                 74.9%
     78           $736,185          $50,029          $686,155       2.52            2.35                2.02                 48.9%
     79           $473,220           $8,487          $464,733       1.20            1.18                1.18                 64.2%
     80           $447,865          $22,213          $425,652       1.12            1.07                1.07                 49.8%
     81           $995,698          $86,142          $909,556       4.01            3.66                3.66                 28.0%
     82           $606,439          $61,199          $545,240       2.28            2.05                2.05                 55.0%
     83           $360,684          $24,060          $336,624       1.21            1.13                1.13                 69.0%
     84           $539,203          $16,200          $523,003       1.72            1.67                1.67                 40.8%
     85           $515,038          $52,792          $462,246       1.73            1.55                1.55                 70.3%
     86           $385,935               $0          $385,935       1.28            1.28                1.28                 60.8%
     87           $673,121          $41,200          $631,921       2.29            2.15                2.15                 38.7%
     88           $454,025          $15,182          $438,843       1.78            1.72                1.72                 62.3%
     89           $516,408          $31,185          $485,223       2.08            1.95                1.65                 52.6%
     90           $346,309          $23,214          $323,095       1.21            1.13                1.13                 65.0%
     91           $670,975          $80,808          $590,167       2.25            1.98                1.98                 49.9%
     92           $583,423          $63,990          $519,433       2.05            1.83                1.83                 61.2%
     93           $634,184          $70,747          $563,437       2.89            2.57                2.09                 48.2%
     94           $535,104          $27,062          $508,043       1.91            1.81                1.81                 57.1%
     95           $395,734          $10,565          $385,169       1.29            1.26                1.26                 70.0%
     96           $538,010         $110,522          $427,489       1.72            1.37                1.37                 71.5%
     97           $416,148          $38,488          $377,660       1.53            1.39                1.39                 46.2%
     98           $572,266          $67,744          $504,522       1.77            1.56                1.56                 67.0%
     99           $528,228          $58,729          $469,499       1.92            1.71                1.71                 65.7%
     100          $919,498          $63,000          $856,498       4.50            4.19                4.19                 24.3%
     101          $353,619          $14,544          $339,075       1.40            1.34                1.34                 60.3%
     102          $510,542          $50,568          $459,975       2.03            1.83                1.83                 55.0%
     103          $478,355          $30,060          $448,295       1.35            1.27                1.27                 46.8%
     104          $481,574          $52,569          $429,005       2.47            2.20                1.82                 53.1%
                  $331,589          $24,951          $306,637       1.64            1.52                1.52                 62.4%
     105          $185,014          $13,871          $171,143       1.64            1.52                1.52                 62.4%
     105          $146,575          $11,080          $135,494       1.64            1.52                1.52                 62.4%
     106          $327,100          $10,345          $316,755       1.36            1.31                1.31                 58.4%
     107          $500,368          $72,418          $427,950       2.03            1.74                1.74                 60.2%
     108          $318,875          $24,229          $294,646       1.37            1.27                1.27                 58.8%
     109          $500,769           $9,008          $491,762       2.68            2.64                2.64                 39.4%
     110          $286,861           $7,500          $279,361       1.26            1.23                1.23                 77.4%
     111          $332,763          $25,010          $307,753       1.74            1.61                1.37                 53.4%
     112          $326,062          $12,250          $313,813       1.86            1.79                1.48                 55.4%
     113          $405,982          $49,039          $356,942       1.79            1.57                1.57                 70.4%
     114          $384,831          $24,904          $359,927       1.81            1.70                1.70                 65.1%
     115          $417,186           $1,814          $415,372       2.06            2.05                2.05                 44.8%
     116          $287,290          $20,818          $266,471       1.55            1.44                1.44                 57.1%
     117          $282,118          $10,682          $271,436       1.52            1.46                1.24                 72.3%
     118          $285,712          $16,135          $269,577       1.24            1.17                1.17                 75.0%
     119          $338,645          $33,370          $305,275       1.57            1.42                1.42                 69.7%
     120          $320,836          $24,024          $296,812       1.37            1.27                1.27                 68.1%
     121          $320,240          $50,794          $269,446       1.47            1.24                1.24                 74.9%
     122          $273,710           $9,094          $264,616       1.26            1.22                1.22                 74.9%
     123          $521,293          $65,281          $456,012       2.43            2.13                2.13                 36.4%
     124          $285,084          $30,430          $254,654       1.55            1.38                1.20                 60.2%
     125          $385,840          $43,269          $342,571       1.92            1.71                1.71                 40.3%
     126          $310,542           $1,636          $308,906       1.55            1.54                1.54                 56.4%
     127          $254,712          $20,928          $233,784       1.31            1.20                1.20                 78.5%
     128          $390,874          $19,264          $371,610       2.40            2.28                1.92                 43.7%
     129          $352,558          $25,144          $327,414       2.18            2.02                2.02                 54.0%
     130          $318,065          $19,665          $298,400       1.98            1.86                1.56                 60.0%
     131          $237,268           $5,250          $232,018       1.53            1.50                1.50                 60.0%
     132          $321,126          $25,000          $296,126       1.70            1.57                1.57                 70.1%
     133          $257,581          $20,482          $237,099       1.40            1.29                1.29                 78.3%
     134          $249,820          $14,646          $235,174       1.34            1.26                1.26                 70.6%
     135          $277,254           $8,072          $269,181       1.36            1.32                1.32                 65.1%
     136          $309,081          $24,637          $284,444       2.07            1.90                1.60                 53.8%
     137          $305,118          $15,508          $289,610       2.14            2.03                1.68                 56.8%
     138          $368,047          $43,895          $324,152       2.53            2.22                1.85                 59.5%
     139          $233,973           $8,100          $225,873       1.58            1.53                1.28                 69.4%
     140          $241,898          $18,778          $223,120       1.32            1.22                1.22                 79.3%
     141          $392,193          $51,166          $341,027       2.21            1.92                1.92                 37.3%
     142          $258,546           $8,064          $250,482       1.29            1.25                1.25                 67.3%
     143          $243,068          $11,613          $231,455       1.30            1.24                1.24                 65.6%
     144          $208,179               $0          $208,179       1.24            1.24                1.24                 73.4%
     145          $271,307          $11,023          $260,283       1.89            1.81                1.81                 59.6%
     146          $240,609          $36,000          $204,609       1.67            1.42                1.22                 76.7%
     147          $233,971          $24,000          $209,971       1.62            1.46                1.24                 79.3%
                  $306,615          $18,917          $287,698       1.71            1.60                1.60                 62.9%
     148          $172,110          $10,555          $161,554       1.71            1.60                1.60                 62.9%
     148          $134,505           $8,362          $126,143       1.71            1.60                1.60                 62.9%
     149          $297,825           $8,470          $289,355       1.89            1.83                1.83                 50.0%
                  $265,489          $24,780          $240,709       1.68            1.53                1.53                 67.3%
     150          $172,712          $15,340          $157,372       1.68            1.53                1.53                 67.3%
     150           $92,777           $9,440           $83,337       1.68            1.53                1.53                 67.3%
     151          $273,343          $31,463          $241,880       1.98            1.75                1.50                 66.2%
     152          $469,284          $56,870          $412,414       2.99            2.63                2.63                 38.4%
     153          $303,037          $16,098          $286,939       1.95            1.84                1.84                 60.3%
     154          $414,549          $37,012          $377,537       2.51            2.29                2.29                 41.3%
     155          $246,360           $2,183          $244,177       1.94            1.92                1.92                 51.0%
     156          $262,451           $5,584          $256,867       1.57            1.53                1.53                 55.2%
     157          $208,508          $14,752          $193,756       1.33            1.24                1.24                 72.8%
     158          $235,971          $18,671          $217,300       1.61            1.48                1.48                 53.2%
     159          $217,318             $974          $216,344       1.75            1.74                1.48                 44.4%
     160          $286,060           $3,200          $282,860       1.96            1.94                1.94                 44.9%
     161          $216,351          $27,405          $188,946       1.41            1.24                1.24                 45.4%
     162          $221,160          $18,808          $202,352       1.55            1.41                1.41                 68.6%
     163          $364,992          $11,549          $353,443       2.48            2.40                2.40                 27.7%
     164          $205,917          $23,097          $182,820       1.40            1.24                1.24                 64.8%
     165          $273,076           $5,530          $267,546       2.44            2.39                2.39                 44.4%
     166          $385,777          $35,738          $350,039       2.96            2.69                2.69                 39.6%
     167          $240,708          $38,623          $202,085       1.79            1.51                1.51                 51.4%
     168          $211,576          $18,235          $193,341       1.60            1.46                1.46                 67.9%
     169          $233,013          $22,177          $210,836       1.85            1.67                1.67                 61.8%
     170          $213,101          $21,000          $192,101       1.53            1.38                1.38                 45.8%
     171          $203,286          $21,737          $181,550       1.66            1.48                1.48                 69.7%
     172          $172,297          $12,209          $160,087       1.67            1.55                1.31                 78.9%
     173          $219,932          $12,000          $207,932       1.85            1.75                1.75                 70.7%
     174          $167,451           $8,582          $158,869       1.31            1.25                1.25                 71.2%
     175          $235,578          $10,785          $224,793       1.64            1.57                1.57                 51.2%
     176          $159,933           $1,124          $158,809       1.29            1.28                1.28                 74.2%
     177          $177,356          $15,500          $161,856       1.76            1.60                1.36                 58.9%
     178          $177,032          $18,035          $158,997       1.76            1.58                1.34                 59.5%
     179          $179,963           $8,772          $171,191       1.81            1.72                1.47                 57.1%
     180          $158,358           $3,150          $155,208       1.61            1.58                1.34                 62.7%
     181          $162,032           $4,930          $157,102       1.32            1.28                1.28                 61.7%
     182          $161,875          $19,153          $142,722       1.39            1.22                1.22                 62.1%
     183          $211,773          $20,952          $190,821       1.89            1.70                1.70                 63.9%
     184          $232,180               $0          $232,180       1.73            1.73                1.73                 43.7%
     185          $144,501           $2,224          $142,277       1.22            1.20                1.20                 66.6%
     186          $184,618          $20,297          $164,322       1.57            1.40                1.40                 45.0%
     187          $157,526           $5,734          $151,792       1.35            1.30                1.30                 68.2%
     188          $151,610           $8,674          $142,936       1.34            1.26                1.26                 63.1%
     189          $501,437          $78,957          $422,480       3.14            2.65                2.65                 20.6%
     190          $161,392           $7,224          $154,168       1.45            1.39                1.39                 61.1%
     191          $144,076           $5,039          $139,037       1.34            1.29                1.29                 73.9%
     192          $145,161           $8,574          $136,588       1.44            1.36                1.36                 70.0%
     193          $143,197           $8,791          $134,405       1.43            1.34                1.34                 50.0%
     194          $164,423           $6,903          $157,519       1.60            1.54                1.54                 55.8%
     195          $127,067           $3,095          $123,972       1.51            1.48                1.26                 74.7%
     196          $141,696          $12,832          $128,864       1.44            1.31                1.31                 64.9%
     197          $156,168          $23,400          $132,768       1.77            1.50                1.50                 64.6%
     198          $131,340          $11,511          $119,829       1.49            1.36                1.36                 70.4%
     199          $135,946           $8,360          $127,585       1.55            1.45                1.45                 70.3%
     200          $112,051           $2,789          $109,262       1.43            1.40                1.40                 57.4%
     201          $120,655           $5,592          $115,062       1.47            1.40                1.40                 62.3%
     202          $201,141           $5,030          $196,111       2.03            1.98                1.98                 24.4%
     203          $101,654           $4,811           $96,843       1.39            1.32                1.32                 60.8%
     204          $102,800           $2,755          $100,046       1.48            1.44                1.44                 52.8%

                                                                   1.90X            1.79X              1.72X                 62.4%

  MORTGAGE            BALLOON         BALLOON          APPRAISED    VALUATION
  LOAN NO.                LTV         BALANCE              VALUE    DATE(11)
------------------------------------------------------------------------------

      1                 69.5%     $95,200,000       $137,000,000   11/08/2006
      2                 52.6%     $72,000,000       $136,800,000   07/24/2006
      3                 78.9%     $71,000,000        $90,040,000   10/02/2006
      4                 74.6%     $55,650,728        $74,600,000   06/18/2007
      5                 55.0%     $55,000,000       $100,000,000   08/05/2006
      6                 64.7%     $55,000,000        $85,000,000   11/01/2006
      7                 63.2%     $46,125,330        $73,000,000   01/02/2009
      8                 66.5%     $46,750,000        $70,300,000   08/21/2006
      9                 65.2%     $30,818,752        $47,300,000   10/07/2006
     10                 42.7%     $27,000,000        $63,200,000   06/01/2006
     11                 63.5%     $25,000,000        $39,400,000   10/01/2006
     12                 71.5%     $20,440,984        $28,600,000   09/08/2006
     13                 56.3%     $18,513,860        $32,900,000   10/19/2006
     14                 70.0%     $21,000,000        $30,000,000   09/08/2006
     15                 52.2%     $20,115,000        $38,500,000   09/15/2006
     16                 68.6%     $18,662,428        $27,200,000   11/01/2006
                        64.6%     $19,825,000        $30,685,000
     17                 64.6%      $7,475,000        $11,510,000   07/26/2006
     17                 64.6%      $7,150,000        $11,175,000   08/01/2006
     17                 64.6%      $5,200,000         $8,000,000   07/28/2006
     18                 47.9%     $14,124,458        $29,500,000   09/07/2006
     19                 15.6%     $15,500,000        $99,300,000   06/30/2006
     20                 61.9%     $15,000,000        $24,250,000   07/24/2006
     21                 70.1%     $15,000,000        $21,400,000   10/27/2006
     22                 70.1%     $14,700,000        $20,960,000   11/01/2006
     23                  8.4%     $11,711,818       $140,000,000   09/05/2006
     24                 67.3%     $12,098,883        $17,980,000   08/29/2006
     25                 36.5%      $8,472,801        $23,200,000   08/23/2006
     26                 59.7%     $10,988,619        $18,400,000   07/25/2006
     27                 64.3%      $9,835,250        $15,300,000   10/17/2006
     28                 70.1%     $11,500,000        $16,400,000   11/01/2006
     29                 53.0%     $11,220,000        $21,160,000   10/10/2006
     30                 55.6%     $11,000,000        $19,800,000   08/17/2006
     31                 65.0%     $10,000,000       $250,000,000   06/22/2006
     32                 43.7%      $8,562,402        $19,600,000   11/01/2006
     33                 57.8%     $10,000,000        $17,300,000   03/31/2006
                        60.6%     $10,000,000        $16,500,000
     34                 60.6%      $7,878,788        $13,000,000   10/11/2006
     34                 60.6%      $1,090,909         $1,800,000   08/28/2006
     34                 60.6%      $1,030,303         $1,700,000   10/12/2006
     35                 64.9%      $8,440,670        $13,000,000   01/27/2006
     36                 44.7%      $8,990,409        $20,100,000   08/30/2006
     37                 64.1%      $8,204,042        $12,800,000   06/21/2006
     38                 11.3%      $9,500,000        $84,000,000   09/06/2006
     39                 62.6%      $9,025,000        $14,425,000   09/26/2006
     40                 48.0%      $9,000,000        $18,750,000   10/13/2006
     41                 52.0%      $7,074,803        $13,600,000   06/12/2006
     42                 58.2%      $6,926,288        $11,900,000   08/14/2006
     43                 43.2%      $7,339,108        $17,000,000   09/06/2006
     44                 58.1%      $6,604,642        $11,360,000   09/04/2006
     45                 48.8%      $6,933,134        $14,200,000   09/01/2006
     46                 50.4%      $6,869,466        $13,640,000   11/01/2006
     47                 72.7%      $8,000,000        $11,000,000   10/17/2006
     48                 56.0%      $6,719,341        $12,000,000   10/05/2006
     49                 56.2%      $7,106,112        $12,650,000   08/25/2006
     50                 64.1%      $7,500,000        $11,700,000   10/27/2006
     51                 54.4%      $6,283,762        $11,550,000   11/22/2005
     52                 51.8%      $5,650,629        $10,900,000   08/14/2006
     53                 41.9%      $6,158,564        $14,700,000   05/25/2006
     54                 59.1%      $6,145,898        $10,400,000   10/01/2006
     55                 62.7%      $6,016,598         $9,600,000   10/23/2006
                        32.6%      $5,505,984        $16,900,000
     56                 32.6%      $2,477,694         $6,600,000   07/27/2006
     56                 32.6%      $1,872,034         $5,200,000   07/27/2006
     56                 32.6%      $1,156,256         $5,100,000   07/27/2006
     57                 62.5%      $6,003,941         $9,600,000   10/16/2006
     58                 63.6%      $5,724,678         $9,000,000   10/18/2006
     59                 60.8%      $6,289,599        $10,350,000   06/25/2006
     60                 63.8%      $6,700,000        $10,500,000   11/06/2006
     61                 25.9%      $3,937,788        $15,200,000   06/16/2006
     62                 47.4%      $4,456,889         $9,400,000   05/05/2006
     63                 60.5%      $5,145,490         $8,500,000   09/12/2006
     64                 63.1%      $4,636,372         $7,350,000   10/06/2006
     65                 52.5%      $4,775,481         $9,100,000   08/10/2006
     66                 43.0%      $4,559,582        $10,610,000   08/29/2006
     67                 37.7%      $4,241,368        $11,250,000   07/11/2006
     68                 45.0%      $5,400,000        $12,000,000   10/16/2006
     69                 61.4%      $4,359,288         $7,100,000   10/02/2006
     70                 50.8%      $4,426,445         $8,720,000   10/17/2006
     71                 80.0%      $5,240,000         $6,550,000   09/18/2006
     72                 61.4%      $4,175,092         $6,800,000   10/02/2006
     73                 56.5%      $4,294,729         $7,600,000   09/21/2006
     74                 44.5%      $4,503,981        $10,120,000   08/11/2006
     75                 60.2%      $4,454,338         $7,400,000   12/01/2006
     76                 59.0%      $4,192,299         $7,100,000   08/16/2006
     77                 61.4%      $3,990,897         $6,500,000   10/02/2006
     78                 43.7%      $4,106,121         $9,400,000   05/08/2006
     79                  2.1%        $148,097         $7,000,000   09/22/2006
     80                  0.0%        $152,237         $9,000,000   11/01/2006
     81                 28.0%      $4,400,000        $15,700,000   09/04/2006
     82                 55.0%      $4,400,000         $8,000,000   09/06/2006
     83                 58.1%      $3,621,109         $6,230,000   10/10/2006
     84                 34.9%      $3,669,501        $10,500,000   08/02/2006
     85                 59.5%      $3,572,027         $6,000,000   09/05/2006
     86                 51.7%      $3,565,556         $6,900,000   10/04/2006
     87                 35.0%      $3,746,275        $10,700,000   08/03/2006
     88                 62.3%      $4,115,000         $6,600,000   11/01/2006
     89                 47.6%      $3,709,685         $7,800,000   08/27/2006
     90                 54.8%      $3,452,686         $6,300,000   10/10/2006
     91                 42.6%      $3,493,114         $8,200,000   08/11/2006
     92                 51.8%      $3,417,831         $6,600,000   08/01/2006
     93                 44.8%      $3,717,343         $8,300,000   09/18/2006
     94                 48.2%      $3,373,680         $7,000,000   09/15/2006
     95                 60.8%      $3,315,563         $5,450,000   07/12/2006
     96                 57.1%      $3,028,195         $5,300,000   01/12/2006
     97                 39.4%      $3,226,053         $8,195,000   07/11/2006
     98                 44.3%      $2,491,295         $5,620,000   06/16/2006
     99                 54.1%      $3,085,317         $5,700,000   10/13/2006
     100                24.3%      $3,500,000        $14,400,000   10/05/2006
     101                51.3%      $2,975,558         $5,800,000   08/08/2006
     102                46.8%      $2,972,190         $6,350,000   08/17/2006
     103                21.3%      $1,578,710         $7,400,000   08/07/2006
     104                49.5%      $3,170,628         $6,400,000   10/12/2006
                        62.4%      $3,400,000         $5,450,000
     105                62.4%      $1,871,560         $3,000,000   09/12/2006
     105                62.4%      $1,528,440         $2,450,000   09/12/2006
     106                49.8%      $2,841,142         $5,710,000   10/04/2006
     107                46.9%      $2,578,955         $5,500,000   07/20/2005
     108                50.0%      $2,757,384         $5,510,000   08/11/2006
     109                39.4%      $3,200,000         $8,130,000   09/20/2006
     110                65.8%      $2,696,407         $4,100,000   08/21/2006
     111                48.5%      $2,810,734         $5,800,000   06/05/2006
     112                48.6%      $2,724,121         $5,600,000   10/17/2006
     113                58.0%      $2,550,529         $4,400,000   10/12/2006
     114                55.0%      $2,556,224         $4,650,000   10/24/2006
     115                37.4%      $2,504,983         $6,700,000   09/20/2006
     116                57.1%      $3,000,000         $5,250,000   08/10/2006
     117                66.7%      $2,768,410         $4,150,000   09/27/2006
     118                58.1%      $2,324,292         $4,000,000   10/23/2006
     119                59.3%      $2,548,950         $4,300,000   09/06/2006
     120                53.1%      $2,337,273         $4,400,000   10/04/2006
     121                63.9%      $2,555,716         $4,000,000   09/08/2006
     122                63.8%      $2,553,501         $4,000,000   09/25/2006
     123                31.0%      $2,544,649         $8,200,000   07/06/2006
     124                53.9%      $2,535,379         $4,700,000   08/14/2006
     125                34.2%      $2,392,638         $7,000,000   10/03/2006
     126                48.1%      $2,369,885         $4,930,000   08/17/2006
     127                66.4%      $2,324,858         $3,500,000   10/05/2006
     128                40.9%      $2,527,574         $6,180,000   07/12/2006
     129                54.0%      $2,700,000         $5,000,000   09/18/2006
     130                54.2%      $2,437,261         $4,500,000   08/17/2006
     131                60.0%      $2,700,000         $4,500,000   11/06/2006
     132                59.2%      $2,277,823         $3,850,000   10/24/2006
     133                73.5%      $2,388,744         $3,250,000   08/08/2006
     134                60.5%      $2,176,787         $3,600,000   06/30/2006
     135                56.6%      $2,207,490         $3,900,000   07/18/2006
     136                47.6%      $2,214,392         $4,650,000   04/02/2006
     137                53.0%      $2,329,951         $4,400,000   09/17/2006
     138                55.6%      $2,334,529         $4,200,000   10/03/2006
     139                64.9%      $2,336,893         $3,600,000   09/18/2006
     140                67.7%      $2,133,993         $3,150,000   10/04/2006
     141                31.6%      $2,117,895         $6,700,000   10/04/2006
     142                58.5%      $2,164,205         $3,700,000   07/18/2006
     143                56.8%      $2,115,601         $3,725,000   06/23/2006
     144                62.2%      $1,991,409         $3,200,000   09/27/2006
     145                59.6%      $2,325,000         $3,900,000   08/22/2006
     146                69.6%      $2,088,206         $3,000,000   07/28/2006
     147                72.0%      $2,088,665         $2,900,000   06/23/2006
                        49.1%      $1,792,504         $3,650,000
     148                49.1%      $1,006,565         $2,000,000   09/15/2006
     148                49.1%        $785,939         $1,650,000   08/23/2006
     149                42.2%      $1,898,754         $4,500,000   10/11/2006
                        56.8%      $1,898,186         $3,340,000
     150                56.8%      $1,181,094         $2,200,000   10/24/2006
     150                56.8%        $717,092         $1,140,000   10/25/2006
     151                57.8%      $1,921,356         $3,325,000   05/16/2006
     152                32.6%      $1,865,397         $5,720,000   10/03/2006
     153                51.1%      $1,860,542         $3,640,000   10/05/2006
     154                32.1%      $1,666,671         $5,200,000   10/13/2006
     155                51.0%      $2,142,000         $4,200,000   08/30/2006
     156                43.4%      $1,649,598         $3,800,000   11/01/2006
     157                62.8%      $1,789,158         $2,850,000   04/14/2006
     158                45.2%      $1,738,722         $3,850,000   09/20/2006
     159                39.6%      $1,780,216         $4,500,000   07/12/2006
     160                38.3%      $1,705,243         $4,450,000   09/14/2006
     161                41.6%      $1,829,467         $4,400,000   08/03/2006
     162                58.3%      $1,696,891         $2,910,000   08/31/2006
     163                23.8%      $1,710,660         $7,200,000   08/03/2006
     164                55.9%      $1,678,277         $3,000,000   04/21/2006
     165                44.4%      $1,900,000         $4,280,000   08/30/2006
     166                33.7%      $1,544,553         $4,590,000   10/04/2006
     167                44.2%      $1,545,667         $3,500,000   10/06/2006
     168                58.0%      $1,538,238         $2,650,000   10/20/2006
     169                52.2%      $1,518,549         $2,910,000   10/20/2006
     170                39.8%      $1,560,285         $3,925,000   08/15/2006
     171                59.1%      $1,465,610         $2,480,000   08/24/2006
     172                73.9%      $1,592,786         $2,155,000   08/25/2006
     173                59.7%      $1,433,845         $2,400,000   09/12/2006
     174                61.4%      $1,460,669         $2,380,000   08/08/2006
     175                33.7%      $1,110,985         $3,300,000   08/04/2006
     176                63.6%      $1,438,107         $2,260,000   09/13/2006
     177                52.3%      $1,465,436         $2,800,000   09/22/2006
     178                52.8%      $1,465,442         $2,775,000   09/22/2006
     179                53.6%      $1,501,522         $2,800,000   09/26/2006
     180                58.8%      $1,500,355         $2,550,000   04/15/2006
     181                53.4%      $1,383,485         $2,590,000   09/02/2006
     182                53.0%      $1,364,970         $2,575,000   10/02/2006
     183                54.0%      $1,349,821         $2,500,000   10/24/2006
     184                34.2%      $1,252,942         $3,660,000   10/15/2006
     185                57.0%      $1,368,914         $2,400,000   08/28/2006
     186                38.6%      $1,367,000         $3,540,000   06/05/2006
     187                59.0%      $1,327,411         $2,250,000   06/28/2006
     188                54.3%      $1,303,814         $2,400,000   07/21/2006
     189                 0.5%         $37,443         $7,300,000   07/10/2006
     190                52.4%      $1,284,456         $2,450,000   08/12/2006
     191                63.4%      $1,242,686         $1,960,000   09/20/2006
     192                59.4%      $1,194,544         $2,010,000   10/13/2006
     193                42.4%      $1,188,117         $2,800,000   10/14/2006
     194                47.8%      $1,195,576         $2,500,000   07/03/2006
     195                66.7%      $1,186,455         $1,780,000   07/26/2006
     196                56.0%      $1,119,754         $2,000,000   03/21/2006
     197                54.5%      $1,062,984         $1,950,000   10/25/2006
     198                60.3%      $1,025,810         $1,700,000   07/08/2006
     199                60.2%      $1,024,076         $1,700,000   07/07/2006
     200                44.8%        $779,867         $1,740,000   09/11/2006
     201                49.6%        $792,905         $1,600,000   01/09/2006
     202                11.1%        $442,980         $4,000,000   09/18/2006
     203                52.4%        $837,949         $1,600,000   08/01/2006
     204                45.9%        $779,706         $1,700,000   07/26/2006

                        57.6%

  MORTGAGE                                                                               LEASE
  LOAN NO.         LARGEST TENANT(12)                                               EXPIRATION DATE      % NSF
---------------------------------------------------------------------------------------------------------------

      1            Belk #74                                                           04/30/2019         18.4%
      2            NAP                                                                    NAP              NAP
      3            Parkside 16                                                        10/31/2021         22.4%
      4            Regal Cinema                                                       12/01/2022         29.4%
      5            Hanley Wood                                                        07/31/2012         30.3%
      6            NAP                                                                    NAP              NAP
      7            Verizon (as MCI)                                                   09/30/2015         48.6%
      8            Norman Leaf, M.D.                                                  02/14/2007          8.9%
      9            Bed Bath & Beyond                                                  01/31/2012         20.9%
     10            Thi III New York, L.L.C.                                           09/30/2136        100.0%
     11            Puma                                                               05/31/2018          9.8%
     12            Linens & Things                                                    08/31/2016         23.7%
     13            NAP                                                                    NAP              NAP
     14            Kroger                                                             11/30/2019         34.6%
     15            Providian Bancorp.                                                 08/31/2013        100.0%
     16            Dominick's Finer Foods, LLC                                        02/28/2019         60.5%

     17            Lowe's Companies, Inc.                                             04/30/2016        100.0%
     17            Lowe's Companies, Inc.                                             04/30/2016        100.0%
     17            Kohl's                                                             01/28/2017        100.0%
     18            NAP                                                                    NAP              NAP
     19            NAP                                                                    NAP              NAP
     20            Sportsman's Warehouse                                              11/30/2020         39.4%
     21            NAP                                                                    NAP              NAP
     22            NAP                                                                    NAP              NAP
     23            NAP                                                                    NAP              NAP
     24            NAP                                                                    NAP              NAP
     25            NAP                                                                    NAP              NAP
     26            HyVee Supermarket                                                  07/02/2010         58.6%
     27            NAP                                                                    NAP              NAP
     28            NAP                                                                    NAP              NAP
     29            Mchls St. In.                                                      08/31/2014         20.6%
     30            UBS Financial Services, Inc.                                       12/31/2013        100.0%
     31            Ameriprise Financial                                               06/30/2008         15.9%
     32            Pomeroy IT                                                         07/31/2015        100.0%
     33            NAP                                                                    NAP              NAP

     34            Discount Auto Parts, Inc.                                          05/31/2010         12.2%
     34            Blockbuster, Inc.                                                  10/31/2008         89.7%
     34            Key Entertainment                                                  05/31/2010        100.0%
     35            Wai & Conner, LLP                                                  03/14/2010         25.1%
     36            Department of Social & Health Services                             03/31/2009         50.0%
     37            Bi-Lo                                                              10/31/2012         24.9%
     38            NAP                                                                    NAP              NAP
     39            Office Depot                                                       09/01/2015         25.1%
     40            NAP                                                                    NAP              NAP
     41            McKinstry Co., LLC                                                 06/30/2021         92.0%
     42            NAP                                                                    NAP              NAP
     43            NAP                                                                    NAP              NAP
     44            NAP                                                                    NAP              NAP
     45            NAP                                                                    NAP              NAP
     46            NAP                                                                    NAP              NAP
     47            Best Buy Stores, L.P.                                              01/31/2015        100.0%
     48            NAP                                                                    NAP              NAP
     49            China Buffet                                                       03/31/2011         11.1%
     50            NAP                                                                    NAP              NAP
     51            Autozone, Inc                                                      06/01/2023         13.6%
     52            NAP                                                                    NAP              NAP
     53            Sell & Melton LLP                                                  10/31/2010          8.0%
     54            NAP                                                                    NAP              NAP
     55            WESCO Distribution, Inc.                                           12/31/2010         22.7%

     56            NAP                                                                    NAP              NAP
     56            NAP                                                                    NAP              NAP
     56            NAP                                                                    NAP              NAP
     57            Marshalls of Richfield, MN. Inc                                    11/30/2016         55.4%
     58            NAP                                                                    NAP              NAP
     59            The Little Gym                                                     08/31/2010          9.6%
     60            NAP                                                                    NAP              NAP
     61            Office Depot                                                       01/31/2016         25.3%
     62            Office Depot                                                       09/29/2016        100.0%
     63            Dollar Tree                                                        04/14/2011         27.4%
     64            Kohl's Michigan, L.P.                                              01/31/2026        100.0%
     65            FedEx Ground Package System, Inc.                                  06/30/2011        100.0%
     66            NAP                                                                    NAP              NAP
     67            Variety Wholesalers                                                01/31/2008         42.1%
     68            NAP                                                                    NAP              NAP
     69            NAP                                                                    NAP              NAP
     70            NAP                                                                    NAP              NAP
     71            K-Mart                                                             11/30/2011        100.0%
     72            NAP                                                                    NAP              NAP
     73            Mantra Masala                                                      08/01/2011         22.4%
     74            NAP                                                                    NAP              NAP
     75            W.W. Fashion                                                       09/30/2011         16.1%
     76            Lockheed Martin Corp.                                              10/31/2010        100.0%
     77            NAP                                                                    NAP              NAP
     78            ABC Appliance, Inc                                                 12/31/2017         38.8%
     79            LZB Furniture Galleries of Paramus, Inc.                           11/30/2021        100.0%
     80            Pleasant Dental                                                    05/31/2013         19.2%
     81            Stop & Shop                                                        12/31/2029         44.6%
     82            Metron Technology                                                  08/31/2010         50.0%
     83            NAP                                                                    NAP              NAP
     84            NAP                                                                    NAP              NAP
     85            NAP                                                                    NAP              NAP
     86            Chevys                                                             08/31/2015         42.0%
     87            NAP                                                                    NAP              NAP
     88            Rite Aid                                                           10/31/2026        100.0%
     89            Sportsman's Warehouse                                              07/31/2021        100.0%
     90            NAP                                                                    NAP              NAP
     91            P&C Foods                                                          10/31/2019         28.3%
     92            Superpetz                                                          11/30/2009         25.5%
     93            Giant Eagle, Inc.                                                  10/31/2012         77.5%
     94            CVS                                                                01/31/2021         55.2%
     95            NAP                                                                    NAP              NAP
     96            NAP                                                                    NAP              NAP
     97            Global Crossing                                                    03/31/2009         29.1%
     98            NAP                                                                    NAP              NAP
     99            NAP                                                                    NAP              NAP
     100           Worldwide Dreams LLC                                               05/10/2014         69.0%
     101           Lamps Plus                                                         05/31/2022        100.0%
     102           Ingles                                                             07/31/2012         55.7%
     103           Hole Montes, Inc.                                                  10/31/2016         90.3%
     104           i3 Solutions, Inc                                                  02/28/2010         10.0%

     105           PT Tile Holdings                                                   01/31/2011         82.6%
     105           Windsor Gymnastics                                                 06/30/2009         28.5%
     106           Union Old Town Pasadena, LLC                                       06/30/2014        100.0%
     107           NAP                                                                    NAP              NAP
     108           Kanner Corporation                                                 11/30/2006         31.9%
     109           NAP                                                                    NAP              NAP
     110           NAP                                                                    NAP              NAP
     111           Ideal Image                                                        07/31/2010         21.1%
     112           Walgreen Co.                                                       03/31/2026         56.0%
     113           NAP                                                                    NAP              NAP
     114           NAP                                                                    NAP              NAP
     115           Walgreen Co.                                                       08/30/2020        100.0%
     116           Wells Fargo Bank                                                   03/31/2016         48.5%
     117           Northern Tool & Equipment Company, Inc.                            06/30/2021        100.0%
     118           Office Depot                                                       03/30/2016        100.0%
     119           AAA Movers, Inc.                                                   07/31/2009         32.5%
     120           B.A.S. Recycling, Inc.                                             09/30/2021         66.7%
     121           The Bemis Company, Inc.                                            12/31/2013        100.0%
     122           Northern Tool & Equipment Company, Inc.                            09/30/2021        100.0%
     123           New York Wine Warehouse                                            12/31/2011         19.7%
     124           Tapia Brothers                                                     10/31/2019         50.0%
     125           Land Design Consultant                                             05/31/2007          9.8%
     126           CVS                                                                04/30/2025        100.0%
     127           NAP                                                                    NAP              NAP
     128           Gold's Gym                                                         12/25/2020        100.0%
     129           7-Eleven Southland Corp.                                           07/31/2007         15.9%
     130           Coker Flooring                                                     06/30/2011         40.9%
     131           NAP                                                                    NAP              NAP
     132           NAP                                                                    NAP              NAP
     133           Unomedical (Office & Warehouse)                                    12/31/2010         53.3%
     134           Signature Cleaners                                                 12/31/2009         17.0%
     135           NAP                                                                    NAP              NAP
     136           Advanced Dermatology                                               01/31/2012         27.5%
     137           La Mira Fruit & Grocery                                            12/31/2012         18.0%
     138           Copperfield Chimney Supply, Inc.                                   05/31/2013         66.6%
     139           CVS                                                                01/31/2022        100.0%
     140           Jethro's Enterprises                                               03/31/2009         25.9%
     141           State of California                                                01/31/2009         18.7%
     142           NAP                                                                    NAP              NAP
     143           The Tile Shop                                                      04/30/2010        100.0%
     144           Walgreen Co.                                                       09/30/2080        100.0%
     145           Rite Aid                                                           07/31/2026        100.0%
     146           NAP                                                                    NAP              NAP
     147           NAP                                                                    NAP              NAP

     148           NAP                                                                    NAP              NAP
     148           NAP                                                                    NAP              NAP
     149           NAP                                                                    NAP              NAP

     150           NAP                                                                    NAP              NAP
     150           NAP                                                                    NAP              NAP
     151           Lisas Dancesations                                                 07/31/2008         10.6%
     152           UAA A/P Travel                                                     08/31/2009         21.0%
     153           Staples                                                            05/31/2011        100.0%
     154           Smith Hanley Assoc                                                 02/28/2008         34.4%
     155           Walgreen Co.                                                       04/30/2031        100.0%
     156           Buffalo Wild Wings                                                 09/30/2027        100.0%
     157           Bailey's Pub (Stephen Helland)                                     07/31/2007         17.7%
     158           One Stop                                                           01/31/2014         18.8%
     159           Blockbuster Video                                                  03/31/2012        100.0%
     160           NAP                                                                    NAP              NAP
     161           NAP                                                                    NAP              NAP
     162           K&G Men's Company Inc.                                             02/28/2017        100.0%
     163           NAP                                                                    NAP              NAP
     164           Tuan Ta & Dung Nguyen                                              03/31/2007         16.2%
     165           Eckerd                                                             07/31/2026        100.0%
     166           Blockbuster                                                        04/30/2012         19.4%
     167           Furniture Outlets USA                                              08/31/2016         55.9%
     168           Children's Conservatory                                            01/31/2007         19.2%
     169           NAP                                                                    NAP              NAP
     170           NAP                                                                    NAP              NAP
     171           Flexmag Industries, Inc.(Arnold Magnetic Technologies Corp.        04/30/2019        100.0%
     172           CATO                                                               01/31/2009         26.8%
     173           NAP                                                                    NAP              NAP
     174           Piggly Wiggly                                                      03/31/2023        100.0%
     175           NAP                                                                    NAP              NAP
     176           Verizon Wireless                                                   12/31/2015         58.5%
     177           NAP                                                                    NAP              NAP
     178           NAP                                                                    NAP              NAP
     179           Walgreen Co.                                                       05/31/2055        100.0%
     180           NAP                                                                    NAP              NAP
     181           BFS Retail and Commercial Operations, LLC                          10/31/2021        100.0%
     182           Iglesias De Restauracion                                           02/28/2007         11.2%
     183           NAP                                                                    NAP              NAP
     184           Giant Industries of Arizona                                        08/31/2026        100.0%
     185           NAP                                                                    NAP              NAP
     186           Edmonds Family Dentistry                                           07/31/2010         12.9%
     187           Advance Auto Stores Company, Incorporated                          08/31/2019        100.0%
     188           Taco Del Mar                                                       08/31/2010         20.8%
     189           Cardiovascular Consultants                                         12/31/2007         29.7%
     190           Korean Restaurant                                                  05/31/2011         28.6%
     191           Rite Aid - Steubenville                                            04/17/2017        100.0%
     192           Rite Aid - Wellsburg, WV                                           10/24/2017        100.0%
     193           Ace Hardware                                                       03/31/2012         55.0%
     194           Pacific State Bank                                                 04/30/2016        100.0%
     195           NAP                                                                    NAP              NAP
     196           Dollar Tree Stores, Inc.                                           06/30/2009         28.0%
     197           NAP                                                                    NAP              NAP
     198           Guardian Home Care Services                                        06/30/2012         46.1%
     199           Beauty Max                                                         12/31/2015         48.3%
     200           Advance Auto Parts                                                 08/31/2021        100.0%
     201           Leaders Property Management                                        08/30/2009         26.3%
     202           United Merchandising Corp. d/b/a Big 5 Sporting Goods              05/31/2011        100.0%
     203           CSK Auto, Inc. dba Checker Auto Parts                              11/28/2015        100.0%
     204           Tacos y Birna-Audan Lucafero                                       03/31/2011         27.4%

  MORTGAGE                                                             LEASE
  LOAN NO.         SECOND LARGEST TENANT(12)                      EXPIRATION DATE    % NSF
-------------------------------------------------------------------------------------------

      1            Consolidated Theaters                            08/31/2019       13.9%
      2            NAP                                                  NAP            NAP
      3            American Signature                               01/31/2021       15.4%
      4            Triple Five                                      02/01/2011       10.7%
      5            Caplin & Drysdale                                12/31/2013       19.1%
      6            NAP                                                  NAP            NAP
      7            Verizon (as MFS)                                 07/30/2015       25.3%
      8            Soram Singh Khalsa, M.D.                         01/31/2007        6.3%
      9            Circuit City                                     01/31/2017       18.9%
     10            NAP                                                  NAP            NAP
     11            NAP                                                  NAP            NAP
     12            TJ Maxx                                          08/31/2011       21.3%
     13            NAP                                                  NAP            NAP
     14            Marquee Cinemas                                  12/31/2019       25.9%
     15            NAP                                                  NAP            NAP
     16            Hollywood Video                                  07/08/2009        5.0%

     17            NAP                                                  NAP            NAP
     17            NAP                                                  NAP            NAP
     17            NAP                                                  NAP            NAP
     18            NAP                                                  NAP            NAP
     19            NAP                                                  NAP            NAP
     20            Barnes & Noble                                   03/31/2016       22.1%
     21            NAP                                                  NAP            NAP
     22            NAP                                                  NAP            NAP
     23            NAP                                                  NAP            NAP
     24            NAP                                                  NAP            NAP
     25            NAP                                                  NAP            NAP
     26            Reece and Nichols Realtors                       09/30/2008       13.1%
     27            NAP                                                  NAP            NAP
     28            NAP                                                  NAP            NAP
     29            Bd Bt & B, I.                                    01/31/2014       19.1%
     30            NAP                                                  NAP            NAP
     31            Capella University                               10/31/2010       14.6%
     32            NAP                                                  NAP            NAP
     33            NAP                                                  NAP            NAP

     34            Blockbuster Inc.                                 01/31/2008       12.0%
     34            Sonus-USA, Inc.                                  10/31/2009       10.3%
     34            NAP                                                  NAP            NAP
     35            Korda Construction                               06/30/2011       11.9%
     36            Department of Social & Health Services           04/30/2009       50.0%
     37            Goody's                                          01/31/2014       23.3%
     38            NAP                                                  NAP            NAP
     39            Dollar Tree                                      03/01/2010       12.9%
     40            NAP                                                  NAP            NAP
     41            McKinstry-essation                               12/31/2007        8.0%
     42            NAP                                                  NAP            NAP
     43            NAP                                                  NAP            NAP
     44            NAP                                                  NAP            NAP
     45            NAP                                                  NAP            NAP
     46            NAP                                                  NAP            NAP
     47            NAP                                                  NAP            NAP
     48            NAP                                                  NAP            NAP
     49            Coldwell Banker-Apex                             03/31/2011        9.8%
     50            NAP                                                  NAP            NAP
     51            R & M Realty                                     11/30/2010       10.5%
     52            NAP                                                  NAP            NAP
     53            Hall, Bloch, Garland & Meyer                     08/31/2008        5.7%
     54            NAP                                                  NAP            NAP
     55            Lennox Industries Inc.                           02/28/2010       18.3%

     56            NAP                                                  NAP            NAP
     56            NAP                                                  NAP            NAP
     56            NAP                                                  NAP            NAP
     57            OfficeMax Incorporated                           03/31/2016       33.6%
     58            NAP                                                  NAP            NAP
     59            Blockbuster Video                                08/31/2009        9.4%
     60            NAP                                                  NAP            NAP
     61            Aldi                                             01/31/2016       19.2%
     62            NAP                                                  NAP            NAP
     63            Maurices                                         03/31/2010       12.0%
     64            NAP                                                  NAP            NAP
     65            NAP                                                  NAP            NAP
     66            NAP                                                  NAP            NAP
     67            Food King Supermarkets                           12/31/2007       24.2%
     68            NAP                                                  NAP            NAP
     69            NAP                                                  NAP            NAP
     70            NAP                                                  NAP            NAP
     71            NAP                                                  NAP            NAP
     72            NAP                                                  NAP            NAP
     73            Check City                                       02/01/2017       18.7%
     74            NAP                                                  NAP            NAP
     75            Kwang Hwan Lee                                   04/30/2016       14.7%
     76            NAP                                                  NAP            NAP
     77            NAP                                                  NAP            NAP
     78            Fitness Thing                                    02/01/2012        7.5%
     79            NAP                                                  NAP            NAP
     80            Extreme Soccer                                   06/30/2011       18.2%
     81            Peter Harris Clothes                             04/22/2015        8.3%
     82            SV Probe                                         12/11/2011       50.0%
     83            NAP                                                  NAP            NAP
     84            NAP                                                  NAP            NAP
     85            NAP                                                  NAP            NAP
     86            Uno of Schaumburg                                07/31/2015       40.3%
     87            NAP                                                  NAP            NAP
     88            NAP                                                  NAP            NAP
     89            NAP                                                  NAP            NAP
     90            NAP                                                  NAP            NAP
     91            AMF Bowling Centers Inc.                         06/30/2007       20.5%
     92            Concessions Corp                                 03/31/2007       14.7%
     93            PNC Bank, NA                                     07/31/2012        5.5%
     94            7-Eleven                                         02/28/2017       17.3%
     95            NAP                                                  NAP            NAP
     96            NAP                                                  NAP            NAP
     97            Chicano Federation                               08/31/2008       23.5%
     98            NAP                                                  NAP            NAP
     99            NAP                                                  NAP            NAP
     100           Erlanger Distrubtion Co                          05/10/2014       31.0%
     101           NAP                                                  NAP            NAP
     102           Los Charros Restaurant                           03/31/2008       11.9%
     103           Schultz Chaipal & Co., LLP                       11/30/2008        9.7%
     104           Charles B. McKissick dba RES                     02/28/2011        8.3%

     105           Fastenal Company                                 02/28/2010       17.4%
     105           ARS Roofing                                      04/30/2011       21.4%
     106           NAP                                                  NAP            NAP
     107           NAP                                                  NAP            NAP
     108           BCI/ GE Capital Corp                             06/30/2009       13.7%
     109           NAP                                                  NAP            NAP
     110           NAP                                                  NAP            NAP
     111           Kovit dba Siam Thai Restaurant                   11/30/2010       14.8%
     112           Rent-a-Center                                    06/30/2011       24.8%
     113           NAP                                                  NAP            NAP
     114           NAP                                                  NAP            NAP
     115           NAP                                                  NAP            NAP
     116           El Pollo Loco                                    03/31/2026       34.8%
     117           NAP                                                  NAP            NAP
     118           NAP                                                  NAP            NAP
     119           Post Press Xpress, LLC                           04/30/2008       27.7%
     120           Environmental Molding Concepts, LLC              09/30/2021       33.3%
     121           NAP                                                  NAP            NAP
     122           NAP                                                  NAP            NAP
     123           Du Val Enterprises                               06/30/2021       12.4%
     124           Dial Manufacturing, Inc.                         12/31/2008       50.0%
     125           Ford Graphics                                    01/31/2007        4.9%
     126           NAP                                                  NAP            NAP
     127           NAP                                                  NAP            NAP
     128           NAP                                                  NAP            NAP
     129           United States Post Office                        05/31/2011       14.3%
     130           Mattress Firm                                    06/01/2010       37.5%
     131           NAP                                                  NAP            NAP
     132           NAP                                                  NAP            NAP
     133           Kuehne & Nagel (Office & Warehouse)              02/28/2009       46.7%
     134           Osaka Restaurant                                 02/29/2008       11.8%
     135           NAP                                                  NAP            NAP
     136           Fed Ex Kinko's Office & Print Services, Inc      12/31/2012       25.6%
     137           New York Fried Chicken                           12/31/2010       17.0%
     138           Ohio Valley Floor Covering                       12/31/2009       18.6%
     139           NAP                                                  NAP            NAP
     140           Liquor Barrel                                    05/31/2011       21.3%
     141           Xpedx Paper                                      12/31/2010       15.8%
     142           NAP                                                  NAP            NAP
     143           NAP                                                  NAP            NAP
     144           NAP                                                  NAP            NAP
     145           NAP                                                  NAP            NAP
     146           NAP                                                  NAP            NAP
     147           NAP                                                  NAP            NAP

     148           NAP                                                  NAP            NAP
     148           NAP                                                  NAP            NAP
     149           NAP                                                  NAP            NAP

     150           NAP                                                  NAP            NAP
     150           NAP                                                  NAP            NAP
     151           Dominic J Jordan Dominics Ditalia                01/31/2011        9.9%
     152           Keycorp-Ealge River Branch                       05/31/2008        9.6%
     153           NAP                                                  NAP            NAP
     154           Interscope                                       12/31/2008       20.3%
     155           NAP                                                  NAP            NAP
     156           NAP                                                  NAP            NAP
     157           Ray's Pizza Inc.                                 04/30/2009       14.2%
     158           Thrifty Wash                                     12/31/2016       13.0%
     159           NAP                                                  NAP            NAP
     160           NAP                                                  NAP            NAP
     161           NAP                                                  NAP            NAP
     162           NAP                                                  NAP            NAP
     163           NAP                                                  NAP            NAP
     164           Dave's Custom Cabinets                           04/14/2007       15.5%
     165           NAP                                                  NAP            NAP
     166           Huffman Family Dentistry                         06/30/2009       14.0%
     167           Ashley                                           08/31/2016       30.2%
     168           Zin Restaurant and Bar                           07/31/2012       18.4%
     169           NAP                                                  NAP            NAP
     170           NAP                                                  NAP            NAP
     171           NAP                                                  NAP            NAP
     172           Sherwin Williams                                 09/30/2016       21.6%
     173           NAP                                                  NAP            NAP
     174           NAP                                                  NAP            NAP
     175           NAP                                                  NAP            NAP
     176           Honey Baked Ham                                  11/30/2015       41.5%
     177           NAP                                                  NAP            NAP
     178           NAP                                                  NAP            NAP
     179           NAP                                                  NAP            NAP
     180           NAP                                                  NAP            NAP
     181           NAP                                                  NAP            NAP
     182           Golden Road Credit Services                      01/31/2009        8.0%
     183           NAP                                                  NAP            NAP
     184           NAP                                                  NAP            NAP
     185           NAP                                                  NAP            NAP
     186           State Farm Mutual Auto Ins.                      07/31/2007        7.0%
     187           NAP                                                  NAP            NAP
     188           Postal Annex                                     07/31/2010       17.0%
     189           Desert Canyon Pediatrics                         09/30/2006       13.8%
     190           Quizno's                                         03/31/2010       17.9%
     191           NAP                                                  NAP            NAP
     192           NAP                                                  NAP            NAP
     193           Sushi and Teriyaki Restaurant                    08/31/2011       18.5%
     194           NAP                                                  NAP            NAP
     195           NAP                                                  NAP            NAP
     196           El Potrillo, Inc. (Mexican Rest)                 06/30/2009       22.0%
     197           NAP                                                  NAP            NAP
     198           Riptank Boards                                   05/31/2009       25.0%
     199           Wing Zone                                        12/31/2010       14.2%
     200           NAP                                                  NAP            NAP
     201           Rahma Funeral Home                               07/31/2007       18.8%
     202           NAP                                                  NAP            NAP
     203           NAP                                                  NAP            NAP
     204           OK Nails-Xuan Hoong Nguyen                       01/31/2010       23.1%

  MORTGAGE                                                                        LEASE
  LOAN NO.      THIRD LARGEST TENANT(12)                                     EXPIRATION DATE     % NSF
-------------------------------------------------------------------------------------------------------

      1         Bed Bath & Beyond                                               01/31/2010        7.8%
      2         NAP                                                                NAP             NAP
      3         Marshalls of MA                                                 03/31/2016        9.2%
      4         Euphoria Salon                                                  09/01/2015        7.3%
      5         The Futures Group                                               09/30/2014       16.9%
      6         NAP                                                                NAP             NAP
      7         ServePath                                                       05/31/2009       11.9%
      8         Unilab Corporation                                              09/30/2011        5.9%
      9         Old Navy                                                        10/31/2011       13.7%
     10         NAP                                                                NAP             NAP
     11         NAP                                                                NAP             NAP
     12         Old Navy                                                        09/13/2011       16.9%
     13         NAP                                                                NAP             NAP
     14         Ristorante Cinelli                                              05/31/2015        3.8%
     15         NAP                                                                NAP             NAP
     16         Hallmark                                                        02/28/2008        4.1%

     17         NAP                                                                NAP             NAP
     17         NAP                                                                NAP             NAP
     17         NAP                                                                NAP             NAP
     18         NAP                                                                NAP             NAP
     19         NAP                                                                NAP             NAP
     20         Old Navy                                                        11/30/2015       15.8%
     21         NAP                                                                NAP             NAP
     22         NAP                                                                NAP             NAP
     23         NAP                                                                NAP             NAP
     24         NAP                                                                NAP             NAP
     25         NAP                                                                NAP             NAP
     26         Blockbuster Video                                               10/31/2009        5.5%
     27         NAP                                                                NAP             NAP
     28         NAP                                                                NAP             NAP
     29         Of Mx NA, I.                                                    03/31/2016       19.1%
     30         NAP                                                                NAP             NAP
     31         Winthrop & Weinstine                                            02/28/2017        5.7%
     32         NAP                                                                NAP             NAP
     33         NAP                                                                NAP             NAP

     34         Blockbuster Inc.                                                01/31/2010       10.7%
     34         NAP                                                                NAP             NAP
     34         NAP                                                                NAP             NAP
     35         California National Bank                                        05/31/2014       10.0%
     36         NAP                                                                NAP             NAP
     37         Staples                                                         02/28/2015       19.2%
     38         NAP                                                                NAP             NAP
     39         Fashion Bug                                                     10/01/2009        9.1%
     40         NAP                                                                NAP             NAP
     41         NAP                                                                NAP             NAP
     42         NAP                                                                NAP             NAP
     43         NAP                                                                NAP             NAP
     44         NAP                                                                NAP             NAP
     45         NAP                                                                NAP             NAP
     46         NAP                                                                NAP             NAP
     47         NAP                                                                NAP             NAP
     48         NAP                                                                NAP             NAP
     49         Lady of America                                                 11/01/2011        9.6%
     50         NAP                                                                NAP             NAP
     51         HealthSouth Corp                                                10/31/2010        6.5%
     52         NAP                                                                NAP             NAP
     53         Fickling & Company                                              08/31/2010        5.2%
     54         NAP                                                                NAP             NAP
     55         Advanced Distribution Services                                  07/11/2011       18.3%

     56         NAP                                                                NAP             NAP
     56         NAP                                                                NAP             NAP
     56         NAP                                                                NAP             NAP
     57         NAP                                                                NAP             NAP
     58         NAP                                                                NAP             NAP
     59         Buy Consignment                                                 05/31/2011        9.0%
     60         NAP                                                                NAP             NAP
     61         Maria's                                                         12/31/2010        6.6%
     62         NAP                                                                NAP             NAP
     63         Frazee                                                          11/30/2009       10.5%
     64         NAP                                                                NAP             NAP
     65         NAP                                                                NAP             NAP
     66         NAP                                                                NAP             NAP
     67         Rite Aid Corp. (Dark)                                           10/31/2008        4.7%
     68         NAP                                                                NAP             NAP
     69         NAP                                                                NAP             NAP
     70         NAP                                                                NAP             NAP
     71         NAP                                                                NAP             NAP
     72         NAP                                                                NAP             NAP
     73         Continential Cleaners                                           08/01/2011       14.9%
     74         NAP                                                                NAP             NAP
     75         R & K Beauty Supply Inc., Kendrick Shin and Ronald Shin         04/30/2011       11.2%
     76         NAP                                                                NAP             NAP
     77         NAP                                                                NAP             NAP
     78         F & N Floorcovering Connection                                  10/14/2014        7.5%
     79         NAP                                                                NAP             NAP
     80         Radio Shack                                                     01/01/2012       15.3%
     81         New Paltz Cinema                                                03/31/2010        5.8%
     82         NAP                                                                NAP             NAP
     83         NAP                                                                NAP             NAP
     84         NAP                                                                NAP             NAP
     85         NAP                                                                NAP             NAP
     86         Panera Bread                                                    08/31/2010       17.8%
     87         NAP                                                                NAP             NAP
     88         NAP                                                                NAP             NAP
     89         NAP                                                                NAP             NAP
     90         NAP                                                                NAP             NAP
     91         Kinney Drugs Inc                                                04/30/2009        7.1%
     92         CEC Corp                                                        12/31/2007       14.3%
     93         Wei Buffet                                                      12/31/2010        3.2%
     94         Tricon Global Restaurants                                       08/31/2021       15.8%
     95         NAP                                                                NAP             NAP
     96         NAP                                                                NAP             NAP
     97         San Diego National Bank (branch)                                01/31/2010       12.7%
     98         NAP                                                                NAP             NAP
     99         NAP                                                                NAP             NAP
     100        NAP                                                                NAP             NAP
     101        NAP                                                                NAP             NAP
     102        Tattersall's Books                                              06/30/2008        4.0%
     103        NAP                                                                NAP             NAP
     104        Pogue Engineering & Development Company, Inc                    05/31/2008        8.2%

     105        NAP                                                                NAP             NAP
     105        Pane in the Glass                                               06/30/2009       12.2%
     106        NAP                                                                NAP             NAP
     107        NAP                                                                NAP             NAP
     108        Interior Office Systems                                         10/31/2010       12.1%
     109        NAP                                                                NAP             NAP
     110        NAP                                                                NAP             NAP
     111        Durangos                                                        06/30/2010       13.2%
     112        Dunkin Donuts                                                   08/31/2012       11.0%
     113        NAP                                                                NAP             NAP
     114        NAP                                                                NAP             NAP
     115        NAP                                                                NAP             NAP
     116        Red Persimmon Salon                                             03/31/2016       16.7%
     117        NAP                                                                NAP             NAP
     118        NAP                                                                NAP             NAP
     119        Quantronic Corporation, Inc                                     04/30/2017       25.3%
     120        NAP                                                                NAP             NAP
     121        NAP                                                                NAP             NAP
     122        NAP                                                                NAP             NAP
     123        The Foundry                                                     12/31/2008       11.2%
     124        NAP                                                                NAP             NAP
     125        Motran Industries                                               07/31/2007        4.9%
     126        NAP                                                                NAP             NAP
     127        NAP                                                                NAP             NAP
     128        NAP                                                                NAP             NAP
     129        Sheila L. Brush, D.D.S.                                         09/30/2013       10.6%
     130        Red Brick Pizza                                                 06/30/2016       13.2%
     131        NAP                                                                NAP             NAP
     132        NAP                                                                NAP             NAP
     133        NAP                                                                NAP             NAP
     134        Kwik Kopy                                                       01/31/2008       10.7%
     135        NAP                                                                NAP             NAP
     136        Leslie's Poolmart, Inc.                                         10/31/2010       17.0%
     137        Delgado Travel                                                  02/28/2010       17.0%
     138        Vertex Fasteners                                                05/31/2009       11.1%
     139        NAP                                                                NAP             NAP
     140        IMSD #832                                                       08/31/2011       19.1%
     141        ATC Distribution Group, Inc.                                    01/31/2010       11.5%
     142        NAP                                                                NAP             NAP
     143        NAP                                                                NAP             NAP
     144        NAP                                                                NAP             NAP
     145        NAP                                                                NAP             NAP
     146        NAP                                                                NAP             NAP
     147        NAP                                                                NAP             NAP

     148        NAP                                                                NAP             NAP
     148        NAP                                                                NAP             NAP
     149        NAP                                                                NAP             NAP

     150        NAP                                                                NAP             NAP
     150        NAP                                                                NAP             NAP
     151        Margoth G Tamayo                                                02/28/2012        9.6%
     152        U.S. Healthworks, Inc                                           11/30/2008        8.1%
     153        NAP                                                                NAP             NAP
     154        Daly & Pavlis                                                   06/30/2009       13.0%
     155        NAP                                                                NAP             NAP
     156        NAP                                                                NAP             NAP
     157        Baryla PLC (Alicia Baryla DDS PC)                               07/31/2009        8.6%
     158        NuSmile Dental                                                  01/31/2007        8.7%
     159        NAP                                                                NAP             NAP
     160        NAP                                                                NAP             NAP
     161        NAP                                                                NAP             NAP
     162        NAP                                                                NAP             NAP
     163        NAP                                                                NAP             NAP
     164        Farlight                                                           MTM           15.0%
     165        NAP                                                                NAP             NAP
     166        US Healthworks                                                  12/31/2009       10.5%
     167        Karl's Appliances                                               06/01/2014       13.9%
     168        SwimJim                                                         12/31/2016       16.2%
     169        NAP                                                                NAP             NAP
     170        NAP                                                                NAP             NAP
     171        NAP                                                                NAP             NAP
     172        Radio Shack                                                     08/31/2008       15.1%
     173        NAP                                                                NAP             NAP
     174        NAP                                                                NAP             NAP
     175        NAP                                                                NAP             NAP
     176        NAP                                                                NAP             NAP
     177        NAP                                                                NAP             NAP
     178        NAP                                                                NAP             NAP
     179        NAP                                                                NAP             NAP
     180        NAP                                                                NAP             NAP
     181        NAP                                                                NAP             NAP
     182        Hawks Protection Services                                       05/31/2011        8.0%
     183        NAP                                                                NAP             NAP
     184        NAP                                                                NAP             NAP
     185        NAP                                                                NAP             NAP
     186        Sarang Medical Center, Inc.                                     02/28/2007        6.7%
     187        NAP                                                                NAP             NAP
     188        Fatastic Sams                                                   07/31/2012       17.0%
     189        Thoracic Cardiovascular Assoc.                                  03/31/2011        7.8%
     190        Chase Staffing                                                  01/31/2010       14.3%
     191        NAP                                                                NAP             NAP
     192        NAP                                                                NAP             NAP
     193        Winsor Properties                                               05/31/2007        8.8%
     194        NAP                                                                NAP             NAP
     195        NAP                                                                NAP             NAP
     196        All N.C. Real Estate                                            03/31/2007        8.3%
     197        NAP                                                                NAP             NAP
     198        Pro Spa Nails                                                   04/14/2011       15.0%
     199        Metro PCS                                                       04/30/2011       14.2%
     200        NAP                                                                NAP             NAP
     201        Poblanita Mexican Bakery                                        11/30/2007       15.6%
     202        NAP                                                                NAP             NAP
     203        NAP                                                                NAP             NAP
     204        Video 2000-Antonio Agular                                       01/31/2008       17.4%

                                                                             TI/LC
  MORTGAGE        INSURANCE            TAX         CAPITAL EXPENDITURE     ESCROW IN
  LOAN NO.     ESCROW IN PLACE   ESCROW IN PLACE   ESCROW IN PLACE(13)     PLACE(14)
-------------------------------------------------------------------------------------

      1               No               No                 No                   No
      2               No               No                 No                   No
      3               No               No                 No                   No
      4              Yes               Yes                Yes                 Yes
      5               No               Yes                No                  Yes
      6              Yes               Yes                Yes                  No
      7              Yes               Yes                Yes                 Yes
      8               No               No                 No                   No
      9               No               No                 No                   No
     10               No               No                 No                   No
     11               No               No                 No                   No
     12               No               No                 Yes                 Yes
     13               No               Yes                Yes                  No
     14               No               No                 No                   No
     15               No               No                 No                   No
     16              Yes               Yes                No                   No

     17               No               No                 No                   No
     17               No               No                 No                   No
     17               No               No                 No                   No
     18               No               Yes                No                   No
     19               No               No                 No                   No
     20              Yes               Yes                No                   No
     21              Yes               Yes                No                   No
     22              Yes               Yes                No                   No
     23               No               No                 No                   No
     24              Yes               No                 No                   No
     25               No               Yes                No                   No
     26              Yes               Yes                Yes                 Yes
     27               No               No                 No                   No
     28              Yes               Yes                No                   No
     29               No               No                 No                   No
     30               No               No                 No                   No
     31               No               No                 No                   No
     32               No               No                 No                   No
     33               No               No                 No                   No

     34               No               No                 No                   No
     34               No               No                 No                   No
     34               No               No                 No                   No
     35              Yes               Yes                Yes                 Yes
     36              Yes               Yes                No                   No
     37              Yes               Yes                Yes                  No
     38               No               No                 No                   No
     39               No               No                 No                   No
     40              Yes               Yes                No                   No
     41              Yes               Yes                Yes                  No
     42               No               Yes                Yes                  No
     43               No               Yes                No                   No
     44              Yes               Yes                Yes                  No
     45              Yes               Yes                Yes                  No
     46               No               No                 No                   No
     47               No               Yes                No                   No
     48               No               No                 No                   No
     49               No               No                 No                  Yes
     50              Yes               Yes                No                   No
     51              Yes               Yes                Yes                 Yes
     52               No               Yes                Yes                  No
     53              Yes               Yes                No                   No
     54               No               Yes                No                   No
     55              Yes               Yes                No                  Yes

     56              Yes               Yes                No                   No
     56              Yes               Yes                No                   No
     56              Yes               Yes                No                   No
     57               No               No                 No                   No
     58              Yes               Yes                Yes                  No
     59              Yes               Yes                Yes                 Yes
     60              Yes               Yes                No                   No
     61               No               No                 No                   No
     62               No               No                 Yes                  No
     63              Yes               Yes                Yes                  No
     64               No               No                 No                   No
     65               No               No                 Yes                  No
     66               No               Yes                No                   No
     67               No               No                 No                   No
     68               No               No                 No                   No
     69              Yes               Yes                Yes                  No
     70               No               No                 No                   No
     71               No               No                 No                   No
     72              Yes               Yes                Yes                  No
     73              Yes               Yes                No                  Yes
     74               No               Yes                No                   No
     75              Yes               Yes                Yes                 Yes
     76              Yes               Yes                Yes                 Yes
     77              Yes               Yes                Yes                  No
     78              Yes               Yes                No                   No
     79               No               No                 No                   No
     80               No               No                 No                   No
     81               No               No                 No                   No
     82               No               No                 No                   No
     83               No               Yes                No                   No
     84               No               No                 No                   No
     85              Yes               Yes                Yes                  No
     86               No               No                 No                   No
     87              Yes               Yes                Yes                  No
     88               No               No                 No                   No
     89               No               No                 No                   No
     90               No               Yes                No                   No
     91              Yes               Yes                Yes                 Yes
     92              Yes               Yes                Yes                  No
     93               No               No                 No                   No
     94               No               No                 No                   No
     95              Yes               Yes                No                   No
     96               No               No                 Yes                  No
     97               No               No                 No                  Yes
     98              Yes               Yes                No                   No
     99              Yes               Yes                Yes                  No
     100             Yes               Yes                No                   No
     101              No               No                 No                   No
     102             Yes               Yes                No                   No
     103              No               Yes                Yes                  No
     104             Yes               Yes                No                  Yes

     105             Yes               Yes                No                  Yes
     105             Yes               Yes                No                  Yes
     106              No               No                 No                   No
     107              No               Yes                Yes                  No
     108              No               Yes                No                   No
     109             Yes               Yes                No                   No
     110             Yes               Yes                Yes                  No
     111              No               No                 No                   No
     112             Yes               Yes                Yes                  No
     113             Yes               Yes                Yes                  No
     114              No               No                 No                   No
     115              No               No                 No                   No
     116              No               No                 No                   No
     117              No               No                 No                   No
     118              No               No                 No                   No
     119             Yes               Yes                No                  Yes
     120             Yes               Yes                No                   No
     121             Yes               Yes                No                   No
     122              No               No                 No                   No
     123              No               No                 No                   No
     124             Yes               Yes                No                   No
     125              No               No                 No                   No
     126              No               No                 No                   No
     127             Yes               Yes                No                   No
     128              No               No                 No                   No
     129             Yes               Yes                No                   No
     130              No               No                 No                   No
     131             Yes               Yes                No                   No
     132              No               No                 No                   No
     133             Yes               Yes                Yes                  No
     134             Yes               Yes                Yes                 Yes
     135             Yes               Yes                No                   No
     136             Yes               Yes                Yes                  No
     137              No               Yes                Yes                  No
     138              No               No                 No                   No
     139              No               No                 No                   No
     140              No               No                 No                  Yes
     141              No               No                 No                  Yes
     142             Yes               Yes                No                   No
     143              No               No                 No                   No
     144              No               No                 No                   No
     145              No               No                 No                   No
     146             Yes               Yes                Yes                  No
     147             Yes               Yes                Yes                 Yes

     148             Yes               Yes                Yes                  No
     148             Yes               Yes                Yes                  No
     149             Yes               Yes                No                   No

     150              No               No                 No                   No
     150              No               No                 No                   No
     151              No               Yes                Yes                 Yes
     152              No               No                 No                   No
     153              No               No                 No                   No
     154             Yes               Yes                No                   No
     155              No               No                 No                   No
     156              No               No                 No                   No
     157             Yes               Yes                No                   No
     158             Yes               Yes                No                  Yes
     159              No               No                 No                   No
     160             Yes               Yes                No                   No
     161             Yes               Yes                Yes                  No
     162             Yes               Yes                Yes                  No
     163              No               No                 No                   No
     164             Yes               Yes                No                   No
     165              No               No                 No                   No
     166              No               No                 No                   No
     167              No               No                 No                  Yes
     168             Yes               Yes                No                  Yes
     169              No               No                 No                   No
     170             Yes               Yes                No                   No
     171              No               No                 No                   No
     172             Yes               Yes                Yes                 Yes
     173             Yes               Yes                No                   No
     174              No               No                 No                   No
     175              No               No                 No                   No
     176             Yes               Yes                Yes                 Yes
     177             Yes               Yes                No                   No
     178             Yes               Yes                No                   No
     179              No               No                 No                   No
     180             Yes               Yes                Yes                  No
     181              No               No                 No                   No
     182             Yes               Yes                No                   No
     183              No               No                 No                   No
     184              No               No                 No                   No
     185             Yes               Yes                No                   No
     186             Yes               Yes                Yes                 Yes
     187              No               Yes                Yes                 Yes
     188             Yes               Yes                Yes                 Yes
     189              No               No                 No                   No
     190             Yes               Yes                Yes                 Yes
     191              No               No                 Yes                  No
     192              No               No                 Yes                  No
     193             Yes               Yes                No                   No
     194              No               No                 No                   No
     195             Yes               Yes                Yes                  No
     196             Yes               Yes                Yes                 Yes
     197              No               No                 No                   No
     198             Yes               Yes                No                  Yes
     199             Yes               Yes                No                  Yes
     200             Yes               No                 No                   No
     201             Yes               Yes                Yes                 Yes
     202              No               No                 No                   No
     203              No               No                 No                   No
     204             Yes               Yes                No                  Yes

                    36.5%             47.2%              27.4%               30.7%

  MORTGAGE                                      OTHER                                                   SPRINGING
  LOAN NO.                             ESCROW DESCRIPTION(15)                                     ESCROW DESCRIPTION(16)
--------------------------------------------------------------------------------------------------------------------------------

      1                                          NAP                                                RE Tax, Insurance
      2                                          NAP                                         RE Tax, Insurance, CapEx, Other
      3                       Tenant Reserve and Debt Service Coverage                          RE Tax, Insurance, TI/LC
      4                                          NAP                                                       NAP
      5                                    Tenant Reserve                                           Insurance, CapEx
      6                                          NAP                                                       NAP
      7                                  Ground Rent Reserve                                              TI/LC
      8                                          NAP                                                RE Tax, Insurance
      9                                          NAP                                         RE Tax, Insurance, CapEx, TI/LC
     10                                          NAP                                                RE Tax, Insurance
     11                                          NAP                                            RE Tax, Insurance, CapEx
     12                                          NAP                                            RE Tax, Insurance, TI/LC
     13                                          NAP                                                    Insurance
     14                                          NAP                                            RE Tax, Insurance, CapEx
     15                                          NAP                                            RE Tax, Insurance, CapEx
     16                                          NAP                                                       NAP

     17                                          NAP                                         RE Tax, Insurance, CapEx, Other
     17                                          NAP                                         RE Tax, Insurance, CapEx, Other
     17                                          NAP                                         RE Tax, Insurance, CapEx, Other
     18                                          NAP                                                Insurance, CapEx
     19                                          NAP                                            RE Tax, Insurance, CapEx
     20                                          NAP                                                  CapEx, TI/LC
     21                                          NAP                                                      CapEx
     22                                          NAP                                                      CapEx
     23                                          NAP                                            RE Tax, Insurance, CapEx
     24                                          NAP                                                       NAP
     25                                          NAP                                                       NAP
     26                                          NAP                                                       NAP
     27                                          NAP                                            RE Tax, Insurance, CapEx
     28                                          NAP                                                      CapEx
     29                                          NAP                                            RE Tax, Insurance, CapEx
     30                                          NAP                                            RE Tax, Insurance, CapEx
     31                                          NAP                                         RE Tax, Insurance, CapEx, TI/LC
     32                                          NAP                                                      TI/LC
     33                                          NAP                                                RE Tax, Insurance

     34                                          NAP                                                       NAP
     34                                          NAP                                                       NAP
     34                                          NAP                                                       NAP
     35                                          NAP                                                       NAP
     36                                          NAP                                                  TI/LC, Other
     37                                          NAP                                                      TI/LC
     38                                          NAP                                                RE Tax, Insurance
     39                                          NAP                                            RE Tax, Insurance, CapEx
     40                                          NAP                                                       NAP
     41                                          NAP                                                      TI/LC
     42                                  Seasonality Reserve                                        Insurance, CapEx
     43                                          NAP                                                Insurance, CapEx
     44                                          NAP                                                       NAP
     45                                  Seasonality Reserve                                               NAP
     46                                          NAP                                                RE Tax, Insurance
     47                                          NAP                                                      TI/LC
     48                                          NAP                                            RE Tax, Insurance, CapEx
     49                     New Tenant Reserve, Master Lease/Rent Reserve                    RE Tax, Insurance, CapEx, TI/LC
     50                                          NAP                                                      CapEx
     51                                 TI/LC Credit Reserve                                          CapEx, TI/LC
     52                                  Seasonality Reserve                                     Insurance, CapEx, Other
     53                                          NAP                                                       NAP
     54                                          NAP                                                      CapEx
     55                                    Tenant Reserve                                                  NAP

     56                                          NAP                                                Insurance, CapEx
     56                                          NAP                                                Insurance, CapEx
     56                                          NAP                                                Insurance, CapEx
     57                                    Tenant Reserve                                                 TI/LC
     58                                          NAP                                                       NAP
     59                                          NAP                                                       NAP
     60                                          NAP                                                      CapEx
     61                                          NAP                                         RE Tax, Insurance, CapEx, Other
     62           Casualty and Condemnation Insurance Reserve, Ground Lease Reserve          RE Tax, Insurance, CapEx, Other
     63                                          NAP                                                      TI/LC
     64                                          NAP                                                       NAP
     65                                          NAP                                            RE Tax, Insurance, TI/LC
     66                                          NAP                                                Insurance, CapEx
     67                                          NAP                                            RE Tax, Insurance, CapEx
     68                                          NAP                                            RE Tax, Insurance, CapEx
     69                                          NAP                                                       NAP
     70                                          NAP                                                RE Tax, Insurance
     71                                          NAP                                                RE Tax, Insurance
     72                                          NAP                                                       NAP
     73                                    Rent abatement                                                  NAP
     74                                          NAP                                                Insurance, CapEx
     75                                    Tenant Reserves                                                TI/LC
     76                                          NAP                                                      TI/LC
     77                                          NAP                                                       NAP
     78                                          NAP                                                  CapEx, TI/LC
     79                                          NAP                                                  TI/LC, Other
     80                                          NAP                                                  CapEx, TI/LC
     81                                          NAP                                            RE Tax, Insurance, CapEx
     82                                          NAP                                                      TI/LC
     83                                          NAP                                                       NAP
     84                                          NAP                                                       NAP
     85                                          NAP                                                      Other
     86                                          NAP                                                      TI/LC
     87                                          NAP                                                       NAP
     88                                          NAP                                            RE Tax, Insurance, CapEx
     89                                          NAP                                         RE Tax, Insurance, TI/LC, Other
     90                                          NAP                                                       NAP
     91                                          NAP                                                       NAP
     92                                          NAP                                                      TI/LC
     93                                          NAP                                            RE Tax, Insurance, CapEx
     94                                          NAP                                         RE Tax, Insurance, CapEx, TI/LC
     95                                          NAP                                                       NAP
     96                                          NAP                                            RE Tax, Insurance, CapEx
     97                                          NAP                                                      TI/LC
     98                                          NAP                                                      CapEx
     99                                          NAP                                                       NAP
     100                                         NAP                                                      TI/LC
     101                                         NAP                                            RE Tax, Insurance, TI/LC
     102                                         NAP                                                      CapEx
     103                                         NAP                                                    Insurance
     104                                         NAP                                                       NAP

     105                                         NAP                                                       NAP
     105                                         NAP                                                       NAP
     106                                         NAP                                                      TI/LC
     107                                         NAP                                                    Insurance
     108                                         NAP                                                       NAP
     109                                         NAP                                                       NAP
     110                                         NAP                                                       NAP
     111                                2010 Rollover Reserve                                RE Tax, Insurance, CapEx, TI/LC
     112                                   Tenant Reserve                                                  NAP
     113                                         NAP                                                       NAP
     114                                         NAP                                                       NAP
     115                                         NAP                                                RE Tax, Insurance
     116                                   Tenant Reserve                                       RE Tax, Insurance, TI/LC
     117                                         NAP                                                       NAP
     118                                 Special Tax Escrow                                     RE Tax, Insurance, CapEx
     119                                         NAP                                                       NAP
     120                                         NAP                                                       NAP
     121                                         NAP                                                      TI/LC
     122                                         NAP                                                       NAP
     123                                         NAP                                            RE Tax, Insurance, TI/LC
     124                                         NAP                                                      TI/LC
     125                                         NAP                                                       NAP
     126                                         NAP                                            RE Tax, Insurance, Other
     127                                         NAP                                                       NAP
     128                                         NAP                                         RE Tax, Insurance, TI/LC, Other
     129                                         NAP                                                  CapEx, TI/LC
     130                                         NAP                                         RE Tax, Insurance, CapEx, TI/LC
     131                                         NAP                                                      CapEx
     132                                         NAP                                                       NAP
     133                                         NAP                                                      TI/LC
     134                                         NAP                                                       NAP
     135                                         NAP                                                       NAP
     136                Vacant Space TI/LC, Severino Reserve, Earnout Reserve                             TI/LC
     137                                         NAP                                             Insurance, CapEx, TI/LC
     138                                         NAP                                         RE Tax, Insurance, CapEx, TI/LC
     139                                         NAP                                            RE Tax, Insurance, TI/LC
     140                                         NAP                                                       NAP
     141                                    Lease renewal                                                  NAP
     142                                         NAP                                                       NAP
     143                                         NAP                                                       NAP
     144                                         NAP                                         RE Tax, Insurance, CapEx, TI/LC
     145                                         NAP                                            RE Tax, Insurance, CapEx
     146                                         NAP                                                      CapEx
     147                                         NAP                                                       NAP

     148                                         NAP                                                       NAP
     148                                         NAP                                                       NAP
     149                                         NAP                                                       NAP

     150                                         NAP                                                       NAP
     150                                         NAP                                                       NAP
     151                                         NAP                                                Insurance, TI/LC
     152                                         NAP                                                      TI/LC
     153                                         NAP                                         RE Tax, Insurance, CapEx, TI/LC
     154                                         NAP                                                       NAP
     155                                         NAP                                                RE Tax, Insurance
     156                                         NAP                                                       NAP
     157                                         NAP                                                       NAP
     158                                         NAP                                                       NAP
     159                                         NAP                                                RE Tax, Insurance
     160                                         NAP                                                       NAP
     161                                         NAP                                                       NAP
     162                                         NAP                                                      TI/LC
     163                                         NAP                                                RE Tax, Insurance
     164                                         NAP                                                      TI/LC
     165                                         NAP                                            RE Tax, Insurance, TI/LC
     166                                         NAP                                                      TI/LC
     167                                         NAP                                         RE Tax, Insurance, CapEx, TI/LC
     168                                         NAP                                                       NAP
     169                                         NAP                                                       NAP
     170                                         NAP                                                       NAP
     171                                         NAP                                         RE Tax, Insurance, CapEx, TI/LC
     172                                         NAP                                                       NAP
     173                                         NAP                                                       NAP
     174                                         NAP                                         RE Tax, Insurance, CapEx, TI/LC
     175                                         NAP                                            RE Tax, Insurance, CapEx
     176                                         NAP                                                       NAP
     177                                         NAP                                                       NAP
     178                                         NAP                                                       NAP
     179                                         NAP                                                      TI/LC
     180                                         NAP                                                       NAP
     181                                         NAP                                         RE Tax, Insurance, TI/LC, Other
     182                                         NAP                                                       NAP
     183                                         NAP                                                       NAP
     184                                         NAP                                            RE Tax, Insurance, CapEx
     185                                         NAP                                                      Other
     186                                         NAP                                                       NAP
     187                        DSCR/Minimum Account Balance Reserve                                Insurance, TI/LC
     188                                         NAP                                                       NAP
     189                                         NAP                                                RE Tax, Insurance
     190                                         NAP                                                      TI/LC
     191                                         NAP                                            RE Tax, Insurance, TI/LC
     192                                         NAP                                            RE Tax, Insurance, TI/LC
     193                                         NAP                                                      TI/LC
     194                                         NAP                                         RE Tax, Insurance, CapEx, TI/LC
     195                                         NAP                                                       NAP
     196                                         NAP                                                       NAP
     197                                         NAP                                                       NAP
     198                                         NAP                                                      CapEx
     199                                         NAP                                                  CapEx, TI/LC
     200                                         NAP                                                  RE Tax, Other
     201                                         NAP                                                       NAP
     202                                         NAP                                                RE Tax, Insurance
     203                                         NAP                                            RE Tax, Insurance, TI/LC
     204                                         NAP                                                       NAP

  MORTGAGE     INITIAL CAPITAL EXPENDITURE      MONTHLY CAPITAL EXPENDITURE       CURRENT CAPITAL EXPENDITURE
  LOAN NO.          ESCROW REQUIREMENT(17)           ESCROW REQUIREMENT(18)                ESCROW BALANCE(19)
--------------------------------------------------------------------------------------------------------------

      1                                 $0                               $0                                $0
      2                                 $0                               $0                                $0
      3                                 $0                               $0                                $0
      4                                 $0                           $2,973                                $0
      5                                 $0                               $0                                $0
      6                            $58,308                          $58,308                                $0
      7                                 $0                           $6,416                                $0
      8                                 $0                               $0                                $0
      9                                 $0                               $0                                $0
     10                                 $0                               $0                                $0
     11                                 $0                               $0                                $0
     12                                 $0                           $1,807                            $1,807
     13                                 $0                           $4,550                                $0
     14                                 $0                               $0                                $0
     15                                 $0                               $0                                $0
     16                                 $0                               $0                                $0

     17                                 $0                               $0                                $0
     17                                 $0                               $0                                $0
     17                                 $0                               $0                                $0
     18                                 $0                               $0                                $0
     19                                 $0                               $0                                $0
     20                                 $0                               $0                                $0
     21                                 $0                               $0                                $0
     22                                 $0                               $0                                $0
     23                                 $0                               $0                                $0
     24                                 $0                               $0                                $0
     25                                 $0                               $0                                $0
     26                               $527                             $527                            $1,053
     27                                 $0                               $0                                $0
     28                                 $0                               $0                                $0
     29                                 $0                               $0                                $0
     30                                 $0                               $0                                $0
     31                                 $0                               $0                                $0
     32                                 $0                               $0                                $0
     33                                 $0                               $0                                $0

     34                                 $0                               $0                                $0
     34                                 $0                               $0                                $0
     34                                 $0                               $0                                $0
     35                                 $0                           $1,046                                $0
     36                                 $0                               $0                                $0
     37                                 $0                           $1,619                            $4,857
     38                                 $0                               $0                                $0
     39                                 $0                               $0                                $0
     40                                 $0                               $0                                $0
     41                                 $0                           $1,246                            $3,738
     42                           $132,000                               $0                          $132,149
     43                                 $0                               $0                                $0
     44                           $860,000     4% of Monthly Gross Revenues                          $862,487
     45                                 $0                           $9,194                                $0
     46                                 $0                               $0                                $0
     47                                 $0                               $0                                $0
     48                                 $0                               $0                                $0
     49                                 $0                               $0                                $0
     50                                 $0                               $0                                $0
     51                            $10,335                               $0                           $10,678
     52                           $123,000                               $0                          $123,148
     53                                 $0                               $0                                $0
     54                                 $0                               $0                                $0
     55                                 $0                               $0                                $0

     56                                 $0                               $0                                $0
     56                                 $0                               $0                                $0
     56                                 $0                               $0                                $0
     57                                 $0                               $0                                $0
     58                                 $0                           $5,917                                $0
     59                               $585                             $585                              $585
     60                                 $0                               $0                                $0
     61                                 $0                               $0                                $0
     62                                 $0                             $704                                $0
     63                                 $0                             $457                                $0
     64                                 $0                               $0                                $0
     65                               $842                             $842                                $0
     66                                 $0                               $0                                $0
     67                                 $0                               $0                                $0
     68                                 $0                               $0                                $0
     69                                 $0                           $6,699                                $0
     70                                 $0                               $0                                $0
     71                                 $0                               $0                                $0
     72                                 $0                           $5,642                                $0
     73                                 $0                               $0                                $0
     74                                 $0                               $0                                $0
     75                                 $0                             $256                                $0
     76                                 $0                             $840                              $840
     77                                 $0                           $5,333                                $0
     78                                 $0                               $0                                $0
     79                                 $0                               $0                                $0
     80                                 $0                               $0                                $0
     81                                 $0                               $0                                $0
     82                                 $0                               $0                                $0
     83                                 $0                               $0                                $0
     84                                 $0                               $0                                $0
     85                                 $0                           $3,583                            $3,583
     86                                 $0                               $0                                $0
     87                                 $0                           $3,333                            $3,333
     88                                 $0                               $0                                $0
     89                                 $0                               $0                                $0
     90                                 $0                               $0                                $0
     91                             $1,692                           $1,692                            $3,385
     92                                 $0                           $2,103                            $4,206
     93                                 $0                               $0                                $0
     94                                 $0                               $0                                $0
     95                                 $0                               $0                                $0
     96                            $85,000                               $0                           $85,362
     97                                 $0                               $0                                $0
     98                                 $0                               $0                                $0
     99                                 $0                           $4,984                                $0
     100                                $0                               $0                                $0
     101                                $0                               $0                                $0
     102                                $0                               $0                                $0
     103                                $0                             $416                              $416
     104                                $0                               $0                                $0

     105                                $0                               $0                                $0
     105                                $0                               $0                                $0
     106                                $0                               $0                                $0
     107                                $0                           $6,140                           $85,960
     108                                $0                               $0                                $0
     109                                $0                               $0                                $0
     110                                $0                             $625                            $1,250
     111                                $0                               $0                                $0
     112                              $269                             $269                              $269
     113                                $0                           $4,087                                $0
     114                                $0                               $0                                $0
     115                                $0                               $0                                $0
     116                                $0                               $0                                $0
     117                                $0                               $0                                $0
     118                                $0                               $0                                $0
     119                                $0                               $0                                $0
     120                                $0                               $0                                $0
     121                                $0                               $0                                $0
     122                                $0                               $0                                $0
     123                                $0                               $0                                $0
     124                                $0                               $0                                $0
     125                                $0                               $0                                $0
     126                                $0                               $0                                $0
     127                                $0                               $0                                $0
     128                                $0                               $0                                $0
     129                                $0                               $0                                $0
     130                                $0                               $0                                $0
     131                                $0                               $0                                $0
     132                                $0                               $0                                $0
     133                                $0                             $387                              $774
     134                                $0                             $270                              $810
     135                                $0                               $0                                $0
     136                                $0                             $430                                $0
     137                            $6,012                               $0                            $6,012
     138                                $0                               $0                                $0
     139                                $0                               $0                                $0
     140                                $0                               $0                                $0
     141                                $0                               $0                                $0
     142                                $0                               $0                                $0
     143                                $0                               $0                                $0
     144                                $0                               $0                                $0
     145                                $0                               $0                                $0
     146                                $0                          $10,000                           $20,000
     147                           $31,563                           $2,000                           $39,563

     148                                $0                             $886                                $0
     148                                $0                             $692                                $0
     149                                $0                               $0                                $0

     150                                $0                               $0                                $0
     150                                $0                               $0                                $0
     151                                $0                             $571                            $1,142
     152                                $0                               $0                                $0
     153                                $0                               $0                                $0
     154                                $0                               $0                                $0
     155                                $0                               $0                                $0
     156                                $0                               $0                                $0
     157                                $0                               $0                                $0
     158                                $0                               $0                                $0
     159                                $0                               $0                                $0
     160                                $0                               $0                                $0
     161                          $200,000                           $2,284                          $202,432
     162                                $0                             $250                              $250
     163                                $0                               $0                                $0
     164                                $0                               $0                                $0
     165                                $0                               $0                                $0
     166                                $0                               $0                                $0
     167                                $0                               $0                                $0
     168                                $0                               $0                                $0
     169                                $0                               $0                                $0
     170                                $0                               $0                                $0
     171                                $0                               $0                                $0
     172                                $0                             $195                                $0
     173                                $0                               $0                                $0
     174                                $0                               $0                                $0
     175                                $0                               $0                                $0
     176                                $0                              $94                                $0
     177                                $0                               $0                                $0
     178                                $0                               $0                                $0
     179                                $0                               $0                                $0
     180                                $0                             $263                            $1,315
     181                                $0                               $0                                $0
     182                                $0                               $0                                $0
     183                                $0                               $0                                $0
     184                                $0                               $0                                $0
     185                                $0                               $0                                $0
     186                                $0                             $528                            $1,584
     187                                $0                             $116                              $464
     188                                $0                              $91                              $273
     189                                $0                               $0                                $0
     190                                $0                             $105                              $105
     191                                $0                             $142                              $142
     192                                $0                             $160                                $0
     193                                $0                               $0                                $0
     194                                $0                               $0                                $0
     195                                $0                             $258                              $774
     196                                $0                             $225                              $225
     197                                $0                               $0                                $0
     198                                $0                               $0                                $0
     199                                $0                               $0                                $0
     200                                $0                               $0                                $0
     201                                $0                             $260                              $260
     202                                $0                               $0                                $0
     203                                $0                               $0                                $0
     204                                $0                               $0                                $0

                                $1,510,133                         $162,402                        $1,605,232

  MORTGAGE                INITIAL TI/LC               MONTHLY TI/LC         CURRENT TI/LC   ENVIRONMENTAL           INTEREST
  LOAN NO.       ESCROW REQUIREMENT(20)      ESCROW REQUIREMENT(21)    ESCROW BALANCE(22)     INSURANCE          ACCRUAL METHOD
-------------------------------------------------------------------------------------------------------------------------------

      1                              $0                          $0                    $0         No               Actual/360
      2                              $0                          $0                    $0         No               Actual/360
      3                              $0                          $0                    $0         No               Actual/360
      4                              $0                     $21,838                    $0         No               Actual/360
      5                         $10,417                     $10,417               $41,709         No               Actual/360
      6                              $0                          $0                    $0         No               Actual/360
      7                              $0                      $8,085                    $0         No               Actual/360
      8                              $0                          $0                    $0         No               Actual/360
      9                              $0                          $0                    $0         No               Actual/360
     10                              $0                          $0                    $0         No               Actual/360
     11                              $0                          $0                    $0         No               Actual/360
     12                              $0                      $6,153                $6,153         No               Actual/360
     13                              $0                          $0                    $0         No               Actual/360
     14                              $0                          $0                    $0         No               Actual/360
     15                              $0                          $0                    $0         No                 30/360
     16                              $0                          $0                    $0         No               Actual/360
                                                                                                                   Actual/360
     17                              $0                          $0                    $0         No               Actual/360
     17                              $0                          $0                    $0         No               Actual/360
     17                              $0                          $0                    $0         No               Actual/360
     18                              $0                          $0                    $0         No               Actual/360
     19                              $0                          $0                    $0         No               Actual/360
     20                              $0                          $0                    $0         No               Actual/360
     21                              $0                          $0                    $0         No               Actual/360
     22                              $0                          $0                    $0         No               Actual/360
     23                              $0                          $0                    $0         No               Actual/360
     24                              $0                          $0                    $0         No               Actual/360
     25                              $0                          $0                    $0         No               Actual/360
     26                          $4,583                      $4,583                $9,170         No               Actual/360
     27                              $0                          $0                    $0         No               Actual/360
     28                              $0                          $0                    $0         No               Actual/360
     29                              $0                          $0                    $0         No                 30/360
     30                              $0                          $0                    $0         No               Actual/360
     31                              $0                          $0                    $0         No               Actual/360
     32                              $0                          $0                    $0         No               Actual/360
     33                              $0                          $0                    $0         No               Actual/360
                                                                                                                   Actual/360
     34                              $0                          $0                    $0         No               Actual/360
     34                              $0                          $0                    $0         No               Actual/360
     34                              $0                          $0                    $0         No               Actual/360
     35                              $0                      $7,078                    $0         No               Actual/360
     36                              $0                          $0                    $0         No               Actual/360
     37                              $0                          $0                    $0         No               Actual/360
     38                              $0                          $0                    $0         No               Actual/360
     39                              $0                          $0                    $0         No                 30/360
     40                              $0                          $0                    $0         No               Actual/360
     41                              $0                          $0                    $0         No               Actual/360
     42                              $0                          $0                    $0         No               Actual/360
     43                              $0                          $0                    $0         No               Actual/360
     44                              $0                          $0                    $0         No               Actual/360
     45                              $0                          $0                    $0         No               Actual/360
     46                              $0                          $0                    $0         No               Actual/360
     47                              $0                          $0                    $0         No               Actual/360
     48                              $0                          $0                    $0         No               Actual/360
     49                              $0                      $4,313                    $0         No               Actual/360
     50                              $0                          $0                    $0         No               Actual/360
     51                         $60,000                          $0               $61,989         No               Actual/360
     52                              $0                          $0                    $0         No               Actual/360
     53                              $0                          $0                    $0         No               Actual/360
     54                              $0                          $0                    $0         No               Actual/360
     55                              $0                      $3,150                    $0         No               Actual/360
                                                                                                                   Actual/360
     56                              $0                          $0                    $0         No               Actual/360
     56                              $0                          $0                    $0         No               Actual/360
     56                              $0                          $0                    $0         No               Actual/360
     57                              $0                          $0                    $0         No               Actual/360
     58                              $0                          $0                    $0         No               Actual/360
     59                          $3,333                      $3,333                $3,333         No               Actual/360
     60                              $0                          $0                    $0         No               Actual/360
     61                              $0                          $0                    $0         No               Actual/360
     62                              $0                          $0                    $0         No               Actual/360
     63                              $0                          $0                    $0         No               Actual/360
     64                              $0                          $0                    $0         No               Actual/360
     65                              $0                          $0                    $0         No               Actual/360
     66                              $0                          $0                    $0         No               Actual/360
     67                              $0                          $0                    $0         No               Actual/360
     68                              $0                          $0                    $0         No               Actual/360
     69                              $0                          $0                    $0         No               Actual/360
     70                              $0                          $0                    $0         No               Actual/360
     71                              $0                          $0                    $0         No               Actual/360
     72                              $0                          $0                    $0         No               Actual/360
     73                    $100,000 LOC                          $0          $100,000 LOC         No               Actual/360
     74                              $0                          $0                    $0         No               Actual/360
     75                              $0                      $1,838                    $0         No               Actual/360
     76                        $340,000                      $3,667              $344,052         No               Actual/360
     77                              $0                          $0                    $0         No               Actual/360
     78                              $0                          $0                    $0         No               Actual/360
     79                              $0                          $0                    $0         No               Actual/360
     80                              $0                          $0                    $0         No               Actual/360
     81                              $0                          $0                    $0         No               Actual/360
     82                              $0                          $0                    $0         No               Actual/360
     83                              $0                          $0                    $0         No               Actual/360
     84                              $0                          $0                    $0         No               Actual/360
     85                              $0                          $0                    $0         No               Actual/360
     86                              $0                          $0                    $0         No               Actual/360
     87                              $0                          $0                    $0         No               Actual/360
     88                              $0                          $0                    $0         No               Actual/360
     89                              $0                          $0                    $0         No               Actual/360
     90                              $0                          $0                    $0         No               Actual/360
     91                          $4,583                      $4,583                $9,167         No               Actual/360
     92                              $0                          $0                    $0         No               Actual/360
     93                              $0                          $0                    $0         No               Actual/360
     94                              $0                          $0                    $0         No               Actual/360
     95                              $0                          $0                    $0    Yes - Group           Actual/360
     96                              $0                          $0                    $0         No               Actual/360
     97                              $0                      $2,564                $7,692         No               Actual/360
     98                              $0                          $0                    $0         No               Actual/360
     99                              $0                          $0                    $0         No               Actual/360
     100                             $0                          $0                    $0         No               Actual/360
     101                             $0                          $0                    $0    Yes - Group           Actual/360
     102                             $0                          $0                    $0         No               Actual/360
     103                             $0                          $0                    $0         No               Actual/360
     104                             $0                      $3,825                    $0    Yes - Group           Actual/360
                                                                                                                   Actual/360
     105                             $0                        $784                    $0         No               Actual/360
     105                             $0                        $641                    $0         No               Actual/360
     106                             $0                          $0                    $0         No               Actual/360
     107                             $0                          $0                    $0         No               Actual/360
     108                             $0                          $0                    $0         No               Actual/360
     109                             $0                          $0                    $0    Yes - Group           Actual/360
     110                             $0                          $0                    $0    Yes - Group           Actual/360
     111                             $0                          $0                    $0         No               Actual/360
     112                             $0                          $0                    $0         No               Actual/360
     113                             $0                          $0                    $0         No               Actual/360
     114                             $0                          $0                    $0         No               Actual/360
     115                             $0                          $0                    $0         No               Actual/360
     116                             $0                          $0                    $0         No               Actual/360
     117                             $0                          $0                    $0         No               Actual/360
     118                             $0                          $0                    $0         No               Actual/360
     119                         $2,521                      $2,521                $2,521         No               Actual/360
     120                             $0                          $0                    $0         No               Actual/360
     121                             $0                          $0                    $0         No               Actual/360
     122                             $0                          $0                    $0         No               Actual/360
     123                             $0                          $0                    $0         No               Actual/360
     124                             $0                          $0                    $0         No               Actual/360
     125                             $0                          $0                    $0         No               Actual/360
     126                             $0                          $0                    $0         No               Actual/360
     127                             $0                          $0                    $0         No               Actual/360
     128                             $0                          $0                    $0         No               Actual/360
     129                             $0                          $0                    $0    Yes - Group           Actual/360
     130                             $0                          $0                    $0         No               Actual/360
     131                             $0                          $0                    $0         No               Actual/360
     132                             $0                          $0                    $0         No               Actual/360
     133                             $0                          $0                    $0    Yes - Group           Actual/360
     134                             $0                        $951                $2,853         No               Actual/360
     135                             $0                          $0                    $0    Yes - Group           Actual/360
     136                             $0                          $0                    $0         No               Actual/360
     137                             $0                          $0                    $0         No               Actual/360
     138                             $0                          $0                    $0         No               Actual/360
     139                             $0                          $0                    $0         No               Actual/360
     140                             $0                        $825                    $0         No               Actual/360
     141                       $150,000                          $0              $150,260         No               Actual/360
     142                             $0                          $0                    $0    Yes - Group           Actual/360
     143                             $0                          $0                    $0         No               Actual/360
     144                             $0                          $0                    $0    Yes - Group           Actual/360
     145                             $0                          $0                    $0         No               Actual/360
     146                             $0                          $0                    $0    Yes - Group           Actual/360
     147                        $25,000                          $0               $25,000    Yes - Group           Actual/360
                                                                                                                   Actual/360
     148                             $0                          $0                    $0    Yes - Group           Actual/360
     148                             $0                          $0                    $0    Yes - Group           Actual/360
     149                             $0                          $0                    $0    Yes - Group           Actual/360
                                                                                                                   Actual/360
     150                             $0                          $0                    $0         No               Actual/360
     150                             $0                          $0                    $0         No               Actual/360
     151                        $50,000                      $1,667               $53,334         No               Actual/360
     152                             $0                          $0                    $0         No               Actual/360
     153                             $0                          $0                    $0    Yes - Group           Actual/360
     154                             $0                          $0                    $0         No               Actual/360
     155                             $0                          $0                    $0         No               Actual/360
     156                             $0                          $0                    $0         No               Actual/360
     157                             $0                          $0                    $0         No               Actual/360
     158                             $0                      $1,211                    $0         No               Actual/360
     159                             $0                          $0                    $0         No               Actual/360
     160                             $0                          $0                    $0    Yes - Group           Actual/360
     161                             $0                          $0                    $0    Yes - Group           Actual/360
     162                             $0                          $0                    $0    Yes - Group           Actual/360
     163                             $0                          $0                    $0    Yes - Group           Actual/360
     164                             $0                          $0                    $0         No               Actual/360
     165                             $0                          $0                    $0         No               Actual/360
     166                             $0                          $0                    $0         No               Actual/360
     167                             $0                      $7,000                    $0    Yes - Group           Actual/360
     168                        $50,000                          $0               $50,151         No               Actual/360
     169                             $0                          $0                    $0         No               Actual/360
     170                             $0                          $0                    $0         No               Actual/360
     171                             $0                          $0                    $0    Yes - Group           Actual/360
     172                        $40,000                        $823               $40,000         No               Actual/360
     173                             $0                          $0                    $0    Yes - Group           Actual/360
     174                             $0                          $0                    $0    Yes - Group           Actual/360
     175                             $0                          $0                    $0    Yes - Group           Actual/360
     176                       $115,000                        $410              $115,000    Yes - Group           Actual/360
     177                             $0                          $0                    $0    Yes - Group           Actual/360
     178                             $0                          $0                    $0    Yes - Group           Actual/360
     179                             $0                          $0                    $0         No               Actual/360
     180                             $0                          $0                    $0    Yes - Group           Actual/360
     181                             $0                          $0                    $0    Yes - Group           Actual/360
     182                             $0                          $0                    $0    Yes - Group           Actual/360
     183                             $0                          $0                    $0         No               Actual/360
     184                             $0                          $0                    $0    Yes - Group           Actual/360
     185                             $0                          $0                    $0         No               Actual/360
     186                             $0                      $1,171                $3,513         No               Actual/360
     187                        $11,943                          $0                    $0    Yes - Group           Actual/360
     188                             $0                        $632                $1,895    Yes - Group           Actual/360
     189                             $0                          $0                    $0    Yes - Group           Actual/360
     190                             $0                        $350                  $350         No               Actual/360
     191                             $0                          $0                    $0         No               Actual/360
     192                             $0                          $0                    $0    Yes - Group           Actual/360
     193                             $0                          $0                    $0    Yes - Group           Actual/360
     194                             $0                          $0                    $0         No               Actual/360
     195                             $0                          $0                    $0    Yes - Group           Actual/360
     196                             $0                      $2,000                $2,000    Yes - Group           Actual/360
     197                             $0                          $0                    $0         No               Actual/360
     198                             $0                        $834                $1,669         No               Actual/360
     199                             $0                        $933                $2,800    Yes - Group           Actual/360
     200                             $0                          $0                    $0         No               Actual/360
     201                        $50,000                        $206               $50,206         No               Actual/360
     202                             $0                          $0                    $0    Yes - Group           Actual/360
     203                             $0                          $0                    $0    Yes - Group           Actual/360
     204                        $20,000                        $177               $20,531    Yes - Group           Actual/360

                             $1,037,381                    $108,564            $1,105,348

                                                                      PREPAYMENT CODE(24)
  MORTGAGE                          -----------------------------------------------------------------------------------------
  LOAN NO.     SEASONING(23)         LO    DEF      DEF/YM1.00      DEF/YM     YM3.00     YM2.00     YM1.00     YM     OPEN
-----------------------------------------------------------------------------------------------------------------------------

      1              1                                                88                                        25      7
      2              1               23                                                                90        5      2
      3              0               24     94                                                                          2
      4              0               24     92                                                                          4
      5              4                                                           36                    83               1
      6              0               24     95                                                                          1
      7              1               25     57                                                                          1
      8              2               26                 81                                                              13
      9              1               25                 91                                                              4
     10              2               24                                                                92               4
     11              0               24     93                                                                          3
     12              2               35     81                                                                          4
     13              1               35     81                                                                          4
     14              1               25                 88                                                              7
     15              1               35                                                                83               2
     16              0               24     93                                                                          3
                     3               27     88                                                                          4
     17              3               27     88                                                                          4
     17              3               27     88                                                                          4
     17              3               27     88                                                                          4
     18              2               26     90                                                                          4
     19              1               25                                                                91               4
     20              1               25     31                                                                          4
     21              1               25     90                                                                          5
     22              1               25     90                                                                          5
     23              2               26     90                                                                          4
     24              2               26     87                                                                          7
     25              2               26                 51                                                              7
     26              2               26     92                                                                          2
     27              0               35     81                                                                          4
     28              1               25     90                                                                          5
     29              1               35                                                                83               2
     30              3               23                                                                60               1
     31              4               28                                                                28               4
     32              0                                                                                 117              3
     33              4               28    151                                                                          1
                     2               26                                                                92               2
     34              2               26                                                                92               2
     34              2               26                                                                92               2
     34              2               26                                                                92               2
     35              0               35     81                                                                          4
     36              2               26     90                                                                          4
     37              4               35     83                                                                          2
     38              1               25                                                                91               4
     39              1               35                                                                83               2
     40              1                                                                                 118              2
     41              4               35                 81                                                              4
     42              2               26     90                                                                          4
     43              2               26     90                                                                          4
     44              1               25     91                                                                          4
     45              0               35                                                                81               4
     46              1               35     81                                                                          4
     47              1               25     92                                                                          3
     48              0               35     81                                                                          4
     49              2               26                                                                90               4
     50              1               25     90                                                                          5
     51              11              35     80                                                                          5
     52              2               26     90                                                                          4
     53              4               35     83                                                                          2
     54              1               25     93                                                                          2
     55              1               25     92                                                                          3
                     3               27     89                                                                          4
     56              3               27     89                                                                          4
     56              3               27     89                                                                          4
     56              3               27     89                                                                          4
     57              0               24     94                                                                          2
     58              1               25     93                                                                          2
     59              1               25     93                                                                          2
     60              1               25     90                                                                          5
     61              5               29    147                                                                          4
     62              6               23                                                                155              2
     63              2               26     90                                                                          4
     64              1               25     93                                                                          2
     65              4               28     91                                                                          1
     66              2               26     90                                                                          4
     67              2               26     90                                                                          4
     68              1               23                                                                153              4
     69              1               35     81                                                                          4
     70              1               35     81                                                                          4
     71              1               25     91                                                                          4
     72              1               35     81                                                                          4
     73              1               25     93                                                                          2
     74              3               35     45                                                                          4
     75              1               25     91                                                                          4
     76              2               35                 81                                                              4
     77              1               35     81                                                                          4
     78              2               35     81                                                                          4
     79              1               25                                                                213              2
     80              2               26    210                                                                          4
     81              1               25     90                                                                          5
     82              1               25                                                                93               2
     83              1               35     81                                                                          4
     84              3               35     81                                                                          4
     85              2               35     81                                                                          4
     86              2               26     92                                                                          2
     87              2               35                 45                                                              4
     88              2               26     90                                                                          4
     89              1               25     91                                                                          4
     90              1               35     81                                                                          4
     91              2               26     92                                                                          2
     92              3               35     83                                                                          2
     93              2               26     91                                                                          3
     94              0               24                                                                92               4
     95              3               35                 45                                                              4
     96              7               31     85                                                                          4
     97              4               35     81                                                                          4
     98              4               35     81                                                                          4
     99              1               35     81                                                                          4
     100             1               25                                                                93               2
     101             0               35     81                                                                          4
     102             3               27     92                                                                          1
     103             3               27     89                                                                          4
     104             1               35                 81                                                              4
                     2               35                 81                                                              4
     105             2               35                 81                                                              4
     105             2               35                 81                                                              4
     106             1               25                                                                93               2
     107             16              40     73                                                                          7
     108             3               35                 81                                                              4
     109             2               35                 81                                                              4
     110             3               35     83                                                                          2
     111             4               28     88                                                                          4
     112             0               24     95                                                                          1
     113             1               35     81                                                                          4
     114             1               25                                                                93               2
     115             0               35     81                                                                          4
     116             3               27     89                                                                          4
     117             2               26                                                                92               2
     118             0               24     94                                                                          2
     119             1               25                                                                93               2
     120             1               25                                                                93               2
     121             2               26                                                                92               2
     122             2               26                                                                91               3
     123             4               28     88                                                                          4
     124             2               35     81                                                                          4
     125             2               26                                                                92               2
     126             3               27     89                                                                          4
     127             1               25                                                                91               4
     128             4               28     88                                                                          4
     129             1               35     83                                                                          2
     130             2               26                                                                90               4
     131             1               25     90                                                                          5
     132             1               25                                                                93               2
     133             3               27     26                                                                          7
     134             4               35                 81                                                              4
     135             3               35                 45                                                              4
     136             1               25     91                                                                          4
     137             2               26     89                                                                          5
     138             1               25                 91                                                              4
     139             1               25                 90                                                              5
     140             1               25                                                                92               3
     141             1               25                                                                93               2
     142             3               35                 45                                                              4
     143             4               35                 81                                                              4
     144             1               35     81                                                                          4
     145             2               26     90                                                                          4
     146             3               35     81                                                                          4
     147             5               35     81                                                                          4
                     1               25                 91                                                              4
     148             1               25                 91                                                              4
     148             1               25                 91                                                              4
     149             1               35     81                                                                          4
                     1               25                                                                93               2
     150             1               25                                                                93               2
     150             1               25                                                                93               2
     151             4               28                 88                                                              4
     152             1               35     81                                                                          4
     153             2               35     81                                                                          4
     154             1               25                                                                93               2
     155             2               26     90                                                                          4
     156             1               25                                                                93               2
     157             3               35     81                                                                          4
     158             1               35     81                                                                          4
     159             2               26                 87                                                              7
     160             0               35                 81                                                              4
     161             2               35                 45                                                              4
     162             2               35     81                                                                          4
     163             3               35     81                                                                          4
     164             4               35     81                                                                          4
     165             3               27     89                                                                          4
     166             1               35     81                                                                          4
     167             2               35     83                                                                          2
     168             1               25                                                                93               2
     169             1               25                                                                93               2
     170             3               35                 81                                                              4
     171             2               35     81                                                                          4
     172             1               35     81                                                                          4
     173             2               35     81                                                                          4
     174             4               35     81                                                                          4
     175             3               35     81                                                                          4
     176             1               25     91                                                                          4
     177             2               35     81                                                                          4
     178             1               35     81                                                                          4
     179             2               26                                                                92               2
     180             6               35     81                                                                          4
     181             1               35     81                                                                          4
     182             1               35                 81                                                              4
     183             1               25                                                                93               2
     184             2               36    140                                                                          4
     185             2               26                 92                                                              2
     186             4               35     81                                                                          4
     187             5               35     81                                                                          4
     188             4               35     81                                                                          4
     189             4               35                141                                                              4
     190             3               27     89                                                                          4
     191             2               26     90                                                                          4
     192             1               25     91                                                                          4
     193             1               35     81                                                                          4
     194             5               29     87                                                                          4
     195             4               35     81                                                                          4
     196             2               35     83                                                                          2
     197             1               25                                                                93               2
     198             3               35     81                                                                          4
     199             4               35     83                                                                          2
     200             1               25     91                                                                          4
     201             2               35     81                                                                          4
     202             1               35                 81                                                              4
     203             2               35                 81                                                              4
     204             4               35                 81                                                              4

                     2

  MORTGAGE          YM         ADMINISTRATIVE
  LOAN NO.      FORMULA(25)    COST RATE(26)
----------------------------------------------

      1              A             3.165
      2              B             3.165
      3                            3.165
      4                            3.165
      5              C             3.165
      6                            3.165
      7                            2.165
      8              D             3.165
      9              E             3.165
     10              F             2.165
     11                            3.165
     12                            3.165
     13                            3.165
     14              G             3.165
     15              H             3.165
     16                            3.165
                                   3.165

     17                            3.165
     17                            3.165
     17                            3.165
     18                            3.165
     19              I             2.165
     20                            2.165
     21                            2.165
     22                            2.165
     23                            2.165
     24                            2.165
     25              J             2.165
     26                            3.165
     27                            3.165
     28                            2.165
     29              H             3.165
     30              K             3.165
     31              L             2.165
     32              M             3.165
     33                            3.165
                     M             3.165
     34              M             3.165
     34              M             3.165
     34              M             3.165
     35                            3.165
     36                            8.165
     37                            3.165
     38              I             2.165
     39              H             3.165
     40              M             3.165
     41              E             3.165
     42                            3.165
     43                            3.165
     44                            3.165
     45              E             3.165
     46                            3.165
     47                            3.165
     48                            3.165
     49              N             10.165
     50                            2.165
     51                            2.165
     52                            3.165
     53                            3.165
     54                            3.165
     55                            3.165
                                   2.165

     56                            2.165
     56                            2.165
     56                            2.165
     57                            3.165
     58                            3.165
     59                            3.165
     60                            2.165
     61                            3.165
     62              O             3.165
     63                            2.165
     64                            3.165
     65                            3.165
     66                            3.165
     67                            3.165
     68              P             12.165
     69                            3.165
     70                            3.165
     71                            3.165
     72                            3.165
     73                            3.165
     74                            3.165
     75                            2.165
     76              E             3.165
     77                            3.165
     78                            3.165
     79              Q             3.165
     80                            2.165
     81                            3.165
     82              Q             3.165
     83                            3.165
     84                            3.165
     85                            3.165
     86                            3.165
     87              E             7.165
     88                            3.165
     89                            2.165
     90                            3.165
     91                            3.165
     92                            3.165
     93                            3.165
     94              R             2.165
     95              E             3.165
     96                            3.165
     97                            3.165
     98                            3.165
     99                            3.165
     100             Q             3.165
     101                           3.165
     102                           3.165
     103                           2.165
     104             E             3.165
                     E             3.165
     105             E             3.165
     105             E             3.165
     106             Q             3.165
     107                           2.165
     108             E             3.165
     109             E             3.165
     110                           3.165
     111                           2.165
     112                           3.165
     113                           3.165
     114             Q             3.165
     115                           3.165
     116                           9.165
     117             Q             3.165
     118                           3.165
     119             Q             3.165
     120             Q             3.165
     121             Q             3.165
     122             Q             3.165
     123                           7.165
     124                           3.165
     125             Q             3.165
     126                           2.165
     127             Q             3.165
     128                           2.165
     129                           3.165
     130             N             10.165
     131                           2.165
     132             Q             3.165
     133                           3.165
     134             E             3.165
     135             E             6.165
     136                           2.165
     137                           2.165
     138             E             6.165
     139             S             3.165
     140             Q             3.165
     141             Q             3.165
     142             E             6.165
     143             E             7.165
     144                           6.165
     145                           3.165
     146                           3.165
     147                           3.165
                     E             3.165
     148             E             3.165
     148             E             3.165
     149                           3.165
                     Q             3.165
     150             Q             3.165
     150             Q             3.165
     151             T             2.165
     152                           6.165
     153                           6.165
     154             Q             3.165
     155                           2.165
     156             Q             3.165
     157                           3.165
     158                           3.165
     159             U             2.165
     160             E             6.165
     161             E             7.165
     162                           3.165
     163                           6.165
     164                           3.165
     165                           2.165
     166                           9.165
     167                           3.165
     168             Q             3.165
     169             Q             3.165
     170             E             3.165
     171                           13.165
     172                           3.165
     173                           3.165
     174                           9.165
     175                           9.165
     176                           3.165
     177                           3.165
     178                           6.165
     179             Q             3.165
     180                           3.165
     181                           9.165
     182             E             13.165
     183             Q             3.165
     184                           9.165
     185             Q             3.165
     186                           3.165
     187                           6.165
     188                           3.165
     189             E             15.165
     190                           2.165
     191                           9.165
     192                           9.165
     193                           6.165
     194                           2.165
     195                           3.165
     196                           3.165
     197             Q             3.165
     198                           6.165
     199                           3.165
     200                           2.165
     201                           3.165
     202             E             15.165
     203             E             19.165
     204             E             15.165

                                   3.272

FOOTNOTES TO APPENDIX II AND III

1     "WFB," "BSCMI," "PCFII", and "MSMC," denote Wells Fargo Bank, National
      Association, Bear Stearns Commercial Mortgage, Inc., Principal Commercial
      Funding II, LLC, and Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

      With respect to Mortgage Loan No. 8, 436 North Bedford Drive, the loan was co-originated by PCFII and MSMC.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
      Nos. 17, 34, 56, 105, 148 and 150. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or
      Underwritable Cash Flows. For the purpose of the statistical information set forth in this Prospectus Supplement as to such
      single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
      Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
      "Percent Leased" was determined based on such information.

5     Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

      With respect to Mortgage Loan No. 7, 360 Spear Street, the property is subject to a ground lease, under which terms the borrower has a fee estate purchase option. The borrower has given notice to the ground lessor of its intended exercise of the option to purchase the fee estate and has made a deposit accordingly, which has been placed into escrow. In addition, the
      360 Spear Street Borrower has purchased securities, in which the lender has a security interest, the face amount of which, upon maturity (shortly prior to the anticipated closing of the purchase), together with the security deposit, is anticipated to be sufficient to pay the remainder of the purchase price for the acquisition of the fee interest. Upon acquisition of the fee interest, the borrower is required to execute security documentation to spread the lien of the mortgage to include the fee estate.

6     The Cut-off Date is January 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Free Writing Prospectus, we present the loans as if scheduled payments due in January 2007 were due on January 1, 2007, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for
      Mortgage Loan No. 3, Shoppes at Park Place, and Mortgage Loan No. 127,
      Slate Hill Apartments, which are due on the 3rd of the month, Mortgage
      Loan No. 7, 360 Spear Street, which is due on the 8th of the month, and
      Mortgage Loan No. 31, 225 South Sixth Street, which is due on the 9th of the month.

      With respect to Mortgage Loan No. 7, 360 Spear Street, the loan is interest only until the borrower has acquired the fee interest in the property, which they may do from and after January 8, 2009. Following the acquisition, the loan will amortize on a 300 month term through the maturity date, with principal and interest payments of $331,846.49 per month to begin not later than July 8, 2009. The loan has been assumed to be interest only until July 8, 2009.

      With respect to Mortgage Loan No. 31, 225 South Sixth Street, such mortgage loan is comprised of one note with an aggregate outstanding principal balance as of the Cut-off Date of $10,000,000 that is secured by the mortgaged property on a pari passu basis with one other note (the "225
      South Sixth Street Pari Passu Loan") that is not included in the Trust.
      The 225 South Sixth Street Pari Passu Loan had an outstanding principal balance as of the Cut-off Date of $152,500,000. The 225 South Sixth Street
      Pari Passu Loan has the same interest rate, maturity date and amortization term as 225 South Sixth Street. For the purposes of the information presented in this prospectus supplement with respect to the 225 South
      Sixth Street Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR,
      NCF DSCR, NCF DSCR Post IO Period, Cut-off Date LTV, Balloon LTV and
      Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the 225 South Sixth Street Pari Passu Loan.

                                      II-1

      With respect to Mortgage Loan No. 19, 24 Fifth Avenue Coop, the borrower has a $3,000,000 unsecured line of credit from Sovereign Bank subject to various conditions including that the aggregate LTV does not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 31, 225 South Sixth Street, the immediate parent company of the 225 South Sixth Street Borrower,
      Minneapolis 225 Member, LLC, has obtained a mezzanine financing commitment in the amount of $25,000,000, from Morgan Stanley Mortgage Capital Inc.
      (which commitment may be transferred at any time). The commitment is for five years, including a three-year draw period. Any funds drawn pursuant to this commitment must be used for building tenanting costs. If the funding commitment is not fully utilized by the end of the third year, the borrower may request any remaining funds and place them into the property
      TI/LC reserve account.

      With respect to Mortgage Loan No. 38, York Towers Coop, the borrower has a
      $4,000,000 unsecured line of credit from Sovereign Bank subject to various conditions including that the aggregate LTV does not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 14, Wakefield Commons I & II, the
      borrower may incur future additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, (iii) the combined DSCR is not less than 1.55x and (iv) the additional debt will be subject to a subordination and standstill agreement.

      With respect to Mortgage Loan No. 68, Village One Apartments, the borrower may incur future additional secured debt in the form of a second mortgage, subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default,
      (ii) the combined LTV ratio is not greater than 65%, (iii) the combined
      DSCR is not less than 1.25x (based on a 8.90% constant) and (iv) the additional debt will be subject to a subordination and standstill agreement.

      With respect to Mortgage Loan No. 95, A-American Bakersfield Central,
      future secured subordinate debt is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.26x (based on actual mortgage constant); (ii) a combined LTV, including the junior loan, of 70% or less;
      (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have a maturity date of September 1, 2013; (iv)
      intercreditor documentation satisfactory to lender and applicable rating agencies; and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

      With respect to Mortgage Loan No. 135, A-American Foxborough, future secured subordinate debt is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.32x (based on actual mortgage constant);
      (ii) a combined LTV, including the junior loan, of 66% or less; (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have a maturity date of October 1, 2013; (iv) intercreditor documentation satisfactory to lender and applicable rating agencies; and (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

      With respect to Mortgage Loan No. 142, A-American Borrego, future secured subordinate debt is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.25x (based on actual mortgage constant); (ii) a combined LTV, including the junior loan, of 68% or less; (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have a maturity date of October 1, 2013; (iv) intercreditor documentation satisfactory to lender and applicable rating agencies; and (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

      With respect to Mortgage Loan No. 167, Tanger Furniture Outlets, future junior debt up to $150,000 is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.51x (based on actual mortgage constant);
      (ii) a combined LTV, including the junior loan, of 52% or less; (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have maturity date the same as or within 60 days after the maturity date of the subject first priority mortgage loan; (iv) intercreditor documentation satisfactory to lender and applicable rating agencies; and (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

      With respect to Mortgage Loan No. 1, Mount Pleasant Towne Centre, future mezzanine debt is permitted subject to various conditions including; (i)
      the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

                                      II-2

      With respect to Mortgage Loan No. 2, Four Seasons Hotel, the direct or indirect owners of the borrower are permitted to obtain future mezzanine financing, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the aggregate LTV may not exceed 60%; (ii) the DSCR on the aggregate debt must be equal to or greater than 1.65x; (iii) the future mezzanine debt will be subject to a subordination and standstill agreement; and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 3, Shoppes at Park Place, future mezzanine debt is permitted subject to various conditions including; (i)
      the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 8, 436 North Bedford Drive, future mezzanine debt is permitted subject to various conditions including; (i)
      the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 12, Town Square Shopping Center -
      Schererville, future mezzanine debt or preferred equity is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.20x (based on actual mortgage constant); (ii) a combined LTV of 80% or less; (iii) intercreditor documentation satisfactory to lender; (iv) mezzanine lender shall satisfy rating agency criteria; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing; and (vi) if requested by lender, lockbox agreement approved by lender.

      With respect to Mortgage Loan No. 23, Gracie Gardens Coop, the borrower may obtain a second mortgage or unsecured line of credit subject to various conditions including the amount will not result in an aggregate
      LTV greater than 30% and DSCR less than 1.50x.

      With respect to Mortgage Loan No. 25, Fortress Building, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 73, Durango Springs Retail Shopping
      Center, future mezzanine debt is permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than
      75% and DSCR less than 1.22x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 103, Hole Montes Building, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.15x.

      With respect to Mortgage Loan No. 107, Best Western - Orlando, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.50x.

      With respect to Mortgage Loan No. 123, DuVal Enterprises Building,
      additional unsecured financing is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 50%
      and DSCR less than 2.00x.

      With respect to Mortgage Loan No. 37, MidTown Crossing - Rome, GA, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.07x (based on actual mortgage constant); (ii) a combined LTV of 85% or less; (iii)
      intercreditor documentation satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (institutional party that owns / manages
      $750 million in total assets and, except for pension advisory firm or like fiduciary, $500 million in shareholder equity and regularly engaged in business of commercial real estate lending or operations); (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing; and (vi) if requested by lender, lockbox agreement approved by lender.

      With respect to Mortgage Loan No. 138, Hub Parkway Industrial Building,
      future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.50x (based on actual mortgage constant); (ii) a combined LTV of 70% or less; (iii) intercreditor documentation satisfactory to lender; (iv)
      mezzanine lender shall satisfy rating agency criteria; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing;
      and (vi) a lockbox agreement approved by lender.

                                      II-3

      With respect to Mortgage Loan No. 154, The Southport Station Office
      Center, future mezzanine debt is permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than
      60% and DSCR less than 1.50x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 1, Mount Pleasant Towne Centre, upon compliance with certain conditions in the loan documents, the borrower is entitled to have the lender release a certain outparcel of vacant land.

      With respect to Mortgage Loan No. 3, Shoppes at Park Place, the borrower may request the release of one or more of the parcels at any time subject to a paydown of 110% of the allocated loan amount as defined in the loan documents at the time of the release plus a make whole premium. They must also meet the specific other requirements in the Mortgage document including in part that the remaining properties have a DSCR of at least
      1.26x.

      With respect to Mortgage Loan No. 17, the Cole Portfolio, permits the release of one of the mortgaged properties from the lien of the related mortgage loan after the applicable lockout period if certain conditions are satisfied, including (i) the partial defeasance of the mortgage loan in an amount equal to 115% of the allocated loan amount of the parcel being released, (ii) the aggregate debt service coverage ratio with respect to the remaining mortgaged properties following the release being equal to or greater than the greater of (a) 1.70x (assuming a debt service constant of 6.26%) or (b) the aggregate debt service coverage ratio existing prior to the defeasance, as determined by the lender, and (iii)
      the outstanding balance of the undefeased note will not exceed 65% of the fair market value of the remaining mortgage properties, as determined by the lender.

      With respect to Mortgage Loan No. 32, Pomeroy IT Solutions, the borrower may request two releases of any one or more of buildings A and C (must be released together), Building B or Building D. The release price is 110% of the amortized loan amount associated with the released the building(s)
      plus a make whole premium. The remaining LTV must be equal to 60% or less and DSCR must equal or exceed 1.30x.

      With respect to Mortgage Loan Nos. 105, 750 Link Road & 7790-7820 Bell
      Road, after the defeasance lockout period, the borrower has the option of obtaining the release of an individual property in conjunction with partial defeasance or by paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i) payment of 125% of the allocated principal amount; (ii) payment of any applicable prepayment charges; (iii) the LTV of the remaining collateral must not exceed 62.4%;
      (iv) the DSCR of the remaining collateral must be at least 1.27x based on the actual loan constant; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such partial release; (vi) the borrower will pay all costs associated with the partial release; and (vii) the interest-only payments will be re-set. For the purposes of LTV and DSCR calculations, the outstanding loan balance after release is assumed to be the loan balance less the allocated loan balance of the released property (rather than the loan balance less the release price).

      With respect to Mortgage Loan Nos. 148, A&B Dry Storage/The Boat Barn,
      after the defeasance lockout period, the borrower has the option of obtaining the release of an individual property in conjunction with partial defeasance or by paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i) payment of 125% of the allocated principal amount; (ii) payment of any applicable prepayment charges; (iii) the LTV of the remaining collateral must not exceed 63%;
      (iv) the DSCR of the remaining collateral must be at least 1.53x based on the actual loan constant; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such partial release; (vi) the borrower will pay all costs associated with the partial release; and (vii) the principal and interest payments will be re-set. For the purposes of LTV and DSCR calculations, the outstanding loan balance after release is assumed to be the loan balance less the allocated loan balance of the released property (rather than the loan balance less the release price).

      With respect to Mortgage Loan No. 150, Prairie View Apartments and River
      Road Apartments Portfolio Loan, the borrower may request the release of one of the two properties at any time subject to a prepayment of 120% of the allocated loan amount at the time of the release plus a make whole premium. They must also meet the specific other requirements in the
      Mortgage document including in part that the remaining properties have an
      LTV that does not exceed 70%.

                                      II-4

      With respect to Mortgage Loan No. 17, the Cole Portfolio, the loan allows the Cole Portfolio Borrower to substitute individual properties a maximum of one time during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of
      (a) the fair market value of the substituted property as of the closing date and (b) the fair market value of the substituted property immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the substituted property's allocated loan amount and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

      With respect to Mortgage Loan Nos. 34, Brown Trust Portfolio Loan, the
      borrower may substitute properties provided that (i) the substitute property(ies) must be retail, like quality, and of equal or greater value than the value of property being substituted and (ii) annual net cash flow shall be equal to the greater of the debt service coverage either at note date or immediately prior to the proposed substitution.

7     The "Grace Period" shown is grace period to charge late interest.

8     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9     The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10    The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11    "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

      With respect to Mortgage Loan No. 7, 360 Spear Street, the appraised value represents a fee simple interest in the 360 Spear Property, with a
      Valuation Date of January 2, 2009. For this valuation, the appraiser assumed a consolidation on January 1, 2009 of the fee and leasehold interests in the 360 Spear Street Property. The appraiser also provided a valuation as of April 20, 2006 of the leasehold interest only in the amount of $53,500,000. The borrower has given notice to the ground lessor of its intended exercise of the option to purchase and has made a deposit accordingly, which has been placed into escrow. In addition, the 360 Spear
      Street Borrower has purchased securities, in which the lender has a security interest, the face amount of which, upon maturity (shortly prior to the anticipated closing of the purchase), together with the security deposit, is anticipated to be sufficient to pay the remainder of the purchase price for the acquisition of the fee interest.

      With respect to Mortgage Loan No. 75, Food 4 Less Center Shops, the
      appraised value represents the stabilized value as of December 1, 2006 and is based on several tenants taking occupancy at the subject property. A total of $104,875 in reserves is in place until all tenants are in occupancy, open for business, and paying rent. The "as-is" value is
      $7,350,000 as of August 23, 2006.

12    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

      With respect to Mortgage Loan No. 144, Walgreens - West Chester, Walgreen
      Co. has a 75-year lease, but has an option to terminate the lease at the end of year 25 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 179, 9150 South Dairy Ashford, Walgreen
      Co. has a 60 year lease, but has an option to terminate lease at the end of years 20, 25, 30, 35, 40, 45, 50 and 55 with 6 months notice.

13    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

                                      II-5

14    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17    "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19    "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2006 due dates for the MSMC-originated mortgage loans, and as of the December, 2006 due dates for the WFB, BSCMI and PCF- originated loans.

20    "Initial TI/LC Escrow Requirement" indicates the amount designated for
      Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22    "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2006 due dates for the
      MSMC- originated mortgage loans, and as of the December, 2006 due dates for the WFB, BSCMI and PCFII- originated loans.

23    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

24    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity or in the case of and ARD Loan, the
      Anticipated Repayment Date. "LO" represents the lockout period. "DEF"
      represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%.
      "YM1.00" represents the greater of yield maintenance and 1.00%. "YM"
      represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity or ARD for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

25    Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 21 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M",
      "N", "O", "P", "Q", "R", "S", "T" and "U". Any exceptions to these formulas are shown below such formulas. Summaries of the 21 formulas are listed beginning on page II-9.

26    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-6

27    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-7, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                 Escrowed
                                                    Escrow or    Holdback or
                                                    LOC          Letter of
Mtg.                                                Release      Credit Initial   Outside Date   Prepayment Premium
Loan No.   Property Name                            Conditions   Amount           for Release    Provisions
--------------------------------------------------------------------------------------------------------------------

3          Shoppes at Park Place                    1            $3,842,633       12/20/2008     Greater of 1% or YM

58         Greenbriar and Hawthorne Apartments      2            $26,125          06/01/2007     Greater of 1% or YM

73         Durango Springs Retail Shopping Center   3            $100,000 LOC     NAP            Greater of 1% or YM

120        1400 N. H Street                         4            $17,450          11/10/2007     Greater of 1% or YM

125        Executive Center Valencia                5            $1,250           03/01/2007     Greater of 1% or YM

168        Lakeside Shopping Center                 6            $103,250         11/16/2007     Greater of 1% or YM

197        The Apartment Company                    7            $21,000          12/01/2007     Greater of 1% or YM

      All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-7

RELEASE CONDITIONS

1.    Borrower furnishes to Lender written disbursement request; information that will support that the annual net cashflow is equal to or exceeds
      1.26x the annual debt service of the note; fully executed lease(s) with terms acceptable to Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments; and a certificate of occupancy.

2.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

3.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to
      Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s)
      for Leasing Commissions.

4.    Borrower furnishes to Lender written disbursement request; lien waivers;
      invoices, photographs or other satisfactory evidence that the work has been completed; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

5.    Borrower furnishes to Lender written disbursement request; lien waivers;
      photographs or other satisfactory evidence that the work has been completed; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

6.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and/or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, and the commencement of consecutive monthly rental payments, all rental concessions and deferments having expired. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

7.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

                                      II-8

YIELD MAINTENANCE FORMULAS

A     Borrower shall not have the right to prepay the Loan in whole or in part except in accordance with this Agreement.

      From and after the Open Period, provided no Event of Default has occurred and is continuing, the outstanding principal balance of the Note may be prepaid, at par, in whole but not in part, upon not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made; provided, however, Borrower shall have the right to: (i)
      cancel such notice by providing Lender with notice of cancellation five
      (5) days prior to the date specified in such notice, or (ii) extend the date of prepayment to a later date, upon reasonable notice to Lender, provided that in each case Borrower pays all reasonable costs and expenses actually incurred by Lender as a result of such cancellation or extension and provided, further, if such prepayment shall be made on a date other than a Payment Date, Borrower shall pay to Lender, simultaneously with such prepayment, the interest that would have accrued at the Regular
      Interest Rate on the amount of the Note then prepaid through but excluding the next succeeding Payment Date. Upon prepayment of the entire outstanding principal amount of the Note, all accrued and unpaid interest thereon and all other amounts due and payable to lender the loan shall be discharged as the date of such prepayment and Lender shall concurrently deliver to Borrower a release of the Lien of the Mortgage and the other
      Loan Documents from the Premises.

      Notwithstanding the foregoing, provided that no Event of Default shall have occurred and be continuing, Borrower shall have the right to prepay the unpaid principal balance of the Loan at any time in accordance with the terms and conditions of the Note and upon payment of the Make Whole
      Premium.

      No privilege is reserved by borrower to prepay the outstanding principal balance of this Note, in whole or in part, prior to the Maturity Date, except in strict accordance with the applicable provisions of the Loan
      Agreement. Notwithstanding the foregoing, on or after the date hereof, privilege is reserved, after giving thirty (30) days' prior written notice to Lender (provided, however, Borrower shall have the right to (a) cancel such notice by providing Lender with notice of cancellation five (5) days prior to such date, or (b) extend such date until a later date, upon reasonable notice to Lender in accordance with this paragraph 2, provided that in each case Borrower pays all reasonable costs and expenses actually incurred by Lender as a result of such cancellation or extension), to prepay in full, but not in part, the entire outstanding principal amount of the Loan Amount, all accrued and unpaid interest thereon and all other amounts due and payable to Lender under Mt. Pleasant the Loan Documents together with payment of an additional amount (the "Make Whole Premium")
      equal to a premium calculated as provided in subparagraphs (a) through (c)
      below:

      First, determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue which Mt.
      Pleasant has the closest maturity to the Maturity Date ("Primary Issue")
      published one week prior to the date of prepayment as set forth on the PX pages of Bloomberg (PX1-PX8) or a comparable source mutually agreeable to
      Borrower and Lender if the PX pages of Bloomberg are not available. In the event there is no market activity involving the Primary Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or
      Bill ("Secondary Issue") which Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      Calculate the "Present Value of the Loan." The Present Value of the Loan
      is the present value of the payments to be made in accordance with this
      Note (all installment payments and any remaining payment due on the
      Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Open Period.

      Subtract the amount of the prepaid proceeds from the Present Value of the
      Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding the foregoing, commencing with the Payment Date occurring in June, 2016 ("Open Period"), Borrower may prepay in whole, but not in part, the outstanding principal balance of the Loan Amount without payment of the Make Whole Premium or any other prepayment premium but upon payment of all accrued and unpaid interest thereon and all other amounts due and payable to Lender under the Loan Documents.

                                      II-9

B     Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

      Borrower shall have no right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. On the Permitted Prepayment Date and
      thereafter, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on
      Loan to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums (except principal and interest) then due under the Note, this
      Agreement or any of the other Loan Documents, and (iv) a prepayment consideration equal to the greater of (A) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (B) the
      Yield Maintenance Premium. Lender agrees that for payments made under subsection (ii) above, Servicer shall hold such prepaid sums in Permitted
      Investments until the next Payment Date, with interest thereon credited to
      Borrower.

      Upon request from Borrower in connection with a contemplated prepayment,
      Lender shall provide Borrower with the amount and the basis of determination of the required Yield Maintenance Premium. If the publication of the Prepayment Rate in The Wall Street Journal is
      discontinued, Lender shall determine the Prepayment Rate on the basis of
      "Statistical Release H.15 (519), Selected Interest Rates," or any
      successor publication, published by the Board of Governors of the Federal
      Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of the
      Loan shall be subject to (i) Borrower's submission of a notice to Lender
      (following Borrower's receipt of information described in (c) above)
      setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than one hundred twenty (120) days from the date of such notice, and (ii)
      Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

      Notwithstanding the provisions of subsection (b)(iv) above, (i) for any prepayment of the Loan made on or after June 1, 2016 and on or before
      October 31, 2016, the prepayment consideration shall be the Yield
      Maintenance Premium (without the minimum 1% floor described in subsection
      (b)(iv)(A)), (ii) for any prepayment of the Loan made on or after November
      1, 2016, no prepayment consideration shall be due, and (iii) no prepayment consideration shall be due for any prepayment required as a condition to obtaining any waiver or approval of Lender under the Loan Documents.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
      Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the same remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such
      United States Treasury Security most recently issued as of the Prepayment
      Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall
      Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates,"
      or any successor publication, published by the Board of Governors of the
      Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 of the Loan
      Agreement.

      "Yield Maintenance Premium" shall mean an amount equal to the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal (and interest for the final month) on the Loan is paid on the
      Payment Date immediately preceding the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

                                      II-10

C     Borrower may at any time, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Note to and including the date of prepayment, (ii) unless such prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which such prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under the Note, the Mortgage and the other Loan Documents, and (iv) the Yield Maintenance Premium.

      Borrower's right to prepay any portion of the principal balance of the
      Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than one hundred twenty (120) days from the date of such notice, and (ii)
      Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

      Notwithstanding anything to the contrary contained in this Section 2.4.1,
      Borrower may send a written notice to Lender revoking its notice of prepayment at least ten (10) days prior to the Payment Date occurring in the calendar month of the proposed prepayment date set forth in the original prepayment notice, provided Borrower pays to Lender at the time of its notice of revocation, all out-of-pocket costs and expenses incurred by Lender in anticipation of the repayment including, but not limited to, reasonable attorney's fees and expenses and any fees and expenses of any
      Servicer.

      "Yield Maintenance Premium" shall mean (i) prior to October 1, 2009, an amount equal to the greater of (a) three percent (3%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on the Maturity
      Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
      Date), over (2) the principal amount of the Note being prepaid and (ii) on or following October 1, 2009, an amount equal to the greater of (a) one percent (1%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a
      Payment Date), over (2) the principal amount of the Note being prepaid.

                                      II-11

D     Provided no Event of Default shall have occurred and remain uncured,
      Borrower shall have the right at any time after the Release Date and prior to the Open Date, in lieu of defeasance, to prepay the principal balance of the Note in whole, but not in part, upon not less than thirty (30) days prior written notice to Lender and upon payment of:

      (i)     all accrued interest to and including the Prepayment Date;

      (ii)    all other sums due under the Note, the Mortgage, this Agreement and all Loan Documents; and

      (iii)   the Prepayment Consideration shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of the Note being prepaid over the outstanding principal balance of the Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B)
      the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
      Open Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of the Note on the Prepayment Date
      (after subtracting the scheduled principal payment on such Prepayment
      Date).

            "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in
            Federal Reserve Statistical Release H.15-Selected Interest Rates
            under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
            Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event
            Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

      If any notice of prepayment is given under this Section 2.6, the principal balance of the Note and the other sums required under this prepayment section shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next
      Monthly Payment Date.

                                      II-12

E     BASIC CHARGE.

      Except as provided below, if this Note is prepaid prior to the Open Period
      Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
      Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

            (1)   an amount equal to 1% of the amount prepaid; or

            (2)   an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note,
                  calculated by discounting such payments from their respective
                  Due Dates (or, with respect to the payment required on the
                  Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield
                  (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a
                  fraction whose numerator is the amount prepaid and whose
                  denominator is the outstanding principal balance of the Loan as of the prepayment date.

      For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
      Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
      Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or
      4, if Due Dates are quarterly.

      ADDITIONAL CHARGE.

      If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

      EXCLUSION.

      Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                      II-13

F     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1.00%) of the principal amount of the Loan being prepaid in connection with a Voluntary Prepayment or two percent (2.00%) of the principal amount of the Loan being prepaid in connection with a Default
      Prepayment, or (ii) the present value as of the Prepayment Date of the
      Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-14

G     Provided no Event of Default shall then exist, Borrower shall have the right on any date from and after the Prepayment Lockout Expiration Date and prior to the Optional Prepayment Date to prepay the Debt in whole (or a portion thereof as permitted by Section 2.6.2 of the Loan Agreement)
      upon not less than fifteen (15) days' prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a
      "Prepayment Date") upon payment of an amount equal to the Yield
      Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the
      Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      On any date from and after the Optional Prepayment Date, provided no Event of Default shall then exist, Borrower may, at its option and upon thirty
      (30) days' prior written notice to Lender, prepay the Debt in whole but not in part without payment of the Yield Maintenance Premium or any other prepayment premium. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the
      Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Optional Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
      Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
      Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such United
      States Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street
      Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any
      successor publication, published by the Board of Governors of the Federal
      Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 of the Loan
      Agreement.

                                      II-15

H     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment
      Date. On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
      Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i)
      interest accrued and unpaid on the outstanding principal balance of the
      Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
      Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the Maturity
      Date, a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term of the Note to its Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment
      Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the
      Prepayment Rate on the basis of "Statistical Release H.15(519), Selected
      Interest Rates," or any successor publication, published by the Board of
      Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the prepayment date.

                                      II-16

I     (c) Borrower may upon not less than thirty (30) days prior written notice, prepay the principal balance of this Note in while (but not in part) on any Payment Date from and after the Lockout Expiration Date (defined below) subject to payment of a premium equal to the greater of (i) one percent (1%) of the original principal amount of this Note or (ii) the
      Yield Maintenance Premium.

      The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
      (one longer or one shorter) most nearly approximating the Maturity Date.
      In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-17

J     (iii) the greater of (A) one percent (1%) of the principal balance of the
      Note being prepaid and (B) the Yield Maintenance Premium (hereinafter defined). "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the
      Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount
      Rate (hereinafter defined). As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H. 15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-18

K     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until after the second
      (2nd) anniversary of the Month-End Date,

      After the second (2nd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid,
      (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Maturity Date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (defined in the Note)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (defined in the Note) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-19

L     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Initial Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
      Rate, when compounded semi-annually. As used in this definition, the term
      "Yield Maintenance Treasury Rate" shall mean the yield calculated by
      Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall
      Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-20

M     "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

            (1)   Determine the "Reinvestment Yield." The Reinvestment Yield
      will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue")
      published one week prior to the date of prepayment(1) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the
      Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
      Issue") which the Lender reasonably deems to be similar to the Primary
      Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

            (2)   Calculate the "Present Value of the Loan." The Present Value
      of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

      Subtract the amount of the prepaid proceeds from the Present Value of the
      Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" means the period beginning with the payment date in that month which is one month prior(2) to the Maturity Date.

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period.
      From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

      In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date(3) in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

      Notes:

      (1)   With respect to Mortgage Loan No. 32, Pomeroy IT Solutions, insert:
            "plus twenty-five (25) basis points"

      (2)   With respect to Mortgage Loan No. 32, Pomeroy IT Solutions delete:
            "one (1) month" and insert "two (2) months"

      (3)   With respect to Mortgage Loan No. 32, Pomeroy IT Solutions and
            Mortgage Loan No. 40, Pasa Fino Apartments delete "after the Lockout
            Date"

                                      II-21

N     "Yield Maintenance Premium" which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to (X) the present value as of the Prepayment Date of the
      Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
      shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default Prepayment is due; (b)
      "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c)
      "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest
      Rates under the heading U.S. Government Securities/Treasury Constant
      Maturities for the week ending prior to the Prepayment Date, of U.S.
      Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in
      U.S. Treasury obligations or otherwise; and (e) "Lockout Period Expiration
      Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of
      Section 860G(a)(9) of the IRS Code, of a REMIC that holds this Note or (B)
      the fifth anniversary of the first day of the first fill calendar month following the date of this Note.

                                      II-22

O     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until after the second anniversary of the Month-End Date.

      After the second anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security Instrument and the Other
      Security Documents, and (d) if the prepayment occurs prior to the Optional
      Prepayment Date, a prepayment consideration (the "Prepayment
      Consideration") equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of (1) all then-scheduled Monthly
      Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional Prepayment Date (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
      (defined in the Note)) over (B) the principal amount of the Note being prepaid. Notwithstanding anything to the contrary in the Note, upon not less than thirty (30) and not more than sixty (60) days' prior written notice, Borrower shall have the right to prepay, during the one (1) month preceding the Optional Prepayment Date, the principal balance of the Note, in whole but not in part, together with (i) any accrued interest or other sums due under the Note or under the Security Instrument or Other Security
      Documents, and (ii) unless prepayment is tendered on the first (1st) day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of such prepayment through and including the last day of the calendar month in which such prepayment occurs had such prepayment not been made (which amount shall constitute additional consideration for such prepayment), but without prepayment penalty or other consideration.

      Except for prepayments made by application of Excess Cash Flow in accordance with the terms of the Note, prepayments of the principal amount of the Note may be made in whole only, and not in part.

      Following an Event of Default and acceleration of the Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by the Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security
      Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under the Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had the Note not been so accelerated, or (ii)
      if at the time of such tender a prepayment of the principal amount of the
      Note would have been prohibited under the Note had the principal amount of the Note not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of
      (i) three percent (3%) of the then principal amount of the Note and (ii)
      an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under the Note had the Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of the Note.

                                      II-23

P     After the second (2nd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid,
      (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the commencement of the Window Period (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (defined in the Loan
      Agreement)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (defined in the Loan Agreement) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Window Period, as most recently published in the "Treasury
      Bonds, Notes and Bills" section in The Wall Street Journal as of such
      Prepayment Rate Determination Date. If more than one issue of United
      States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United
      States Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New
      York, New York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-24

Q     (i)   Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open
            Period. From and after such date, provided there is no Event of
            Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c)
            payment of all other Indebtedness then due under the Loan Documents.
            Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      (ii)  "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the
            Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a
            Securitization Transaction. (1)

      (iii) In addition to the Loan Prepayment rights set forth hereinabove, after the Lockout Date (which is the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open Period, Borrower may prepay the principal balance of this
            Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make
            Whole Premium.

      3.    Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of
            Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, (2) the "Make Whole
            Premium".

            The Make Whole Premium shall be the (2) greater of one percent (1%)
            of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

                  (1)   Determine the "Reinvestment Yield." The Reinvestment
            Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury
            Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill which the Lender reasonably deems to be similar to the U.S. Treasury Issue's characteristics
            (i.e., rate, remaining time to maturity, yield).

                  (2)   Calculate the "Present Value of the Loan." The Present
            Value of the Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the (3) Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the (3)
            Maturity Date.

                  (3)   Subtract the outstanding principal amount of the Note
            from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

            Notwithstanding anything in this section to the contrary, during the
            "Open Period" which is the period beginning on the payment date in the month which is (4)(5) one month prior to the(3) Maturity Date, no Make Whole Premium shall be payable.

                                      II-25

Notes:

(1)   With respect to Mortgage Loan No. 117, 2601 Airport Freeway, Mortgage Loan
      No. 122, 1705 Old Fort Parkway, and Mortgage Loan No. 156, 10936 State
      Road 54, insert the following:

            "Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made.
            If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment;
            (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made, (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.
            Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

(2)   With respect to Mortgage Loan No. 117, 2601 Airport Freeway, Mortgage Loan
      No. 168, Lakeside Shopping Center, and Mortgage Loan No. 179, 9150 South
      Dairy Ashford, insert the following:

            "lesser of: (a) the maximum amount which is allowed under Texas law limiting the amount of the interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest and (b)"

(3)   With respect to Mortgage Loan No. 117, 2601 Airport Freeway, Mortgage Loan
      No. 122, 1705 Old Fort Parkway, and Mortgage Loan No. 156, 10936 State
      Road 54, delete "Maturity Date and insert "Anticipated Repayment Date"

(4)   With respect to Mortgage Loan No. 122, 1705 Old Fort Parkway, Mortgage
      Loan No. 140, Lincoln Square delete "one month" and insert "two months"

(5)   With respect to Mortgage Loan No. 127, Slate Hill Apartments delete "one month" and insert "three months"

                                      II-26

R     (iii) the greater of (a) 1% of the principal balance of this Note, or (b)
      the Yield Maintenance Premium (hereinafter defined). "Yield Maintenance
      Premium" shall mean an amount equal to the present value as of the
      Prepayment Date (hereinafter defined) of the Calculated Payments
      (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between
      (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury
      Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-27

S     After the Defeasance Lockout Date (as defined in the Loan Agreement),
      Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security Instrument and the Other Security Documents,
      and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of the
      Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note through and including the Open Prepayment Date (defined in the Loan Agreement) (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (defined in the Loan
      Agreement)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (defined in the Loan Agreement) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury
      Bonds, Notes and Bills" section in The Wall Street Journal as of such
      Prepayment Rate Determination Date. If more than one issue of United
      States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United
      States Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New
      York, New York.

      If the publication of the Prepayment Rate in The Wall Street Journal is
      discontinued, Lender shall determine the Prepayment Rate on the basis of
      "Statistical Release H.15 (519), Selected Interest Rates," or any
      successor publication, published by the Board of Governors of the Federal
      Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-28

T     Borrower shall pay to Lender the entire Debt plus a prepayment premium
      (the "Yield Maintenance Premium") which shall be equal to the greater of
      (i) one percent (1.0%) of the outstanding principal balance of the Note or
      (ii) an amount equal to (X) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
      shall mean the date on which prepayment is made or with respect to subsection (h) below, the date on which a Default Prepayment is due; (b)
      "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c)
      "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually; (d) "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected
      Interest Rates under the heading U.S. Government Securities/Treasury
      Constant Maturities for the week ending prior to the Prepayment Date, of
      U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in
      U.S. Treasury obligations or otherwise.

                                      II-29

U     The Prepayment Consideration shall equal an amount equal to the greater of
      (A) one percent (1%) of the principal balance of this Note being prepaid or (B) the product of (1) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
      Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (2) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the
      Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount
      Rate" is the rate which, when compounded monthly, is equivalent to the
      Treasury Rate (as hereinafter defined), when compounded semi-annually. The
      "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of
      U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-30

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX IV

SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - MOUNT PLEASANT TOWNE CENTRE
--------------------------------------------------------------------------------

       [THE PHOTOS FOR THE MOUNT PLEASANT TOWNE CENTRE HAVE BEEN OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - MOUNT PLEASANT TOWNE CENTRE
--------------------------------------------------------------------------------

         [THE MAP FOR THE MOUNT PLEASANT TOWNE CENTRE HAS BEEN OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - MOUNT PLEASANT TOWNE CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $95,200,000

CUT-OFF DATE BALANCE:                   $95,200,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     January 1, 2007

INTEREST RATE:                          5.650%

AMORTIZATION:                           Interest only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          December 1, 2016

EXPECTED MATURITY BALANCE:              $95,200,000

SPONSOR:                                Institutional Mall Investors, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Yield maintenance for the first 25
                                        payments, with U.S. Treasury defeasance
                                        or the payment of yield maintenance of
                                        the principal balance thereafter.
                                        Prepayable without penalty from and
                                        after June 1, 2016.

LOAN PER SF:                            $214.78

UP-FRONT RESERVES:                      Deferred Maintenance:   $105,450

ONGOING RESERVES:                       RE Tax:                 Springing

                                        Insurance:              Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Mount Pleasant, SC

YEAR BUILT/RENOVATED:                   1999 / NAP

PERCENT LEASED(1):                      96.1%

SQUARE FOOTAGE:                         443,251

THE COLLATERAL:                         Anchored retail center

OWNERSHIP INTEREST:                     Fee and Leasehold

PROPERTY MANAGEMENT:                    Madison Marquette Realty Services, L.P.

3RD MOST RECENT NOI (AS OF):            $5,888,713 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $5,938,087 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $6,458,640 (Annualized 06/30/2006)

U/W NET OP. INCOME:                     $6,650,134

U/W NET CASH FLOW:                      $6,596,380

U/W OCCUPANCY:                          92.8%

APPRAISED VALUE:                        $137,000,000

CUT-OFF DATE LTV:                       69.5%

MATURITY DATE LTV:                      69.5%

DSCR:                                   1.21x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated November 15, 2006.

THE MOUNT PLEASANT TOWNE CENTRE

      THE LOAN. The largest loan (the "Mount Pleasant Towne Centre Loan") as evidenced by the Secured Promissory Note (the "Mount Pleasant Towne Centre
Note") is secured by a first priority fee and leasehold Mortgage and Security
Agreement, Assignment of Deed of Trust and Assignment of Leases and Rents (the
"Mount Pleasant Towne Centre Mortgage") encumbering the 443,251 square foot anchored retail center located in Mount Pleasant, South Carolina (the "Mount
Pleasant Towne Centre Property"). The subject and its neighborhood are located approximately three miles east/northeast of the Charleston Central Business
District. The Mount Pleasant Town Centre Loan was originated on November 17,
2006 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is IMI Mount Pleasant LLC, a Delaware limited liability company (the "Mount Pleasant Towne Centre Borrower"). The borrower consists of Institutional Mall Investors, LLC ("IMI"), a joint venture between
California Public Employees' Retirement System ("CalPERS"), with 99% ownership, and MCA Mall Investors LLC (an affiliate of Miller Capital Advisory, Inc.), with
1% ownership. IMI was formed in 2003 for the purpose of acquiring, owning, developing, and managing dominant malls and lifestyle centers as part of
CalPERS' core real estate program. The advisor to IMI, Miller Capital Advisory,
Inc. was founded in 1996. Andrew Miller and Michael Goldberg, two senior executives of Miller Capital Advisory, Inc. have been involved in the acquisition, disposition, development, management and financing of various types of commercial real estate assets in excess of 30 years.

                                      IV-3

      THE PROPERTY. The Mount Pleasant Towne Centre Property consists of a
443,251 square foot open-air, regional lifestyle center that was built in 1999.
The total square footage includes two additional pads that are currently being developed which total approximately 14,000 square feet. In addition, the property includes a 1.4 acre parcel owned by a third party and leased by the
Mount Pleasant Towne Center Borrower. The Mount Pleasant Town Centre Borrower
leases the building on the parcel to Chili's. The property consists of 20 buildings connected by a series of pedestrian pathways. The property is served by surface parking lots that contain approximately 1,795 spaces (4.06/1,000 square feet). The property is located along U.S. Highway 17, between the intersections with Interstate 526 and the Isle of Palms Connector, also known as
Highway 517. Mount Pleasant Towne Centre Property has 1.4 acre parcel owned by a third party and leased by the Mount Pleasant Towne Centre Borrower (the borrower owns the building on the property). This ground lease expires on June 9, 2015 and has four (4) five (5) year renewal option.

      The following table presents certain information relating to the lease rollover at Mount Pleasant Towne Centre Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                    AVERAGE                                           % OF TOTAL
                                  UNDERWRITTEN                                     UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                  # OF LEASES   BASE RENT PER SF   % OF TOTAL SF   CUMULATIVE %     RENTAL REVENUES    UNDERWRITTEN BASE RENTAL
     YEAR           ROLLING         ROLLING           ROLLING      OF SF ROLLING        ROLLING            REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------------

    Vacant             3             $ 0.00              4%              4%                0%                      0%
     2007              2             $21.29              1%              5%                1%                      1%
     2008              5             $20.98              2%              6%                2%                      3%
     2009             18             $22.63              9%             16%               14%                     17%
     2010             12             $14.73             15%             31%               15%                     33%
     2011             12             $19.14             17%             48%               22%                     54%
     2012              1             $28.00              1%             49%                3%                     57%
     2013              2             $25.73              2%             52%                4%                     61%
     2014              1             $15.00              5%             56%                5%                     66%
     2015              1             $23.50              3%             59%                4%                     70%
     2016              0             $ 0.00              0%             59%                0%                     70%
 2017 & Beyond         8             $10.94             41%            100%               30%                    100%
-------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Mount Pleasant Towne Centre Property:

----------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL     ANNUALIZED
                           CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/       TENANT    % OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
     TENANT NAME          MOODY'S/S&P)(1)    NRSF     NRSF     RENT ($)      BASE RENT     ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------

Consolidated Theaters        --/--/--        61,396    14%    $1,206,432         18%          $19.65       08/31/2019
Bed Bath & Beyond            --/--/BBB       34,560     8%    $  406,080          6%          $11.75       01/31/2010
Barnes & Noble               --/--/--        21,000     5%    $  315,000          5%          $15.00       08/31/2014
Old Navy                   BBB-/Baa3/BB+     21,450     5%    $  310,308          5%          $14.47       06/30/2011
Ulta Salon                   --/--/--        12,304     3%    $  289,144          4%          $23.50       11/30/2015
Earth Fare                   --/--/--        15,600     4%    $  224,952          3%          $14.42       07/31/2018
Tweeter                      --/--/--        12,979     3%    $  200,000          3%          $15.41       01/31/2018
Rack Room Shoes              --/--/--         9,108     2%    $  182,160          3%          $20.00       01/31/2011
Gap & Gap Kids             BBB-/Baa3/BB+      9,977     2%    $  170,607          3%          $17.10       06/30/2011
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      198,374    45%    $3,304,683         50%          $16.66
----------------------------------------------------------------------------------------------------------------------

Other Tenants                   NAP         227,373    51%    $3,312,269         50%          $14.57        Various
Vacant Space                    NAP          17,504     4%    $        0          0%          $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      443,251   100%    $6,616,952        100%          $15.54
----------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the
Mount Pleasant Towne Centre Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to
Mount Pleasant Towne Centre.

      PROPERTY MANAGEMENT. The Mount Pleasant Towne Centre Property is managed by Madison Marquette Realty Services, L.P. Madison Marquette Realty Services,
L.P. provides specialized property management services for more than 25 institutional clients. Madison Marquette Realty Services, L.P. manages community shopping centers, lifestyle villages, mixed-use developments, neighborhood centers, regional shopping centers and urban street retail.

                                      IV-4

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; (ii)
lender must approve the mezzanine lender and financing documents and lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) the ability to obtain mezzanine debt is personal to the current Mount Pleasant Town
Centre Borrower and any successor or assignee of the Mount Pleasant Town Centre
Borrower under the Loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Mount Pleasant Towne Centre Borrower may request release of a non-income producing parcels of land provided several conditions are met in accordance with the loan documents.

      Certain additional information regarding the Mount Pleasant Towne Centre
Loan and the Mount Pleasant Towne Centre Property is set forth on Appendix II hereto.

                                      IV-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-6

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - FOUR SEASONS HOTEL
--------------------------------------------------------------------------------

            [THE PHOTOS FOR THE FOUR SEASONS HOTEL HAVE BEEN OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - FOUR SEASONS HOTEL
--------------------------------------------------------------------------------

              [THE MAP FOR THE FOUR SEASONS HOTEL HAS BEEN OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - FOUR SEASONS HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $72,000,000

CUT-OFF DATE BALANCE:                   $72,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     January 1, 2007

INTEREST RATE:                          5.325%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          December 1, 2016

EXPECTED MATURITY BALANCE:              $72,000,000

SPONSORS:                               Joseph Cohen and Robert Cohen

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until December 1, 2008, with
                                        the payment of the greater of a yield
                                        maintenance premium and 1% of the
                                        principal balance until June 1, 2016.
                                        Thereafter, the borrower must pay a
                                        premium equal to a yield maintenance
                                        premium through October 31, 2016.
                                        Prepayable without penalty from and
                                        after November 1, 2016.

LOAN PER ROOM:                          $252,632

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:                 Springing

                                        Insurance:              Springing

                                        FF&E:                   Springing

                                        Ground Rent:            Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               Los Angeles, CA

YEAR BUILT/RENOVATED:                   1987 / 1998, 2000-2006

OCCUPANCY(1):                           78.5%

ROOMS:                                  285

THE COLLATERAL:                         285-room, full service hotel

OWNERSHIP INTEREST:                     Leasehold

PROPERTY MANAGEMENT:                    Four Seasons Hotels Limited

3RD MOST RECENT NOI (AS OF):            $7,666,500 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $10,324,500 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $11,565,100 (TTM 10/31/2006)

U/W NET OP. INCOME:                     $12,446,296

U/W NET CASH FLOW:                      $10,272,926

U/W OCCUPANCY:                          78.5%

APPRAISED VALUE:                        $136,800,000

CUT-OFF DATE LTV:                       52.6%

MATURITY DATE LTV:                      52.6%

DSCR:                                   2.64x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve months financials dated October
      31, 2006.

THE FOUR SEASONS HOTEL LOAN

      THE LOAN. The second largest loan (the "Four Seasons Hotel Loan") is evidenced by a promissory note and is secured by a first priority leasehold deed of trust on the Four Seasons Hotel located in Los Angeles, California (the "Four
Seasons Hotel Property"). The Four Seasons Hotel Loan was originated on December
1, 2006 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Burton Way Hotels, LLC, a Delaware limited liability company (the "Four Seasons Hotel Borrower") that owns no material assets other than the Four Seasons Hotel Property. The sponsors, Joseph Cohen and Robert Cohen, are the original developers of the Four Seasons Hotel, which opened for business in 1987. The Cohens are experienced in the California real estate industry. Robert Cohen founded American Realcorp in 1963, originally a developer of apartment complexes in the Los Angeles area during the 1960s. In the 1970's and continuing in the 1980's, the company embarked on larger developments, expanding its portfolio to include high-rise condominium projects, office parks and multi-use complexes, as well as developments outside the Los
Angeles area and California. Today, the company has developed in excess of 10 million square feet of commercial real estate.

      THE PROPERTY. The Four Seasons Hotel Property is a 285-room full service luxury hotel located in Los Angeles, California. The property is located in the
West Los Angeles submarket of Los Angeles, situated at the intersection of
Burton Way and South Doheny Drive. The Four Seasons Hotel Property features approximately 12,800 square feet of meeting space in ten meeting rooms and one ballroom, two restaurants and a lounge. Each floor of the hotel offers views of
Beverly Hills, Bel Air, the San Gabriel Mountains, the Pacific Ocean and

                                      IV-9

downtown Los Angeles. The property also features a swimming pool and whirlpool, a full service spa with eight treatment rooms, a fitness facility, 24-hour business services, and a 520-space underground parking garage. Room amenities typically include a king-size bed, cable TV, a CD/DVD player, a writing desk, internet access, a bathroom with marble countertops, and a balcony. The Four
Seasons Hotel Property has been the recipient of the AAA Five Diamond Award for six consecutive years. The Four Seasons Hotel Property was originally constructed in 1987, and has been continuously renovated since 1998 at a total cost of approximately $21.7 million ($76,140/key) including guestroom refurbishments, installation of high-speed internet-access lines, construction of the spa, bathroom upgrades and elevator modernization. The sponsors have additional planned renovations to the Four Seasons Hotel Property over the next three years, which include upgrades to guestroom and common areas totaling approximately $22.4 million ($78,600/key). The Four Seasons Hotel Borrower owns a leasehold interest in the Four Seasons Hotel Property pursuant to a ground lease. The ground lease expires on March 31, 2074 with a current annual rent of
$3,701,663.

----------------------------------------------------------------------------------------------------------
                           SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                     COMPETITIVE SET(1)             FOUR SEASONS HOTEL(2)           PENETRATION FACTOR

     YEAR       OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR    REVPAR
----------------------------------------------------------------------------------------------------------

     2004         70.0%     $368.63   $258.13     73.6%     $364.87   $268.65     105.1%    99.0%   104.1%
     2005         75.4%     $407.12   $307.15     78.2%     $390.60   $305.45     103.7%    95.9%    99.4%
 T-12 10/2006     75.1%     $456.07   $342.51     78.5%     $429.23   $336.81     104.5%    94.1%    98.3%
----------------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research based on the competitive set provided in the appraisal.

(2)   Based on operating statements provided by the Four Seasons Hotel Borrower.

      PROPERTY MANAGEMENT. The Four Seasons Hotel Property is managed by Four
Seasons Hotels Limited ("Four Seasons"). Four Seasons (NYSE: FS) manages luxury hotels and resorts with properties located in various cities and resort destinations in 31 countries in North America, the Caribbean, Europe, Asia,
Australia, the Middle East, and South America. As of December 31, 2005, the
company had a portfolio of 70 luxury hotel and resort properties, primarily under the brand name `Four Seasons', containing approximately 17,300 guest rooms. Four Seasons, Four Seasons Hotel Borrower and lender are parties to (i) a tri-party agreement (the "Tri-Party Agreement") that provides, among other things, the Four Seasons will operate a cash management system and maintain reserves at the Four Seasons Hotel Property, and (ii) an assignment of management agreement, security agreement and subordination, nondisturbance and recognition agreement, which provides, among other things, in the event of a foreclosure by lender, Four Seasons and lender will each recognize each other as manager and owner, respectively, under the management agreement.

      ESCROWS AND RESERVES. Tax, insurance, FF&E, and ground rent reserves spring in the event that the property manager is not collecting sufficient reserves in an account subject to the conditions of the Tri-Party Agreement between the lender, property manager and the Four Seasons Hotel Borrower.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Four Seasons Hotel Loan. Four Seasons operates the cash management system in connection with its management of the Four Seasons Hotel Property.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The direct or indirect owners of the Four Seasons Hotel Borrower are permitted to obtain mezzanine financing, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the aggregate LTV may not exceed 60%; (ii) the DSCR on the aggregate debt must be equal to or greater than 1.65x; (iii) the future mezzanine debt will be subject to a subordination and standstill agreement; and (iv) the Four Seasons Hotel Borrower must deliver rating agency confirmation of no downgrade of the ratings on the series
2007-TOP25 certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not Allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Four Seasons Hotel Loan and the Four Seasons Hotel Property is set forth on Appendix II hereto.

                                      IV-10

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SHOPPES AT PARK PLACE
--------------------------------------------------------------------------------

          [THE PHOTOS FOR THE SHOPPES AT PARK PLACE HAVE BEEN OMITTED]

                                      IV-11

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SHOPPES AT PARK PLACE
--------------------------------------------------------------------------------

            [THE MAP FOR THE SHOPPES AT PARK PLACE HAS BEEN OMITTED]

                                      IV-12

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SHOPPES AT PARK PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $71,000,000

CUT-OFF DATE BALANCE:                   $71,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     February 3, 2007

INTEREST RATE:                          5.883%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 3, 2017

EXPECTED MATURITY BALANCE:              $71,000,000

SPONSOR:                                Robert Schmidt, Jr.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of
                                        December 20, 2010 or 2 years after the
                                        REMIC "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without penalty from and after December
                                        3, 2016.

LOAN PER SF:                            $218.28

UP-FRONT RESERVES:                      Other:                  $4,146,232

ONGOING RESERVES:                       RE Tax:                 Springing

                                        Insurance:              Springing

                                        TI/LC:                  Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Pinellas Park, FL

YEAR BUILT/RENOVATED:                   2006 / NAP

PERCENT LEASED(1):                      93.5%

SQUARE FOOTAGE:                         325,270

THE COLLATERAL:                         Anchored retail center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Boulder Venture South

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            NAP

MOST RECENT NOI (AS OF):                NAP

U/W NET OP. INCOME:                     $5,463,921

U/W NET CASH FLOW:                      $5,350,000

U/W OCCUPANCY:                          96.0%

APPRAISED VALUE:                        $90,040,000

CUT-OFF DATE LTV:                       78.9%

MATURITY DATE LTV:                      78.9%

DSCR:                                   1.26x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated December 20, 2006.

THE SHOPPES AT PARK PLACE LOAN

      THE LOAN. The third largest loan (the "Shoppes at Park Place Loan") as evidenced by the Secured Promissory Note (the "Shoppes at Park Place Note") is
secured by a first priority fee Mortgage and Security Agreement, Assignment of
Deed of Trust and Assignment of Leases and Rents (the "Shoppes at Park Place
Mortgage") encumbering the 325,270 square foot anchored retail center, known as
Shoppes at Park Place, located in Pinellas Park, Florida (the "Shoppes at Park
Place Property"). The Shoppes at Park Place Loan was originated on December 20,
2006 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The Shoppes at Park Place Borrower is KB Parkside, LLC, a
Florida limited liability company (the "Shoppes at Park Place Borrower"). The borrowing entity is comprised of Robert Schmidt (managing member and 50% owner in Shoppes at Park Place Borrower) and Kelly Schmidt (50% owner in Shoppes at
Park Place Borrower). Mr. Schmidt will guaranty the liability carveouts. Mr.
Schmidt has 43 years of real estate experience.

      THE PROPERTY. The Shoppes at Park Place Property consists of a 325,270 square foot power center along with seven pad sites. The center is anchored by
American Signature Furniture, Office Depot, Michael's Crafts, and Marshall's. In
addition, the center is shadow anchored by a Super Target and a Home Depot, which are not collateral for the Shoppes at Park Place Loan. The center was constructed in 2006. The improvements are located on a 43.20 acre site and parking is provided for approximately 2,391 vehicles (7.35/1,000 square feet).
The center is located at the intersection of US Hwy 19 and Park Boulevard.

                                      IV-13

      The following table presents certain information relating to the lease rollover at the Shoppes at Park Place Property:

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                           % OF TOTAL
                                 UNDERWRITTEN                                     UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                 # OF LEASES   BASE RENT PER SF   % OF TOTAL SF   CUMULATIVE %     RENTAL REVENUES    UNDERWRITTEN BASE RENTAL
     YEAR          ROLLING          ROLLING          ROLLING      OF SF ROLLING        ROLLING            REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

    Vacant           11               $0.00             6%              6%                0%                      0%
     2007             0               $0.00             0%              6%                0%                      0%
     2008             0               $0.00             0%              6%                0%                      0%
     2009             0               $0.00             0%              6%                0%                      0%
     2010             0               $0.00             0%              6%                0%                      0%
     2011            15              $20.95            13%             19%               18%                     18%
     2012             3              $25.88             3%             22%                5%                     23%
     2013             1              $28.00             2%             24%                4%                     27%
     2014             0               $0.00             0%             24%                0%                     27%
     2015             5              $18.63            10%             34%               13%                     40%
     2016             5              $12.17            27%             61%               23%                     63%
2017 & Beyond         3              $13.99            39%            100%               37%                    100%
------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at Shoppes at Park Place Property:

------------------------------------------------------------------------------------------------------------------------
                                                                              % OF TOTAL     ANNUALIZED
                           CREDIT RATING                     ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                              (FITCH/       TENANT    % OF   UNDERWRITTEN    UNDERWRITTEN       RENT          LEASE
     TENANT NAME          MOODY'S/S&P)(1)    NRSF     NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Parkside 16                  --/B2/BB-       73,000    22%    $1,095,000          23%          $15.00       10/31/2021
American Signature           --/--/--        50,000    15%    $  587,500          12%          $11.75       01/31/2021
Off Broadway Shoes           --/--/--        20,125     6%    $  291,813           6%          $14.50       11/30/2016
Marshalls of MA               --/A3/A        30,000     9%    $  267,000           6%          $ 8.90       03/31/2016
Office Depot               --/Baa3/BBB-      20,000     6%    $  260,004           5%          $13.00       12/31/2015
Tile Outlets                 --/--/--        15,000     5%    $  228,756           5%          $15.25       08/31/2016
Michaels Stores              --/B2/B-        21,348     7%    $  213,480           5%          $10.00       03/31/2016
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      229,473    71%    $2,943,553          62%          $12.83
------------------------------------------------------------------------------------------------------------------------

Other Tenants                   NAP          74,816    23%    $1,792,937          38%          $23.96         Various
Vacant Space                    NAP          20,981     6%    $        0           0%          $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      325,270   100%    $4,736,489         100%          $15.57
------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the
Shoppes at Park Place Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs. In the event the debt service coverage ratio falls below 1.10x based on a trailing 12 months on a quarterly basis, the Shoppes at Park Place Borrower shall deposit $15,000 monthly to be capped at $350,000. Also a $3,842,633 debt service coverage escrow is being held until the occurrence of a stabilized net cash flow that produces a debt service coverage ratio of 1.26x. In the event this stabilization of cash flow does occur within two years of origination, the lender has the right to apply the escrow to a principal reduction to achieve a debt service coverage ratio of not less than 1.26x. Finally a $303,599 tenant allowance escrow is being held until Optical Outlet, American Pie and BJ's Brewhouse take occupancy.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Shoppes at Park Place Loan.

      PROPERTY MANAGEMENT. The Shoppes at Park Place Property is managed by
Boulder Venture South which is an affiliate of the Shoppes at Park Place
Borrower. Boulder Venture South has developed over $700 million worth of real estate properties since 1992.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x; (ii)
lender must approve the mezzanine lender and financing documents and lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) the ability to obtain mezzanine debt is personal to the current Shoppes at Park
Place Borrower and any successor or assignee of the Shoppes at Plark Place
Borrower under the Shoppes at Park Place Loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                      IV-14

      RELEASE OF PARCELS. The Shoppes at Park Place Borrower may obtain a release of one or more parcels described in the loan documents subject to the
Shoppes at Park Place Loan being paid down by 110% of the value attributable to the released parcel(s) per the loan documents plus the payment of a make whole premium. The Shoppes at Park Place Borrower must also meet the specific other requirements in the loan documents including in part that the remaining parcels have an underwritten net cash flow of at least 1.26x.

      Certain additional information regarding the Shoppes at Park Place Loan and the Shoppes at Park Place Property is set forth on Appendix II hereto.

                                      IV-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - VILLAGE SQUARE
--------------------------------------------------------------------------------

              [THE PHOTOS FOR THE VILLAGE SQUARE HAVE BEEN OMITTED]

                                      IV-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - VILLAGE SQUARE
--------------------------------------------------------------------------------

                [THE MAP FOR THE VILLAGE SQUARE HAS BEEN OMITTED]

                                      IV-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - VILLAGE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $59,680,000

CUT-OFF DATE BALANCE:                   $59,680,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     February 1, 2007

INTEREST RATE:                          5.660%

AMORTIZATION:                           Interest Only through January 1,
                                        2012. Principal and interest payments
                                        of $344,871.68 beginning February 1,
                                        2012 through the maturity date.

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 1, 2017

EXPECTED MATURITY BALANCE:              $55,650,728

SPONSOR:                                Triple Five Nevada Development
                                        Corporation

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of December
                                        15, 2010 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without penalty from and after October
                                        1, 2016.

LOAN PER SF:                            $250.93

UP-FRONT RESERVES:                      RE Tax:                 $68,238

                                        Insurance:              $16,926

ONGOING RESERVES:                       RE Tax:                 $34,119 / month

                                        Insurance:              $2,821 / month

                                        TI/LC:                  $21,838 / month

                                        Cap Ex:                 $2,973 / month

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Las Vegas, NV

YEAR BUILT/RENOVATED:                   1998 & 2005 / NAP

PERCENT LEASED(1):                      94.5%

SQUARE FOOTAGE:                         237,834

THE COLLATERAL:                         Anchored retail center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Triple Five Nevada Development
                                        Corporation

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            NAP

MOST RECENT NOI (AS OF):                NAP

U/W NET OP. INCOME:                     $5,087,640

U/W NET CASH FLOW:                      $4,789,905

U/W OCCUPANCY:                          92.3%

APPRAISED VALUE(2):                     $74,600,000

CUT-OFF DATE LTV:                       80.0%

MATURITY DATE LTV:                      74.6%

DSCR:                                   1.40x

POST IO DSCR:                           1.16x
--------------------------------------------------------------------------------

(1)   Percent leased is based on the underwritten rent roll as of October 24,
      2006.

(2)   The Appraised Value represents the "stabilized value", effective the earlier of June 18, 2007, or when occupancy is equal to or greater than
      92%.

THE VILLAGE SQUARE LOAN

      THE LOAN. The fourth largest loan (the "Village Square Loan") as evidenced by the Promissory Note (the "Village Square Note") is secured by a first priority fee Deed of Trust and Absolute Assignment of Rents and Leases and
Security Agreement (the "Village Square Mortgage") encumbering the 237,834 square foot anchored retail center known as Village Square, located in Las
Vegas, Nevada (the "Village Square Property"). The Village Square Loan was
originated on December 11, 2006 by or on behalf of Wells Fargo Bank, National
Association.

      THE BORROWER. The borrower is Village Square Shopping Center, LLC, a
Nevada limited liability company (the "Village Square Borrower") that owns no material asset other than the Village Square Property and related interests. The
Village Square Borrower is a single purpose, bankruptcy remote entity. The sponsor of the Village Square Loan is Triple Five Nevada Development
Corporation. Triple Five Nevada Development Corporation is a subsidiary of
Triple Five Development Group Central, which was founded by the Ghermezian family, which owns the world's first and second largest malls, the West Edmonton
Mall in Canada and Mall of America in Minnesota. Triple Five Development Group
develops, manages, owns and operates its world-wide enterprises through its staff of over 2,000 employees. Triple Five Nevada Development Corporation has reported total assets of $1.2 billion and a reported total net worth of $353 million.

                                      IV-19

      THE PROPERTY. The Village Square Property is located in Las Vegas, Nevada, approximately 12 miles northwest of the Las Vegas "Strip" and within Summerlin, an affluent suburb. The subject was originally constructed in 1998 and 2005 and consists of 237,834 square feet in 8 buildings. Four of the eight buildings are two stories, with office tenants on the second levels comprising 64,340 square feet. The in-line component is comprised of 103,494 square feet of ground level retail space plus a 70,000 SF Regal Cinema. It is situated on approximately 19.6 acres and includes a total of 1,252 parking spaces, including 51 handicapped spaces. The major tenant at the subject property is Regal Cinema, an 18-screen stadium style movie theater. Regal Cinema is owned by Regal Cinemas Corporation, which in turn is owned by Regal Entertainment Group, a public company that operates the largest theater circuit in the United States.

      The following table presents certain information relating to the lease rollover at the Village Square Property:

----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

                                                                                         % OF TOTAL        CUMULATIVE % OF
                                    AVERAGE                                           UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES       BASE RENTAL
    YEAR          ROLLING     RENT PER SF ROLLING      ROLLING        SF ROLLING           ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------

   Vacant             6             $ 0.00                5%               5%                 0%                   0%
     MTM              1             $12.09                1%               6%                 1%                   1%
    2007              3             $45.02                2%               8%                 4%                   4%
    2008              4             $30.40                5%              13%                 6%                  11%
    2009             10             $31.93               13%              26%                18%                  28%
    2010             10             $29.62               10%              36%                13%                  41%
    2011             23             $35.12               21%              57%                32%                  73%
    2012              2             $29.86                2%              59%                 3%                  76%
    2013              2             $26.74                3%              62%                 3%                  79%
    2014              0             $ 0.00                0%              62%                 0%                  79%
    2015              4             $29.96                7%              70%                10%                  89%
    2016              1             $30.00                1%              71%                 1%                  90%
2017 & Beyond         1             $ 7.86               29%             100%                10%                 100%
----------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Village Square Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                                                                        ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING (FITCH/   TENANT    % OF   UNDERWRITTEN    UNDERWRITTEN   BASE RENT ($       LEASE
         TENANT NAME            MOODY'S/ S&P)(1)       NRSF     NRSF   BASE RENT ($)    BASE RENT       PER NRSF)     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Triple Five(2)                       --/--/--          25,365    11%    $  760,950          14%          $30.00       02/01/2011
Regal Cinema                        --/Ba2/BB-         70,000    29%    $  550,000          10%          $ 7.86       12/01/2022
Euphoria Salon                       --/--/--          17,330     7%    $  521,310           9%          $30.08       09/01/2015(3)
Countrywide Home Loans                A/A3/A            7,064     3%    $  262,922           5%          $37.22       08/01/2009
Round 1 Boxing                       --/--/--           6,382     3%    $  191,460           3%          $30.00       01/01/2010
Haru Seafood                         --/--/--           5,479     2%    $  164,370           3%          $30.00       05/01/2015
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                131,620    55%    $2,451,012          45%          $18.62
-----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                           NAP            93,142    39%    $3,054,873          55%          $32.80         Various
Vacant Space                            NAP            13,072     5%    $        0           0%          $ 0.00           NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(4)                             237,834   100%    $5,505,885         100%          $24.50
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Triple Five will master lease 5.4% NRA (12,818 SF) with a lease commencing
      1/1/2007 and ending 12/31/2009. The master lease is for the lesser of 2 years or until the space is fully occupied and tenants are open for business and paying rent. This space accounts for approximately 7% of the total Annualized Underwritten Base Rent. Triple Five is currently leasing
      39% of the office space.

(3)   5,115 SF of the Euphoria Salon space expires on May 1, 2008.

(4)   Average Total Rent Per SF excludes vacant space.

      ESCROWS AND RESERVES. The Village Square Borrower is required to escrow for real estate taxes and insurance premiums monthly. The Village Square
Borrower is also required to escrow $2,973 on a monthly basis for capital expenditures. The Village Square Borrower is also required to escrow $21,838 on a monthly basis for tenant improvements and leasing commissions. The TI/LC impound is capped at $786,168, and must be replenished to the capped amount if drawn upon.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon (i) the occurrence of an unauthorized transfer as outlined in the Village Square
Shopping Center Note or (ii) if the DSCR falls below 1.05x (tested on a quarterly basis). Once triggered, a hard lockbox will remain in place until maturity.

      PROPERTY MANAGEMENT. The Village Square Property is managed by Triple Five
Nevada Development Corporation, the sponsor for the Village Square Shopping
Center Loan. The Triple Five Group is a multinational conglomerate and the portfolio of assets that the Triple

                                      IV-20

Five Group has developed, owns and manages includes ownership of the world's first and second largest malls, West Edmonton Mall and Mall of America. The management agreement is subordinate to the Village Square Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Village Square Borrower may obtain a release a designated outparcel without any required prepayment of the Village Square Loan, provided the Village Square Borrower satisfies certain legal conditions outlined in the mortgage loan documents. Wells Fargo Bank, National Association attributed no income to the designated outparcel and the appraisal attributed no value to it.

      Certain additional information regarding the Village Square Loan and the
Village Square Property is set forth in Appendix II hereto.

                                      IV-21

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-22

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ONE THOMAS CIRCLE
--------------------------------------------------------------------------------

            [THE PHOTOS FOR THE ONE THOMAS CIRCLE HAVE BEEN OMITTED]

                                      IV-23

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ONE THOMAS CIRCLE
--------------------------------------------------------------------------------

              [THE MAP FOR THE ONE THOMAS CIRCLE HAS BEEN OMITTED]

                                      IV-24

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ONE THOMAS CIRCLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $55,000,000

CUT-OFF DATE BALANCE:                   $55,000,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     October 1, 2006

INTEREST RATE:                          5.9265%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          September 1, 2016

EXPECTED MATURITY BALANCE:              $55,000,000

SPONSORS:                               GE Pension Trust and UBS Wealth
                                        Management - North American
                                        Property Fund Limited

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        No lockout. In connection with any
                                        voluntary prepayment, the borrower must
                                        pay a premium equal to the greater of a
                                        yield maintenance premium and 3% of the
                                        principal balance until October 1, 2009.
                                        Thereafter, the borrower must pay a
                                        premium equal to the greater of a
                                        yield maintenance premium and 1% of
                                        the principal balance. Prepayable
                                        without penalty on September 1, 2016.

LOAN PER SF:                            $243.97

UP-FRONT RESERVES:                      RE Tax:                 $661,225

                                        TI/LC:                  $10,417

                                        Other:                  $1,367,540

ONGOING RESERVES:                       RE Tax:                 $116,985 / month

                                        Insurance:              Springing

                                        Cap Ex:                 Springing

                                        TI/LC:                  $10,417 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               Washington, DC

YEAR BUILT/RENOVATED:                   1982 / 2003

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         225,440

THE COLLATERAL:                         Twelve-story urban office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Polinger Company, t/a Polinger Shannon &
                                        Luchs Company

3RD MOST RECENT NOI (AS OF):            $4,590,138 (TTM 12/31/2003)

2ND MOST RECENT NOI (AS OF):            $4,184,594 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $4,305,951 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $4,645,628

U/W NET CASH FLOW:                      $4,437,697

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $100,000,000

CUT-OFF DATE LTV:                       55.0%

MATURITY DATE LTV:                      55.0%

DSCR:                                   1.34x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated August 11, 2006.

THE ONE THOMAS CIRCLE LOAN

      THE LOAN. The fifth largest loan (the "One Thomas Circle Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the One Thomas Circle office property located in Washington, DC (the "One
Thomas Circle Property"). The One Thomas Circle Loan was originated on August
18, 2006 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Thomas Circle CF, LLC, a Delaware limited liability company (the "One Thomas Circle Borrower") that owns no material assets other than the One Thomas Circle Property and related interests. The One
Thomas Circle Borrower is indirectly owned by General Electric Pension Trust and
UBS Wealth Management - North American Property Fund Limited ("NAPF"). As of
December 31, 2005, General Electric Pension Trust had reported assets of over
$49 billion and over 520,000 plan participants. NAPF is wholly owned by UBS WM
Global Property Fund, UBS's investment entity for North American property investments. As of July, 2006, NAPF had invested $1.4 billion of equity into direct assets and public securities.

                                      IV-25

      THE PROPERTY. The One Thomas Circle Property is a twelve-story, 225,440 square foot urban office building located along Thomas Circle in the northwest quadrant of downtown Washington, DC. The property is situated on the southwest corner of M Street and Vermont Avenue, NW in the East End office submarket. As of August 11, 2006, the One Thomas Circle Property was 100% leased to 12 total tenants. The largest tenant, Hanley Wood, has been at the property since 1994 and recently expanded its space by 19,146 square feet. Founded in 1976, Hanley
Wood is a media company serving housing and construction that is owned by
JPMorgan Partners, LLC, a private equity affiliate of JPMorgan Chase & Co. Other notable tenants at the One Thomas Circle Property include the law firm of Caplin
& Drysdale, The Futures Group, and International Life Sciences.

      The following table presents certain information relating to the lease rollover at the One Thomas Circle Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                         % OF TOTAL
                                    AVERAGE                                           UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES       UNDERWRITTEN BASE
    YEAR          ROLLING     RENT PER SF ROLLING      ROLLING        SF ROLLING           ROLLING        RENTAL REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

   Vacant            0              $ 0.00                0%               0%                 0%                     0%
    2007             0              $ 0.00                0%               0%                 0%                     0%
    2008             2              $33.49                7%               7%                 7%                     7%
    2009             0              $ 0.00                0%               7%                 0%                     7%
    2010             1              $35.01                0%               8%                 0%                     7%
    2011             2              $32.62               10%              17%                 9%                    17%
    2012             3              $34.29               37%              54%                37%                    54%
    2013             1              $37.15               19%              73%                21%                    74%
    2014             2              $32.45               17%              90%                16%                    90%
    2015             1              $35.88                2%              92%                 2%                    92%
    2016             1              $34.25                8%             100%                 8%                   100%
2017 & Beyond        0              $ 0.00                0%             100%                 0%                   100%
---------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the One Thomas Circle Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                               CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                  (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
        TENANT NAME            MOODY'S/S&P)      NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Hanley Wood                      --/--/--        68,377      30%       $2,365,382          31%          $34.59      07/31/2012
Caplin & Drysdale                --/--/--        42,963      19%       $1,596,023          21%          $37.15      12/31/2013
The Futures Group                --/--/--        38,111      17%       $1,236,605          16%          $32.45      09/30/2014
International Life Sciences      --/--/--        20,086       9%       $  661,919           9%          $32.95      02/28/2011
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          169,537      75%       $5,859,929          76%          $34.56
---------------------------------------------------------------------------------------------------------------------------------

Other Tenants                       NAP          55,903      25%       $1,879,521          24%          $33.62        Various
Vacant Space                        NAP               0       0%       $        0           0%          $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          225,440     100%       $7,739,450         100%          $34.33
---------------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. The One Thomas Circle Borrower is required to escrow
1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. Insurance reserves spring upon the occurrence of an event of default unrelated to the failure to pay insurance premiums. Cap Ex reserves spring if the One Thomas Circle Borrower fails to maintain the property in a manner acceptable to the lender. The One Thomas Circle Borrower is also required to escrow $10,417 on a monthly basis for tenant improvements and leasing commissions, capped at $1,250,000. The upfront other reserve represents tenant improvements that the One Thomas Circle Borrower owes to Hanley Wood per its lease.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the One Thomas Circle Loan.

      PROPERTY MANAGEMENT. The One Thomas Circle Property is managed by Polinger
Company, t/a Polinger Shannon & Luchs Company ("Polinger"). Polinger has been developing, managing and leasing real estate in the Washington, D.C. area for over 50 years. The company currently manages a portfolio of properties it has valued in excess of $2 billion, 50% of which is comprised of commercial real estate properties.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the One Thomas Circle Loan and the One Thomas Circle Property is set forth on Appendix II hereto.

                                      IV-26

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SHERATON SUITES ON THE HUDSON
--------------------------------------------------------------------------------

      [THE PHOTOS FOR THE SHERATON SUITES ON THE HUDSON HAVE BEEN OMITTED]

                                      IV-27

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SHERATON SUITES ON THE HUDSON
--------------------------------------------------------------------------------

        [THE MAP FOR THE SHERATON SUITES ON THE HUDSON HAS BEEN OMITTED]

                                      IV-28

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SHERATON SUITES ON THE HUDSON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $55,000,000

CUT-OFF DATE BALANCE:                   $55,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     February 1, 2007

INTEREST RATE:                          5.512%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 1, 2017

EXPECTED MATURITY BALANCE:              $55,000,000

SPONSORS:                               Hartz Mountain Industries, Inc. and UBS
                                        Financial Services, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of December
                                        31, 2010 or 2 years after the REMIC
                                        "start-up" date, with U.S. Treasury
                                        defeasance thereafter.  Prepayable
                                        without penalty on January 1, 2017.

LOAN PER ROOM:                          $158,501

UP-FRONT RESERVES:                      RE Tax:                 $191,170

                                        Insurance:              $181,528

                                        FF&E:                   $58,308

ONGOING RESERVES:                       RE Tax:                 $63,723 / month

                                        Insurance:              $28,332 / month

                                        FF&E:                   $58,308 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               Weehawken, NJ

YEAR BUILT/RENOVATED:                   1991 / 1999

OCCUPANCY(1):                           77.6%

ROOMS:                                  347

THE COLLATERAL:                         347-room, full service hotel

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Weehawken Hotel Management, Inc.

3RD MOST RECENT NOI (AS OF):            $5,218,728 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $6,470,658 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $6,310,231 (TTM 08/31/2006)

U/W NET OP. INCOME:                     $6,549,462

U/W NET CASH FLOW:                      $5,847,853

U/W OCCUPANCY:                          78.3%

APPRAISED VALUE:                        $85,000,000

CUT-OFF DATE LTV:                       64.7%

MATURITY DATE LTV:                      64.7%

DSCR:                                   1.90x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve months financials dated October
      31, 2006.

THE SHERATON SUITES ON THE HUDSON LOAN

      THE LOAN. The sixth largest loan (the "Sheraton Suites on the Hudson
Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Sheraton Suites on the Hudson hotel located in Weehawken, New
Jersey (the "Sheraton Suites on the Hudson Property"). The Sheraton Suites on
the Hudson Loan was originated on December 6, 2006 by Bear Stearns Commercial
Mortgage, Inc.

      THE BORROWER. The borrower is River-PW Hotel Limited Partnership, a New
Jersey limited partnership (the "Sheraton Suites on the Hudson Borrower") that owns no material assets other than the Sheraton Suites on the Hudson Property.
The Sheraton Suites on the Hudson Borrower is indirectly owned by Hartz Mountain
Industries, Inc. ("Hartz Mountain") and UBS Financial Services, Inc. Hartz
Mountain is a private owner of commercial real estate in the U.S. Founded in
1966, the company owns and operates a portfolio of 200 buildings in the New
York/New Jersey area, representing more than 38 million square feet of retail, hotel, office and industrial properties. The Chairman and CEO of Hartz Mountain is Mr. Leonard N. Stern. According to Forbes magazine, in 2006, Mr. Stern had a personal net worth of $2.7 billion. UBS Financial Services Inc., a subsidiary of
UBS AG (rated AA+/Aa2/AA+ by S&P/Moody's/Fitch), is a broker/dealer that provides wealth management services in the United States.

                                      IV-29

      THE PROPERTY. The Sheraton Suites on the Hudson Property is a 10-story,
347-room full service hotel situated in the Lincoln Harbor waterfront development of Weehawken, New Jersey. The property is located at 500 Harbor
Boulevard, with access to I-78, I-495, the ferry terminal, PATH Train, and the
Lincoln Tunnel, all of which provide access into New York City. Positioned directly to the west of the Hudson River, the Sheraton Suites on the Hudson
Property enjoys views of the river and the New York City skyline. The property was originally purchased vacant in 1988, and then developed into a 240-room hotel in 1991. An adjacent parcel of land was purchased in 1999, at which time the hotel underwent a $13.8 million expansion adding a second 10-story tower and
107 guestrooms. The food and beverage outlet at the property is the 292-seat
Harbor Bar & Brasserie, offering breakfast, lunch and dinner. The Sheraton
Suites on the Hudson Property also includes approximately 6,715 square feet of meeting space throughout seven meeting rooms. Amenities offered at the hotel include a fitness facility, heated indoor pool, gift shop, florist, and a car rental service. Typical room amenities include either two queen beds or one king size bed, small kitchenettes, tile/marble bathrooms, and cable TV.

-------------------------------------------------------------------------------------------------------------------
                               SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
-------------------------------------------------------------------------------------------------------------------
                      COMPETITIVE SET (1)         SHERATON SUITES ON THE HUDSON (2)        PENETRATION FACTOR

    YEAR        OCCUPANCY      ADR      REVPAR     OCCUPANCY      ADR      REVPAR     OCCUPANCY     ADR      REVPAR
-------------------------------------------------------------------------------------------------------------------

    2003          69.8%      $129.26    $90.20       78.4%      $135.31    $106.14     112.3%      104.7%    117.7%
    2004          82.1%      $133.62    $109.66      79.2%      $139.31    $110.34      96.5%      104.3%    100.6%
    2005          83.4%      $156.01    $130.19      82.5%      $151.08    $124.65      98.9%       96.8%     95.7%
T-12 10/2006      76.0%      $169.20    $128.59      77.6%      $165.39    $128.42     102.1%       97.7%     99.9%
-------------------------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research.

(2)   Based on operating statements provided by the Sheraton Suites on the
      Hudson Borrower.

      ESCROWS AND RESERVES. The Sheraton Suites on the Hudson Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The Sheraton Suites on the Hudson Borrower is also required to escrow
1/12 of four percent (4%) of gross revenues for FF&E on a monthly basis. Current escrows are shown in the table on the previous page.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Sheraton Suites on the Hudson Loan.

      PROPERTY MANAGEMENT. The Sheraton Suites on the Hudson Property is managed by Weehawken Hotel Management, Inc., an affiliate of the Sheraton Suites on the
Hudson Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Sheraton Suites on the Hudson
Loan and the Sheraton Suites on the Hudson Property is set forth on Appendix II hereto.

                                      IV-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 360 SPEAR STREET
--------------------------------------------------------------------------------

             [THE PHOTOS FOR THE 360 SPEAR STREET HAVE BEEN OMITTED]

                                      IV-31

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 360 SPEAR STREET
--------------------------------------------------------------------------------

               [THE MAP FOR THE 360 SPEAR STREET HAS BEEN OMITTED]

                                      IV-32

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 360 SPEAR STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $50,000,000

CUT-OFF DATE BALANCE:                   $50,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     January 8, 2007

INTEREST RATE:                          6.315%

AMORTIZATION:                           Interest Only through June 8, 2009.
                                        Principal and interest payments of
                                        $331,846.49 beginning July 8, 2009
                                        through the maturity date.

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          November 8, 2013

EXPECTED MATURITY BALANCE:              $46,125,330

SPONSOR:                                JMA Ventures, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of
                                        November 22, 2009 or two years after
                                        the REMIC "start-up" day, with U.S.
                                        Treasury defeasance thereafter.
                                        Prepayable without penalty from and
                                        after November 8, 2013

LOAN PER SF:                            $324.69

UP-FRONT RESERVES:                      Insurance:         $65,988

ONGOING RESERVES:                       Cap Ex:            $6,416 / month

                                        RE Tax:            $31,032 / month

                                        Insurance:         $6,599 / month

                                        TI/LC:             $8,085 / month

                                        Lease termination
                                        fees:              Springing

                                        Ground rent:       $131,170 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               San Francisco, CA

YEAR BUILT/RENOVATED:                   1924 / 2000

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         153,993

THE COLLATERAL:                         5-story telecommunications building

OWNERSHIP INTEREST:                     Leasehold

PROPERTY MANAGEMENT:                    JMA Ventures, LLC

3RD MOST RECENT NOI (AS OF):            $5,012,329 (TTM 12/31/2003)

2ND MOST RECENT NOI (AS OF):            $4,653,651 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $5,008,548 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $5,376,840

U/W NET CASH FLOW:                      $5,202,827

U/W OCCUPANCY:                          100.0%

APPRAISED VALUE(2):                     $73,000,000

CUT-OFF DATE LTV:                       68.5%

MATURITY DATE LTV:                      63.2%

DSCR:                                   1.63x

POST IO DSCR:                           1.31x
--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated January 1, 2006.

(2)   Appraised value represents a fee simple interest in the 360 Spear Street
      Property, valued as of January 2, 2009, for which valuation the appraiser assumed a consolidation of the fee and leasehold interests in the 360
      Spear Street Property as of January 1, 2009. The appraiser also provided a valuation of the leased fee interest only of $53,500,000, valued as of
      April 20, 2006. The 360 Spear Street Borrower has given notice of its exercise of the option to purchase the fee interest. Please refer to the description of the mortgaged property for further information regarding the ground lease and purchase options.

THE 360 SPEAR STREET LOAN

      THE LOAN. The seventh largest loan (the "360 Spear Street Loan") as evidenced by the Promissory Note (the "360 Spear Street Note") is secured by a first priority leasehold Deed of Trust and Security Agreement (the "360 Spear
Street Mortgage") encumbering the 153,993 square foot office building known as
360 Spear Street, located in San Francisco, California (the "360 Spear Street
Property"). The 360 Spear Street Loan was originated on November 22, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is 360 Spear LLC, a Delaware limited liability company (the "360 Spear Street Borrower") that owns no material asset other than the 360 Spear Street Property and related interests. The 360 Spear Street
Borrower is a wholly-owned subsidiary of JMA Ventures, LLC, the sponsor of the
360 Spear Street Loan. JMA Ventures, LLC is a full-service real estate development and management firm and is controlled by Arthur Chapman, President and founder, Todd Chapman, Executive Vice President and General Counsel, and
John Nootbaar, Director of Development.

                                      IV-33

      THE PROPERTY. The 360 Spear Street Property is located in San Francisco,
California, at 360 Spear Street. The 360 Spear Street Property is located in the
South Financial District of San Francisco. The 360 Spear Street Property was
originally constructed in 1924 and renovated in 2000. It consists of a 153,993 square foot, 5-story office building used as a telecommunications and data center, and is considered one of San Francisco's premier telecom buildings due to its advanced electrical, HVAC, security and structural systems. The 360 Spear
Street Property is situated on approximately 0.79 acres and includes 20 parking spaces. Through their subsidiaries, Verizon and AT&T occupy 85% of the leaseable square footage and provide 87% of base rent through 2015 and 2010, respectively.
The 360 Spear Street Borrower leases the 360 Spear Street Property pursuant to a ground lease (the "360 Spear Street Ground Lease"), expiring on October 31,
2025. The 360 Spear Street Ground Lease contains a fee estate purchase option in favor of the 360 Spear Street Borrower. The 360 Spear Street Borrower has given notice of its exercise of the option to purchase. The deposit for the purchase price has been placed into escrow. In addition, the 360 Spear Street Borrower has purchased securities, in which the lender has a security interest, the face amount of which, upon maturity (shortly prior to the anticipated closing of the purchase), together with the security deposit, is anticipated to be sufficient to pay the remainder of the purchase price for the acquisition of the fee interest. Upon acquisition of the fee interest, the 360 Spear Street Borrower is required to execute security documentation to spread the lien of the 360 Spear
Street Mortgage to the fee estate.

      The following table represents certain information relating to the lease rollover at the 360 Spear Street Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                         % OF TOTAL           CUMULATIVE % OF
                                                                                      UNDERWRITTEN BASE     TOTAL UNDERWRITTEN
                # OF LEASES    AVERAGE BASE RENT    % OF TOTAL SF    CUMULATIVE %      RENTAL REVENUES     BASE RENTAL REVENUES
    YEAR          ROLLING       PER SF ROLLING         ROLLING       OF SF ROLLING         ROLLING                ROLLING
---------------------------------------------------------------------------------------------------------------------------------

   Vacant            0               $0.00                0%               0%                 0%                     0%
    2007             0               $0.00                0%               0%                 0%                     0%
    2008             0               $0.00                0%               0%                 0%                     0%
    2009             1              $29.50               12%              12%                 8%                     8%
    2010             1              $49.00               11%              23%                13%                    21%
    2011             1              $57.50                3%              26%                 5%                    26%
    2012             0               $0.00                0%              26%                 0%                    26%
    2013             0               $0.00                0%              26%                 0%                    26%
    2014             0               $0.00                0%              26%                 0%                    26%
    2015             3              $41.46               74%             100%                74%                   100%
    2016             0               $0.00                0%             100%                 0%                   100%
2017 & Beyond        0               $0.00                0%             100%                 0%                   100%
---------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the 360 Spear Street Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                     (FITCH/          TENANT    % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT          LEASE
        TENANT NAME              MOODY'S/S&P)(1)       NRSF     NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Verizon (as MCI)                     A+/A3/A           74,770    49%    $2,936,760          46%          $39.28        09/30/2015
Verizon (as MFS)                     A+/A3/A           38,919    25%    $1,776,780          28%          $45.65        07/13/2015
AT&T (as TGC)                        A/A2/A            16,937    11%      $829,908          13%          $49.00        12/31/2010
ServePath                           --/--/--           18,266    12%      $538,847           9%          $29.50        05/31/2009
Network Access Center               --/--/--            5,101     3%      $293,316           5%          $57.50        11/30/2011
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                153,993   100%    $6,375,612         100%          $41.40
-----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                          NAP                  0     0%            $0           0%           $0.00          Various
Vacant Space                           NAP                  0     0%            $0           0%           $0.00            NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                153,993   100%    $6,375,612         100%          $41.40
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The 360 Spear Street Borrower is required to escrow
1/12 of estimated annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. The 360 Spear Street Borrower is required to escrow $8,085 per month for tenant improvements and leasing commissions and $6,416 per month for capital expenditures. After the acquisition of the fee estate, escrows for tenant improvements/leasing commissions and capital expenditures are required only during the occurrence and continuance of a Trigger Event, which is defined as (i) an Event of Default under the 360 Spear
Street Loan documents, or (ii) following the 360 Spear Street Borrower's acquisition of the fee interest in the 360 Spear Street Property, a debt service coverage ratio (determined quarterly) of less than 1.20x. The 360 Spear Street
Borrower is also required to deposit with the lender any lease termination fees received from tenants, to be released to the 360 Spear Street Borrower for tenant improvements and leasing commissions with respect

                                      IV-34

to the terminated space. The 360 Spear Street Borrower is also required to deposit with the lender monthly ground rent. The amounts shown are the current monthly collections.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 360 Spear Street Loan.

      PROPERTY MANAGEMENT. The 360 Spear Street Property is managed by JMA
Ventures, LLC, the 360 Spear Street Borrower. The management agreement is subordinate to the 360 Spear Street Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 360 Spear Street Loan and the
360 Spear Street Property is set forth on Appendix II hereto.

                                      IV-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-36

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

         [THE PHOTOS FOR THE 436 NORTH BEDFORD DRIVE HAVE BEEN OMITTED]

                                     IV-37

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

           [THE MAP FOR THE 436 NORTH BEDFORD DRIVE HAS BEEN OMITTED]

                                      IV-38

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $46,750,000

CUT-OFF DATE BALANCE:                   $46,750,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     December 1, 2006

INTEREST RATE:                          6.210%

AMORTIZATION:                           Interest Only

ARD:                                    November 1, 2016

HYPERAMORTIZATION:                      After the ARD, the loan interest rate
                                        steps up to the greater of (i) 8.710% or
                                        (ii) U.S. Treasury Issue rounded up to
                                        the nearest basis point plus 2.5%.

MATURITY DATE:                          November 1, 2046

EXPECTED ARD BALANCE:                   $46,750,000

SPONSORS:                               Steven Lebowitz; Daniel Gottlieb;
                                        G&L Realty Partnership, L.P.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of October
                                        19, 2009 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance or the payment of the greater
                                        of yield maintenance premium and 1% of
                                        the principal balance thereafter.
                                        Prepayable without penalty from and
                                        after November 1, 2015.

LOAN PER SF:                            $611.50

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:            Springing

                                        Insurance:         Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Medical

LOCATION:                               Beverly Hills, CA

YEAR BUILT/RENOVATED:                   1990 / NAP

PERCENT LEASED(1):                      99.9%

SQUARE FOOTAGE:                         76,451

THE COLLATERAL:                         Multi-tenant medical office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    G&L Realty Partnership, L.P.

3RD MOST RECENT NOI (AS OF):            $3,414,598 (TTM 12/31/2003)

2ND MOST RECENT NOI (AS OF):            $3,648,715 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $3,593,702 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $4,068,848

U/W NET CASH FLOW:                      $3,931,957

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $70,300,000

CUT-OFF DATE LTV:                       66.5%

ARD LTV:                                66.5%

DSCR:                                   1.34x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated October 19, 2006.

THE 436 NORTH BEDFORD DRIVE

      THE LOAN. The eighth largest loan (the "436 North Bedford Drive Loan") as evidenced by a Promissory Note A and a Promissory Note B is secured by a first priority fee Deed of Trust and Security Agreement encumbering a medical office building that totals 76,451 square feet known as the 436 North Bedford Drive, located in Beverly Hills, California (the "436 North Bedford Drive Property").
The 436 North Bedford Drive Loan was co-originated on October 19, 2006 by or on behalf of Principal Commercial Funding II, LLC and Morgan Stanley Mortgage
Capital Inc.

      THE BORROWER. The borrower is G&L 436 Bedford LLC (the "436 North Bedford
Drive Borrower"). G&L is a self-managed real estate investment trust ("REIT")
that owns, acquires, develops, manages and leases healthcare properties. G&L
Realty Partnership, L.P., one of the sponsors of the 436 North Bedford Drive
Loan, provided a guaranty of the recourse carveouts and has reported liquid assets of $19.2 MM and reported total assets of $110.8 MM. Daniel Gottlieb (53%
ownership interest in 436 North Bedford Drive) and Steven Lebowitz (45%
ownership interest in 426 North Bedford Drive) both have 30 years of real estate experience.

                                      IV-39

      THE PROPERTY. The 436 North Bedford Drive Property consists of a three-story medical office building, constructed in 1990 and containing a total of 76,451 square feet. The improvements include three levels of subterranean parking, ground floor retail and office space surrounding a central courtyard and elevator lobby. The two upper floors are exclusively medical suites, with the second floor having balconies along the north and south sides of the building and the third floors having balconies facing the street and the central courtyards. The ground floor of the building has retail spaces facing the street, and medical office suites in the central courtyard. There is an entry to the facility at the central portion of the building with a cascading waterfall, sculpture, and stone pavers. The elevator lobby on the ground floor is surrounded by a courtyard. There is a 20'-wide alleyway along the rear of the building, providing private automobile access to the rear entrances of the plastic surgery suites. A total of 302 underground parking spaces are provided
(3.95/1,000 square feet). There are also two interior loading docks in the subject along the alley. The property is located on North Bedford Drive, between
Wilshire Boulevard and Santa Monica Boulevard, in the city of Beverly Hills, within the neighborhood known as "The Golden Triangle."

      The following table presents certain information relating to the lease rollover at the 436 North Bedford Drive Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                         % OF TOTAL
                                    AVERAGE                                           UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES       UNDERWRITTEN BASE
    YEAR          ROLLING     RENT PER SF ROLLING      ROLLING        SF ROLLING           ROLLING        RENTAL REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

    Vacant           1               $0.00                0%               0%                 0%                      0%
     MTM            27              $38.57               12%              12%                 9%                      9%
     2007           11              $58.55               29%              41%                34%                     43%
     2008            2              $46.07                9%              50%                 8%                     51%
     2009            2              $49.41                5%              56%                 5%                     56%
     2010            5              $48.95               11%              67%                11%                     67%
     2011            9              $51.07               22%              89%                22%                     89%
     2012            0               $0.00                0%              89%                 0%                     89%
     2013            1              $66.63                2%              91%                 2%                     91%
     2014            3              $46.14                7%              98%                 6%                     98%
     2015            1              $48.13                2%              99%                 1%                     99%
     2016            1              $71.41                1%             100%                 1%                    100%
2017 & Beyond        0               $0.00                0%             100%                 0%                    100%
---------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at 436 North Bedford Drive Property:

---------------------------------------------------------------------------------------------------------------------------------
                               CREDIT RATING                                           % OF TOTAL     ANNUALIZED
                                  (FITCH/       TENANT                 ANNUALIZED      ANNUALIZED     BASE RENT         LEASE
        TENANT NAME            MOODY'S/S&P)      NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Norman Leaf, M.D.                --/--/--        7,597       10%         $528,396          14%          $69.55       Various (1)
Unilab Corporation               --/--/--        4,476        6%         $279,300           7%          $62.40       09/30/2011
Bedford Outpatient Surgery       --/--/--        3,336        4%         $220,440           6%          $66.08       10/31/2007
Soram Singh Khalsa, M.D.         --/--/--        4,849        6%         $217,915           6%          $44.94       01/31/2007
Bedford Health Assoc.            --/--/--        4,011        5%         $175,116           4%          $43.66       Various(2)
Haworth, Randall MD              --/--/--        3,390        4%         $169,776           4%          $50.08       11/30/2009
Katzman & Connolly               --/--/--        3,527        5%         $166,500           4%          $47.21       11/30/2007
Emily Bloom                      --/--/--        3,289        4%         $163,299           4%          $49.65           MTM
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          34,475       45%       $1,920,742          49%          $55.71
---------------------------------------------------------------------------------------------------------------------------------

Other Tenants                       NAP         41,902       55%       $1,973,090          51%          $47.09         Various
Vacant Space                        NAP             74        0%               $0           0%           $0.00           NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          76,451      100%       $3,893,832         100%          $50.98
---------------------------------------------------------------------------------------------------------------------------------

(1)   The Norman Leaf, M.D. has various lease expirations. 6,818 square feet expiring February 14, 2007; 455 square feet expiring February 28, 2007;
      324 square feet of storage on a month to month lease.

(2)   Bed ford Health Assoc. has various lease expirations. 3,924 square feet expiring October 31, 2008; 87 square feet of storage on a month to month lease.

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the 436
North Bedford Drive Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 436 North Bedford Drive.

      PROPERTY MANAGEMENT. The 436 North Bedford Drive Property is managed by
G&L Realty Partnership, L.P. which is an affiliate of the 436 North Bedford
Drive Borrower. The management agreement is subordinate to 436 North Bedford
Drive Loan. G&L Realty Partnership,

                                      IV-40

L.P. was formed in 1976 and is an owner and manager of medical office properties in Southern California. G&L Realty Partnership, L.P. owns and manages a total of twelve medical office buildings and one parking facility totaling approximately
688,000 square feet with an overall occupancy of approximately 99.1%.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; (ii)
lender must approve the mezzanine lender and financing documents and lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) the ability to obtain mezzanine debt is personal to the current 436 North Bedford
Drive Borrower and any successor or assignee of the 436 North Bedford Drive
Borrower under the 436 North Bedford Drive Loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 436 North Bedford Drive Loan and the 436 North Bedford Drive Property is set forth on Appendix II hereto.

                                      IV-41

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-42

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - SHOPS AT KILDEER
--------------------------------------------------------------------------------

             [THE PHOTOS FOR THE SHOPS AT KILDEER HAVE BEEN OMITTED]

                                      IV-43

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - SHOPS AT KILDEER
--------------------------------------------------------------------------------

               [THE MAP FOR THE SHOPS AT KILDEER HAS BEEN OMITTED]

                                      IV-44

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - SHOPS AT KILDEER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $33,145,000

CUT-OFF DATE BALANCE:                   $33,145,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (MOODY'S/FITCH/DBRS):     NAP

FIRST PAYMENT DATE:                     January 1, 2007

INTEREST RATE:                          5.440%

AMORTIZATION:                           Interest Only through December 1, 2011.
                                        Principal and interest payments of
                                        $186,947.81 beginning January 1, 2012
                                        through the maturity date.

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          December 1, 2016

EXPECTED MATURITY BALANCE:              $30,818,752

SPONSORS:                               UBS Wealth Management - North American
                                        Property Fund Limited, Kimco Realty
                                        Corporation

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of December
                                        1, 2009 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance or the payment of the greater
                                        of a yield maintenance premium and 1% of
                                        the principal balance thereafter.
                                        Prepayable without penalty from and
                                        after September 1, 2016.

LOAN PER SF:                            $197.91

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       Cap Ex:            Springing

                                        RE Tax:            Springing

                                        Insurance:         Springing

                                        TI/LC:             Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Kildeer, IL

YEAR BUILT/RENOVATED:                   2001 / NAP

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         167,477

THE COLLATERAL:                         Anchored retail center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    KRC Property Management I, Inc.

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            $2,718,615 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $3,094,454 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $2,998,327

U/W NET CASH FLOW:                      $2,871,920

U/W OCCUPANCY:                          96.4%

APPRAISED VALUE:                        $47,300,000

CUT-OFF DATE LTV:                       70.1%

MATURITY DATE LTV:                      65.2%

DSCR:                                   1.57x

POST IO DSCR:                           1.28x
--------------------------------------------------------------------------------

(1)   Occupancy is based on the underwritten rent roll dated November 3, 2006.

THE SHOPS AT KILDEER LOAN

      THE LOAN. The ninth largest loan (the "Shops at Kildeer Loan") as evidenced by the Promissory Note (the "Shops at Kildeer Note") is secured by a first priority fee Mortgage and Absolute Assignment of Rents and Leases and
Security Agreement (and Fixture Filing) (the "Shops at Kildeer Mortgage")
encumbering the 167,477 square foot anchored retail center known as Shops at
Kildeer, located in Kildeer, Illinois (the "Shops at Kildeer Property"). The
Shops at Kildeer Loan was originated on November 21, 2006 by or on behalf of
Wells Fargo Bank, National Association.

                                      IV-45

      THE BORROWER. The borrower is Shops at Kildeer, LLC, a Delaware limited liability company (the "Shops at Kildeer Borrower"). The Shops at Kildeer
Borrower owns no material asset other than the Shops at Kildeer Property and related interests. The sponsor of the Shops at Kildeer Loan is UBS Wealth
Management - North American Property Fund Limited ("UBS") (81%) and Kimco Realty
Corporation ("Kimco") (19%). UBS is a real estate fund established by a subsidiary of UBS AG to invest in real estate in North America. Kimco is a publicly held full service real estate investment firm that owns approximately
1,118 neighborhood and community shopping centers totaling 143,600,000 net rentable square feet located in 45 states, Canada, Mexico, and Puerto Rico.

      THE PROPERTY. The Shops at Kildeer Property is located in Kildeer,
Illinois, at 20505 Rand Road. Kildeer, Illinois is located approximately 34 miles northwest of the Chicago CBD in an affluent Lake County suburb. The Shops at Kildeer Property was originally constructed in 2001. It consists of a 167,477 square foot, single-story anchored retail center that is demised for 16 tenants.
The Shops at Kildeer Property is situated on approximately 23.4 acres and includes 800 surface parking spaces. The Shops at Kildeer Property is anchored by Bed, Bath & Beyond and Circuit City. Bed, Bath & Beyond occupies 35,000 square feet, its lease expires on January 31, 2012. Circuit City occupies 31,578 square feet and its lease expires on January 31, 2017.

      The following table presents certain information relating to the lease rollover at the Shops at Kildeer Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                         % OF TOTAL
                                    AVERAGE                                           UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES       UNDERWRITTEN BASE
    YEAR          ROLLING     RENT PER SF ROLLING      ROLLING        SF ROLLING           ROLLING        RENTAL REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

   Vacant            0               $0.00                0%               0%                 0%                     0%
    2007             2              $25.22                4%               4%                 5%                     5%
    2008             1              $34.14                1%               5%                 2%                     7%
    2009             0               $0.00                0%               5%                 0%                     7%
    2010             0               $0.00                0%               5%                 0%                     7%
    2011             3              $18.21               22%              27%                20%                    27%
    2012             3              $18.18               39%              65%                36%                    63%
    2013             1              $29.50                3%              69%                 5%                    68%
    2014             5              $23.50               13%              81%                15%                    84%
    2015             0               $0.00                0%              81%                 0%                    84%
    2016             0               $0.00                0%              81%                 0%                    84%
2017 & Beyond        1              $17.00               19%             100%                16%                   100%
---------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Shops at Kildeer Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                            CREDIT RATING                             ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                               (FITCH/         TENANT       % OF     UNDERWRITTEN     UNDERWRITTEN    BASE RENT          LEASE
     TENANT NAME           MOODY'S/S&P)(1)      NRSF        NRSF     BASE RENT ($)     BASE RENT     ($ PER NRSF)     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Circuit City                  --/--/--          31,578       19%        $536,826           16%          $17.00        01/31/2017
Bed Bath & Beyond             --/--/BBB         35,000       21%        $525,000           16%          $15.00        01/31/2012
Old Navy                    BBB-/Baa3/BB+       22,991       14%        $344,865           11%          $15.00        10/31/2011
World Market                  --/--/--          17,300       10%        $328,700           10%          $19.00        01/31/2012
Erehwon                       --/--/--          12,279        7%        $320,482           10%          $26.10        02/28/2012
Ulta Salon                    --/--/--          11,940        7%        $268,680            8%          $22.50        11/30/2011
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         131,088       78%      $2,324,523           71%          $17.73
----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                    NAP            36,389       22%        $936,242           29%          $25.73          Various
Vacant Space                     NAP                 0        0%              $0            0%           $0.00            NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         167,477      100%      $3,260,765          100%          $19.47
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Shops at Kildeer Borrower is required to escrow for real estate taxes and insurance premiums on a monthly basis, following the occurrence of a Trigger Event, as defined herein. So long as (i) no Event of
Default has occurred and is continuing, (ii) DSCR is greater than 1.10x
(collectively, "Trigger Event"), and with respect to monthly insurance impounds, the Shops at Kildeer Borrower is able to provide evidence that the liability and casualty insurance policy covering the Shops at Kildeer Property is a blanket or umbrella insurance policy, the monthly real estate tax escrow and the insurance escrow impounds shall be waived. The Shops at Kildeer Borrower is also required to escrow monthly for capital expenditures and monthly for tenant improvements and leasing commissions. However, so long as no Trigger Event has occurred and is continuing, the capital expenditures escrow and the tenant improvements and leasing commissions escrow shall be waived. At the Shops at Kildeer Borrower's option, the Shops at Kildeer Borrower may provide either a Letter of Credit or a guaranty from an investment grade entity bank or financial institution in lieu of and in the amount of any required cash deposits.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon the occurrence and continuance of a default beyond any applicable notice and cure period.

      PROPERTY MANAGEMENT. The Shops at Kildeer Property is managed by KRC
Property Management I, Inc., an affiliate of the Shops at Kildeer Borrower.

                                      IV-46

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Shops at Kildeer Loan and the
Shops at Kildeer Property is set forth on Appendix II hereto.

                                      IV-47

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-48

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - THE LONDON NYC HOTEL LAND INTEREST
--------------------------------------------------------------------------------

      [THE PHOTOS FOR THE LONDON NYC HOTEL LAND INTEREST HAVE BEEN OMITTED]

                                      IV-49

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - THE LONDON NYC HOTEL LAND INTEREST
--------------------------------------------------------------------------------

        [THE MAP FOR THE LONDON NYC HOTEL LAND INTEREST HAS BEEN OMITTED]

                                      IV-50

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - THE LONDON NYC HOTEL LAND INTEREST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $27,000,000

CUT-OFF DATE BALANCE:                   $27,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH/DBRS):     Aaa/AAA/AAA

FIRST PAYMENT DATE:                     December 1, 2006

INTEREST RATE:                          5.850%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          November 1, 2016

EXPECTED MATURITY BALANCE:              $27,000,000

SPONSOR:                                Jane Goldman

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until December 1, 2008.
                                        Thereafter, prepayable with the greater
                                        of a yield maintenance penalty and 1% of
                                        the principal balance being prepaid.
                                        Prepayable without penalty from and
                                        after August 1, 2016.

LOAN PER SF:                            NAP

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:            Springing

                                        Insurance:         Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Other

PROPERTY SUB-TYPE:                      Leased Fee

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   NAP

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         334,125 (land area)

THE COLLATERAL:                         0.51 acre parcel of land beneath a 54
                                        story hotel

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Soleo Management

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            NAP

MOST RECENT NOI (AS OF):                NAP

U/W NET OP. INCOME:                     $3,458,813

U/W NET CASH FLOW:                      $3,458,813

U/W OCCUPANCY:                          100.0%

APPRAISED VALUE:                        $63,200,000

CUT-OFF DATE LTV:                       42.7%

MATURITY DATE LTV:                      42.7%

DSCR:                                   2.16x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent lease.

THE LONDON NYC HOTEL LAND INTEREST LOAN

      THE LOAN. The tenth largest loan ("The London NYC Hotel Land Interest
Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note
("The London NYC Hotel Land Interest Note") is secured by a first priority fee
Mortgage and Agreement of Consolidation and Modification of Mortgage, Assignment
of Leases and Rents and Security Agreement ("The London NYC Hotel Land Interest
Mortgage") encumbering the 0.51 acre parcel of land beneath the London NYC
Hotel, located in New York, New York ("The London NYC Hotel Land Interest
Property"). The London NYC Hotel Land Interest Loan was originated on November
1, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrowers are Goldprop L.L.C., a Delaware limited liability company and Goldestate L.L.C., a Delaware limited liability company
(collectively referred to as "The London NYC Hotel Land Interest Borrower"), as
tenants in common, that own no material asset other than The London NYC Hotel
Property and related interests. Goldprop L.L.C. is owned by Goldprop Inc. and the Lillian Goldman Marital Trust Under the Will of Sol Goldman, while
Goldestate L.L.C. is owned by the Estate of Sol Goldman and Goldestate Inc. The
London NYC Hotel Borrower is sponsored by Jane Goldman. The London NYC Hotel
Borrower is managed by the children of Sol Goldman: Jane Goldman, Allan Goldman and Louisa Little, as co-executors of the estate and the trust and officers in
Goldprop Inc. and Goldestate Inc.

      THE PROPERTY. The London NYC Hotel Land Interest Property is located in
New York, New York, at 143-147 West 54th Street. It consists of a 0.51 acre parcel of land that sits beneath the London NYC Hotel building. The improvements on the land, including the hotel itself, are not collateral for the loan. The
London NYC Hotel consists of 505 rooms in a 54 story tower constructed in 1987.
The land is subject to a ground lease, dated October 1, 1984, to Albermarle 54th
St. Associates, which owned and operated the hotel as the Rihga Royal Hotel.
Albermarle 54th Street Associates exercised its option to renew the ground lease term for five renewal periods of 25 years

                                      IV-51

each, ending September 30, 2136. The tenant's interest in the ground lease was assigned to Rihga International U.S.A., Inc. in 1990. Blackstone Real Estate
Group acquired the ground lease interest in 2005 and now owns and operates the hotel as the London NYC Hotel, under its LXR line of Luxury Resorts and Hotels.

      ESCROWS AND RESERVES. The London NYC Hotel Land Interest Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums that lender estimates will be payable for the next year in the event that both (i) an
Event of Default has occurred and is continuing, and (ii) the ground lease has been terminated.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The London NYC Hotel Land Interest Property is
managed by Soleo Management, an affiliate of the London NYC Hotel Land Interest
Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding The London NYC Hotel Land
Interest Loan and The London NYC Hotel Land Interest Property is set forth on
Appendix II hereto.

                                      IV-52

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
---------------------------------------------------------   -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 7
Current Mortgage Loan and Property Stratification Tables     8 - 16
Mortgage Loan Detail                                          17
NOI Detail                                                    18
Principal Prepayment Detail                                   19
Historical Detail                                             20
Delinquency Loan Detail                                       21
Specially Serviced Loan Detail                              22 - 23
Advance Summary                                               24
Modified Loan Detail                                          25
Historical Liquidated Loan Detail                             26
Historical Bond / Collateral Realized Loss Reconciliation     27
Interest Shortfall Reconciliation Detail                    28 - 29
Defeased Loan Detail                                          30
Supplemental Reporting                                        31

                                    DEPOSITOR

Morgan Stanley Capital I Inc.

1585 Broadway
New York, NY 10036

Contact: General Information Number
Phone Number: (212) 761-4700

                                 MASTER SERVICER

Wells Fargo Bank, N.A.
1320 Willow Pass Road, Suite 300
investorreporting@wellsfargo.com
Concord, CA 94520

Contact: Myung J. Nam
Phone Number:

                                SPECIAL SERVICER

ARCap Servicing, Inc.
5221 N. O'Connor Blvd., Ste. 600
Irving, TX 75039

Contact: Chris Crouch
Phone Number: (972) 868-5300

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 1 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                         CERTIFICATE DISTRIBUTION DETAIL

               Pass-Through  Original  Beginning    Principal     Interest
Class   CUSIP      Rate      Balance    Balance   Distribution  Distribution
----------------------------------------------------------------------------

  A-1            0.000000%     0.00       0.00        0.00          0.00
 A-1A            0.000000%     0.00       0.00        0.00          0.00
  A-2            0.000000%     0.00       0.00        0.00          0.00
 A-AB            0.000000%     0.00       0.00        0.00          0.00
  A-3            0.000000%     0.00       0.00        0.00          0.00
  A-M            0.000000%     0.00       0.00        0.00          0.00
  A-J            0.000000%     0.00       0.00        0.00          0.00
   B             0.000000%     0.00       0.00        0.00          0.00
   C             0.000000%     0.00       0.00        0.00          0.00
   D             0.000000%     0.00       0.00        0.00          0.00
   E             0.000000%     0.00       0.00        0.00          0.00
   F             0.000000%     0.00       0.00        0.00          0.00
   G             0.000000%     0.00       0.00        0.00          0.00
   H             0.000000%     0.00       0.00        0.00          0.00
   J             0.000000%     0.00       0.00        0.00          0.00
   K             0.000000%     0.00       0.00        0.00          0.00
   L             0.000000%     0.00       0.00        0.00          0.00
   M             0.000000%     0.00       0.00        0.00          0.00
   N             0.000000%     0.00       0.00        0.00          0.00
   O             0.000000%     0.00       0.00        0.00          0.00
   P             0.000000%     0.00       0.00        0.00          0.00
  R-I            0.000000%     0.00       0.00        0.00          0.00
 R-II            0.000000%     0.00       0.00        0.00          0.00
 R-III           0.000000%     0.00       0.00        0.00          0.00
----------------------------------------------------------------------------
Totals                         0.00       0.00        0.00          0.00
============================================================================

                     Realized Loss/                             Current
        Prepayment  Additional Trust      Total      Ending  Subordination
Class    Premium     Fund Expenses    Distribution  Balance    Level (1)
--------------------------------------------------------------------------

  A-1      0.00            0.00           0.00        0.00        0.00
 A-1A      0.00            0.00           0.00        0.00        0.00
  A-2      0.00            0.00           0.00        0.00        0.00
 A-AB      0.00            0.00           0.00        0.00        0.00
  A-3      0.00            0.00           0.00        0.00        0.00
  A-M      0.00            0.00           0.00        0.00        0.00
  A-J      0.00            0.00           0.00        0.00        0.00
   B       0.00            0.00           0.00        0.00        0.00
   C       0.00            0.00           0.00        0.00        0.00
   D       0.00            0.00           0.00        0.00        0.00
   E       0.00            0.00           0.00        0.00        0.00
   F       0.00            0.00           0.00        0.00        0.00
   G       0.00            0.00           0.00        0.00        0.00
   H       0.00            0.00           0.00        0.00        0.00
   J       0.00            0.00           0.00        0.00        0.00
   K       0.00            0.00           0.00        0.00        0.00
   L       0.00            0.00           0.00        0.00        0.00
   M       0.00            0.00           0.00        0.00        0.00
   N       0.00            0.00           0.00        0.00        0.00
   O       0.00            0.00           0.00        0.00        0.00
   P       0.00            0.00           0.00        0.00        0.00
  R-I      0.00            0.00           0.00        0.00        0.00
 R-II      0.00            0.00           0.00        0.00        0.00
 R-III     0.00            0.00           0.00        0.00        0.00
----------------------------------------------------------------------------
Totals     0.00            0.00           0.00        0.00        0.00
============================================================================

                               Original                                                                 Ending
                Pass-Through   Notional      Beginning        Interest     Prepayment       Total      Notional
Class   CUSIP       Rate        Amount    Notional Amount   Distribution     Premium    Distribution    Amount
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
  X               0.000000%      0.00           0.00            0.00          0.00          0.00         0.00
===============================================================================================================

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 2 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                            CERTIFICATE FACTOR DETAIL

                                                                         Realized Loss/
                 Beginning     Principal      Interest     Prepayment   Additional Trust     Ending
Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------

 A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-1A           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-AB           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-M            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  O             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 R-I            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 R-I            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-III           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 Beginning                                 Ending
                  Notional     Interest     Prepayment    Notional
Class   CUSIP      Amount    Distribution     Premium      Amount
-------------------------------------------------------------------
  X             0.00000000    0.00000000    0.00000000   0.00000000
-------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 3 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

           Stated       Unpaid                                                              Stated       Unpaid        Current
         Beginning    Beginning                                                             Ending       Ending       Principal
Loan     Principal    Principal    Scheduled    Unscheduled     Principal     Realized    Principal    Principal    Distribution
Group     Balance      Balance     Principal     Principal     Adjustments      Loss       Balance      Balance        Amount
--------------------------------------------------------------------------------------------------------------------------------

   1        0.00         0.00         0.00          0.00           0.00         0.00         0.00         0.00          0.00
   2        0.00         0.00         0.00          0.00           0.00         0.00         0.00         0.00          0.00
--------------------------------------------------------------------------------------------------------------------------------
Total       0.00         0.00         0.00          0.00           0.00         0.00         0.00         0.00          0.00
================================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                           Net                                                                           Remaining
                                        Aggregate                  Distributable                                           Unpaid
                             Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
         Accrual  Accrual  Certificate   Interest    Certificate      Interest     WAP CAP   Trust Fund    Interest     Certificate
Class     Dates     Days     Interest   Shortfall      Interest      Adjustment   Shortfall   Expenses   Distribution     Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-1A       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-2        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-AB       0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-3        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-M        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
 A-J        0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  X         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  B         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  C         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  D         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  E         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  F         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  G         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  H         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  J         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  K         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  L         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  M         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  N         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  0         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
  P         0        0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0         0.00        0.00          0.00           0.00         0.00       0.00          0.00          0.00
====================================================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 4 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                  0.00
   Less Delinquent Master Servicing Fees                         0.00
   Less Reductions to Master Servicing Fees                      0.00
   Plus Master Servicing Fees for Delinquent Payments Received   0.00
   Plus Adjustments for Prior Master Servicing Calculation       0.00
   Total Master Servicing Fees Collected                         0.00

(1)  The Available Distribution Amount includes any PrepaHyment Premiums.

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number   Effected      Amount        Date
---------------------------------------------

---------------------------------------------
Total
=============================================

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 5 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====
TOTAL FUNDS DISTRIBUTED

   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 6 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                                 RATINGS DETAIL

                   Original Ratings       Current Ratings (1)
                ----------------------   ----------------------
Class   CUSIP   Fitch   Moody's   DBRS   Fitch   Moody's   DBRS
---------------------------------------------------------------
 A-1
 A-1A
 A-2
 A-AB
 A-3
 A-M
 A-J
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
--------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

      X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1)    For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Dominion Bond Rating Service
200 King Street West, Suite 1304
Toronto, Ontario M5H 3T4
(416) 593-5577

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 7 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                    STATE (3)

                             % of
         # of    Scheduled   Agg.   WAM           Weighted
State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-----------------------------------------------------------

-----------------------------------------------------------
Totals
===========================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 8 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                              % of
     Debt Service          # of   Scheduled   Agg.   WAM           Weighted
    Coverage Ratio        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                                    NOTE RATE

                                              % of
        Note              # of    Scheduled   Agg.   WAM           Weighted
        Rate             loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                                PROPERTY TYPE (3)

                                              % of
                          # of    Scheduled   Agg.   WAM           Weighted
    Property Type        Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
============================================================================

                                    SEASONING

                                              % of
                          # of    Scheduled   Agg.   WAM           Weighted
      Seasoning          loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                    Page 9 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                              % of
 Anticipated Remaining    # of    Scheduled   Agg.   WAM           Weighted
       Term (2)          loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                              % of
Remaining Amortization    # of    Scheduled   Agg.   WAM           Weighted
         Term            loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                              % of
   Remaining Stated       # of    Scheduled   Agg.   WAM           Weighted
         Term            loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

                             AGE OF MOST RECENT NOI

                                              % of
     Age of Most          # of    Scheduled   Agg.   WAM           Weighted
     Recent NOI          loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 10 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.    WAM           Weighted
 Balance    loans    Balance    Bal.    (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

                                    STATE (3)
                             % of
         # of    Scheduled   Agg.   WAM           Weighted
State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 11 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % of
Note      # of   Scheduled   Agg.   WAM           Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 12 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            # Of
Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
      Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % of
Remaining Stated    # of   Scheduled   Agg.   WAM           Weighted
      Term         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most    # of   Scheduled   Agg.   WAM           Weighted
 Recent NOI   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 13 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP II

                                SCHEDULED BALANCE

                                % of
Scheduled   # of    Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                             % of
        # of     Scheduled   Agg.   WAM           Weighted
State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 14 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                                     % of
     Note         # of   Scheduled   Agg.   WAM           Weighted
     Rate        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                PROPERTY TYPE (3)

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
 Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                    SEASONING

                                     % of
                  # of   Scheduled   Agg.   WAM           Weighted
   Seasoning     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 15 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
 Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
       Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
   Remaining Stated       # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
      Age of Most         # of   Scheduled   Agg.   WAM           Weighted
      Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 16 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                  Anticipated             Neg.  Beginning    Ending   Paid
 Loan         Property               Interest  Principal   Gross   Repayment   Maturity  Amort  Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State   Payment   Payment   Coupon      Date       Date    (Y/N)   Balance    Balance   Date
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Totals
==========================================================================================================================

        Appraisal  Appraisal   Res.   Mod.
 Loan   Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)   (3)
------------------------------------------

------------------------------------------
Totals
==========================================

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Healthcare
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10- Deed in Lieu Of Foreclosure
11- Full Payoff
12 - Reps and Warranties
13- Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 17 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                                   NOI DETAIL

                                      Ending       Most      Most   Most Recent  Most Recent
 Loan         Property               Scheduled    Recent    Recent   NOI Start     NOI End
Number  ODCR    Type    City  State   Balance   Fiscal NOI    NOI       Date         Date
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Total
============================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 18 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount                  Prepayment Penalties
                         Offering Document  ---------------------------------  ---------------------------------------------
Loan Number  Loan Group   Cross-Reference   Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Totals
============================================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 19 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                                HISTORICAL DETAIL

                                         Delinquencies
              ----------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days  90 Days or More  Foreclosure     REO       Modifications
    Date      #   Balance  #   Balance  #     Balance    #   Balance  #   Balance  #   Balance
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                     Prepayments            Rate and Maturities
              -------------------------  ------------------------
Distribution    Curtailments     Payoff    Next Weighted Avg.
    Date      #    Balance  #   Balance    Coupon    Remit    WAM
-----------------------------------------------------------------

-----------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 20 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                             DELINQUENCY LOAN DETAIL

                 Offering         # of      Paid     Current   Outstanding   Status of   Resolution
                 Document        Months   Through     P & I       P & I        Mortgage    Strategy
Loan Number   Cross-Reference   Delinq.     Date    Advances   Advances **    Loan (1)    Code (2)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Totals
===================================================================================================

              Servicing                   Actual    Outstanding
               Transfer   Foreclosure   Principal    Servicing    Bankruptcy    REO
Loan Number      Date        Date        Balance      Advances       Date      Date
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Totals
===================================================================================

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 21 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering      Servicing   Resolution
Distribution    Loan        Document       Transfer    Strategy    Scheduled   Property           Interest
    Date       Number   Cross-Reference      Date      Code (1)     Balance    Type (2)   State     Rate
----------------------------------------------------------------------------------------------------------

                                                                           Remaining
Distribution    Actual   Net Operating    NOI          Note   Maturity   Amortization
    Date       Balance       Income      Date   DSCR   Date     Date         Term
-------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 22 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                           Offering       Resolution      Site                                             Other REO
Distribution    Loan       Document        Strategy    Inspection                  Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date      Phase 1 Date     Date        Value      Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 23 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                                 ADVANCE SUMMARY

                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing     on P&I and Servicing
Loan Group     Advances       Advances              Advances              Advances Paid
--------------------------------------------------------------------------------------------

    1            0.00            0.00                 0.00                     0.00
    2            0.00            0.00                 0.00                     0.00
--------------------------------------------------------------------------------------------
Totals           0.00            0.00                 0.00                     0.00
============================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 24 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document     Pre-Modification  Post-Modification  Pre-Modification  Post-Modification  Modification  Modification
Number  Cross-Reference       Balance           Balance         Interest Rate     Interest Rate        Date       Description
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 25 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                                         Most     Gross                  Net                 Date of                         Loss to
                              Fees,     Recent    Sales      Net       Proceeds              Current    Current               Loan
                  Beginning Advances, Appraised Proceeds   Proceeds   Available   Realized    Period    Period   Cumulative with Cum
Distribution      Scheduled    and      Value   or Other Received on     for       Loss to      Adj.  Adjustment Adjustment  Adj. to
   Date      ODCR  Balance  Expenses*   or BPO  Proceeds Liquidation Distribution   Trust    to Trust  to Trust   to Trust    Trust
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 26 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  Offering        Beginning      Aggregate    Prior Realized       Amounts       Interest     Modification
Distribution      Document         Balance     Realized Loss   Loss Applied      Covered by    (Shortages)/    /Appraisal
    Date      Cross-Reference  at Liquidation     on Loans    to Certificates  Credit Support    Excesses    Reduction Adj.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Totals
===========================================================================================================================

               Additional      Realized Loss       Recoveries of      (Recoveries)/
Distribution  (Recoveries)       Applied to       Realized Losses   Losses Applied to
    Date        /Expenses   Certificates to Date    Paid as Cash   Certificate Interest
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
=======================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 27 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    Offering     Stated Principal  Current Ending      Special Servicing Fees                           Non-Recoverable
    Document        Balance at        Scheduled    ------------------------------                          (Scheduled
Cross-Reference    Contribution        Balance     Monthly  Liquidation  Work Out  ASER  (PPIS) Excess     Interest)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Totals
=======================================================================================================================

    Offering                  Modified Interest  Additional
    Document     Interest on   Rate (Reduction)  Trust Fund
Cross-Reference    Advances        /Excess         Expense
-----------------------------------------------------------

-----------------------------------------------------------
Totals
===========================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 28 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                      Reimb of Advances to the Servicer
    Offering      Stated Principal   Current Ending   ---------------------------------
    Document         Balance at         Scheduled                     Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution         Balance      Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
========================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                        0.00
========================================================================================================================
Interest Shortfall Reconciliation Detail Part 1 Total                        0.00
========================================================================================================================
Total Interest Shortfall Allocated to Trust                                  0.00
========================================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 29 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                              DEFEASED LOAN DETAIL

              Offering Document   Ending Scheduled
Loan Number    Cross-Reference         Balance       Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
==================================================================================================

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 30 of 31

                                                                                           -----------------------------------------
[WELLS FARGO LOGO]                                                                         For Additional Information please contact
WELLS FARGO BANK, N.A.                      MORGAN STANLEY CAPITAL I INC.                            CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         (301) 815-6600
9062 OLD ANNAPOLIS ROAD                           SERIES 2007-TOP25                        Reports Available @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                           PAYMENT DATE:                  02/12/2007
                                                                                           RECORD DATE:                   01/31/2007
                                                                                           DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

                                                                   Page 31 OF 31

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

 DISTRIBUTION DATE             BALANCE
 -----------------             -------
     02/12/2007            $62,300,000.00
     03/12/2007            $62,300,000.00
     04/12/2007            $62,300,000.00
     05/12/2007            $62,300,000.00
     06/12/2007            $62,300,000.00
     07/12/2007            $62,300,000.00
     08/12/2007            $62,300,000.00
     09/12/2007            $62,300,000.00
     10/12/2007            $62,300,000.00
     11/12/2007            $62,300,000.00
     12/12/2007            $62,300,000.00
     01/12/2008            $62,300,000.00
     02/12/2008            $62,300,000.00
     03/12/2008            $62,300,000.00
     04/12/2008            $62,300,000.00
     05/12/2008            $62,300,000.00
     06/12/2008            $62,300,000.00
     07/12/2008            $62,300,000.00
     08/12/2008            $62,300,000.00
     09/12/2008            $62,300,000.00
     10/12/2008            $62,300,000.00
     11/12/2008            $62,300,000.00
     12/12/2008            $62,300,000.00
     01/12/2009            $62,300,000.00
     02/12/2009            $62,300,000.00
     03/12/2009            $62,300,000.00
     04/12/2009            $62,300,000.00
     05/12/2009            $62,300,000.00
     06/12/2009            $62,300,000.00
     07/12/2009            $62,300,000.00
     08/12/2009            $62,300,000.00
     09/12/2009            $62,300,000.00
     10/12/2009            $62,300,000.00
     11/12/2009            $62,300,000.00
     12/12/2009            $62,300,000.00
     01/12/2010            $62,300,000.00
     02/12/2010            $62,300,000.00
     03/12/2010            $62,300,000.00
     04/12/2010            $62,300,000.00
     05/12/2010            $62,300,000.00
     06/12/2010            $62,300,000.00
     07/12/2010            $62,300,000.00
     08/12/2010            $62,300,000.00
     09/12/2010            $62,300,000.00
     10/12/2010            $62,300,000.00
     11/12/2010            $62,300,000.00
     12/12/2010            $62,300,000.00
     01/12/2011            $62,300,000.00
     02/12/2011            $62,300,000.00
     03/12/2011            $62,300,000.00
     04/12/2011            $62,300,000.00
     05/12/2011            $62,300,000.00
     06/12/2011            $62,300,000.00
     07/12/2011            $62,300,000.00
     08/12/2011            $62,300,000.00
     09/12/2011            $62,300,000.00
     10/12/2011            $62,300,000.00
     11/12/2011            $62,300,000.00
     12/12/2011            $62,282,458.24
     01/12/2012            $61,432,000.00
     02/12/2012            $60,506,000.00
     03/12/2012            $59,358,000.00
     04/12/2012            $58,421,000.00
     05/12/2012            $57,371,000.00
     06/12/2012            $56,424,000.00
     07/12/2012            $55,364,000.00
     08/12/2012            $54,407,000.00
     09/12/2012            $53,445,000.00
     10/12/2012            $52,370,000.00
     11/12/2012            $51,397,000.00
     12/12/2012            $50,313,000.00
     01/12/2013            $49,330,000.00
     02/12/2013            $48,341,000.00
     03/12/2013            $47,028,000.00
     04/12/2013            $46,028,000.00
     05/12/2013            $44,917,000.00
     06/12/2013            $43,906,000.00
     07/12/2013            $42,785,000.00
     08/12/2013            $41,763,000.00
     09/12/2013            $40,736,000.00
     10/12/2013            $39,600,000.00
     11/12/2013            $38,669,000.00
     12/12/2013            $37,704,000.00
     01/12/2014            $36,827,000.00
     02/12/2014            $35,947,000.00
     03/12/2014            $34,783,000.00
     04/12/2014            $33,892,000.00
     05/12/2014            $32,903,000.00
     06/12/2014            $32,003,000.00
     07/12/2014            $31,005,000.00
     08/12/2014            $30,095,000.00
     09/12/2014            $29,180,000.00
     10/12/2014            $28,169,000.00
     11/12/2014            $27,244,000.00

                                      A - 1

 DISTRIBUTION DATE             BALANCE
 -----------------             -------
     12/12/2014            $26,223,000.00
     01/12/2015            $25,288,000.00
     02/12/2015            $24,349,000.00
     03/12/2015            $23,132,000.00
     04/12/2015            $22,181,000.00
     05/12/2015            $21,135,000.00
     06/12/2015            $20,175,000.00
     07/12/2015            $19,119,000.00
     08/12/2015            $18,149,000.00
     09/12/2015            $14,603,000.00
     10/12/2015            $13,541,000.00
     11/12/2015            $12,564,000.00
     12/12/2015            $11,493,000.00
     01/12/2016            $10,505,000.00
     02/12/2016             $3,241,000.00
     03/12/2016             $2,081,000.00
     04/12/2016             $1,090,000.00
     05/12/2016               $7,000.00
     06/12/2016                  $0

                                      A - 2

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily or commercial mortgage loans;

          2)   mortgage pass-through certificates or mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of the 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal;

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-37 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                  THE DATE OF THIS PROSPECTUS IS MARCH 14, 2006

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Important Notice About Information Presented In This Prospectus And

   Distributions on the Certificates of Prepayment Premiums or

                                        i

   Retained Interest; Servicing Compensation and Payment of Expenses .....    63
   Evidence as to Compliance .............................................    63
   Matters Regarding a Master Servicer, a Special Servicer and

   Tax Related Restrictions on Transfers of REMIC Residual Certificates ..   111

                                       ii

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.........   Mortgage Pass-Through Certificates, issuable in
                                 series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily or commercial mortgage loans;

                                 (2)  mortgage pass-through certificates or
                                      mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. The primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

SPECIAL SERVICER..............   The special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. The special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including but not limited
                                 to (i) a paying agent, which will make payments
                                 and perform other specified duties with respect
                                 to the certificates, (ii) a certificate
                                 registrar, which will maintain the register of
                                 certificates and perform certain duties with
                                 respect to certificate transfer, (iii) an
                                 authenticating agent, which will countersign
                                 the certificates on behalf of the trustee
                                 and/or (iv) a fiscal agent, which will be
                                 required to make advances if the trustee fails
                                 to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

   (A) MORTGAGE ASSETS........   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily or commercial mortgage loans
                                      or both;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                       -2-

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

   (B) GOVERNMENT SECURITIES..   If the related prospectus supplement so
                                 specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

   (C) COLLECTION ACCOUNTS....   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

   (D) CREDIT SUPPORT.........   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                      bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

   (E) CASH FLOW AGREEMENTS...   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    Other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS............   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES...............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed by an entity specified
                                 therein. Otherwise, the certificates also will
                                 not

                                       -6-

                                 be guaranteed or insured by any governmental
                                 agency or instrumentality or by any other
                                 person.

   (A) INTEREST ..............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement;

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

   (B) PRINCIPAL .............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES .....................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                       -7-

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION ..................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement;

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF
   CERTIFICATES ..............   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES ..............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

   (A) REMIC .................   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                       -8-

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

   (B) GRANTOR TRUST .........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS .........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT .............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and the sale of the
                                 offered certificates.

                                       -9-

RATING .......................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
   MAY MAKE IT DIFFICULT FOR
   YOU  TO RESELL YOUR
   CERTIFICATES...............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES...............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES..........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY BE ADVERSELY AFFECTED..   The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES...............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT ...................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE .....................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                      -15-

                                 o    the property's "operating leverage."

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING INCOME ..   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS ....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      -16-

                                 as a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS .............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

                                      -17-

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL ......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on

                                      -18-

                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as

                                      -19-

                                 to which a payment default is imminent. Any
                                 ability to extend or modify may apply, in
                                 particular, to whole loans with balloon
                                 payments. In addition, a master servicer, a sub
                                 servicer or a special servicer may receive a
                                 workout fee based on receipts from, or proceeds
                                 of, those whole loans. While any entity
                                 granting this type of extension or modification
                                 generally will be required to determine that
                                 the extension or modification is reasonably
                                 likely to produce a greater recovery on a
                                 present value basis than liquidation, there is
                                 no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain

                                      -20-

                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by

                                      -21-

                                 each pertinent rating agency. Those criteria
                                 will be based on an assumed level of defaults,
                                 delinquencies, other losses or other factors.
                                 However, the loss experience on the related
                                 mortgage loans or mortgage backed securities
                                 may exceed the assumed levels. See "Description
                                 of Credit Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL INVESTMENTS..   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                      -22-

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents as long as there is
                                 no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. These assignments are
                                 typically not perfected as security interests
                                 prior to actual possession of the cash flows.
                                 Some state laws may require that the lender
                                 take possession of the mortgaged property and
                                 obtain judicial appointment of a receiver
                                 before becoming entitled to collect the rents.
                                 In addition, if bankruptcy or similar
                                 proceedings are commenced by or in respect of
                                 the borrower, the lender's ability to collect
                                 the rents may be adversely affected. See "Legal
                                 Aspects of the Mortgage Loans and the
                                 Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                      -23-

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES......   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE.......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES...............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES...............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE....................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

                                      -30-

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                      -31-

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

                                      -32-

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any

                                      -33-

guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an

                                      -34-

Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2005.

                         TOTAL     TOTAL MSMC LOANS         TOTAL MSMC LOANS
YEAR (APPROXIMATE        MSMC      SECURITIZED WITH         SECURITIZED WITH       TOTAL MSMC LOANS
AMTS IN BILLIONS-$'S)   LOANS*   AFFILIATED DEPOSITOR   NON-AFFILIATED DEPOSITOR     SECURITIZED
---------------------   ------   --------------------   ------------------------   ----------------

2005                     12.9            8.2                      1.5                     9.6
2004                      7.6            5.1                      1.3                     6.4
2003                      6.4            3.5                      1.3                     4.8
2002                      4.6            2.2                      0.6                     2.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

                                      -53-

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--

                                      -54-

          Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on,

                                      -55-

     mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

(7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

(8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

(9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
     Regarding the Trustee";

(10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
     Account;

(11) to pay the person entitled thereto any amounts deposited in the Certificate
     Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
     Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

(14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted
     Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

(15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17) to pay the person entitled thereto any amounts deposited in the Certificate
     Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations
     and Warranties; Repurchases" or otherwise;

(18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19) to clear and terminate the Certificate Account at the termination of the trust fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which

                                      -56-

the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

                                      -57-

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees.;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a

                                      -58-

Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

                                      -59-

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

                                      -60-

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the

                                      -61-

addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the
Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

                                      -62-

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that

                                      -63-

expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the

                                      -64-

certificateholders, and the master servicer, the special servicer or Morgan
Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating
Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the

                                      -65-

applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

                                      -66-

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within
30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its

                                      -67-

property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or
(iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then
Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.
If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

                                      -68-

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -69-

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

                                      -70-

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

                                      -71-

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

                                      -72-

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

     NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    In certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc. This summary is based on laws, regulations, including REMIC
Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the

                                      -86-

trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the

                                      -87-

               extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

                                      -88-

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

                                      -89-

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

                                      -90-

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91 49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -91-

     2.   Grantor Trust Certificates Representing Interests in Loans Other Than
          Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -92-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -93-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury
Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts"
that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account,
(ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -94-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

                                      -95-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each

                                      -96-

series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the
Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when

                                      -97-

prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

                                      -98-

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent

                                      -99-

interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular
Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

                                      -100-

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at

                                      -101-

maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular

                                      -102-

Certificate is allocable to pre issuance accrued interest and the REMIC Regular
Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular
Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the
OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first
Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag
Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

                                      -103-

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will not be subject to the 30%
withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                                      -104-

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

                                      -105-

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income

                                      -106-

over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

                                      -107-

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual

                                      -108-

Certificateholder with respect to the REMIC Residual Certificate, and decreased
-- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual
Certificate and by the distributions received thereon by the REMIC Residual
Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC
Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

                                      -109-

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular

                                      -110-

Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of
Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to
United States withholding tax when paid or otherwise distributed, or when the
REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

                                      -111-

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the
          REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                                      -112-

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through

                                      -113-

entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of

                                      -114-

ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

                                      -115-

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for

                                      -116-

certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of

                                      -117-

loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus

                                      -118-

supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

                                      -119-

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.

                                      -120-

The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference
Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

                                      -126-

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

                                      -127-

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

                                      -128-

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

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                            MSCI Trust 2007 - TOP25